As filed with the Securities and Exchange Commission on December 12, 2024

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WINCHESTER BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	Applied for
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

661 Main Street

Winchester, Massachusetts 01890

(781) 729-2130

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John A. Carroll

President and Chief Executive Officer

Winchester Bancorp, Inc.

661 Main Street

Winchester, Massachusetts 01890

(781) 729-2130

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lawrence M.F. Spaccasi, Esq. Ned Quint, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2007	Ross Bevan, Esq. Silver, Freedman, Taff & Tiernan LLP 3299 K Street, N.W., Suite 100 Washington, DC 20007 (202) 295-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

(Proposed Holding Company for Winchester Savings Bank)

Up to 3,532,143 Shares of Common Stock

(Subject to increase to up to 4,061,964 shares)

Winchester Bancorp, Inc., the proposed holding company for Winchester Savings Bank, is offering up to 3,532,143 shares of its common stock for sale at $10.00 per share on a best efforts basis. The shares are being offered as part of the reorganization of Winchester Savings Bank from a mutual savings bank (meaning no stockholders) into the “two-tier” mutual holding company form of organization. There is no established market for our common stock. We expect that our common stock will be traded on the Nasdaq Capital Market under the symbol “WSBK” upon conclusion of the offering. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act.

The shares being offered represent 43% of the shares of common stock of Winchester Bancorp, Inc. that will be outstanding following the offering. We will also contribute 2% of our outstanding shares of common stock and $400,000 in cash to a charitable foundation that we are forming in connection with the reorganization and offering. After the offering, 55% of our outstanding common stock will be owned by Winchester Bancorp, MHC, our Massachusetts-chartered mutual holding company. These percentages will not be affected by the number of shares we sell in the offering. We must sell a minimum of 2,610,715 shares to complete the offering. We may sell up to 4,061,964 shares to reflect demand for the shares or changes in market conditions following the commencement of the offering, without resoliciting subscribers.

We are offering the shares of common stock in a “subscription offering” to eligible depositors of Winchester Savings Bank and to Winchester Savings Bank’s employee stock ownership plan. Depositors who had accounts with aggregate balances of at least $50 at the close of business on November 30, 2023 will have first priority to purchase shares of common stock of Winchester Bancorp, Inc. Employees, officers, trustees, directors and corporators of Winchester Savings Bank also have rights to purchase shares in the subscription offering, subject to the priority rights of depositors and the employee stock ownership plan. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to residents of the communities served by Winchester Savings Bank. To the extent any shares offered for sale are not purchased in the subscription or community offerings, they may be offered for sale through a syndicate of broker dealers, referred to as a “syndicated offering” in this Prospectus.

The minimum number of shares of common stock you may order is 25 shares. The maximum number of shares of common stock that can be ordered by any person in the offering, or persons exercising subscription rights through a single deposit account, is 25,000 shares ($250,000), and no person together with an associate or group of persons acting in concert may purchase more than 75,000 shares ($750,000).

The offering is scheduled to expire at 12:00 noon, Eastern Time, on [expiration date]. We may extend the expiration date without notice to you, until [extension date]. The offering must be completed by [final extension date], unless we receive regulatory approval for a further extension. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond [extension date], or the number of shares of common stock to be sold is increased to more than 4,061,964 shares or decreased to less than 2,610,715 shares. If the offering is extended beyond [extension date], all subscribers will be notified and given an opportunity to confirm, cancel or change their orders. If you do not respond to this notice, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the offering is increased to more than 4,061,964 shares or decreased to less than 2,610,715 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest. Funds submitted for the purchase of shares in the offering will be held in a segregated account at Winchester Savings Bank and will earn interest at 0.10% until completion or termination of the offering.

Raymond James & Associates, Inc. will use its best efforts to assist us in selling our common stock, but is not obligated to purchase any of the common stock that is being offered for sale. In addition, our officers, directors, trustees and employees may participate in the solicitation of offers to purchase common stock in reliance upon Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. Subscribers will not pay any commissions to purchase shares of common stock in the offering.

OFFERING SUMMARY

Price: $10.00 per share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	2,610,715	3,071,429	3,532,143	4,061,964
Gross offering proceeds	$26,107,150	$30,714,290	$35,321,430	$40,619,640
Estimated offering expenses, excluding selling agent fees and expenses	$1,275,000	$1,275,000	$1,275,000	$1,275,000
Selling agent fees and expenses (1)(2)	$535,000	$535,000	$535,000	$535,000
Estimated net proceeds	$24,297,150	$28,904,290	$33,511,430	$38,809,640
Estimated net proceeds per share	$9.31	$9.41	$9.49	$9.55

(1)

See “The Reorganization and Offering—Plan of Distribution; Selling Agent Compensation” for a discussion of Raymond James & Associates, Inc.’s compensation for this offering and the compensation to be received by Raymond James & Associates, Inc. and the other broker-dealers who may participate in a syndicated offering.

(2)	Excludes record agent fees and expenses paid to Raymond James & Associates, Inc. See “The Reorganization and Offering—Plan of Distribution; Selling Agent Compensation.”

THIS INVESTMENT INVOLVES A DEGREE OF RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. PLEASE READ THE “RISK FACTORS” BEGINNING ON PAGE 18.

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY OTHER GOVERNMENTAL AGENCY OR THE DEPOSITORS INSURANCE FUND. NONE OF THE SECURITIES AND EXCHANGE COMMISSION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, THE MASSACHUSETTS COMMISSIONER OF BANKS, THE FEDERAL DEPOSIT INSURANCE CORPORATION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

For assistance, please contact the Stock Information Center at [stock center number].

The date of this prospectus is [Prospectus Date].

WSB Winchester Savings Bank

MASSACHUSETTS
Danvers
Woburn
Winchester
Arlington
BOSTON
MASSACHUSETTS BAY
495
93
95
90
9
3

Winchester - Main Office
661 Main Street
Winchester, MA

Arlington
188 Medford Street
Arlington, MA

Woburn
375 Main Street
Woburn, MA

344 Cambridge Road
Woburn, MA

Danvers
44 Maple Street
Danvers, MA

ME
VT
NH
NY
MA
BOSTON
CN
RI

i

SUMMARY

The following summary provides material information regarding the offering of common stock by Winchester Bancorp, Inc. and the business of Winchester Savings Bank. The summary may not contain all the information that is important to you. For additional information, you should read this entire prospectus carefully, including the consolidated financial statements and the notes to the financial statements of Winchester Savings Bank, and the section entitled “Risk Factors.” In certain circumstances, where appropriate, the terms “we, “us” and “our” refer collectively to Winchester Bancorp, MHC, Winchester Bancorp, Inc., Winchester Savings Bank or to any of those entities, depending on the context.

The Companies

Winchester Bancorp, MHC

Winchester Bancorp, MHC will be formed as the Massachusetts-chartered mutual holding company of Winchester Bancorp, Inc. in connection with the reorganization of Winchester Savings Bank into the “two-tier” mutual holding company form of organization. Upon completion of the reorganization and offering, Winchester Bancorp, MHC will own 55% of Winchester Bancorp, Inc.’s common stock. As a mutual holding company, Winchester Bancorp, MHC will be a non-stock company that will be required by law to own a majority of the outstanding voting stock of Winchester Bancorp, Inc. for so long as Winchester Bancorp, MHC remains in existence. Winchester Bancorp, MHC, through its board of trustees, will be able to exercise voting control over virtually all matters put to a vote of stockholders of Winchester Bancorp, Inc.

Winchester Bancorp, MHC will be subject to comprehensive regulation and examination by the Massachusetts Commissioner of Banks and the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).

Winchester Bancorp, Inc.

Winchester Bancorp, Inc. is a Maryland corporation that was incorporated in December 2024. The offering of common stock is being made by Winchester Bancorp, Inc. in connection with the reorganization of Winchester Savings Bank into the “two-tier” mutual holding company form of organization.

Winchester Bancorp, Inc. will become the bank holding company for Winchester Savings Bank by owning all the outstanding shares of capital stock of Winchester Savings Bank. To date, Winchester Bancorp, Inc. has engaged in organizational activities only. Following the reorganization and offering, Winchester Bancorp, Inc.’s primary business activity will be to own all the outstanding shares of capital stock of Winchester Savings Bank. Winchester Bancorp, Inc. will be authorized to engage in any other business activities that are permissible for bank holding companies under Massachusetts and federal law.

Upon completion of the reorganization and offering, Winchester Bancorp, MHC will own 55% and public stockholders will own 43% of Winchester Bancorp, Inc.’s common stock. Public stockholders will not be able to exercise voting control over most matters put to a vote of stockholders. In addition, as a “controlled company” under the meaning of the Nasdaq Stock Market corporate governance rules following the offering, Winchester Bancorp, Inc. will be exempt from certain corporate governance requirements, including the requirement that a majority of our board of directors be independent under Nasdaq Stock Market listing standards, and that executive compensation and director nominations be overseen by independent directors.

Winchester Bancorp, Inc. will be subject to comprehensive regulation and examination by the Massachusetts Commissioner of Banks and the Federal Reserve Board.

Winchester Bancorp, Inc.’s website address will be www.winchestersavings.com. Information on our website is not and should not be considered a part of this prospectus.

Winchester Savings Bank

Winchester Savings Bank is a Massachusetts-chartered savings bank headquartered in Winchester, Massachusetts. Winchester Savings Bank was originally chartered in 1871, and operates from its main office and four full-service branch offices in eastern Massachusetts, located in Arlington, Danvers and Woburn.

Winchester Savings Bank’s subsidiaries are Sachem Holdings, Inc., Aberjona Holdings, Inc., 1871 Company, LLC, and Wedgemere Holdings, LLC. Sachem Holdings, Inc. and Aberjona Holdings, Inc. are Massachusetts security corporations established to hold investment securities. 1871 Company, LLC’s principal activity is the holding of bank premises. Wedgemere Holdings, LLC’s principal activity is the holding of properties acquired in settlement of loans.

We consider Middlesex County and, to a lesser extent, Essex County, as our primary market area for gathering deposits. We consider Middlesex County as well as the surrounding counties located in Massachusetts as our primary market area for lending.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate loans, multi-family residential real estate loans, construction loans, commercial real estate loans, home equity loans and lines of credit, commercial business loans and consumer loans, as well as in investment securities.

Winchester Savings Bank is subject to comprehensive regulation and examination by the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation (the “FDIC”).

At September 30, 2024, we had total assets of $872.9 million, total deposits of $642.3 million and total surplus of $80.2 million. We had a net loss of $632,000 and net income of $786,000 and $4.2 million for the three months ended September 30, 2024 and the fiscal years ended June 30, 2024 and 2023, respectively.

Winchester Savings Bank’s corporate office is located at 661 Main Street, Winchester, Massachusetts 01890, and our telephone number is (781) 729-2130. Winchester Savings Bank’s website address is www.winchestersavings.com. Information on our website is not and should not be considered a part of this prospectus.

Our Reorganization into a Mutual Holding Company and the Offering

We do not have stockholders in our current mutual form of ownership. The mutual holding company reorganization is a series of transactions by which we will reorganize from a mutual savings bank to the mutual holding company form of ownership by establishing Winchester Bancorp, MHC and Winchester Bancorp, Inc. and converting from mutual savings bank to a stock savings bank. The reorganization will be conducted pursuant to a plan of mutual holding company reorganization and plan of stock issuance (the “plan of reorganization”). Following the reorganization, Winchester Savings Bank will become a wholly-owned subsidiary of Winchester Bancorp, Inc., and Winchester Bancorp, Inc. will be a majority-owned subsidiary of Winchester Bancorp, MHC. After the reorganization, our corporators will continue to have the same voting rights in Winchester Bancorp, MHC as they had in Winchester Savings Bank before the reorganization.

In connection with the reorganization, we are offering for sale shares of common stock of Winchester Bancorp, Inc. at a price of $10.00 per share. All investors will pay the same price per share in the offering. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual holding company reorganizations and stock offerings. See “—Terms of the Offering.”

Unlike a standard mutual-to-stock conversion transaction in which all the common stock of the holding company of the converting savings bank is sold to the public, only a minority interest in the stock of a mutual holding company subsidiary is sold to the public in a mutual holding company reorganization and offering. Federal and Massachusetts laws and regulations require that our mutual holding company own a majority of the outstanding common stock of Winchester Bancorp, Inc. Consequently, the shares that we are permitted to sell in the offering represent a minority of the shares of Winchester Bancorp, Inc. that will be outstanding when the offering is completed. As a result, a mutual holding company offering raises less than half the capital that would be raised in a standard conversion offering. Based on these restrictions and an evaluation of our capital needs, our board of directors has decided that 43% of our outstanding shares of common stock will be offered for sale in the offering, 2% of our outstanding shares will be contributed to a charitable foundation to be formed in connection with the reorganization and offering, and 55% of our shares will be retained by Winchester Bancorp, MHC. Our board of directors has determined that offering a minority of our outstanding shares of common stock for sale in the offering will better enable management to effectively reinvest the capital raised in the offering. See “—Possible Conversion of Winchester Bancorp, MHC to Stock Form.”

Our Organizational Structure

The following diagram shows our proposed organizational structure following the completion of the reorganization and offering.

Business Strategy

Winchester Savings Bank has been operating continuously in and around Winchester, Massachusetts, since 1871. Our mission is to operate and grow a profitable community-oriented financial institution that is dedicated to meeting the banking needs of individuals and small businesses in the communities in which we operate.

In recent years, we have focused on building an experienced management team and enhancing our operating and business strategy. In 2022, we hired our President and Chief Executive Officer, John Carroll, who, prior to his hiring, had most recently served as Executive Vice President and Chief Operating Officer of a $6.5 billion asset publicly traded bank in the greater Boston area. Under Mr. Carroll’s leadership, we have enhanced and expanded our operations and increased our focus on commercial real estate and construction lending with a community banking strategy that emphasizes responsive and personalized service to our customers. Due to the consolidation of financial institutions in our market, we believe there is a significant opportunity for a community-focused financial institution to provide a full range of financial services to small businesses and retail customers. By offering quicker decision making in the delivery of banking products and services and offering customized products where appropriate, we distinguish ourselves from larger, regional banks operating in our market areas, while our larger capital base from the offering and product mix will enable us to compete effectively against smaller banks. As a result, we believe we have a substantial opportunity to attract experienced management, loan officers and banking customers. We believe this will provide us a competitive advantage as we continue to expand into attractive high growth markets as well as extend our presence in our current markets by growing our existing branch network.

Highlights of our business strategy are as follows:

Hiring experienced employees with a customer service focus. We have been successful in attracting and retaining banking professionals with strong community relationships and significant knowledge of our markets. In addition to our new President and Chief Executive Officer, we have hired a new Senior Vice President and Senior Lender, Senior Vice President of Consumer and Business Banking, and Senior Vice President—Chief Information Officer, among other experienced officers we have added to our management team in recent years. Exceptional service, local involvement and timely decision making are integral parts of our business strategy, and we have attracted highly qualified and highly motivated individuals. We believe that by focusing on experienced bankers who are established in their communities, we enhance our market position and add profitable growth opportunities. Our compensation and incentive systems are aligned with our strategies to grow core deposits and commercial real estate and construction loans, while maintaining strong asset quality.

Continue emphasizing growth in commercial real estate, construction lending and multi-family real estate. We have diversified our loan portfolio by increasing the percentage of our assets consisting of higher-yielding commercial real estate and construction loans, as well as multi-family real estate loans, all of which have higher risk-adjusted returns, shorter maturities and more sensitivity to interest rate fluctuations compared to single-family residential mortgage loans. Between December 31, 2020 and September 30, 2024, commercial real estate, multi-family real estate and construction loans increased from 25.0% of our total loan portfolio to 46.4%, while one-to four-family residential mortgage loans, including home equity lines, decreased from 73.9% of our total loan portfolio to 52.8% over that time period. With the additional capital raised in the offering, we expect to continue to emphasize the larger lending relationships associated with commercial real estate lending, construction lending and multi-family real estate lending.

Expanding our presence and market share in contiguous and nearby market areas and capturing business opportunities resulting from changes in the competitive environment. We currently operate from five branches, two of which we opened during the past 24 months. Over the last several years, our markets have been subject to large-scale consolidation of local community banks primarily by larger, out-of-market financial institutions. We believe there is a large customer base in our market that prefers doing business with a local institution and may be dissatisfied with the service received from larger regional banks. By delivering high quality, customer-focused products and services, we believe that opportunities currently exist in contiguous and nearby market areas to attract additional borrowers and depositors and continue to grow our franchise. We currently intend to open one new branch office per year for each of the five years following the completion of the offering.

Increasing investments into digital platforms to enhance deposit growth. Higher capital levels will give us the ability to make further investments in technology. Consistent with our strategy to grow core deposits, we plan to expand our investments into digital platforms, including online and mobile banking offerings, cash management products and fraud prevention and detection systems, to better serve a broader customer base.

Managing credit risk to maintain a low level of nonperforming assets. Our strategy for credit risk management focuses on having well-defined credit policies and uniform underwriting criteria and providing prompt attention to potential problem loans. We believe that strong asset quality is a key to long-term financial success. We have sought to grow and diversify our loan portfolio, while maintaining strong asset quality and moderate credit risk and using underwriting standards that we believe are conservative combined with diligent monitoring of the portfolio. Our non-performing loans to total loans was 0.23% and 0.21% at September 30, 2024 and June 30, 2024, respectively. We will continue to originate commercial real estate loans, construction loans and multi-family real estate loans, and we intend to continue our philosophy of managing large loan exposures through our experienced, risk-based approach. In addition, we intend to remain focused on lending within our immediate market area, with a specific focus on commercial customers disaffected by their relationships with larger banks.

Continuing our community-oriented focus. As a community banking organization, we intend to continue to play a significant role in the communities that we serve. We are uniquely positioned to understand the financial needs of our local customers, and we offer a broad range of financial products and services specifically designed to meet those needs. In addition, our newly established charitable foundation will strengthen our commitment to the communities in which we operate.

A full description of our products and services can be found under “Business of Winchester Savings Bank.”

Reasons for the Reorganization and Offering

The primary reasons for our decision to conduct the reorganization offering are to:

•	increase our capital to support our continued growth and profitability;

•	offer our customers, employees, management, trustees and corporators an equity ownership interest in Winchester Bancorp, Inc. and, thereby, an economic interest in our future success;

•

support our local communities through a contribution to a new charitable foundation that we will organize in connection with the reorganization and offering, which should enable the communities that we serve to share in our long-term growth; and

•

increase our flexibility to structure and finance the expansion of our operations, including potential acquisitions of other financial institutions or branches thereof, or establishing de novo branches. We currently intend to open one new branch office per year for each of the five years following the completion of the offering.

The capital raised in the offering is expected to provide us with additional capital to support the origination of new loans and higher lending limits, support the growth of our banking franchise, provide an additional cushion against unforeseen risks and expand our asset and deposit base.

The mutual holding company structure also will allow Winchester Bancorp, MHC or the Winchester Bancorp, Inc. to borrow funds, on a secured and unsecured basis and/or to issue debt or capital stock to the public or in a private placement. The proceeds of any such borrowings, debt issuance or capital stock issuance may be contributed to Winchester Savings Bank as core capital for regulatory capital purposes. We have not made a determination to borrow funds or issue debt or additional capital stock at the present time.

Terms of the Offering

We are offering between 2,610,715 and 3,532,143 shares of common stock of Winchester Bancorp, Inc. to eligible depositors of Winchester Savings Bank, our employee stock ownership plan and employees, officers, trustees and corporators of Winchester Savings Bank, and we may offer shares to the public to the extent shares remain available, with a preference given first to natural persons (including trusts of natural persons) residing in the communities where our branch offices are located. We may increase the maximum number of shares that we sell in the offering by up to 15%, to 4,061,964 shares, as a result of demand for the shares of common stock in the offering or changes in market conditions, including those for financial institution stocks. Subscription priorities have been established for the allocation of common stock to the extent the subscription offering is oversubscribed. See “The Reorganization and Offering—Offering of Common Stock—Subscription Rights” for a description of allocation procedures in the event of an oversubscription.

If the offering is extended beyond [extension date], all subscribers will be notified and given an opportunity to confirm, cancel or change their orders. If you do not respond to this notice, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the offering is increased to more than 4,061,964 shares or decreased to less than 2,610,715 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest.

All investors will pay the same $10.00 purchase price per share, regardless of whether the shares are purchased in the subscription offering, the community offering or a syndicated offering. Investors will not be charged a commission to purchase shares of common stock. Raymond James & Associates, Inc., our marketing agent in connection with the offering (“Raymond James”), will use its best efforts to assist us in selling our shares of common stock, but Raymond James is not obligated to purchase any shares in the offering.

How We Determined the Offering Range and the $10.00 Price Per Share

The amount of common stock we are offering for sale is based on an independent appraisal of our pro forma market value prepared by RP Financial, LC. (“RP Financial”), a firm experienced in appraisals of financial institutions. RP Financial is of the opinion that as of November 6, 2024, and assuming we sell a minority of our shares in the offering, the estimated pro forma market value of the common stock of Winchester Bancorp, Inc., including the shares to be issued to the charitable foundation, was $71.4 million. Based on applicable regulations, this market value forms the midpoint of a valuation range with a minimum of $60.7 million and a maximum of $82.1 million.

Our board of directors determined that the common stock should be sold at $10.00 per share and that 43% of the outstanding shares of Winchester Bancorp, Inc. common stock should be offered for sale in the offering and 55% of the outstanding shares should be held by Winchester Bancorp, MHC, with 2% of the outstanding shares being held by the charitable foundation. Therefore, based on the valuation range, the number of shares of Winchester Bancorp, Inc. common stock that will be sold in the offering will range from 2,610,715 shares to 3,532,143 shares. If demand for the shares or market conditions warrant, our appraised value can be increased by up to 15%, which would result in an appraised value of $94.5 million and an offering of 4,061,964 shares of common stock. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual holding company reorganizations and offerings and mutual-to-stock conversions.

The appraisal is based in part on our financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly traded bank holding companies and savings and loan holding companies that RP Financial considers comparable to Winchester Bancorp, Inc. on a pro forma basis. See “The Reorganization and Offering—How We Determined the Stock Pricing and the Number of Shares to be Issued.” The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market. Unless otherwise indicated, total assets are as of September 30, 2024.

Company Name	Ticker Symbol	Headquarters	Total Assets
			(In millions)
BV Financial, Inc.	BVFL	Baltimore, MD	$893
ECB Bancorp, Inc.	ECBK	Everett, MA	1,358
Home Federal Bancorp, Inc. of Louisiana	HFBL	Shreveport, LA	628
IF Bancorp, Inc.	IROQ	Watseka, IL	893
Magyar Bancorp, Inc.	MGYR	New Brunswick, NJ	952
Central Plains Bancshares, Inc.	CPBI	Grand Island, NE	467	(1)
PB Bankshares, Inc.	PBBK	Coatesville, PA	453
Provident Bancorp, Inc.	PVBC	Amesbury, MA	1,648
Texas Community Bancshares, Inc.	TCBS	Mineola, TX	452	(1)
Northeast Community Bancorp, Inc.	NECB	White Plains, NY	1,968

(1)	As of June 30, 2024.

In applying each of the valuation methods, RP Financial considered adjustments to the pro forma market value based on a comparison of Winchester Bancorp, Inc. with the peer group. RP Financial advised the board of directors that the valuation conclusion included the following adjustments relative to the peer group. RP Financial made a moderate downward adjustment for profitability, growth and viability of earnings and a slight downward adjustment for dividends. RP Financial made a slight upward adjustment for asset growth and made no adjustments for financial condition, liquidity of the shares, marketing of the issue, management, primary market area, and effect of government regulations and regulatory reform. The downward adjustment for profitability, growth and viability of earnings took into consideration Winchester Bancorp, Inc.’s less favorable efficiency ratio and lower pro forma returns as a percent of assets and equity relative to the comparable peer group measures. The downward adjustment for dividends took into consideration the mutual holding company ownership structure and dividend waiver restrictions for mutual holding companies that impact minority ownership ratios, in comparison to the fully-converted peer group companies. The upward adjustment for asset growth took into consideration Winchester Bancorp, Inc.’s stronger historical asset growth which was facilitated by stronger loan growth relative to the comparable peer group measures.

The independent valuation appraisal considered the pro forma impact of the offering. Consistent with federal appraisal guidelines, the appraisal considers three primary methodologies: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the utilized methodologies were based upon the current market valuations of the peer group companies identified by RP Financial, subject to valuation adjustments applied by RP Financial to account for differences between us and our peer group. RP Financial placed the greatest emphasis on the price-to-book value and price-to earnings approaches in estimating pro forma market value. RP Financial did not consider a pro forma price-to-assets approach to be as meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price-to-assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements.

To account for the unique characteristics of publicly-traded shares of a mutual holding company, RP Financial included in its appraisal the pricing ratios of Winchester Bancorp, Inc. on both a non-fully converted basis and a fully converted basis and compared each to non-fully converted and fully converted pricing ratios of the peer group. The decision to also provide Winchester Bancorp, Inc.’s and the peer group’s pricing ratios on a fully converted basis is meant to establish the pro forma market value range of 100% of the shares of Winchester Bancorp, Inc., which forms the basis for determining the offering range. Tables presenting select pricing ratios of Winchester Bancorp, Inc. on both a non-fully converted basis and a fully converted basis and comparing such ratios to similar ratios for the peer group are set forth below.

The following table presents a summary of selected pricing ratios for the peer group companies and for us on a non-fully converted basis (i.e. the table assumes that 43% of our outstanding shares of common stock are issued in the offering, as opposed to 100% of our outstanding shares of common stock). Price-to-earnings multiples are calculated on a trailing twelve-month basis for the twelve months ended September 30, 2024, such that information with respect to Winchester Bancorp, Inc. will be different than information presented in “Pro Forma Data.” These figures are from the RP Financial appraisal report.

Compared to the average pricing ratios of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 21.7% on a non-fully converted price-to-book value basis and a discount of 22.9% on a non-fully converted price-to-tangible book value basis.

	Non-Fully Converted Pro Forma Price-to-Earnings Multiple	Non-Fully Converted Pro Forma Price-to-Book Value Ratio	Non-Fully Converted Pro Forma Price-to-Tangible Book Value Ratio
Winchester Bancorp, Inc.
Adjusted Maximum	N/M	83.13%	83.13%
Maximum	N/M	75.41	75.41
Midpoint	N/M	68.17	68.17
Minimum	N/M	60.28	60.28
Valuation of peer group companies as of November 6, 2024
Averages	18.81x	87.09%	88.41%
Medians	14.11	85.92	85.92

The following table presents a summary of selected pricing ratios for the peer group companies, as of and for the same periods reflected in the above table, and the resulting pricing ratios for Winchester Bancorp, Inc. on a fully converted equivalent basis. Comparing our pricing ratios to the peer group companies on a fully-converted basis removes the distortion created by comparing a company that sold approximately 43% of its outstanding common stock in a minority offering (such as we plan to do) with companies that sold a different percentage of their outstanding common stock. However, repurchases by the peer group companies of shares of their common stock after their respective offerings can distort the comparison.

Compared to the average pricing ratios of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a premium of 1,812.7% on a fully converted price-to-earnings multiple, a discount of 41.2% on a fully converted price-to-book basis and a discount of 42.1% on a fully converted price-to-tangible book value basis.

	Fully Converted Pro Forma Price-to-Earnings Multiple	Fully Converted Pro Forma Price-to-Book Value Ratio	Fully Converted Pro Forma Price-to-Tangible Book Value Ratio
Winchester Bancorp, Inc.
Adjusted Maximum	331.39x	59.52%	59.52%
Maximum	344.01	55.34	55.34
Midpoint	359.77	51.20	51.20
Minimum	383.55	46.49	46.49
Valuation of peer group companies as of November 6, 2024
Averages	18.81x	87.09%	88.41%
Medians	14.11	85.92	85.92

The fully converted pro forma calculations for Winchester Bancorp, Inc. are based on the following assumptions:

•

A number of shares equal to 8% of the aggregate of the shares sold in a full conversion and contributed to the charitable foundation are purchased by the employee stock ownership plan, with the expense to be amortized over 20 years; and

•

A number of restricted stock awards equal to 4% of the aggregate of the shares sold in a full conversion and contributed to the charitable foundation are purchased by a stock-based benefit plan, with the expense to be amortized over five years.

The independent appraisal does not indicate market value. Our common stock may not trade at or above the $10.00 purchase price after the offering. Furthermore, the pricing ratios presented in the appraisal were used by RP Financial to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Reorganization and Offering—How We Determined the Stock Pricing and the Number of Shares to be Issued.”

How We Intend to Use the Proceeds from the Offering

We intend to invest at least 50% of the net proceeds from the offering in Winchester Savings Bank, fund a loan to our employee stock ownership plan to finance its purchase of shares of common stock in the offering, contribute $400,000 to the charitable foundation and retain the remainder of the net proceeds from the offering. Therefore, assuming we sell 3,532,143 shares of common stock at the maximum of the offering range, and we have net proceeds of $33.5 million, we intend to invest $16.8 million in Winchester Savings Bank, loan $3.0 million to our employee stock ownership plan to fund its purchase of shares in the offering, contribute $400,000 to the charitable foundation and retain the remaining $13.4 million of the net proceeds at Winchester Bancorp, Inc.

Winchester Bancorp, Inc. expects to initially deposit a portion of the net proceeds of the offering at Winchester Savings Bank and invest the remaining net proceeds of the offering in securities issued by the U.S. government and its agencies or government sponsored enterprises, and as otherwise permitted under its investment policy. Winchester Bancorp, Inc. may use a portion of the net proceeds to repurchase shares of our common stock in the future, although it is generally not permitted to do so during the first year following the offering. We may use a portion of the net proceeds to finance the possible acquisition of other financial institutions or other financial services businesses, or for other general corporate purposes. Winchester Savings Bank generally intends to use the proceeds it receives to originate loans, purchase securities as permitted under its investment policy, expand its banking franchise organically through de novo branching, or expand through acquisitions of other financial institutions, branch offices, or other financial services businesses. Winchester Savings Bank may also use the proceeds it receives to support new loan, deposit or other financial products and services, and for general corporate purposes.

Winchester Savings Bank does not have any plans or agreements for any specific acquisition transactions at this time. See “How We Intend to Use the Proceeds from the Offering.”

Persons Who May Order Stock in the Offering

We are offering the shares of common stock of Winchester Bancorp, Inc. in a “subscription offering” in the following descending order of priority:

(1)	depositors who had accounts at Winchester Savings Bank with aggregate balances of at least $50 at the close of business on November 30, 2023;

(2)	Winchester Savings Bank’s tax-qualified employee benefit plans (specifically our employee stock ownership plan); and

(3)	employees, officers, directors, trustees and corporators of Winchester Savings Bank who do not have a higher purchase priority.

Any shares of our common stock that remain unsold in the subscription offering may be offered for sale in a community offering that may commence concurrently with, during or promptly after the subscription offering. Natural persons (including trusts of natural persons) residing in the Massachusetts cities and towns of Arlington, Beverly, Danvers, Lexington, Lynn, Malden, Medford, Melrose, Peabody, Reading, Salem, Saugus, Stoneham, Wakefield, Winchester, and Woburn will have a purchase preference in any community offering. We also may offer shares of common stock not purchased in the subscription offering or the community offering through a syndicate of brokers, in what is referred to as a “syndicated offering,” managed by Raymond James. We have the right to accept or reject, in our sole discretion, any orders received in the community offering or the syndicated offering. Any determination to accept or reject stock orders in the community offering or syndicated offering will be based on the facts and circumstances available to management at the determination.

To ensure proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest at November 30, 2023. Failure to list an account or providing incorrect information could result in the loss of all or part of a subscriber’s stock allocation. We will attempt to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you had an ownership interest. Our interpretations of the terms and conditions of the plan of reorganization and of the acceptability of the order forms will be final.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares of common stock will be allocated first to categories in the subscription offering in accordance with our plan of reorganization. A detailed description of share allocation procedures can be found in the section entitled “The Reorganization and Offering—Offering of Common Stock.”

Limits on the Amount of Common Stock You May Purchase

The minimum purchase is 25 shares of common stock. Generally, no individual, or individuals through a single qualifying account held jointly, may purchase more than $250,000 of common stock. If any of the following persons purchase shares of common stock, their purchases when combined with your purchases cannot exceed $750,000 of common stock:

•	most companies, trusts or other entities in which you are a senior officer, partner, trustee or have a substantial beneficial interest; or

•	your spouse or relatives of you or your spouse living in your house or who is a director, trustee or officer of; or

•	other persons or entities who may be your associates or acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to this overall purchase limitation.

The following relatives of trustees and officers will be considered “associates” of these individuals regardless of whether they share a household with the trustee or officer: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. This also includes adoptive relationships.

Subject to regulatory approval, we may increase or decrease the purchase limitations in the offering at any time. A detailed discussion of the limitations on purchases of common stock by an individual and persons acting in concert is set forth under the caption “The Reorganization and Offering—Additional Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription and Community Offering

In the subscription offering and the community offering you may pay for your shares only by:

•	personal check, bank check or money order payable to Winchester Bancorp, Inc.;

•	authorizing us to withdraw available funds (without any early withdrawal penalty) from the types of deposit account(s) maintained with Winchester Savings Bank designated on the stock order form; or

•	cash.

Cash will only be accepted at our main office, located at 661 Main Street, Winchester Massachusetts, and will be converted to a bank check. Please do not submit cash by mail.

Winchester Savings Bank is not permitted to lend funds to anyone to purchase shares of common stock in the offering. Additionally, you may not use a Winchester Savings Bank credit check or any type of third-party check to pay for shares of common stock. We may accept wire transfers at our sole discretion; no wire transfer will be accepted without our prior approval. You may not designate withdrawal from our accounts with check-writing privileges; instead, please submit a check. If you request a direct withdrawal, we reserve the right to interpret this as your authorization to treat those funds as if we had received a check for the designated amount and will immediately withdraw the amount from your checking account(s). You may not authorize direct withdrawal from an individual retirement account, or IRA, held at Winchester Savings Bank. See “—Using Individual Retirement Account Funds to Purchase Shares of Common Stock.”

You may subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment, received before 12:00 noon, Eastern Time, on [expiration date], which is the expiration date for the offering. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to our Stock Information Center, which will be located at 661 Main Street, Winchester Massachusetts. You may also hand-deliver stock order forms to the Stock Information Center. Hand-delivered stock order forms will only be accepted at this location. We will not accept stock order forms at Winchester Savings Bank’s other offices. Do not mail stock order forms to Winchester Savings Bank’s offices.

Using Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your IRA or other retirement account. If you wish to use some or all of the funds in your IRA or other retirement account held at Winchester Savings Bank, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, before you place your stock order. If you do not have such an account, you will need to establish one. A one-time and/or annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [expiration date] offering deadline, for assistance with purchases using funds in your IRA or other retirement account held at Winchester Savings Bank or elsewhere. Whether you may use such funds for the purchase of shares in the offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

For a complete description of how to use IRA funds to purchase shares in the offering, see “The Reorganization and Offering—Procedure for Purchasing Shares—Using Retirement Account Funds.”

Deadline for Orders of Common Stock

The deadline for submitting orders to purchase shares of the common stock in the subscription and, if held, the community offering, is 12:00 noon, Eastern Time, on [expiration date], unless we extend this deadline. If you wish to purchase shares of common stock, your properly completed and signed original stock order form, together with full payment for the shares, must be received (not postmarked) by this time. Orders received after 12:00 noon, Eastern Time, on [expiration date] will be rejected unless the offering is extended.

Although we will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 12:00 noon, Eastern Time, on [expiration date], whether or not we have been able to locate each person entitled to subscription rights and provide them such materials.

See “The Reorganization and Offering—Procedure for Purchasing Shares—Expiration Date” for a complete description of the deadline for purchasing shares in the offering.

Once Submitted, Your Stock Purchase Order May Not Be Revoked Except Under Limited Circumstances

Funds that you submit to purchase shares of our common stock in the offering will be held in a segregated account until the termination or completion of the offering, including any extension of the expiration date. Because completion of the offering is subject to the receipt of all required regulatory approvals, including an update of the independent appraisal, among other factors, there may be one or more delays in the completion of the offering. Any orders that you submit to purchase shares of our common stock in the offering are irrevocable. You will not have access to subscription funds unless the offering is terminated, extended beyond [extension date], or the number of shares to be sold in the offering is increased to more than 4,061,964 shares or decreased to fewer than 2,610,715 shares.

Termination of the Offering

We may terminate the offering at any time with applicable regulatory approval. If we terminate the offering, we will promptly return your funds with interest at 0.10% per annum, and we will cancel deposit account withdrawal authorizations.

Steps We May Take If We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 2,610,715 shares of common stock, we may take one or more steps to complete the offering. Specifically, we may (1) increase the purchase limitations, (2) seek regulatory approval to extend the offering beyond the [extension date] expiration date, and/or (3) reduce the valuation and offering range. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount and who indicated a desire to be resolicited on the stock order form will be given the opportunity to increase their subscriptions up to the then-applicable limit. If the offering is extended beyond [extension date], subscribers will have the right to confirm, cancel or change their orders. If you do not respond to the notice of extension, we will cancel your stock order and promptly return your funds with interest for funds received in the subscription offering and, if held, the community offering or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the offering is increased to more than 4,061,964 shares or decreased to less than 2,610,715 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest.

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal or state agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe you have sold or transferred your subscription rights. On the order form, you cannot add the names of others for joint stock registration unless they are also named on the qualifying deposit account, and you cannot delete names of others except in the case of certain order placed through an IRA, Keogh, 401(k) or similar plan, and except in the event of the death of a named eligible depositor. Doing so may jeopardize your subscription rights. You may only add those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all deposit accounts you held at your date of eligibility, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation.

Eligible depositors who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution.

Proposed Stock Purchases by Management

Winchester Bancorp, Inc.’s directors and executive officers and their associates are expected to subscribe for 473,500 shares of common stock in the offering, which represents 18.1% of the shares to be offered for sale to the public, and 7.8% of the total shares to be outstanding after the offering (including shares sold to the public and owned by the charitable foundation and Winchester Bancorp, MHC), each at the minimum of the offering range, respectively. The purchase price paid by them will be the same $10.00 per share purchase price paid by all other persons who purchase common stock in the offering. Like all of our eligible depositor purchasers, our directors and executive officers and their associates have subscription rights based on their deposits and, in the event of an oversubscription, their orders will be subject to the allocation provisions set forth in our plan of reorganization.

See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.

Possible Change in the Offering Range

RP Financial will update its appraisal before we complete the offering. If, as a result of demand for the shares or changes in market conditions, RP Financial determines that our pro forma market value has increased, we may sell up to 4,061,964 shares in the offering without further notice to you. If our pro forma market value at that time is either below $60.7 million or above $94.5 million, then, after consulting with the Federal Reserve Board, the FDIC and the Massachusetts Commissioner of Banks, we may:

•	terminate the offering, cancel deposit account withdrawal authorizations and promptly return all funds received in the offering with interest at 0.10%;

•	set a new offering range; or

•

take such other actions as may be permitted by the Federal Reserve Board, the FDIC, the Massachusetts Commissioner of Banks, the Financial Industry Regulatory Authority (“FINRA”) and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.10% for funds received in the offering, cancel deposit account withdrawal authorizations and commence a resolicitation. In connection with the resolicitation, we will notify subscribers of their right to place a new stock order for a specified period of time.

Conditions to Completing the Reorganization and Offering

We cannot complete the reorganization and offering unless:

•	we sell at least 2,610,715 shares, which is the minimum of the offering range; and

•	we receive final regulatory approvals or non-objections from the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board to complete the reorganization and offering.

Market for the Common Stock

We have never issued capital stock and there is no established market for our common stock. We expect that our common stock will be traded on the Nasdaq Capital Market under the symbol “WSBK” upon conclusion of the offering. See “Market for the Common Stock.”

Our Dividend Policy

Following completion of the offering, our board of directors will have the authority to declare dividends on our common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, due to regulatory restrictions described below, we do not currently anticipate paying cash dividends on our common stock.

If Winchester Bancorp, Inc. pays dividends to its stockholders, it also will be required to pay dividends to Winchester Bancorp, MHC, unless Winchester Bancorp, MHC is permitted by the Federal Reserve Board to waive the receipt of dividends. The Federal Reserve Board’s current position is to not permit a mutual holding company that is regulated as a bank holding company (as opposed to a savings and loan holding company) to waive dividends declared by its subsidiary. In addition, Massachusetts banking regulations prohibit Winchester Bancorp, MHC from waiving dividends declared and paid by Winchester Bancorp, Inc. unless the Massachusetts Commissioner of Banks does not object to the waiver and provided the waiver is not detrimental to the safe and sound operation of Winchester Savings Bank. Accordingly, because dividends will be required to be paid to Winchester Bancorp, MHC along with all other stockholders, the amount of dividends available for all other stockholders will be less than if Winchester Bancorp, MHC were permitted to waive the receipt of dividends.

Our Contribution to the Charitable Foundation

To further our commitment to our local communities, we intend to establish and fund a new charitable foundation, Winchester Savings Bank Charitable Foundation, as part of the reorganization and offering. The charitable foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we operate.

We intend to contribute to the charitable foundation shares of our common stock equal to 2% of the shares to be outstanding following the offering and $400,000 in cash. At the minimum, midpoint, maximum and adjusted maximum of the offering range, we would contribute to the charitable foundation 121,428, 142,857, 164,286 and 188,929 shares of common stock, respectively. As a result of the contribution, we expect to record an after-tax expense of approximately $1.7 million during the quarter in which the offering is completed, assuming we sell 4,061,964 shares of common stock in the stock offering at the adjusted maximum of the offering range.

The contribution of shares of common stock and cash to the charitable foundation will dilute the voting interests of purchasers of shares of our common stock in the offering. In addition, the amount of common stock that we would offer for sale would be greater if the offering were to be completed without the establishment and funding of the charitable foundation.

See “Risk Factors—Risks Related to Our Contribution to the Charitable Foundation—Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.”, “—Our contribution to the charitable foundation will dilute your ownership interest and adversely affect net income.”, “The Charitable Foundation” and “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation.”

Our Officers, Directors and Employees Will Receive Additional Benefits and Compensation After the Offering

In connection with the offering, we are establishing an employee stock ownership plan, and, subject to stockholder approval, which will not occur until at least six months following the completion of the reorganization and offering, we intend to implement a stock-based benefit plan that will provide for grants of stock options and restricted stock.

Employee Stock Ownership Plan. The board of trustees of Winchester Savings Bank has adopted an employee stock ownership plan, which will award shares of our common stock to eligible employees based on their compensation. It is expected that our employee stock ownership plan will purchase 8% of the aggregate of the number of shares sold in the offering and contributed to the charitable foundation with the proceeds of a loan to be made by Winchester Bancorp, Inc. to the plan. If shares are not available to be sold to the employee stock ownership plan in the offering, subject to the approval of the Federal Reserve Board, the FDIC and the Massachusetts Commissioner of Banks, the employee stock ownership plan may purchase some or all of these shares in the open market following the completion of the offering.

Stock-Based Benefit Plan. We also intend to adopt a stock-based benefit plan. The plan will be designed to attract, motivate and retain qualified personnel in key positions and provide directors, officers and key employees with an ownership interest in Winchester Bancorp, Inc., which will be an incentive to contribute to our success, and will reward key employees for their performance. In accordance with applicable regulations, we anticipate the plan will authorize a number of stock options and shares of restricted common stock equal to 10% and 4%, respectively, of the aggregate number of shares of common stock sold in the offering and contributed to the charitable foundation. These limitations will not apply if the plan is implemented more than one year after the completion of the offering.

A stock-based benefit plan will not be established sooner than six months after the completion of the reorganization and offering, and if adopted within one year after the completion of the reorganization and offering, the plan must be approved by a majority of the votes eligible to be cast by our stockholders, as well as a majority of the votes eligible to be cast by our stockholders other than Winchester Bancorp, MHC. If a stock-based benefit plan is established more than one year after the reorganization and offering, it must be approved by a majority of votes cast by our stockholders, as well as a majority of votes cast by our stockholders other than Winchester Bancorp, MHC. We have not determined when we will present a stock-based benefit plan for stockholder approval.

The following table summarizes the stock benefits that our officers, directors and employees may receive following the reorganization and offering, at the adjusted maximum of the offering range and assuming that our employee stock ownership plan purchases 8% of the aggregate number of shares of common stock sold in the offering and issued to the charitable foundation and that we implement a stock-based benefit plan granting options to purchase 10% of the aggregate number of shares of common stock of Winchester Bancorp, Inc. sold in the offering and contributed to the charitable foundation and awarding shares of restricted common stock equal to 4% of the aggregate number of shares of common stock sold in the offering and contributed to the charitable foundation.

	Individuals Eligible to Receive Awards	Number of Shares to be Granted or Purchased	Percentage of Common Stock to be Outstanding Following the Offering	Dilution Resulting From Issuance of Shares for Stock- Based Benefit Plans		Value of Grants (In Thousands) (1)
Employee stock ownership plan	All employees	340,071	3.60%	N/A	(2)	$3,401
Restricted stock awards	Directors, officers and employees	170,036	1.80	1.77%		1,700
Stock options	Directors, officers and employees	425,089	4.50	4.31%		2,155

Total		935,196	9.90%	5.93	%(2)	$7,256

(1)

The fair value of stock options has been estimated at $5.07 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; no dividend yield; expected option life of five years; risk free interest rate of 3.81%; and a volatility rate of 32.24%.

(2)	No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the offering.

Restrictions on the Acquisition of Winchester Bancorp, Inc. and Winchester Savings Bank

Federal and state regulations, as well as provisions contained in the articles of incorporation and bylaws of Winchester Bancorp, Inc., restrict the ability of any person, firm or entity to acquire Winchester Bancorp, Inc., Winchester Savings Bank, or their respective capital stock. These restrictions include the requirement that a potential acquirer of common stock obtain prior regulatory approval before acquiring in excess of 10% of the voting stock of Winchester Bancorp, Inc. or Winchester Savings Bank, as well as a provision in Winchester Bancorp, Inc.’s articles of incorporation that generally provides that, no person, other than Winchester Bancorp, MHC, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Winchester Bancorp, Inc., and that any shares acquired in excess of this limit would not be entitled to be voted and would not be counted as voting stock in connection with any matters submitted to the stockholders for a vote.

Because a majority of the shares of outstanding common stock of Winchester Bancorp, Inc. must be owned by Winchester Bancorp, MHC, any acquisition of Winchester Bancorp, Inc. must be approved by Winchester Bancorp, MHC. Furthermore, Winchester Bancorp, MHC would not be required to pursue or approve a sale of Winchester Bancorp, Inc. even if such sale were favored by a majority of Winchester Bancorp, Inc.’s public stockholders.

Finally, although a mutual holding company may be acquired by a mutual institution or another mutual holding company in what is known as a “remutualization” transaction, current regulatory policy may make such transactions less likely because of the heightened regulatory scrutiny given to the structure and pricing of such transactions. Specifically, current regulatory policy views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity, and raising issues concerning the effect on the mutual members of the acquiring entity. As a result, a remutualization transaction for Winchester Bancorp, Inc. is less likely unless the applicant can clearly demonstrate that the regulatory concerns are not warranted in the particular case.

See “Restrictions on the Acquisition of Winchester Bancorp, Inc. and Winchester Savings Bank” for more information.

Possible Conversion of Winchester Bancorp, MHC to Stock Form

In the future, Winchester Bancorp, MHC may convert from the mutual to stock form of ownership, in a transaction commonly referred to as a “second-step conversion.” In a second-step conversion, depositors of Winchester Savings Bank would have subscription rights to purchase common stock of Winchester Bancorp, Inc. or its successor, and the public stockholders of Winchester Bancorp, Inc. would be entitled to exchange their shares of common stock for an equal percentage of shares of the converted Winchester Bancorp, MHC. This percentage may be adjusted to reflect any assets owned by Winchester Bancorp, MHC.

Our board of directors has no current plans to undertake a second-step conversion transaction. Any second-step conversion transaction would require the approval of holders of a majority of the outstanding shares of Winchester Bancorp, Inc. common stock (excluding shares held by Winchester Bancorp, MHC) and the approval of the corporators of Winchester Bancorp, MHC. Public stockholders will not be able to force a second-step conversion transaction of Winchester Bancorp, MHC without the consent of Winchester Bancorp, MHC since such transactions would require the approval of a majority of the outstanding shares of Winchester Bancorp, Inc.’s common stock.

Delivery of Prospectus

To ensure that each person receives a prospectus at least 48 hours before the deadline for orders for common stock, we may not mail prospectuses any later than five days prior to such date or hand-deliver prospectuses later than two days prior to that date. Stock order forms may only be delivered if accompanied or preceded by a prospectus. We are not obligated to deliver a prospectus or stock order form by means other than U.S. mail.

Delivery of Shares of Common Stock

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the offering. Shares of common stock sold in a syndicated offering may be delivered electronically through the services of The Depository Trust Company, subject to any necessary regulatory approval. We expect trading in the stock to begin on the business day following the completion of the offering. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they purchased, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Tax Consequences

Winchester Savings Bank and Winchester Bancorp, Inc. have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the reorganization and offering, and have also received an opinion of Wolf & Company, P.C. regarding the material Massachusetts tax consequences of the reorganization and offering. As a general matter, the offering will not be a taxable transaction for purposes of federal or state income taxes to Winchester Savings Bank, Winchester Bancorp, Inc. or persons eligible to subscribe in the subscription offering. See the section of this prospectus entitled “Taxation” for additional information regarding taxes.

Emerging Growth Company Status

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”). For as long as we are an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies. See “Risk Factors—Risks Related to the Offering—We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors” and “Regulation and Supervision—Emerging Growth Company Status.”

An emerging growth company may elect to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. We have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Important Risks in Owning Winchester Bancorp, Inc.’s Common Stock

An investment in our common stock involves substantial risks and uncertainties. Investors should carefully consider all information in this prospectus, including the detailed discussion of these and other risks under “Risk Factors” beginning on page 18, before investing in our common stock.

Specific areas of risk related to our business include those related to our lending activities; market interest rates; our business strategy; competitive matters; laws and regulations; economic conditions; operational matters; accounting matters; our reputation; legal matters; environmental matters and societal responses to climate change.

Specific risks related to this offering include those related to the future trading price of the common stock; our mutual holding company structure; use of the net offering proceeds; the trading market for the common stock; our return on equity after the completion of the offering; intended new stock-based benefit plans; anti-takeover factors; a forum selection provision for certain litigation; the irrevocability of your investment decision; and potential adverse tax consequences related to subscription rights.

Specific risks related to our contribution to the charitable foundation include the effects on our net income, the tax deductibility of the contribution and the dilution to stockholder ownership interests.

How You May Obtain Additional Information Regarding the Offering

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the reorganization and offering, please call the Stock Information Center at [stock center number]. The Stock Information Center will be open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

RISK FACTORS

You should consider carefully the following risk factors, in addition to all other information in this prospectus, in evaluating an investment in our common stock.

Risks Related to our Business

Risks Related to our Lending Activities

Our portfolios of commercial real estate and multi-family real estate loans have increased in recent periods, and we intend to continue originating these types of loans. These loans involve credit risks that could adversely affect our financial condition and results of operations.

At September 30, 2024, commercial real estate and multi-family loans totaled $219.2 million, or 30.9% of our total loan portfolio. Given their larger balances and the complexity of the underlying collateral, commercial real estate loans and multi-family real estate loans generally have more risk than the owner-occupied one- to four-family residential real estate loans we originate. Because the repayment of these loans depends on the successful management and operation of the borrower’s properties, and/or related businesses with respect to commercial real estate loans, repayment of such loans can be affected by adverse conditions in the local real estate market or economy. Also, many of our commercial borrowers have more than one loan outstanding with us. Further, the offering will allow us to increase our loans-to-one borrower limit, which may result in our originating larger loans. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk loss compared to an adverse development with respect to a one-to four-family residential real estate loan. If we foreclose on these loans, our holding period for the collateral typically is longer than for a one- to four-family residential property because there are fewer potential purchasers of the collateral. In addition, commercial real estate loans and multifamily real estate loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential loans. Accordingly, charge-offs on these types of loans may be larger than those incurred with our one- to four-family residential or consumer loan portfolios.

As our commercial real estate and multi-family real estate loan portfolios increase, the corresponding risks and potential for losses from these loans may also increase, which could adversely affect our business, financial condition and results of operations.

Our construction loans involve credit risks that could adversely affect our financial condition and results of operations.

At September 30, 2024, we had $110.7 million in construction and land loans, or 15.6% of our total loan portfolio, nearly all of which consisted of commercial construction loans. Construction lending involves additional risks when compared with permanent finance lending because funds are advanced upon the security of the project, which is of uncertain value before its completion. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project and the effects of governmental regulation of real property, it can be difficult to accurately evaluate the total funds required to complete a project and the related loan-to-value ratio. In addition, generally during the term of a construction loan, interest may be funded by the borrower or disbursed from an interest reserve set aside from the construction loan budget. These loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project and the ability of the borrower to sell or lease the property or obtain permanent take-out financing, rather than the ability of the borrower or guarantor to repay principal and interest. If the appraised value of a completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project and may incur a loss. As our construction loan portfolio increases, the corresponding risks and potential for losses from these loans may also increase, which could adversely affect our business, financial condition and results of operations.

Our emphasis on real estate loans exposes us to lending risks.

At September 30, 2024, the overwhelming majority of our loan portfolio was secured by real estate, most of which is located in our primary lending market area of Middlesex County, Massachusetts and surrounding areas. Future declines in the real estate values in our primary lending market and surrounding markets could significantly impair the value of the real estate collateral securing our loans and our ability to sell the collateral upon foreclosure for an amount necessary to satisfy the borrower’s obligations to us. This could require increasing our allowance for credit losses to address the decrease in the value of the real estate securing our loans, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in our local market area.

Unlike larger financial institutions that are more geographically diversified, our profitability depends primarily on the general economic conditions in our primary market area. Local economic conditions have a significant impact on our lending, including, the ability of borrowers to repay these loans and the value of the collateral securing these loans.

A deterioration in economic conditions in our primary market area could result in the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations:

•	demand for our products and services may decrease;

•	loan delinquencies, problem assets and foreclosures may increase;

•

collateral for loans, especially real estate, may decline in value, thereby reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans; and/or

•	the net worth and liquidity of loan guarantors may decrease, thereby impairing their ability to honor commitments made to us.

Moreover, a significant decline in general economic conditions, caused by inflation, recession, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, or other factors beyond our control could further impact these local economic conditions and could further negatively affect our financial performance. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

If our allowance for credit losses is not sufficient to cover actual loan losses, our earnings could decrease.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for credit losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions or the results of our analyses are incorrect, our allowance for credit losses may not be sufficient to cover expected credit losses in our loan portfolio, resulting in additions to our allowance. In addition, our emphasis on loan growth and on increasing our portfolio of commercial real estate and multi-family real estate loans, as well as any future credit deterioration, could require us to increase our allowance for credit losses in the future. At September 30, 2024, our allowance for credit losses was 0.47% of total loans and 204.94% of nonperforming loans. Material additions to our allowance would materially decrease our net income.

In addition, bank regulators periodically review our allowance for credit losses and, as a result of such reviews, we may be required to increase our provision for credit losses or recognize further loan charge-offs. Any increase in our allowance for credit losses or loan charge-offs as a result of such review or otherwise may have a material adverse effect on our financial condition and results of operations.

Uncertainties associated with increased originations of commercial real estate, construction and multi-family loans may result in errors in judging collectability, which may lead to additional provisions for credit losses or charge-offs, which would negatively affect our operations.

Our recent and intended increases in the level of our commercial real estate, construction and multi-family real estate originations have required and would likely require us to lend to borrowers with which we have limited or no experience. Our commercial real estate, construction and multi-family loans have grown from $244.9 million or 40.7% of the total loan portfolio at June 30, 2023 to $329.8 million or 46.4% of the total loan portfolio at September 30, 2024. While to date, we have not incurred any losses with regard to loans originated during this period, this portion of the loan portfolio is unseasoned and we do not have a significant payment history pattern with which to judge future collectability. Further, newly originated loans have not been subjected to unfavorable economic conditions. As a result, it may be difficult to predict the future performance of newly originated loans. These loans may have delinquency or charge-off levels above our recent historical experience, which could adversely affect our future performance. Further, commercial real estate, construction (in particular commercial construction) and multi-family loans generally have larger balances and involve a greater risk than one-to four-family residential mortgage loans. Accordingly, if we make any errors in judgment in the collectability of these loans, any resulting charge-offs may be larger on a per loan basis than those incurred historically with our single-family residential mortgage loans.

The level of our commercial real estate loan portfolio may subject us to additional regulatory scrutiny.

The FDIC and the other federal bank regulatory agencies have promulgated joint guidance on sound risk management practices for financial institutions with concentrations in commercial real estate lending. Under the guidance, a financial institution that, like us, is actively involved in commercial real estate lending should perform a risk assessment to identify concentrations. A financial institution may have a concentration in commercial real estate lending if, among other factors, (i) total reported loans for construction, land acquisition and development, and other land represent 100% or more of total capital, or (ii) total reported loans secured by multi-family and non-farm residential properties, loans for construction, land acquisition and development and other land, and loans otherwise sensitive to the general commercial real estate market, including loans to commercial real estate related entities, represent 300% or more of total capital. Based on these factors, we have a concentration in multi-family and commercial real estate lending, as such loans represented 355.23% of total capital as of September 30, 2024, as well as a concentration in construction loans, as such loans represented 126.15% of total capital as of September 30, 2024. The guidance focuses on exposure to commercial real estate loans that are dependent on the cash flow from the real estate held as collateral and that are likely to be at greater risk to conditions in the commercial real estate market (as opposed to real estate collateral held as a secondary source of repayment or in an abundance of caution). The purpose of the guidance is to guide banks in developing risk management practices and determining capital levels commensurate with the level and nature of real estate concentrations. The guidance states that management should employ heightened risk management practices including board and management oversight and strategic planning, development of underwriting standards, risk assessment and monitoring through market analysis and stress testing. While we believe we have implemented policies and procedures with respect to our commercial real estate loan portfolio consistent with this guidance, bank regulators could require us to implement additional policies and procedures consistent with their interpretation of the guidance that may result in additional costs to us or that may result in the curtailment of our commercial real estate and multi-family lending that would adversely affect our loan originations and profitability.

The foreclosure process may adversely impact our recoveries on non-performing loans

The judicial foreclosure process is protracted, which delays our ability to resolve non-performing loans through the sale of the underlying collateral. The longer timelines have been the result of many factors, including additional consumer protection initiatives related to the foreclosure process, increased documentary requirements and judicial scrutiny, and, both voluntary and mandatory programs under which lenders may consider loan modifications or other alternatives to foreclosure. These reasons and the legal and regulatory responses have impacted the foreclosure process and completion time of foreclosures for residential mortgage lenders. This may result in a material adverse effect on collateral values and our ability to minimize its losses.

We are subject to environmental liability risk associated with lending activities or properties we own.

A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties, or with respect to properties that we own in operating our business. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous conditions or toxic substances are found on these properties, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Environmental laws may require us to incur substantial expenses to address liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. Our policies, which require us to perform an environmental review before initiating any foreclosure action on non-residential real property, may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.

Risks Related to Market Interest Rates

Future changes in interest rates could negatively affect our operating results and asset values.

Net income is the amount by which net interest income and noninterest income exceed operating expense and the provision for credit losses. Net interest income makes up a majority of our income and is based on the difference between:

•	the interest income we earn on interest-earning assets, such as loans and securities; and

•	the interest expense we pay on interest-bearing liabilities, such as deposits and borrowings.

The rates we earn on our assets and the rates we pay on our liabilities are generally fixed for a contractual period of time. Like many savings institutions, our liabilities generally have shorter contractual maturities than our assets. This imbalance can create earnings volatility because market interest rates change over time. In a period of rising interest rates, the interest income we earn on our assets may not increase as rapidly as the interest we pay on our liabilities. Furthermore, increases in interest rates may adversely affect the ability of our borrowers to make loan repayments on adjustable-rate loans, as the interest owed on such loans would increase as interest rates increase.

Furthermore, increases in interest rates may adversely affect our ability to originate loans, as the historically low interest rate environment experienced until relatively recently contributed significantly to our loan growth, particularly in one- to four-family residential mortgage loans, where refinance volume had, until recently, been relatively high. The increase in market interest rates experienced in 2022 and 2023 reduced our interest rate spread, the continuation of which could have a material adverse effect on our profitability and results of operations.

In addition, changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A decline in interest rates generally results in increased prepayments of loans and mortgage-backed and related securities as borrowers refinance their debt to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Furthermore, an inverted interest rate yield curve, where short-term interest rates (which are usually the rates at which financial institutions borrow funds) are higher than long-term interest rates (which are usually the rates at which financial institutions lend funds for fixed-rate loans) can reduce a financial institution’s net interest margin and create financial risk for financial institutions that originate primarily longer-term, fixed-rate mortgage loans.

As of September 30, 2024 and June 30, 2024, we had $1.5 million and $2.2 million in net unrealized losses on available-for-sale investment securities, respectively. In addition, as a result of rising interest rates, we have experienced a shift in deposits from lower-cost savings and demand accounts to higher-cost certificates of deposit. For further information about this shift in deposits, see “Business of Winchester Savings Bank—Sources of Funds—Deposits.” However, the rates we earn on our loans did not increase as rapidly as those paid on deposits during the three months ended September 30, 2024 and the year ended June 30, 2024, as we have a significant amount of fixed-rate residential real estate loans where the interest rates did not increase commensurate with the increase in market interest rates. In addition, most of our adjustable-rate loans do not reprice immediately, such that changes in market interest rates take a period of time to affect our portfolio yields.

We monitor interest rate risk through the use of simulation models, including estimates of the amounts by which the fair value of our assets and liabilities (our economic value of equity or “EVE”) and our net interest income would change in the event of a range of assumed changes in market interest rates. As of September 30, 2024, in the event of an instantaneous 200 basis point decrease in interest rates, we estimate that we would experience a 34.3% decrease in EVE and a 19.8% decrease in net interest income.

At September 30, 2024, all estimated changes described later in this prospectus with respect to potential increases in market interest rates were not in compliance with the current policy limits established by the board of trustees. We have determined that selling assets to comply with our internal policies would result in a significant loss that would deplete capital and, as a result, restrict future growth, while providing limited benefit during a period of declining market interest rates, as has begun in the latter half of 2024.

Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in the level of interest rates also may negatively affect the value of our assets and ultimately affect our earnings.

For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Winchester Savings Bank—Management of Market Risk.”

Risks Related to our Business Strategy

We experienced a net loss for the three months ended September 30, 2024, and we may not return to sustained profitability in the future.

We recorded a net loss of $632,000 for the three months ended September 30, 2024. Our results of operations for that period were negatively affected by a provision for credit losses on loans of $1.3 million. We charged off approximately 80% of a $1.6 million commercial loan as of September 30, 2024 due to the borrower’s filing for bankruptcy protection and terminating operations of the underlying business. Although our operations have been profitable in other recent periods, including for the fiscal years ended June 30, 2024 and 2023, we may not return to sustained profitability in the future.

Our business strategy includes loan growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.

Our business strategy primarily focuses on loan growth, primarily funded by deposits. Achieving such growth may require us to attract customers that currently bank at other financial institutions in our market area. Our ability to successfully grow will depend on a variety of factors, including our ability to attract and retain experienced lenders and possibly increase our support staff, the continued availability of desirable business opportunities, the level of competition from other financial institutions in our market area, general economic conditions in our primary market area and our ability to manage our growth. Growth opportunities may not be available or we may not be able to manage our growth successfully. Any such business expansion can be expected to negatively impact our earnings until certain economies of scale are reached. Furthermore, there can be considerable costs involved in opening branches and expanding lending capacity, and generally a period of time is required to generate the necessary revenues to offset these costs. If we do not manage our growth effectively, our financial condition and operating results could be negatively affected.

Our continued pace of growth may require us to raise additional capital in the future, but that capital may not be available when it is needed.

We are required by banking regulatory authorities to maintain adequate levels of capital to support our operations. We may at some point need to raise additional capital to support our continued growth. If we raise capital through the issuance of additional shares of our common stock or other securities, it would dilute the ownership interests of stockholders and may dilute the per share book value of our common stock. New investors may also have rights, preferences and privileges senior to our current stockholders, which may adversely impact our then current stockholders. Also, the need to raise additional capital may force our management to spend more time in managerial and financing-related activities than in operational activities.

Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside of our control, and on our financial performance. In addition, our ability to raise capital may be limited by our mutual holding company structure, as Winchester Bancorp, MHC is required to own a majority of our outstanding shares of common stock for as long as it is in existence. Accordingly, we may not be able to raise additional capital, if needed, with favorable terms. If we cannot raise additional capital when needed, our ability to further expand our operations through internal growth and acquisitions could be materially impaired.

We depend on our management team and other key personnel to implement our business strategy and execute successful operations and we could be harmed by the loss of their services or the inability to hire additional personnel.

We depend on the services of the members of our senior management team who direct our strategy and operations. Our executive officers and lending personnel possess substantial expertise as well as extensive knowledge of our markets and key business relationships. Any one of them could be difficult to replace. Our loss of these persons, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets. See “Management.”

Risks Related to Competitive Matters

Strong competition within our market areas may limit our growth and profitability.

Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and securities brokerage firms and unregulated or less regulated non-banking entities operating locally and elsewhere. Many of these competitors have substantially greater resources and higher lending limits than we have and offer certain services that we do not or cannot provide. If we must raise interest rates paid on deposits or lower interest rates charged on our loans to remain competitive, our net interest margin and profitability could be adversely affected. Competition also makes it increasingly difficult and costly to attract and retain qualified employees. Our profitability depends upon our continued ability to successfully compete in our market area.

The financial services industry could become even more competitive as a result of new legislative, regulatory and technological changes and continued consolidation. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors have fewer regulatory constraints and may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services as well as better pricing for those products and services than we can. For additional information see “Business of Winchester Savings Bank—Market Area” and “—Competition.”

Our smaller size may make it more difficult for us to compete.

Our smaller size may make it more difficult to compete with other financial institutions that are larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our lower earnings may also make it more difficult to offer competitive salaries and benefits. In addition, our smaller customer base may make it difficult to generate meaningful noninterest income from non-traditional banking activities. Finally, as a smaller institution, we are disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.

Risks Related to Laws and Regulations

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

Winchester Savings Bank is subject to extensive regulation, supervision and examination by the Massachusetts Commissioner of Banks and the FDIC, and Winchester Bancorp, Inc. will be subject to extensive regulation, supervision and examination by the Federal Reserve Board. Such regulation and supervision govern the activities in which an insured depository institution and its holding company may engage, and are intended primarily for the protection of the federal deposit insurance fund and the depositors and borrowers of Winchester Savings Bank, rather than for our stockholders.

Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for credit losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent registered public accounting firm. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations.

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are detected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on pursuing acquisitions or establishing new branches. The policies and procedures we have adopted that are designed to assist in compliance with these laws and regulations may not be effective in preventing violations of these laws and regulations. We have not been subject to any fines or other penalties, nor have suffered business or reputational harm, as a result of money laundering activities in recent years.

We are subject to stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends or repurchase shares.

Federal regulations establish minimum capital requirements for insured depository institutions, including minimum risk-based capital and leverage ratios, and define “capital” for calculating these ratios. For an entity that has opted into using the community bank leverage ratio, such as Winchester Savings Bank, the current minimum community bank leverage ratio requirement is 9%. The application of these capital requirements could, among other things, result in lower returns on equity, and result in regulatory actions if we are unable to comply with such requirements. See “Regulation and Supervision—Federal Banking Regulation—Capital Requirements.”

At September 30, 2024, Winchester Savings Bank exceeded all applicable regulatory capital requirements and was considered “well capitalized.” See “Historical and Pro Forma Regulatory Capital Compliance.”

The Federal Reserve Board may require us to commit capital resources to support Winchester Savings Bank, and we may not have sufficient access to such capital resources.

Federal law requires that a holding company act as a source of financial and managerial strength to its subsidiary bank and to commit resources to support such subsidiary bank. Under the “source of strength” doctrine, the Federal Reserve Board may require a holding company to make capital injections into a troubled subsidiary bank and may charge the holding company with engaging in unsafe and unsound practices for failure to commit resources to a subsidiary bank. A capital injection may be required at times when the holding company may not have the resources to provide it and therefore may be required to attempt to borrow the funds or raise capital. Thus, any borrowing that must be done by Winchester Bancorp, Inc. to make a required capital injection becomes more difficult and expensive and could have an adverse effect on our business, financial condition and results of operations. Moreover, it is possible that we will be unable to borrow funds or otherwise raise capital when we need to do so.

We may be required to raise additional capital in the future, but that capital may not be available when it is needed, or it may only be available on unacceptable terms, which could adversely affect our financial condition and results of operations.

We are required by federal and state regulatory authorities to maintain adequate levels of capital to support our operations. We may at some point, however, need to raise additional capital to support continued growth or be required by our regulators to increase our capital resources. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside of our control, and on our financial performance. Accordingly, we may not be able to raise additional capital, if needed, on terms acceptable to us. If we cannot raise additional capital when needed, our ability to further expand our operations and pursue our growth strategy could be materially impaired and our financial condition and liquidity could be materially and adversely affected. In addition, if we are unable to raise additional capital when required by our bank regulators, we may be subject to adverse regulatory action.

Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations.

In addition to being affected by general economic conditions, our earnings and growth are affected by the policies of the Federal Reserve Board. An important function of the Federal Reserve Board is to regulate the money supply and credit conditions. Among the instruments used by the Federal Reserve Board to implement these objectives are open market purchases and sales of U.S. government securities, adjustments of the discount rate and changes in banks’ reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits. Their use also affects interest rates charged on loans or paid on deposits. The monetary policies and regulations of the Federal Reserve Board have had a significant effect on the operating results of financial institutions in the past and are expected to continue to do so in the future. The effects of such policies upon our business, financial condition and results of operations cannot be predicted.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an emerging growth company, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, we also will not be subject to Section 404(b) of the Sarbanes-Oxley Act, which would require that our independent auditors review and attest as to the effectiveness of our internal control over financial reporting. We have also elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

As a result, our stockholders may not have access to certain information they may deem important, and investors may find our common stock less attractive if we choose to rely on these exemptions. This could result in a less active trading market for our common stock and the price of our common stock may be more volatile.

We qualify as a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to smaller reporting companies could make our common stock less attractive to investors.

We are a smaller reporting company, and, for as long as we continue to qualify as a smaller reporting company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to smaller reporting companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and two years of audited financial statements in our annual report instead of three years. As long as we are a smaller reporting company that is also not an accelerated filer, we will not be subject to Section 404(b) of the Sarbanes-Oxley Act, which requires that our independent registered public accounting firm review and attest as to the effectiveness of our internal control over financial reporting. In addition, as a non-accelerated filer, we will have longer deadlines to file our periodic reports with the Securities and Exchange Commission.

We would remain a smaller reporting company and a non-accelerated filer for so long as our voting and non-voting equity held by non-affiliates (“public float”) is less than $250 million or our annual revenues are less than $100 million and our public float is less than $700 million. Public float is determined each year as of the end of a company’s second fiscal quarter applicable at the end of the fiscal year involved.

As a result of our smaller reporting company status and non-accelerated filer status, our stockholders may not have access to certain information they may deem important, and investors may find our common stock less attractive if we choose to rely on these exemptions. This could result in a less active trading market for our common stock and the price of our common stock may be more volatile.

Risks Related to Economic Conditions

Inflation can have an adverse impact on our business and on our customers.

Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. From 2021 to 2023, there was a significant rise in inflation and the Federal Reserve Board raised certain benchmark interest rates in an effort to combat inflation. As inflation increases, the value of our investment securities, particularly those with longer maturities, would decrease, although this effect can be less pronounced for floating rate instruments. In addition, inflation increases the cost of goods and services we use in our business operations, such as electricity and other utilities, which increases our operating expenses. Furthermore, our customers are also affected by inflation and the rising costs of goods and services used in their households and businesses, which could have a negative impact on their ability to repay their loans with us.

We have a high concentration of loans secured by real estate in our market area. Adverse economic conditions, both generally and in our market area, could adversely affect our financial condition and results of operations.

We have relatively few loans outside of our market area. Consequently, we have a greater risk of loan defaults and losses in the event of a further economic downturn in our market area, as adverse economic conditions may have a negative effect on the ability of our borrowers to make timely payments of their loans. A return of recessionary conditions and/or negative developments in the domestic and international credit markets may significantly affect the markets in which we do business, the value of our loans, investments, and collateral securing our loans, and our ongoing operations, costs and profitability. Any of these negative events may result in higher-than expected loan delinquencies, increase our levels of non-performing and classified assets, and reduce demand for our products and services, which may cause us to incur losses and may adversely affect our capital, liquidity and financial condition. According to published data, our market area has not experienced any material declines in real estate values during the last year or any material increase in the number of foreclosure proceedings.

A worsening of economic conditions could reduce demand for our products and services and/or increase our level of non-performing loans, which could adversely affect our financial condition and results of operations.

Unlike larger financial institutions that are more geographically diversified, our profitability depends primarily on the general economic conditions in our primary market area. We believe the current general economic conditions in our primary market area are healthy and stable.

In addition to local economic conditions, which could have a significant impact on the ability of our borrowers to repay their loans and on the value of the collateral securing their loans, deterioration in general economic conditions could result in the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations:

•	demand for our products and services may decline;

•	loan delinquencies, problem assets and foreclosures may increase;

•	collateral for loans, especially real estate, may decline in value, reducing customers’ future borrowing power and the value of assets and collateral associated with existing loans; and

•	the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us.

Moreover, a significant decline in general economic conditions, caused by inflation, recession, tariffs and international trade disputes, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, unemployment or other factors beyond our control could further impact these local economic conditions and could further negatively affect the financial results of our banking operations. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

Risks Related to Operational Matters

Our funding sources may prove insufficient to replace deposits at maturity and support our future growth. A lack of liquidity could adversely affect our financial condition and results of operations and result in regulatory limits being placed on us.

We must maintain sufficient funds to respond to the needs of depositors and borrowers. As a part of our liquidity management, we use a number of funding sources in addition to core deposit growth and repayments and maturities of loans and investments. As we grow, we are likely to depend more on these sources, which may include Federal Home Loan Bank of Boston advances, federal funds purchased and brokered certificates of deposit. While we emphasize the generation of low-cost core deposits as a source of funding, there is strong competition for such deposits in our market area. Additionally, deposit balances can decrease if customers perceive alternative investments as providing a better risk/return tradeoff. Adverse operating results or changes in industry conditions could lead to difficulty or an inability to access these additional funding sources. Our financial flexibility will be severely constrained if we are unable to maintain our access to funding or if adequate financing is not available to accommodate future growth at acceptable interest rates.

Further, if we are required to rely more heavily on more expensive funding sources to support liquidity and future growth, our revenues may not increase proportionately to cover our increased costs. In this case, our operating margins and profitability would be adversely affected. Alternatively, we may need to sell a portion of our investment and/or loan portfolio to raise funds, which, depending upon market conditions, could result in us realizing a loss on the sale of such assets.

A lack of liquidity could also attract increased regulatory scrutiny and potential restraints imposed on us by regulators. Depending on the capitalization status and regulatory treatment of depository institutions, including whether an institution is subject to a supervisory prompt corrective action directive, certain additional regulatory restrictions and prohibitions may apply, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on payment of dividends and restrictions on the acceptance of brokered deposits.

At September 30, 2024, we had $142.9 million outstanding in advances from the Federal Home Loan Bank of Boston. At September 30, 2024, we had the ability to borrow $105.9 million in additional Federal Home Loan Bank of Boston advances. At September 30, 2024, we also had a $5.3 million line of credit with the Federal Home Loan Bank of Boston, $4.9 million of which was drawn at September 30, 2024. Additionally, at September 30, 2024, we had a $9.5 million secured line of credit through the Federal Reserve Borrower in Custody (BIC) program. We could significantly increase our borrowing capacity from the Federal Home Loan Bank of Boston and the Federal Reserve Bank, if we pledged additional assets as security. We anticipate that we will have sufficient funds to meet our current funding commitments. Based on our deposit retention experience and current pricing strategy, we anticipate that a significant portion of maturing time deposits will be retained.

For further information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

We hold a relatively large level of certificates of deposit, which has significantly increased our cost of funds and could continue to do so in the future.

At September 30, 2024, certificates of deposit totaled $283.5 million, or 44.1% of our total deposits. Our increased levels of certificates of deposit in recent years have resulted in a higher cost of funds than would otherwise be the case if we had a higher percentage of demand deposits and savings deposits. In addition, if our certificates of deposit do not remain with us, we may be required to access other sources of funds, including loan sales, other types of deposits, advances from the Federal Home Loan Bank of Boston and other borrowings. Depending on market conditions, we may be required to pay higher rates on such deposits or borrowings than we currently pay on our certificates of deposit.

The development of new products and services may impose additional costs on us and may expose us to increased operational risk.

The introduction of new products and services can entail significant investments in time and resources, financial or otherwise, including regulatory approvals. Substantial risks and uncertainties are associated with the introduction of new products and services, including technical and control requirements that may need to be developed and implemented, rapid technological change in the industry, our ability to access technical and other information from its clients, the significant and ongoing investments required to bring new products and services to market in a timely manner at competitive prices and the preparation of marketing, sales and other materials that fully and accurately describe the product or service and its underlying risks. Our failure to manage these risks and uncertainties also exposes us to enhanced risk of operational lapses which may result in the recognition of financial statement liabilities. Regulatory and internal control requirements, capital requirements, competitive alternatives, vendor relationships and shifting market preferences may also determine if such initiatives can be brought to market in a manner that is timely and attractive to our clients. Products and services relying on internet and mobile technologies may expose us to fraud and cybersecurity risks. Failure to successfully manage these risks in the development and implementation of new products or services could have a material adverse effect on our business and reputation, as well as on its consolidated results of operations and financial condition.

We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.

Information technology systems are critical to our business. Our business requires us to collect, process, transmit and store significant amounts of confidential information regarding our customers, employees and our own business, operations, plans and business strategies. We use various technology systems to manage our customer relationships, general ledger, securities investments, deposits, and loans. Our computer systems, data management and internal processes, as well as those of third parties, are integral to our performance. Our operational risks include the risk of malfeasance by employees or persons outside our company, errors relating to transaction processing and technology, systems failures or interruptions, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. There have been increasing efforts by third parties to breach data security at financial institutions. Such attacks include computer viruses, malicious or destructive code, phishing attacks, denial of service or information or other security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information, damages to systems, or other material disruptions to network access or business operations. Although we take protective measures and believe that we have not experienced any of the types of data breaches described above, the security of our computer systems, software, and networks may be vulnerable to breaches, unauthorized access, misuse, computer viruses, or other malicious code and cyber-attacks that could have an impact on information security. Because the techniques used to cause security breaches change frequently, we may be unable to proactively address these techniques or to implement adequate preventative measures.

In the event of a breakdown in our internal control systems, improper operation of our systems or improper employee actions, or a breach of our security systems, including if confidential or proprietary information were to be mishandled, misused or lost, we could suffer financial loss, loss of customers and damage to our reputation, and face regulatory action or civil litigation. Any of these events could have a material adverse effect on our financial condition and results of operations. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits.

Our board of trustees relies to a large degree on management and outside consultants in overseeing cybersecurity risk management.

Winchester Savings Bank has a standing Information Technology Steering Committee, consisting of the Chief Information Officer, the Senior Vice President of Risk and Compliance, information technology staff and staff from other departments within Winchester Savings Bank. The committee meets quarterly or more frequently if needed, and reports to the board of trustees after each meeting through committee minutes. Winchester Savings Bank also engages outside consultants to support its cybersecurity efforts. The trustees of Winchester Savings Bank do not have significant experience in cybersecurity risk management in other business entities comparable to Winchester Savings Bank and rely on senior management and an information technology service provider for cybersecurity guidance.

We rely on third-party vendors, which could expose us to additional cybersecurity risks.

Third-party vendors provide key components of our business infrastructure, including certain data processing and information services. Accordingly, our operations are exposed to risk that these vendors will not perform in accordance with our contractual agreements with them, or we also could be adversely affected if such an agreement is not renewed by the third-party vendor or is renewed on terms less favorable to us. If our third-party providers encounter difficulties, or if we have difficulty communicating with those service providers, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected, which could have a material adverse effect on our financial condition and results of operations. Threats to information security also exist in the processing of customer information through various other vendors and their personnel. To our knowledge, the services and programs provided to us by third parties have not experienced any material security breaches. However, the existence of cyber-attacks or security breaches at third parties with access to our data, such as vendors, may not be disclosed to us in a timely manner.

We may be subject to risks and losses resulting from fraudulent activities that could adversely impact our financial performance and results of operations.

As a bank, we are susceptible to fraudulent activity that may be committed against us or our clients, which may result in financial losses or increased costs to us or our clients, disclosure or misuse of our information or our client information, misappropriation of assets, privacy breaches against our clients, litigation or damage to our reputation. We are most subject to fraud and compliance risk in connection with the origination of loans, ACH transactions, wire transactions, ATM transactions, checking transactions, and debit cards that we have issued to our customers and through our online banking portals.

We maintain a system of internal controls and insurance coverage to mitigate against such risks, including data processing system failures and errors, and customer fraud. If our internal controls fail to prevent or detect any such occurrence, or if any resulting loss is not insured or exceeds applicable insurance limits, it could have a material adverse effect on our business, financial condition and results of operations.

We maintain a defined pension benefit plan for the benefit of a portion of our employees. We may determine to terminate this plan in the future. We could incur an expense in connection with the termination, which could negatively affect our income during the year of the termination.

We maintain a defined pension benefit plan for the benefit of employees of Winchester Savings Bank who were employees prior to November 1, 2022. This plan was frozen effective October 31, 2024. We may choose to terminate this plan in the future. The cost to terminate the plan is primarily dependent on the value of the plan’s assets and applicable interest rates at the time of such termination. We cannot estimate the actual costs associated with potential termination from the plan until the date of the termination, but if these costs were material, it would negatively impact future earnings in the year of termination.

The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

As a result of the completion of this offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a stand-alone public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second Annual Report on Form 10-K that we would expect to file with the Securities and Exchange Commission. Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price. In addition, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

Risks Related to Accounting Matters

Changes in accounting standards could affect reported earnings.

The bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

In preparing this prospectus as well as periodic reports we will be required to file under the Securities Exchange Act of 1934, including our consolidated financial statements, our management is and will be required under applicable rules and regulations to make estimates and assumptions as of a specified date. These estimates and assumptions are based on management’s best estimates and experience as of that date and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include our evaluation of the adequacy of our allowance for credit losses, the calculation of our deferred tax assets and our determinations with respect to the fair values of financial instruments.

Other Risks Related to Our Business

Legal and regulatory proceedings and related matters could adversely affect us.

We have been and may in the future become involved in legal and regulatory proceedings. We consider most of the proceedings to be in the normal course of our business or typical for the industry; however, it is inherently difficult to assess the outcome of these matters, and we may not prevail in any proceedings or litigation. There could be substantial costs and management diversion in such litigation and proceedings, and any adverse determination could have a materially adverse effect on our business, brand or image, or our financial condition and results of our operations.

Societal responses to climate change could adversely affect our business and performance, including indirectly through impacts on our customers.

Concerns over the long-term impacts of climate change have led and will continue to lead to governmental efforts around the world to mitigate those impacts. Consumers and businesses also may change their behavior on their own as a result of these concerns. We and our customers will need to respond to new laws and regulations as well as consumer and business preferences resulting from climate change concerns. We and our customers may face cost increases, asset value reductions and operating process changes. The impact on our customers will likely vary depending on their specific attributes, including reliance on or role in carbon intensive activities. Among the impacts to us could be a drop in demand for our products and services, particularly in certain sectors. In addition, we could face reductions in creditworthiness on the part of some customers or in the value of assets securing loans. Our efforts to take these risks into account in making lending and other decisions, including by increasing our business with climate-friendly companies, may not be effective in protecting us from the negative impact of new laws and regulations or changes in consumer or business behavior.

We are a community bank and our ability to maintain our reputation is critical to the success of our business, and the failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees or by retaining, appointing or electing directors who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and employees. If our reputation is negatively affected by the actions of our employees or directors, by our inability to conduct our operations in a manner that is appealing to current or prospective customers, or otherwise, our business and, therefore, our operating results may be materially adversely affected.

Severe weather, natural disasters and other external events could significantly affect our operations and results.

Severe weather or natural disasters, such as tornados, drought and other adverse external events, could have a significant effect on our ability to conduct business. Such events could affect the stability of our deposit base, impair the ability of borrowers to repay outstanding loans, impair the value of collateral securing loans, cause significant property damage, result in loss of revenue and/or cause us to incur additional expenses. Accordingly, the occurrence of any such severe weather or natural disaster event could have a material adverse effect on our business, which, in turn, could adversely affect our financial condition and results of operations.

If our deposits grow too large, we may lose the benefits of excess deposit insurance provided by the Depositors Insurance Fund.

Winchester Savings Bank’s deposits are insured in full beyond federal deposit insurance coverage limits by the Depositors Insurance Fund, or the DIF, a private excess deposit insurer created under Massachusetts law. We believe offering full deposit insurance in excess of FDIC insurance limits gives us a competitive advantage for individual, corporate and municipal depositors having deposit balances. However, the DIF may require member institutions that pose greater than normal loss exposure risk to the DIF to take certain risk-mitigating measures or withdraw from the DIF. In such an event, an institution may be required to reduce its level of excess deposits, pay for the reinsurance of excess deposits, make an additional capital contribution to the DIF, provide collateral or take other risk-mitigating measures that the DIF may require, which may include entering into reciprocal deposit programs with other financial institutions or reciprocal deposit services. Any of the above measures may reduce our overall level of deposits and increase our reliance on other, more expensive or less stable sources for funding, including FHLB advances, which would reduce net income.

Risks Related to the Offering

The future price of our common stock may be less than the purchase price in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them at or above the purchase price in the offering. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, often experience substantial market price volatility. Price fluctuations in our common stock may be unrelated to our operating performance.

Persons who purchase stock in the offering will own a minority of Winchester Bancorp, Inc.’s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders.

Public stockholders will own a minority of the outstanding shares of Winchester Bancorp, Inc.’s common stock. As a result, stockholders other than Winchester Bancorp, MHC will not be able to exercise voting control over most matters put to a vote of stockholders. Winchester Bancorp, MHC will own a majority of Winchester Bancorp, Inc.’s common stock after the offering and, through its board of trustees, will be able to exercise voting control over most matters put to a vote of stockholders. Winchester Bancorp, MHC may take action that the public stockholders believe to be contrary to their interests. For example, Winchester Bancorp, MHC may exercise its voting control to defeat a stockholder nominee for election to the board of directors of Winchester Bancorp, Inc.

In addition, stockholders will not be able to force a merger or second-step conversion transaction without the consent of Winchester Bancorp, MHC since such a transaction requires the approval of the holders of a majority of the outstanding voting stock of Winchester Bancorp, Inc., which can only be achieved if Winchester Bancorp, MHC votes to approve such transactions. Some stockholders may desire a sale or merger transaction, since stockholders typically receive a premium for their shares, or a second-step conversion transaction, since, on a fully converted basis, most full stock institutions tend to trade at higher multiples than mutual holding companies. Stockholders could, however, prevent a second-step conversion or the implementation of equity incentive plans because under current regulations and policies, such matters also require the separate approval of the stockholders other than Winchester Bancorp, MHC.

We have broad discretion in using the proceeds of the offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.

We intend to invest between $12.1 million and $16.8 million of the net proceeds of the offering (or $19.4 million at the adjusted maximum of the offering range) in Winchester Savings Bank. We also expect to use a portion of the net proceeds we retain to make a cash contribution to the charitable foundation and fund a loan for the purchase of shares of common stock in the offering by our employee stock ownership plan. We may use the remaining net proceeds to invest in short-term and other investments and for other general corporate purposes, including the repurchase of shares of our common stock. Winchester Savings Bank intends to use the net proceeds it receives to fund new loans, enhance existing products and services, invest in securities, expand its banking franchise by establishing or acquiring new branches or acquiring other financial institutions as opportunities arise, or for other general corporate purposes. With the exception of the loan to the employee stock ownership plan and the contribution to the charitable foundation, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing thereof. Also, certain of these uses, such as acquiring other financial institutions, may require the approval of the Massachusetts Commissioner of Banks, the FDIC or the Federal Reserve Board. We have not established a timetable for investing the net proceeds, and, accordingly, we may not invest the net proceeds at a time that is most beneficial to Winchester Bancorp, Inc., Winchester Savings Bank or our stockholders.

There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.

We have never issued capital stock and there is no established market for our common stock. We expect that our common stock will be traded on the Nasdaq Capital Market, subject to completion of the offering and compliance with certain conditions. Raymond James has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so or to continue to do so once trading begins. The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. In addition, our public “float,” which is the number of our outstanding shares less the shares held by Winchester Bancorp, MHC, our employee stock ownership plan and our directors and executive officers, may be limited. As a result, an active trading market for the common stock may not develop or, if it develops, it may not continue. If you purchase shares of common stock, you may not be able to sell them at or above $10.00 per share. Purchasers of common stock in this offering should have long-term investment intent and should recognize that there may be a limited trading market in the common stock. This may make it difficult to sell the common stock after the offering and may have an adverse impact on the price at which the common stock can be sold.

The capital we raise in the offering may negatively impact our return on equity until we can fully deploy the proceeds. This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers. Our return on equity may be relatively low until we are able to leverage the additional capital we receive from the offering. Although we anticipate increasing net interest income using proceeds of the offering, our return on equity will be reduced by the capital raised in the offering, higher expenses from the costs of being a public company, and added expenses associated with our employee stock ownership plan and the stock-based benefit plan we intend to adopt. Until we can increase our net interest income through investment of the proceeds of the offering, our return on equity may remain relatively low compared to our peer group, which may reduce the value of our shares.

If we declare dividends on our common stock, Winchester Bancorp, MHC will be prohibited from waiving the receipt of dividends.

Winchester Bancorp, Inc.’s board of directors will have the authority to declare dividends on our common stock, subject to statutory and regulatory requirements. If Winchester Bancorp, Inc. pays dividends to its stockholders, it also will be required to pay dividends to Winchester Bancorp, MHC, unless Winchester Bancorp, MHC is permitted by the Federal Reserve Board to waive the receipt of dividends. The Federal Reserve Board’s current position is to not permit a bank holding company to waive dividends declared by its subsidiary. In addition, Massachusetts banking regulations prohibit Winchester Bancorp, MHC from waiving dividends declared and paid by Winchester Bancorp, Inc. unless the Massachusetts Commissioner of Banks does not object to the waiver and provided the waiver is not detrimental to the safe and sound operation of Winchester Savings Bank. Accordingly, because dividends will be required to be paid to Winchester Bancorp, MHC along with all other stockholders, the amount of dividends available for all other stockholders will be less than if Winchester Bancorp, MHC were permitted to waive the receipt of dividends.

Our stock-based benefit plans will increase our expenses, which will reduce our net income.

We intend to implement a stock-based benefit plan after the offering, subject to stockholder approval, which would increase our annual compensation and benefit expenses related to stock options and stock awards granted to participants under the stock-based benefit plan. The amount of these stock-related compensation and benefit expenses would depend on the number of options and stock awards granted, the fair value of the options and our stock on the date of grant, the vesting period, and other factors that we cannot predict at this time. If we implement a stock-based benefit plan within one year following the completion of the reorganization and offering, the total shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plan would be limited to 4% and 10%, respectively, of the aggregate amount of shares of common stock of Winchester Bancorp, Inc. sold in the offering and contributed to the charitable foundation. If we award restricted shares of common stock or grant options in excess of these amounts under a stock-based benefit plan implemented more than one year after the completion of the offering, our expenses would increase further.

We anticipate that our employee stock ownership plan will purchase 8% of the total number of shares of common stock sold in the offering and contributed to the charitable foundation. The cost of acquiring the shares of common stock for the employee stock ownership plan is estimated to be between $2.2 million at the minimum of the offering range and $3.4 million at the adjusted maximum of the offering range (assuming we are able to purchase all of such shares in the offering). We will record annual employee stock ownership plan expenses in an amount equal to the fair value of shares of common stock committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

The estimated expense in the first year following the offering for shares purchased in the offering (or in the after-market if the offering is oversubscribed by the eligible account holders) by our employee stock ownership plan and for a stock-based benefit plan implemented within one year after the offering, subject to receipt of stockholder approval, is approximately $941,000 ($787,000 after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share offering price as fair market value. Actual expense may be higher if the price of our common stock at the time the shares are allocated or awarded is greater than $10.00 per share. For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Offering.”

The implementation of a stock-based benefit plan is likely to dilute your ownership interest.

We intend to adopt a stock-based benefit plan, which will allow participants to be awarded shares of common stock (at no cost to them) and/or options to purchase shares of our common stock, following the offering. If this stock-based benefit plan is funded solely from the issuance of authorized but unissued shares of common stock in the amounts discussed above, stockholders would experience dilution in their ownership interest totaling 5.93%. Although the implementation of a stock-based benefit plan will be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions or mutual holding company stock offerings have been approved by stockholders.

We have not determined the timing of the adoption of stock-based benefit plan following the offering. Stock-based benefit plans adopted more than one year following the completion of the offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our expenses and the dilution to other stockholders.

If we adopt a stock-based benefit plan within one year following the completion of the offering, then we may grant shares of common stock or stock options under our stock-based benefit plan for up to 4% and 10%, respectively, of the aggregate number of shares of common stock sold in the offering and contributed to the charitable foundation. The amount of stock awards and stock options available for grant under the stock-based benefit plan may exceed these amounts, provided the stock-based benefit plan is adopted more than one year following the offering. Although the implementation of a stock-based benefit plan will be subject to stockholder approval, the determination as to the timing of the implementation of such plan will be at the discretion of our board of directors. A stock-based benefit plan that provides for awards in excess of these amounts would increase our expenses beyond the amounts estimated in “—Our stock-based benefit plans will increase our expenses, which will reduce our net income.” A stock-based benefit plan that provides for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of a stock-based benefit plan is likely to dilute your ownership interest.”

Various factors may make takeover attempts more difficult to achieve.

Stock banks or their holding companies, as well as individuals, may not acquire control of a mutual holding company, such as Winchester Bancorp, Inc. As a result, the only persons that may acquire control of a mutual holding company are other mutual savings institutions or mutual holding companies. Accordingly, it is very unlikely that Winchester Bancorp, Inc. would be subject to any takeover attempt by activist stockholders or other financial institutions.

Under applicable regulations, for a period of three years following completion of the reorganization, no person may acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks. Under federal law, subject to certain exemptions, a person, entity or group must notify the Federal Reserve Board before acquiring control of a bank holding company. Also, a bank holding company must obtain the prior approval of the Federal Reserve Board before, among other things, acquiring direct or indirect ownership or control of more than 5% of any class of voting shares of any bank, including Winchester Savings Bank.

There also are provisions in our articles of incorporation that may be used to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of the shares of common stock outstanding. Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors, employment and change in control agreements that we have entered into with our executive officers and other factors may make it more difficult for companies or persons to acquire control of Winchester Bancorp, Inc. without the consent of our board of directors. Taken as a whole, these statutory provisions and provisions in our articles of incorporation could result in our being less attractive to a potential acquirer and thus could adversely affect the market price of our common stock.

For additional information, see “Restrictions on the Acquisition of Winchester Bancorp, Inc. and Winchester Savings Bank,” “Management—Agreements and Benefit Plans” and “ —Benefits to be Considered Following Completion of the Offering.”

Our stock value may be negatively affected by applicable regulations that restrict stock repurchases.

Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the reorganization and offering, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans. In addition, under state regulations, we may not repurchase shares of our common stock during the first three years following the completion of the offering except to fund tax-qualified or nontax-qualified employee stock benefit plans, or except in amounts not greater than 5% of our outstanding shares of common stock where compelling and valid business reasons are established to the satisfaction of the Massachusetts Commissioner of Banks. Stock repurchases are a capital management tool that can enhance the value of a company’s stock, and our inability to repurchase our shares of common stock following the offering may negatively affect our stock price.

Our articles of incorporation provide that, subject to limited exceptions, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.

The articles of incorporation of Winchester Bancorp, Inc. provide that, unless Winchester Bancorp, Inc. consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Winchester Bancorp, Inc., (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Winchester Bancorp, Inc. to Winchester Bancorp, Inc. or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine will be conducted in a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision does not apply to claims arising under the federal securities laws. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with Winchester Bancorp, Inc. and its directors, officers, and other employees, or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both. In addition, if a court were to find this exclusive forum provision to be inapplicable or unenforceable in a particular action, we may incur additional costs associated with resolving the action in another jurisdiction, which could have a material adverse effect on our financial condition and results of operations.

You may not revoke your decision to purchase Winchester Bancorp, Inc. common stock in the subscription or community offerings after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the offering, including any extension of the expiration date and consummation of a syndicated offering. Because completion of the offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, among other factors, there may be one or more delays in completing the offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond [extension date], or the number of shares to be sold in the offering is increased to more than 4,061,964 shares or decreased to fewer than 2,610,715 shares.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to certain current or former depositors of Winchester Savings Bank employees, officers, directors, trustees and corporators are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel, Luse Gorman, PC, that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

Risks Related to Our Contribution to the Charitable Foundation

Our contribution to the charitable foundation will adversely affect net income.

In connection with the reorganization and offering, we intend to contribute to a new charitable foundation 121,428, 142,857, 164,286 and 188,929 shares of common stock at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, and $400,000 in cash. The contribution will have an adverse effect on our net income for the quarter and year in which we make the issuance and contribution to the charitable foundation. At the adjusted maximum of the offering range, the after-tax expense of the contribution will reduce net income by approximately $1.7 million during the quarter in which the contribution is made. We had a net loss of $632,000 for the three months ended September 30, 2024 and net income of $786,000 for the fiscal year ended June 30, 2024.

Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

The Internal Revenue Service may not grant tax-exempt status to the charitable foundation. If the contribution is not deductible, we would not receive any tax benefit from the contribution. The total value of the contribution would be $2.3 million at the adjusted maximum of the offering range, which would result in after-tax expense of approximately $1.7 million. In the event that the Internal Revenue Service does not grant tax-exempt status to the charitable foundation or the contribution to the charitable foundation is otherwise not tax deductible, we would recognize after-tax expense up to the total value of the entire contribution.

In addition, even if the contribution is tax deductible, we may not have sufficient taxable income to be able to fully use the tax deduction from our contribution to the charitable foundation. Pursuant to the Internal Revenue Code, an entity is permitted to deduct up to 10% of its taxable income (income before federal income taxes and charitable contributions) in any one year for charitable contributions. Any contribution in excess of the 10% limit during the year in which the charitable contribution is made may be deducted for federal income tax purposes over each of the five years following the year in which the charitable contribution is made. Accordingly, a charitable contribution could, if necessary, be deducted over a six-year period (including the year in which the charitable contribution is made).

Our contribution to the charitable foundation will dilute your ownership interest.

Persons purchasing shares in the offering will have their ownership and voting interests in Winchester Bancorp, Inc. diluted by 1.12% due to the contribution of shares of common stock to the charitable foundation.

SELECTED FINANCIAL AND OTHER DATA

The following tables set forth selected historical financial and other data for Winchester Bancorp, Inc. at the dates and for the periods indicated. It is only a summary and it should be read in conjunction with the business and financial information contained elsewhere in this prospectus, including the consolidated financial statements beginning on page F-1. The information at June 30, 2024 and 2023, and for the fiscal years ended June 30, 2024 and 2023 is derived in part from the audited consolidated financial statements appearing elsewhere in this prospectus. The information at September 30, 2024, and for the three months ended September 30, 2024 and 2023 is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three months ended September 30, 2024, are not necessarily indicative of the results to be achieved for the full fiscal year ending June 30, 2025.

	At September 30, 2024	At June 30,
		2024	2023
	(In thousands)
Selected Financial Condition Data:
Total assets	$872,853	$852,968	$750,634
Cash and cash equivalents	37,215	44,114	52,178
Securities available for sale	28,556	31,090	26,969
Marketable equity securities	2,283	2,112	1,733
Securities held to maturity	58,078	55,548	44,686
Loans, net of allowance for credit losses on loans	708,221	681,951	596,392
Bank owned life insurance	10,577	10,459	6,145
Deposits	642,279	635,393	576,360
Borrowings	142,926	129,469	91,701
Total surplus	80,233	80,288	77,046

	For the Three Months Ended September 30,		For the Years Ended June 30,
	2024	2023	2024	2023
	(In thousands)
Selected Operating Data:
Interest and dividend income	$10,231	$7,797	$34,863	$24,871
Interest expense	(6,463)	(4,031)	(20,489)	(7,122)

Net interest income before provision for credit losses	3,798	3,766	14,374	17,749
Provision for credit losses	(1,162)	(63)	(514)	(1,396)

Net interest income after provision for credit losses	2,606	3,703	13,860	16,353
Other income	501	191	1,779	4,241
Operating expenses	(3,937)	(3,637)	(14,885)	(14,971)

Income (loss) before income taxes	(830)	257	754	5,623
Income tax (benefit) expense	(198)	44	(32)	1,463

Net income (loss)	$(632)	$213	$786	$4,160

	At or For the Three Months Ended September 30,		At or For the Years Ended June 30,
	2024	2023	2024	2023
Performance Ratios:
Return (loss) on average assets (1)	(0.30)%	0.12%	0.10%	0.61%
Return (loss) on average equity (1)	(3.17)%	1.16%	1.01%	5.76%
Interest rate spread (2)	1.39%	1.72%	1.45%	2.50%
Net interest margin (1)(3)	1.84%	2.11%	1.90%	2.70%
Noninterest expense to average assets (1)	1.87%	1.98%	1.92%	2.21%
Efficiency ratio (4)	92.22%	91.91%	92.15%	68.08%
Average interest-earning assets to average interest-bearing liabilities	114.41%	117.36%	116.54%	118.93%
Loans to deposits ratio	110.62%	107.91%	107.71%	104.27%

Capital Ratios:
Community bank leverage ratio	9.50%	11.12%	9.92%	11.05%
Average equity to average assets	9.46%	9.99%	10.01%	10.66%

Asset Quality Ratios:
Allowance for credit losses on loans as a percentage of total loans	0.47%	0.46%	0.50%	0.92%
Allowance for credit losses on loans as a percentage of non-performing loans	204.94%	202.77%	245.45%	436.98%
Net (charge-offs) recoveries to average outstanding loans during the period (1)	(0.78)%	—%	—%	—%
Non-performing loans as a percentage of total loans	0.23%	0.23%	0.21%	0.21%
Non-performing loans as a percentage of total assets	0.19%	0.19%	0.16%	0.17%
Total non-performing assets as a percentage of total assets	0.19%	0.19%	0.16%	0.17%

Other:
Number of offices	5	4	5	4
Number of full-time equivalent employees	72	78	71	77

(1)	Annualized for the three-month periods.
(2)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Represents net interest income as a percentage of average interest-earning assets.
(4)	Represents operating expense divided by the sum of net interest income and other income.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “estimate,” “expect,” “indicate,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this prospectus.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, including any recessionary conditions and/or increases in unemployment, either nationally or in our market areas, that are worse than expected;

•	changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses;

•	our ability to access cost-effective funding;

•	fluctuations in real estate values and both residential and commercial real estate market conditions;

•	demand for loans, deposits and non-banking services in our market area;

•	our ability to implement our business strategy;

•	competition among depository and other financial institutions, including with respect to our ability to charge overdraft fees;

•

inflation and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make;

•	adverse changes in the securities or secondary mortgage markets;

•

changes in laws or government regulations or policies affecting financial institutions and/or their holding companies, including changes in regulatory fees, capital requirements and insurance premiums;

•	monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board;

•	changes in the quality or composition of our loan or investment portfolios;

•	technological changes that may be more difficult or expensive than expected;

•	the inability of third-party providers to perform as expected;

•	a failure or breach of our operational or security systems or infrastructure, including cyberattacks;

•	our ability to manage market risk, credit risk and operational risk;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•

our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames, and any goodwill charges related thereto;

•	changes in consumer spending, borrowing and savings habits;

•

changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	changes in accounting and/or tax estimates;

•	our ability to retain key employees;

•	the effects of any national or global conflict, war or act of terrorism;

•	the ability of the U.S. Government to remain open, function properly and manage federal debt limits;

•	the impact of a pandemic on our operations and financial results and those of our customers;

•	our compensation expense associated with equity allocated or awarded to our employees; and

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors.”

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we will not be able to determine the amount of actual net proceeds we will receive from the sale of shares of common stock until the offering is completed, we anticipate that the net proceeds will be between $24.3 million and $33.5 million, or $38.8 million if the offering is increased by 15%.

Winchester Bancorp, Inc. intends to distribute the net proceeds from the offering as follows:

	Based Upon the Sale at $10.00 Per Share of:
	2,610,715 Shares		3,071,429 Shares		3,532,143 Shares		4,061,964 Shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Gross offering proceeds	$26,107		$30,714		$35,321		$40,620
Less: offering expenses	(1,810)		(1,810)		(1,810)		(1,810)

Net offering proceeds	$24,297	100.0%	$28,904	100.0%	$33,511	100.0%	$38,810	100.0%

Distribution of net proceeds:
To Winchester Savings Bank	$12,149	50.0%	$14,452	50.0%	$16,756	50.0%	$19,405	50.0%
To the charitable foundation	$400	1.6%	$400	1.4%	$400	1.2%	$400	1.0%
Funding loan to employee stock ownership plan (2)	$2,186	9.0%	$2,571	8.9%	$2,957	8.8%	$3,401	8.8%
Retained by Winchester Bancorp, Inc.	$9,563	39.4%	$11,481	39.7%	$13,399	40.0%	$15,604	40.2%

(1)

As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)

The employee stock ownership plan will purchase 8% of the aggregate number of shares sold in the offering and contributed to the charitable foundation with the employee stock ownership plan obtaining the funds to purchase the shares from a loan made available by Winchester Bancorp, Inc. to the employee stock ownership plan. The loan will be repaid principally through Winchester Savings Bank’s contribution to the employee stock ownership plan over the anticipated 20-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering.

The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated offering were used to sell shares of common stock not purchased in the subscription and community offerings. See “The Reorganization and Offering—Plan of Distribution; Selling Agent Compensation” for a discussion of fees to be paid in the event that shares are sold in a syndicated offering. Payments for shares made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Winchester Savings Bank’s deposits. Winchester Savings Bank will receive at least 50% of the net proceeds of the offering.

Winchester Bancorp, Inc. may use the proceeds it retains from the offering:

•	to invest in securities;

•	to repurchase shares of its common stock;

•

to finance acquisitions of financial institutions, or branches thereof, or other financial services businesses, or to expand through de novo branching, although no specific transactions are being considered at this time;

•	to pay cash dividends to stockholders; and

•	for other general corporate purposes.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the offering. Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the offering, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans. In addition, under state regulations, we may not repurchase shares of our common stock during the first three years following the completion of the offering except to fund tax-qualified or nontax-qualified employee stock benefit plans, or except in amounts not greater than 5% of our outstanding shares of common stock where compelling and valid business reasons are established to the satisfaction of the Massachusetts Commissioner of Banks.

Winchester Savings Bank may use the proceeds it retains from the offering:

•	to fund new loans;

•	to enhance existing, or support the growth and development of, new products and services;

•

to expand its retail banking franchise, by acquiring other financial institutions, branch offices or other financial services businesses, or establishing new branches, although no specific acquisition transactions are being considered at this time;

•	to invest in securities; and

•	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to receive regulatory approval to establish new branches or acquire other financial institutions.

Our return on equity may be low until we are able to reinvest effectively the additional capital raised in the offering, which may negatively affect the value of our common stock. See “Risk Factors—Risks Related to the Offering—Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.”

OUR POLICY REGARDING DIVIDENDS

Following completion of the offering, our board of directors will have the authority to declare dividends on our common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, due to the regulatory restrictions described below, we do not currently anticipate paying cash dividends on our common stock. The payment and amount of any dividend payments will depend upon a number of factors. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

Winchester Bancorp, Inc. will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by Winchester Bancorp, Inc. in connection with the offering. The source of dividends will depend on the net proceeds retained by Winchester Bancorp, Inc. and earnings thereon, and dividends from Winchester Savings Bank. In addition, Winchester Bancorp, Inc. will be subject to state law limitations and federal bank regulatory policy on the payment of dividends.

If Winchester Bancorp, Inc. pays dividends to its stockholders, it will be required to pay dividends to Winchester Bancorp, MHC. The Federal Reserve Board’s current policy prohibits the waiver of dividends by mutual holding companies that are regulated as bank holding companies (as opposed to savings and loan holding companies). Any such payment would dilute our minority stockholders. In addition, Massachusetts banking regulations prohibit Winchester Bancorp, MHC from waiving dividends declared and paid by Winchester Bancorp, Inc. unless the Massachusetts Commissioner of Banks does not object to the waiver and provided the waiver is not detrimental to the safe and sound operation of Winchester Savings Bank. Accordingly, we do not currently anticipate that Winchester Bancorp, MHC will be permitted to waive dividends paid by Winchester Bancorp, Inc. See “Risk Factors—If we declare dividends on our common stock, Winchester Bancorp, MHC will be prohibited from waiving the receipt of dividends.”

After the completion of the offering, Winchester Savings Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. Winchester Savings Bank must file an application with the Federal Reserve Board for approval of a capital distribution if the total capital distributions for the applicable calendar year exceed the sum of Winchester Savings Bank’s net income for that year to date plus its retained net income for the preceding two years, or Winchester Savings Bank would not be at least adequately capitalized following the distribution.

In addition, Massachusetts banking law imposes limitations on capital distributions by savings institutions. See “Supervision and Regulation—Massachusetts Banking Laws and Supervision—Dividends.”

Winchester Bancorp, Inc. will file a consolidated federal tax return with Winchester Savings Bank. Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, during the three-year period following the offering, we will not be permitted to make any capital distribution to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

Winchester Bancorp, Inc. has never issued capital stock. Accordingly, there is no established market for our common stock. Winchester Bancorp, Inc. expects that its common stock will be quoted on the Nasdaq Capital Market under the symbol “WSBK” upon completion of the reorganization and offering, including the presence of at least three registered and active market makers. Raymond James has advised us that it intends to make a market in shares of our common stock following the offering, but it is not obligated to do so or to continue to do so once it begins. While we will attempt before completion of the offering to obtain commitments from at least two other broker-dealers to make a market in shares of our common stock, there can be no assurance that we will be successful in obtaining such commitments.

The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. There can be no assurance that, if you purchase shares of common stock in the offering, you will be able to sell them at or above $10.00 per share. Purchasers of common stock in this offering should have long-term investment intent and should recognize that there may be a limited trading market in the common stock.

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE OF

WINCHESTER SAVINGS BANK

At September 30, 2024, Winchester Savings Bank exceeded all applicable regulatory capital requirements and was considered “well-capitalized.” The table below sets forth, at September 30, 2024, the historical equity capital and regulatory capital and the pro forma equity capital and regulatory capital of Winchester Savings Bank after giving effect to the sale of shares of common stock at $10.00 per share. The tabular data assumes the receipt by Winchester Savings Bank of 50% of the net offering proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	Winchester Savings Bank Historical at September 30, 2024		Pro Forma at September 30, 2024 Based Upon the Sale in the Offering of (1):
			2,610,715 Shares		3,071,429 Shares		3,532,143 Shares		4,061,964 Shares (2)
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
Equity capital	$80,233	9.19%	$89,103	10.07%	$90,828	10.24%	$92,553	10.40%	$94,537	10.60%
Community bank leverage capital (3)	$81,462	9.50%	$90,332	10.39%	$92,057	10.56%	$93,782	10.73%	$95,766	10.92%
Community bank leverage capital requirement	77,157	9.00%	78,250	9.00%	78,458	9.00%	78,665	9.00%	78,903	9.00%

Excess	$4,305	0.50%	$12,082	1.39%	$13,599	1.56%	$15,117	1.73%	$16,863	1.92%

Reconciliation:
Net proceeds infused into Winchester Savings Bank			$12,149		$14,452		$16,756		$19,405
Less: Common stock acquired by employee stock ownership plan			(2,186)		(2,571)		(2,957)		(3,401)
Less: Common stock acquired by stock-based benefit plan			(1,093)		(1,286)		(1,429)		(1,700)

Pro forma increase in leverage capital			$8,870		$10,595		$12,320		$14,304

(1)

Pro forma capital levels assume that the employee stock ownership plan purchases 8% of the aggregate number of shares of common stock of Winchester Bancorp, Inc. sold in the offering and contributed to the charitable foundation with funds we lend and that our stock-based benefit plan purchases a number of shares equal to 4% of the aggregate number of shares of common stock sold in the offering and contributed to the charitable foundation for restricted stock awards. Pro forma capital calculated under U.S. generally accepted accounting principles (“GAAP”) and regulatory capital have been reduced by the amount required to fund these plans. See “Management” for a discussion of the employee stock ownership plan.

(2)

As adjusted to give effect to an increase in the number of shares, which increase could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(3)	Leverage capital levels are shown as a percentage of total average assets.

CAPITALIZATION

The following table presents, at September 30, 2024, the historical consolidated capitalization of Winchester Savings Bank and the pro forma consolidated capitalization of Winchester Bancorp, Inc. after giving effect to the offering based upon the assumptions set forth under “Pro Forma Data.”

	Winchester Savings Bank Historical at September 30, 2024	Winchester Bancorp, Inc. Pro Forma at September 30, 2024 Based upon the Sale in the Offering at $10.00 per Share of:
		2,610,715 Shares	3,071,429 Shares	3,532,143 Shares	4,061,964 Shares (1)
	(Dollars in thousands)
Deposits (2)	$642,279	$642,279	$642,279	$642,279	$642,279
Borrowings	142,926	142,926	142,926	142,926	142,926

Total deposits and borrowed funds	$785,205	$785,205	$785,205	$785,205	$785,205

Stockholders’ equity:
Preferred stock, par value $0.01 per share, 5,000,000 shares authorized; none issued	$—	$—	$—	$—	$—
Common stock, par value $0.01 per share, 20,000,000 shares authorized; shares to be issued as reflected (3)	—	61	71	82	94
Additional paid-in capital	—	25,450	30,262	35,072	40,605
Retained earnings (4)	81,462	81,462	81,462	81,462	81,462
Accumulated other comprehensive loss	(1,229)	(1,229)	(1,229)	(1,229)	(1,229)
Tax benefit of contribution to charitable foundation	—	404	457	511	572
Less:
Expense of stock contribution to charitable foundation	—	(1,214)	(1,429)	(1,643)	(1,889)
Expense of cash contribution to charitable foundation	—	(400)	(400)	(400)	(400)
Capital retained by Winchester Bancorp, MHC	—	(500)	(500)	(500)	(500)
Common stock to be acquired by employee stock ownership plan (5)	—	(2,186)	(2,571)	(2,957)	(3,401)
Common stock to be acquired by stock-based benefit plan (6)	—	(1,093)	(1,286)	(1,479)	(1,700)

Total stockholders’ equity	$80,233	$100,755	$104,837	$108,919	$113,614

Pro Forma Shares Outstanding
Shares sold in the offering	—	2,610,715	3,071,429	3,532,143	4,061,964
Shares contributed to the charitable foundation		121,428	142,857	164,286	188,929
Shares issued to Winchester Bancorp, MHC	—	3,339,285	3,928,571	4,517,857	5,195,536
Total shares issued	—	6,071,428	7,142,857	8,214,286	9,446,429
Total stockholders’ equity as a percentage of total assets	9.19%	11.28%	11.68%	12.08%	12.54%
Tangible equity as a percentage of total assets	9.19%	11.28%	11.68%	12.08%	12.54%

(1)

As adjusted to give effect to an increase in the number of shares, which increase could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)

Does not reflect withdrawals from deposit accounts at Winchester Savings Bank for the purchase of shares of common stock. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(3)

No effect has been given to the issuance of additional shares of common stock pursuant to the exercise of options under a stock-based benefit plan. If the plan is implemented within the first year after the closing of the offering, an amount up to 10% of shares of common stock of Winchester Bancorp, Inc. sold in the offering will be reserved for issuance upon the exercise of options under the plans. See “Management.”

(4)

The retained earnings of Winchester Savings Bank will be substantially restricted after the offering. See “Our Dividend Policy” and “Supervision and Regulation—Federal Banking Regulations—Capital Distributions.”

(5)

Assumes that 8% of the aggregate number of shares of common stock of Winchester Bancorp, Inc. sold in the offering and contributed to the charitable foundation will be acquired by the employee stock ownership plan financed by a loan from Winchester Bancorp, Inc. The loan will be repaid principally from Winchester Savings Bank’s contributions to the employee stock ownership plan. Since Winchester Bancorp, Inc. will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Winchester Bancorp, Inc.’s consolidated balance sheet. Accordingly, the number of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(6)

Assumes a number of shares of common stock equal to 4% of the aggregate number of shares of common stock to be sold in the offering and contributed to the charitable foundation will be issued under a stock-based benefit plan. The funds to be used by such plan to purchase shares will be provided by Winchester Bancorp, Inc. The dollar amount of common stock to be purchased is based on the $10.00 per share offering price and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. We will record compensation expense to reflect the vesting of shares granted pursuant to such stock-based benefit plan and will credit capital in an amount equal to the charge to operations. Implementation of such plan will require stockholder approval.

PRO FORMA DATA

The following tables summarize historical data for Winchester Savings Bank and pro forma data for Winchester Bancorp, Inc. at and for the three months ended September 30, 2024 and at and for the year ended June 30, 2024. This information is based on assumptions set forth below and in the tables and related footnotes, and should not be used as a basis for projections of market value of the shares of common stock following the offering.

We calculated the pro forma consolidated net income of Winchester Bancorp, Inc. for each period as if the shares of common stock had been sold at the beginning of the period and the net proceeds had been invested at 3.58% (2.69% on an after-tax basis), which is equal to the yield on the five-year U.S. Treasury Note as of September 30, 2024. In light of current interest rates, we consider this rate to more accurately reflect the pro forma reinvestment rate than the arithmetic average method, which assumes reinvestment of the net proceeds at a rate equal to the average of the yield on interest-earning assets and the cost of deposits for those periods.

We further believe that the reinvestment rate is factually supportable because:

•	the yield on the U.S. Treasury Note can be determined and/or estimated from third-party sources; and

•	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of net income and stockholders’ equity by the indicated number of shares of common stock. For pro forma calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the common stock was outstanding at the beginning of the periods, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of a stock-based benefit plan. We have assumed that the stock-based benefit plan will acquire an amount of common stock equal to 4% of the aggregate number of shares of common stock sold in the offering and contributed to the charitable foundation at the same price for which the shares of common stock were sold in the offering. We assume that shares of common stock are granted under the plan in awards that vest over a five-year period.

We have also assumed that the stock-based benefit plan will grant options to acquire common stock equal to 10% of the aggregate number of shares of common stock sold in the offering and contributed to the charitable foundation. In preparing the following table, we also assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $5.07 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model incorporated an estimated volatility rate of 32.24% for the common stock based on an index of publicly traded financial institutions and financial institution holding companies, no dividend yield, an expected option life of 10 years and a risk-free interest rate of 3.81%. The plan of reorganization provides that we may grant awards of stock or options under one or more stock benefit plans in an amount up to 25% of the shares of common stock held by persons other than Winchester Bancorp, MHC.

As disclosed under “How We Intend to Use the Proceeds from the Offering,” Winchester Bancorp, Inc. intends to contribute 50% of the net proceeds from the offering to Winchester Savings Bank. Winchester Bancorp, Inc. will use a portion of the proceeds it retains to make a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma tables do not give effect to:

•	withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the offering;

•	Winchester Bancorp, Inc.’s results of operations after the offering; or

•	changes in the market price of the shares of common stock after the offering.

The following pro forma information may not represent the financial effects of the offering at the date on which the offering actually occurs and you should not use the tables to indicate future results of operations. Pro forma stockholders’ equity represents the difference between the stated amounts of assets and liabilities of Winchester Bancorp, Inc., computed in accordance with GAAP. We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders’ equity is not intended to represent the fair market value of the common stock, and may be different than the amounts that would be available for distribution to stockholders if we were liquidated.

	At or for the Three Months Ended September 30, 2024 Based upon the Sale at $10.00 Per Share of:
	2,610,715 Shares	3,071,429 Shares	3,532,143 Shares	4,061,964 Shares (1)
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$26,107	$30,714	$35,321	$40,620
Expenses	(1,810)	(1,810)	(1,810)	(1,810)

Estimated net proceeds	24,297	28,904	33,511	38,810
Cash contribution to charitable foundation	(400)	(400)	(400)	(400)
Common stock purchased by employee stock ownership plan	(2,186)	(2,571)	(2,957)	(3,401)
Common stock purchased by stock-based benefit plan	(1,093)	(1,286)	(1,479)	(1,700)

Estimated net proceeds, as adjusted	$20,618	$24,647	$28,675	$33,309

For the Three Months Ended September 30, 2024
Net loss:
Historical	$(632)	$(632)	$(632)	$(632)
Income on net proceeds	139	166	193	224
Capitalization of mutual holding company	(3)	(3)	(3)	(3)
Employee stock ownership plan adjustment (2)	(21)	(24)	(28)	(32)
Stock award adjustment (3)	(41)	(48)	(56)	(64)
Stock option plan adjustment (4)	(65)	(77)	(88)	(101)

Pro forma net loss (5)(6)	$(623)	$(619)	$(614)	$(609)

Per share net loss:
Historical	$(0.11)	$(0.09)	$(0.08)	$(0.07)
Income on net proceeds	0.02	0.02	0.02	0.02
Capitalization of mutual holding company	(0.00)	(0.00)	(0.00)	(0.00)
Employee stock ownership plan adjustment (2)	(0.00)	(0.00)	(0.00)	(0.00)
Stock award adjustment (3)	(0.01)	(0.01)	(0.01)	(0.01)
Stock option plan adjustment (4)	(0.01)	(0.01)	(0.01)	(0.01)

Pro forma net loss per share (5)	$(0.11)	$(0.09)	$(0.08)	$(0.07)

Stock price as a multiple of pro forma earnings per share	N/M	N/M	N/M	N/M
Shares used for calculating pro forma earnings per share	5,855,589	6,888,928	7,922,268	9,110,608
At September 30, 2024
Stockholders’ equity:
Historical	$80,233	$80,233	$80,233	$80,233
Estimated net proceeds	24,297	28,904	33,511	38,810
Capitalization of mutual holding company	(500)	(500)	(500)	(500)
Stock contribution to charitable foundation	1,214	1,429	1,643	1,889
Expense of stock contribution to charitable foundation	(1,214)	(1,429)	(1,643)	(1,889)
Cash contribution to charitable foundation	(400)	(400)	(400)	(400)
Tax benefit of contribution to charitable foundation	404	457	511	572
Common stock acquired by employee stock ownership plan (2)	(2,186)	(2,571)	(2,957)	(3,401)
Common stock acquired by stock-based benefit plan (3)	(1,093)	(1,286)	(1,479)	(1,700)

Pro forma stockholders’ equity (6)	$100,775	$104,837	$108,919	$113,614

Intangible assets	$—	$—	$—	$—

Pro forma tangible stockholders’ equity (6)	$100,775	$104,837	$108,919	$113,614

Stockholders’ equity per share:
Historical	$13.21	$11.23	$9.77	$8.49
Estimated net proceeds	4.00	4.05	4.08	4.11
Capitalization of mutual holding company	(0.08)	(0.07)	(0.06)	(0.05)
Stock contribution to charitable foundation	0.20	0.20	0.20	0.20
Expense of stock contribution to charitable foundation	(0.20)	(0.20)	(0.20)	(0.20)
Cash contribution to charitable foundation	(0.07)	(0.06)	(0.05)	(0.04)
Tax benefit of contribution to charitable foundation	0.07	0.06	0.06	0.06
Common stock acquired by employee stock ownership plan (2)	(0.36)	(0.36)	(0.36)	(0.36)
Common stock acquired by stock-based benefit plan (3)	(0.18)	(0.18)	(0.18)	(0.18)

Pro forma stockholders’ equity per share (6)	$16.59	$14.67	$13.26	$12.03

Intangible assets	$—	$—	$—	$—

Pro forma tangible stockholders’ equity per share (6)	$16.59	$14.67	$13.26	$12.03

Offering price as percentage of pro forma stockholders’ equity and tangible stockholders’ equity per share	60.28%	68.17%	75.41%	83.13%
Shares outstanding for pro forma equity value per share calculations	6,071,428	7,142,857	8,214,286	9,446,429

(footnotes begin on second following page)

	At or for the Fiscal Year Ended June 30, 2024 Based upon the Sale at $10.00 Per Share of:
	2,610,715 Shares	3,071,429 Shares	3,532,143 Shares	4,061,964 Shares (1)
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$26,107	$30,714	$35,321	$40,620
Expenses	(1,810)	(1,810)	(1,810)	(1,810)

Estimated net proceeds	24,297	28,904	33,511	38,810
Cash contribution to charitable foundation	(400)	(400)	(400)	(400)
Common stock purchased by employee stock ownership plan	(2,186)	(2,571)	(2,957)	(3,401)
Common stock purchased by stock-based benefit plan	(1,093)	(1,286)	(1,479)	(1,700)

Estimated net proceeds, as adjusted	$20,618	$24,647	$28,675	$33,309

For the Fiscal Year Ended June 30, 2024
Net income:
Historical	$786	$786	$786	$786
Income on net proceeds	554	662	770	894
Capitalization of mutual holding company	(13)	(13)	(13)	(13)
Employee stock ownership plan adjustment (2)	(82)	(96)	(111)	(128)
Stock award adjustment (3)	(164)	(193)	(222)	(255)
Stock option plan adjustment (4)	(260)	(306)	(351)	(404)

Pro forma net income (5)	$821	$840	$859	$880

Per share net income:
Historical	$0.13	$0.11	$0.10	$0.09
Income on net proceeds	0.09	0.10	0.10	0.10
Capitalization of mutual holding company	(0.00)	(0.00)	(0.00)	(0.00)
Employee stock ownership plan adjustment (2)	(0.01)	(0.01)	(0.01)	(0.01)
Stock award adjustment (3)	(0.03)	(0.03)	(0.03)	(0.03)
Stock option plan adjustment (4)	(0.04)	(0.04)	(0.04)	(0.04)

Pro forma net income per share (5)	$0.14	$0.13	$0.12	$0.11

Stock price as a multiple of pro forma earnings per share	71.43x	76.92x	83.33x	90.91x
Shares used for calculating pro forma earnings per share	5,863,785	6,898,571	7,933,357	9,123,361
At June 30, 2024
Stockholders’ equity:
Historical	$80,288	$80,288	$80,288	$80,288
Estimated net proceeds	24,297	28,904	33,511	38,810
Capitalization of mutual holding company	(500)	(500)	(500)	(500)
Stock contribution to charitable foundation	1,214	1,429	1,643	1,889
Expense of stock contribution to charitable foundation	(1,214)	(1,429)	(1,643)	(1,889)
Cash contribution to charitable foundation	(400)	(400)	(400)	(400)
Tax benefit of contribution to charitable foundation	404	457	511	572
Common stock acquired by employee stock ownership plan (2)	(2,186)	(2,571)	(2,957)	(3,401)
Common stock acquired by stock-based benefit plan (3)	(1,093)	(1,286)	(1,479)	(1,700)

Pro forma stockholders’ equity (6)	$100,810	$104,892	$108,974	$113,669

Intangible assets	$—	$—	$—	$—

Pro forma tangible stockholders’ equity (6)	$100,810	$104,892	$108,974	$113,669

Stockholders’ equity per share:
Historical	$13.22	$11.24	$9.77	$8.51
Estimated net proceeds	4.00	4.05	4.08	4.11
Capitalization of mutual holding company	(0.08)	(0.07)	(0.06)	(0.05)
Stock contribution to charitable foundation	0.20	0.20	0.20	0.20
Expense of stock contribution to charitable foundation	(0.20)	(0.20)	(0.20)	(0.20)
Cash contribution to charitable foundation	(0.07)	(0.06)	(0.05)	(0.04)
Tax benefit of contribution to charitable foundation	0.07	0.06	0.06	0.06
Common stock acquired by employee stock ownership plan (2)	(0.36)	(0.36)	(0.36)	(0.36)
Common stock acquired by stock-based benefit plan (3)	(0.18)	(0.18)	(0.18)	(0.18)

Pro forma stockholders’ equity per share (6)	$16.60	$14.68	$13.26	$12.05

Intangible assets	$—	$—	$—	$—

Pro forma tangible stockholders’ equity per share (6)	$16.60	$14.68	$13.26	$12.05

Offering price as percentage of pro forma stockholders’ equity and tangible stockholders’ equity per share	60.24%	68.12%	75.41%	82.99%
Shares outstanding for pro forma equity value per share calculations	6,071,428	7,142,857	8,214,286	9,446,429

(footnotes begin on following page)

(footnotes from previous two pages)

(1)

As adjusted to give effect to an increase in the number of shares, which increase could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)

Assumes that 8% of the aggregate number of shares of common stock of Winchester Bancorp, Inc. sold in the offering and contributed to the charitable foundation will be purchased by the employee stock ownership plan financed by a loan from Winchester Bancorp, Inc. Winchester Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Winchester Savings Bank’s annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation—Stock Compensation—Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid, the fair value of the common stock remains equal to the offering price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 25.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 2,732, 3,214, 3,696 and 4,251 shares were committed to be released during the three months ended September 30, 2024 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, 10.929, 12,857, 14,786 and 17,004 shares were committed to be released during the fiscal year ended June 30, 2024 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and according to ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.

(3)

Assumes that a stock-based benefit plan purchases an aggregate number of shares of common stock equal to 4% of the aggregate number of shares of common stock of Winchester Bancorp, Inc. sold in the offering and contributed to the charitable foundation. Stockholder approval of the plan and purchases by the plan may not occur earlier than six months after the completion of the offering. The shares may be acquired directly from Winchester Bancorp, Inc. or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by Winchester Bancorp, Inc. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 5% of the amount contributed to the plan is amortized as an expense during the three months ended September 30, 2024, (iii) 20% of the amount contributed to the plan is amortized as an expense during the year ended June 30, 2024, and (iv) the plan’s expense reflects an effective combined federal and state tax rate of 25.0%. The issuance of authorized but unissued shares of common stock to fund these awards would dilute stockholders’ ownership and voting interests by approximately 1.77%.

(4)

Assumes that options are granted under a stock-based benefit plan to acquire an aggregate number of shares of common stock equal to 10% of the aggregate number of shares of common stock of Winchester Bancorp, Inc. sold in the offering and contributed to the charitable foundation. Stockholder approval of the plan may not occur earlier than six months after the completion of the offering. In calculating the pro forma effect of the stock-based benefit plan, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $5.07 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed combined federal and state tax rate of 25.0%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the implementation of the stock-based benefit plan will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 4.31%.

(5)

Net income per share computations are determined by taking the number of shares assumed to be outstanding following the completion of the offering and, according to ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the year. See footnote 2 above. The number of outstanding shares may be more or less than the assumed amounts.

(6)

The retained earnings of Winchester Savings Bank will be substantially restricted after the offering. See “Our Dividend Policy,” and “Supervision and Regulation—Federal Banking Regulations—Capital Distributions.”

COMPARISON OF VALUATION AND PRO FORMA INFORMATION

WITH AND WITHOUT THE CHARITABLE FOUNDATION

As reflected in the table below, if the charitable foundation is not established and funded in connection with the reorganization and offering, RP Financial estimates that our pro forma valuation would be greater and, as a result, a greater number of shares of common stock would be issued in the offering. At the minimum, midpoint, maximum and adjusted maximum of the valuation range, our pro forma valuation is $60.7 million, $71.4 million, $82.1 million and $94.5 million with the charitable foundation, as compared to $61.8 million, $72.8 million, $83.7 million and $96.2 million, respectively, without the charitable foundation. There is no assurance that in the event the charitable foundation were not formed, the appraisal prepared at that time would conclude that our pro forma market value would be the same as that estimated in the table below. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios at and for the three months ended September 30, 2024 at the minimum, midpoint, maximum and adjusted maximum of the offering range, assuming the offering was completed at the beginning of the period, with and without the charitable foundation.

	At and For the Three Months Ended September 30, 2024
	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		Adjusted Maximum of Offering Range
	With Foundation	Without Foundation	With Foundation	Without Foundation	With Foundation	Without Foundation	With Foundation	Without Foundation
	(Dollars in thousands, except per share amounts)
Estimated stock offering amount	$26,107	$27,827	$30,714	$32,738	$35,321	$37,648	$40,620	$43,295
Estimated full value	60,714	61,838	71,429	72,750	82,143	83,663	94,464	96,212
Total assets	893,375	895,031	897,457	899,353	901,539	903,673	906,234	908,643
Total liabilities	792,620	792,620	792,620	792,620	792,620	792,620	792,620	792,620
Pro forma stockholders’ equity	100,775	102,411	104,837	106,732	108,919	111,053	113,614	116,022
Pro forma net loss	(623)	(612)	(619)	(605)	(614)	(599)	(609)	(592)
Pro forma stockholders’ equity per share	16.59	16.56	14.67	14.67	13.26	13.27	12.03	12.06
Pro forma net loss per share	(0.11)	(0.10)	(0.09)	(0.08)	(0.08)	(0.07)	(0.07)	(0.06)
Pro forma pricing ratios:
Offering price as a percentage of pro forma stockholders’ equity per share	60.28%	60.39%	68.17%	68.17%	75.41%	75.36%	83.13%	82.92%
Offering price to pro forma net income per share (1)	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M
Pro forma financial ratios:
Loss on assets (1)	(0.28)%	(0.27)%	(0.28)%	(0.27)%	(0.27)%	(0.27)%	(0.27)%	(0.26)%
Loss on equity (1)	(2.47)	(2.39)	(2.36)	(2.27)	(2.25)	(2.16)	(2.14)	(2.04)
Equity to assets	11.28	11.44	11.68	11.87	12.08	12.29	12.54	12.77

(1)	Annualized.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the consolidated financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Winchester Savings Bank provided in this prospectus.

Overview

Total assets increased $19.9 million, or 2.3%, to $872.9 million at September 30, 2024, from $853.0 million at June 30, 2024. The increase was primarily due to an increase in loans, partially offset by a decrease in cash and cash equivalents. Total assets increased $102.3 million, or 13.6%, to $853.0 million at June 30, 2024, from $750.6 million at June 30, 2023. The increase was primarily due to an increase in loans and, to a lesser extent, an increase in securities, partially offset by a decrease in cash and cash equivalents. We recorded a net loss of $632,000 for the three months ended September 30, 2024 compared to net income of $213,000 for the three months ended September 30, 2023. The decrease in net income was due to an increase in the provision for credit losses as well as increases in interest expense and operating expense, partially offset by increases in interest and dividend income and other income and a decrease in income tax expense. Net income for the year ended June 30, 2024 was $786,000, a decrease of $3.4 million, or 81.1%, compared to net income of $4.2 million for the year ended June 30, 2023. The decrease was due to decreases in other income (specifically gain on sale of fixed assets) and net interest income, partially offset by decreases in the provision for credit losses and the provision for income taxes.

Business Strategy

Winchester Savings Bank has been operating continuously in and around Winchester, Massachusetts, since 1871. Our mission is to operate and grow a profitable community-oriented financial institution that is dedicated to meeting the banking needs of individuals and small businesses in the communities in which we operate.

In recent years, we have focused on building an experienced management team and enhancing our operating and business strategy. In 2022, we hired our President and Chief Executive Officer, John Carroll, who, prior to his hiring, had most recently served as Executive Vice President and Chief Operating Officer of a $6.5 billion asset publicly traded bank in the greater Boston area. Under Mr. Carroll’s leadership, we have enhanced and expanded our operations and increased our focus on commercial real estate and construction lending with a community banking strategy that emphasizes responsive and personalized service to our customers. Due to the consolidation of financial institutions in our market, we believe there is a significant opportunity for a community-focused financial institution to provide a full range of financial services to small businesses and retail customers. By offering quicker decision making in the delivery of banking products and services and offering customized products where appropriate, we distinguish ourselves from larger, regional banks operating in our market areas, while our larger capital base from the offering and product mix will enable us to compete effectively against smaller banks. As a result, we believe we have a substantial opportunity to attract experienced management, loan officers and banking customers. We believe this will provide us a competitive advantage as we continue to expand into attractive high growth markets as well as extend our presence in our current markets by growing our existing branch network.

Highlights of our business strategy are as follows:

Hiring experienced employees with a customer service focus. We have been successful in attracting and retaining banking professionals with strong community relationships and significant knowledge of our markets. In addition to our new President and Chief Executive Officer, we have hired a new Senior Vice President and Senior Lender, Senior Vice President of Consumer and Business Banking, and Senior Vice President—Chief Information Officer, among other experienced officers we have added to our management team in recent years. Exceptional service, local involvement and timely decision making are integral parts of our business strategy, and we have attracted highly qualified and highly motivated individuals. We believe that by focusing on experienced bankers who are established in their communities, we enhance our market position and add profitable growth opportunities. Our compensation and incentive systems are aligned with our strategies to grow core deposits and commercial real estate and construction loans, while maintaining strong asset quality.

Continue emphasizing growth in commercial real estate, construction lending and multi-family real estate. We have diversified our loan portfolio by increasing the percentage of our assets consisting of higher-yielding commercial real estate and construction loans, as well as multi-family real estate loans, all of which have higher risk-adjusted returns, shorter maturities and more sensitivity to interest rate fluctuations compared to single-family residential mortgage loans. Between December 31, 2020 and September 30, 2024, commercial real estate, multi-family real estate and construction loans increased from 25.0% of our total loan portfolio to 46.4%, while one-to four-family residential mortgage loans, including home equity lines, decreased from 73.9% of our total loan portfolio to 52.8% over that time period. With the additional capital raised in the offering, we expect to continue to emphasize the larger lending relationships associated with commercial real estate lending, construction lending and multi-family real estate lending.

Expanding our presence and market share in contiguous and nearby market areas and capturing business opportunities resulting from changes in the competitive environment. We currently operate from five branches, two of which we opened during the past 24 months. Over the last several years, our markets have been subject to large-scale consolidation of local community banks primarily by larger, out-of-market financial institutions. We believe there is a large customer base in our market that prefers doing business with a local institution and may be dissatisfied with the service received from larger regional banks. By delivering high quality, customer-focused products and services, we believe that opportunities currently exist in contiguous and nearby market areas to attract additional borrowers and depositors and continue to grow our franchise. We currently intend to open one new branch office per year for each of the five years following the completion of the offering.

Increasing investments into digital platforms to enhance deposit growth. Higher capital levels will give us the ability to make further investments in technology. Consistent with our strategy to grow core deposits, we plan to expand our investments into digital platforms, including online and mobile banking offerings, cash management products and fraud prevention and detection systems, to better serve a broader customer base.

Managing credit risk to maintain a low level of nonperforming assets. Our strategy for credit risk management focuses on having well-defined credit policies and uniform underwriting criteria and providing prompt attention to potential problem loans. We believe that strong asset quality is a key to long-term financial success. We have sought to grow and diversify our loan portfolio, while maintaining strong asset quality and moderate credit risk and using underwriting standards that we believe are conservative combined with diligent monitoring of the portfolio. Our non-performing loans to total loans was 0.23% and 0.21% at September 30, 2024 and June 30, 2024, respectively. We will continue to originate commercial real estate loans, construction loans and multi-family real estate loans, and we intend to continue our philosophy of managing large loan exposures through our experienced, risk-based approach. In addition, we intend to remain focused on lending within our immediate market area, with a specific focus on commercial customers disaffected by their relationships with larger banks.

Continuing our community-oriented focus. As a community banking organization, we intend to continue to play a significant role in the communities that we serve. We are uniquely positioned to understand the financial needs of our local customers, and we offer a broad range of financial products and services specifically designed to meet those needs. In addition, our newly established charitable foundation will strengthen our commitment to the communities in which we operate.

These strategies are intended to guide our investment of the net proceeds of the offering. We intend to continue to pursue our business strategy after the offering, subject to changes necessitated by future market conditions, regulatory restrictions and other factors.

Anticipated Increase in Non-Interest Expense

Following the completion of the reorganization and offering, our non-interest expense is expected to increase, in part due to the increased compensation expense associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of a stock-based benefit plan, if approved by our stockholders, no earlier than six months after the completion of the reorganization and offering. For further information, see “Summary—Our Officers, Directors and Employees Will Receive Additional Benefits and Compensation After the Offering,” “Risk Factors—Risks Related to the Offering—Our stock-based benefit plans will increase our expenses, which will reduce our net income” and “Management—Benefit Plans and Agreements.”

Critical Accounting Policies

The discussion and analysis of the financial condition and results of operations are based on our financial statements, which are prepared in conformity with GAAP. The preparation of these financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policies discussed below to be critical accounting policies. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations.

The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company,” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We intend to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

The following represents our critical accounting policy.

Allowance for Credit Losses on Loans. The allowance for credit losses on loans is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. Such allowance is based on losses expected to arise over the life of the asset (contractual term). The allowance for credit losses on loans is established through a provision for credit losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

We measure the allowance for credit losses on loans using the Scaled CECL Allowance for Losses Estimator (“SCALE”) method, which is a simple, spreadsheet-based method developed by the Federal Reserve Board to assist community banks in calculating a CECL compliant allowance for credit losses using proxy expected lifetime loss rates. The SCALE tool is a template designed for smaller community banks with total assets of less than $1 billion. It uses publicly available data to derive the initial proxy lifetime loss rates. Management uses judgment to further adjust the proxy expected lifetime loss rates with qualitative factors to reflect the facts and circumstances of our internal loss history and credit risk factors for each loan segment. The allowance for credit losses on loans is measured on a collective (pool) basis when similar characteristics exist. We segment our loan portfolio to correspond to call report classification to make peer data more useful.

The allowance for credit losses on loans is evaluated on a regular basis by management. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. For example, an increase of 25 basis points as our adjustment to our lifetime loss rate for qualitative factors for all loan categories at September 30, 2024 would have increased our allowance for credit losses on loans at that date to $4.4 million from $3.4 million.

Loans that do not share risk characteristics are evaluated on an individual loan basis. Loans evaluated individually are not also included in the collective evaluation. For loans that are collateral dependent, that is, when the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the operation or sale of the collateral, expected credit losses are based on fair value of the collateral at the reporting date, adjusted for selling costs as appropriate.

An unallocated component may be maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated portion of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating collectively and individually evaluated loans in the portfolio.

Although we believe that we use the best information available to establish the allowance for credit losses on loans, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation. In addition, the Massachusetts Commissioner of Banks and the FDIC, as an integral part of their examination process, periodically review our allowance for credit losses on loans, and as a result of such reviews, we may have to adjust our allowance for credit losses on loans. A large loss could deplete the allowance and require increased provisions to replenish the allowance, which would adversely affect earnings.

For more information on our critical accounting policies, see Note 1 of the notes to our consolidated financial statements.

Comparison of Financial Condition at September 30, 2024 and June 30, 2024

Total Assets. Total assets increased $19.9 million, or 2.3%, to $872.9 million at September 30, 2024, from $853.0 million at June 30, 2024. The increase was primarily due to an increase in loans, partially offset primarily by a decrease in cash and cash equivalents.

Cash and Cash Equivalents. Cash and cash equivalents decreased $6.9 million, or 15.6%, to $37.2 million at September 30, 2024 from $44.1 million at June 30, 2024. The decrease was due to using excess cash to fund loan growth.

Investment Securities. Investment securities, comprised of both available for sale and held to maturity securities, aggregated $86.6 million at each of September 30, 2024 and June 30, 2024, as we used excess cash to fund loan growth instead of investing in securities.

Gross Loans. Loans increased $26.1 million, or 3.8%, to $710.5 million at September 30, 2024 compared to $684.4 million at June 30, 2024. The primary increases were in one- to four-family residential real estate loans ($10.2 million, or 3.0%), construction loans ($9.3 million, or 9.1%) and multi-family real estate loans ($7.7 million, or 6.1%). We also continued our focus on construction and multi-family real estate loans at a higher point in the market interest rate cycle. Our strategy is to continue to grow our loan portfolio, with a focus on commercial real estate, multi-family residential real estate and construction loans, while continuing to originate single-family residential real estate loans to support local homebuyers. The recent increase in one- to four-family residential real estate loans was due to our establishing new broker relationships and our recent efforts to balance our concentration of commercial real estate loans, particularly with respect to our level of regulatory capital.

Deposits. Deposits increased $6.9 million, or 1.1%, to $642.3 million at September 30, 2024 from $635.4 million at June 30, 2024. The increase was due primarily to an increase in certificates of deposit, which increased $21.3 million, or 8.12%, to $283.5 million at September 30, 2024 from $262.2 million at June 30, 2024, as customers sought deposit products with higher interest rates during a period of increasing market interest rates. This increase was comprised of increases of $11.0 million, or 6.9%, in certificates of deposit in amounts of less than $250,000 (the limit for federal deposit insurance), and $10.3 million, or 10.1%, in certificates of deposit of $250,000 or greater. As described above, all of our deposits are fully insured under the DIF. The increase in deposits was also due to a $7.9 million, or 9.3%, increase in money market accounts, to $93.4 million at September 30, 2024 from $85.5 million at June 30, 2024.

Borrowings. Borrowings, which consisted solely of Federal Home Loan Bank of Boston advances, increased $13.5 million, or 10.4%, to $142.9 million at September 30, 2024, compared to $129.5 million from June 30, 2024. Advances were used to fund loan growth that exceeded our increase in deposits, described above.

Total Surplus. Total surplus decreased $55,000 to $80.2 million at September 30, 2024 compared to $80.3 million at June 30, 2024. Total surplus decreased due to a a net loss of $632,000 for the three months ended September 30, 2024, partially offset by a $577,000 decrease in accumulated other comprehensive loss to $1.2 million at September 30, 2024.

Comparison of Financial Condition at June 30, 2024 and June 30, 2023

Total Assets. Total assets increased $102.3 million, or 13.6%, to $853.0 million at June 30, 2024, from $750.6 million at June 30, 2023. The increase was primarily due to an increase in loans and, to a lesser extent, an increase in investment securities, partially offset by a decrease in cash and cash equivalents.

Cash and Cash Equivalents. Cash and cash equivalents decreased $8.1 million, or 15.5%, to $44.1 million at June 30, 2024 from $52.2 million at June 30, 2023. The decrease was due to using excess cash to fund loan growth and invest in securities.

Investment Securities. Investment securities, comprised of both available for sale and held to maturity securities, increased $15.0 million, or 20.9%, to $86.6 million at June 30, 2024 from $71.7 million at June 30, 2023. The increase was due primarily to our using excess cash provided by deposits as well as increased borrowings to invest in investment securities.

Gross Loans. Loans increased $83.4 million, or 13.9%, to $684.4 million at June 30, 2024 compared to $601.0 million at June 30, 2023. We experienced increases in all loan categories. The primary increases were in construction loans ($43.7 million, or 75.8%) and multi-family residential real estate loans ($17.1 million, or 15.8%). We focused our efforts on these types of loans at a higher point in the market interest rate cycle. Our strategy is to continue to grow our loan portfolio, with a focus on commercial real estate, multi-family residential real estate and construction loans, while continuing to originate single-family residential real estate loans to support local homebuyers.

Deposits. Deposits increased $59.0 million, or 10.2%, to $635.4 million at June 30, 2024 from $576.4 million at June 30, 2023. The increase was due primarily to an increase in certificates of deposit, which increased $35.4 million, or 15.6%, to $262.2 million at June 30, 2024 from $226.8 million at June 30, 2023, as customers sought deposit products with higher interest rates during a period of increasing market interest rates. This increase was comprised of increases of $22.5 million, or 16.3%, in certificates of deposit in amounts of less than $250,000 (the limit for federal deposit insurance), and $12.9 million, or 14.6%, in certificates of deposit of $250,000 or greater. All of our deposits are fully insured due to the additional insurance provided under the DIF. The increase in deposits was also due to a $27.1 million, or 46.4%, increase in money market accounts, to $85.5 million at June 30, 2024 from $58.4 million at June 30, 2023. We obtained $15.0 million of new money market funds by applying for the Massachusetts Small Business Funding Program, as the Commonwealth of Massachusetts places municipal deposits with financial institutions who participate in the program. Participation in this program requires ongoing lending to small businesses in amounts of less than $1.0 million.

Borrowings. Borrowings, which consisted solely of Federal Home Loan Bank of Boston advances, increased $37.8 million, or 41.2%, to $129.5 million at June 30, 2024, compared to $91.7 million from June 30, 2023. Advances were used to fund asset growth that exceeded our increase in deposits, described above.

Total Surplus. Total surplus increased $3.2 million, or 4.2%, to $80.3 million at June 30, 2024 compared to $77.0 million at June 30, 2023. Total surplus increased due to a $1.5 million decrease in accumulated other comprehensive loss to $1.8 million at June 30, 2024, combined with net income of $786,000 and a one-time increase of $1.0 million, representing the net cumulative impact of the adoption of CECL effective July 1, 2023. The change in accumulated other comprehensive loss was due to a net unrealized gain in our pension plan of $880,000 and a gain in unrealized security holdings of $566,000.

Comparison of Operating Results for the Three Months Ended September 30, 2024 and 2023

General. We recorded a net loss of $632,000 for the three months ended September 30, 2024 compared to net income of $213,000 for the three months ended September 30, 2023. The decrease in net income was due to an increase in the provision for credit losses as well as increases in interest expense and operating expense, partially offset by increases in interest and dividend income and other income and a decrease in income tax expense.

Interest and Dividend Income. Interest and dividend income increased $2.5 million, or 31.6%, to $10.3 million for the three months ended September 30, 2024, from $7.8 million for the three months ended September 30, 2023. Interest and fees on loans, which is our primary source of interest income, increased $2.1 million, or 29.8%, to $9.0 million for the three months ended September 30, 2024, from $7.0 million for the three months ended September 30, 2023.

The average balance of loans increased by $86.8 million, or 14.1%, to $700.7 million for the three months ended September 30, 2024, over the average balance for the three months ended September 30, 2023, while the average yield on loans increased by 61 basis points to 5.15% for the three months ended September 30, 2024, from 4.54% for the three months ended September 30, 2023. The increase in the average yield was due to increases in market interest rates as well as in improvement in the composition of our loan portfolio to include a higher percentage of higher yielding construction and commercial real estate loans, as well as multi-family residential real estate loans. The increase in average balance was due to our continuing to pursue new commercial relationships.

Interest Expense. Total interest expense increased $2.4 million, or 60.3%, to $6.5 million for the three months ended September 30, 2024, compared to $4.0 million for the three months ended September 30, 2023. Interest expense on deposits increased $1.8 million, or 55.5%, to $5.0 million for the three months ended September 30, 2024, from $3.2 million for the three months ended September 30, 2023. Our average balance of interest-bearing deposits increased $60.0 million, or 11.4%, while our average cost of deposits increased 97 basis points to 3.41% for the three months ended September 30, 2024, from 2.44% for the three months ended September 30, 2023. The increase in the average cost of deposits was due to increases in market interest rates as well as a higher percentage of our deposits consisting of certificates of deposit, which bear higher rates than other deposit categories.

Interest expense on Federal Home Loan Bank advances increased $645,000, or 79.7%, to $1.5 million for the three months ended September 30, 2024, from $809,000 for the three months ended September 30, 2023. The increase was due to increases in both our average balance of Federal Home Loan Bank advances ($48.1 million, or 60.1%) and our average cost of borrowings (49 basis points to 4.54% for the three months ended September 30, 2024, from 4.05% for the three months ended September 30, 2023). As described above, we increased Federal Home Loan Bank borrowings in recent periods to fund loan growth and to invest in securities. The increase in the average cost of borrowings was due to increases in market interest rates between the periods.

Net Interest Income. Net interest income was $3.8 million for each of the three months ended September 30, 2024 and 2023, as our interest income and interest expense increased by comparable amounts. Our interest rate spread decreased to 1.39% for the three months ended September 30, 2024 from 1.72% for the three months ended September 30, 2023, while our net interest margin decreased to 1.84% for the three months ended September 30, 2024 from 2.11% for the three months ended September 30, 2023. The interest rate spread and net interest margin were adversely impacted by the increases in market interest rates.

Provision for Credit Losses. Based on an analysis of the factors described in “—Critical Accounting Policies—Allowance for Credit Losses,” we recorded a provision for credit losses of $1.2 million for the three months ended September 30, 2024, compared to a provision of $63,000 for the three months ended September 30, 2023. The provision for credit losses on loans was $1.3 million while a benefit of $111,000 was recorded for off balance sheet commitments. The increase in the provision for credit losses on loans for the three months ended September 30, 2024 was due to our charging off approximately 80% of a $1.6 million commercial loan as of

September 30, 2024 due to the borrower’s filing for bankruptcy protection and terminating operations of the underlying business. The allowance for credit losses on loans was $3.4 million at September 30, 2024 and $2.9 million at September 30, 2023 and represented 0.47% and 0.46% of total loans at September 30, 2024 and 2023, respectively. The allowance for credit losses for off balance sheet commitments was $1.1 million at September 30, 2024 and $1.3 million at September 30, 2023. The benefit for off balance sheet commitments related to lower balances of loan commitments as they were converted to loans.

Total nonaccrual loans were $1.6 million at September 30, 2024, compared to $1.4 million at September 30, 2023. Total loans past due 30 days or greater were $1.7 million at September 30, 2024 compared to $1.4 million at September 30, 2023. As a percentage of nonperforming loans, the allowance for credit losses on loans was 202.77% at September 30, 2024 compared to 206.00% at September 30, 2023.

Our estimates and assumptions used in the determination of the adequacy of the allowance could be proven incorrect in the future, and the actual amount of future provisions may exceed the amount of past provisions. Any such increase in future provisions that may be required may adversely impact our financial condition and results of operations.

Other Income. Other income information is as follows.

	Three Months Ended September 30,		Change
	2024	2023	Amount	Percent
	(Dollars in thousands)
Customer service fees	$188	$173	$15	8.7%
Bank owned life insurance	117	66	51	77.3%
Gain (loss) on marketable equity securities, net	171	(92)	263	(285.9)%
Miscellaneous	25	44	(19)	(43.2)%

Total other income	$501	$191	$310	162.3%

The increase in gain on marketable equity securities, net, was due to favorable market conditions during the 2024 period, while the increase in income on bank owned life insurance was due to the purchase of $4.0 million of additional policies during the 2024 fiscal year.

Operating Expense. Operating expense information is as follows.

	Three Months Ended September 30,		Change
	2024	2023	Amount	Percent
	(Dollars in thousands)
Salaries and employee benefits	$2,263	$2,214	$49	2.2%
Occupancy and equipment, net	377	348	29	8.3%
Data processing	347	261	86	33.0%
Deposit insurance	221	92	129	140.2%
Marketing and advertising	96	82	14	17.1%
Other	633	640	(7)	1.1%

Total noninterest expense	$3,937	$3,637	$300	8.3%

The increase in deposit insurance expense was due to an increase in FDIC insurance rates and our higher deposit levels, while the increase in data processing expense was due to our implementing a new program for electronic communications.

Income Taxes. Income taxes decreased by $242,000 to a benefit of $198,000 for the three months ended September 30, 2024, compared to a provision of $44,000 the three months ended September 30, 2023. The decrease in the income tax provision was due primarily to lower operating income. Specifically, the tax benefit was due to a significant portion of our consolidated income being taxed at lower rates, combined with our recognizing a loss through direct operations of Winchester Savings Bank. The effective tax rates were (23.9)% and 17.1% for the three months ended September 30, 2024 and 2023, respectively.

Comparison of Operating Results for the Fiscal Years Ended June 30, 2024 and 2023

General. Net income for the year ended June 30, 2024 was $786,000, a decrease of $3.4 million, or 81.1%, compared to net income of $4.2 million for the year ended June 30, 2023. The decrease was due to decreases in other income (specifically gain on sale of fixed assets) and net interest income, partially offset by decreases in the provision for credit losses and the provision for income taxes.

Interest and Dividend Income. Interest and dividend income increased $10.0 million, or 40.2%, to $34.9 million for the year ended June 30, 2024 from $24.9 million for the year ended June 30, 2023. Interest and fees on loans, which is our primary source of interest income, increased $9.2 million, or 43.1%, to $30.6 million for the year ended June 30, 2024 from $21.4 million for the year ended June 30, 2023.

The average balance of loans increased by $107.8 million, or 20.1%, to $644.7 million for the year ended June 30, 2024 over the average balance for the year ended June 30, 2023, while the average yield on loans increased by 76 basis points to 4.75% for the year ended June 30, 2024 from 3.99% for the year ended June 30, 2023. The increase in the average yield was due to increases in market interest rates as well as an improvement in the composition of our loan portfolio to include a higher percentage of higher yielding construction and commercial real estate loans, as well as multi-family residential real estate loans. The increase in average balance was due to our continuing to pursue new commercial relationships.

Interest Expense. Total interest expense increased $13.4 million to $20.5 million for the year ended June 30, 2024, compared to $7.1 million for the year ended June 30, 2023. Interest expense on deposits increased $10.6 million to $15.9 million for the year ended June 30, 2024, from $5.4 million for the year ended June 30, 2023. Our average balance of interest-bearing deposits increased $45.9 million, or 9.2%, to $545.4 million, while our average cost of deposits increased 184 basis points to 2.92% for the year ended June 30, 2024 from 1.08% for the year ended June 30, 2023. The increase in the average cost of deposits was due to increases in market interest rates as well as a higher percentage of our deposits consisting of certificates of deposit, which pay higher rates than other deposit categories.

Interest expense on Federal Home Loan Bank advances increased $2.8 million to $4.5 million for the year ended June 30, 2024 from $1.7 million for the year ended June 30, 2023. The increase was due to increases in both our average balance of Federal Home Loan Bank advances ($50.8 million, or 96.6%, to $103.3 million) and our average cost of borrowings (109 basis points to 4.40% for the year ended June 30, 2024, from 3.31% for the year ended June 30, 2023). As described above, we increased Federal Home Loan Bank borrowings to fund loan growth and to invest in securities. The increase in the average cost of borrowings was due to increases in market interest rates.

Net Interest Income. Net interest income decreased $3.4 million, or 19.0%, to $14.4 million for the year ended June 30, 2024 compared to $17.7 million for the year ended June 30, 2023, as our interest expense increased faster than our increase in interest income. Our interest rate spread decreased to 1.45% for the year ended June 30, 2024 from 2.50% for the year ended June 30, 2023, while our net interest margin decreased to 1.90% for the year ended June 30, 2024 from 2.70% for the year ended June 30, 2023. The interest rate spread and net interest margin were adversely impacted by the increases in market interest rates.

Provision for Credit Losses. Based on an analysis of the factors described in “—Critical Accounting Policies—Allowance for Credit Losses,” we recorded a provision for credit losses on loans of $742,000 for the year ended June 30, 2024, compared to a provision of $1.4 million for the year ended June 30, 2023. A benefit of $228,000 was recorded for off balance sheet commitments for the fiscal year ended June 30, 2024. The allowance for credit losses on loans was $3.5 million at June 30, 2024 and $5.5 million at June 30, 2023, and represented 0.50% and 0.92% of total loans at June 30, 2024 and 2023, respectively. The allowance for credit losses for off balance sheet commitments was $1.2 million at June 30, 2024. We had not established an allowance for credit losses for off balance sheet credit losses prior to July 1, 2023. The decrease in the allowance for credit losses on loans during the year ended June 30, 2024, was primarily a result of our adoption of CECL, effective July 1, 2023, resulting in a $2.8 million (pretax) reduction in the allowance for credit losses on loans.

Total nonaccrual loans were $1.4 million at June 30, 2024, compared to $1.3 million at June 30, 2023. Total loans past due 30 days or greater were $1.3 million at each of those respective dates. As a percentage of nonperforming loans, the allowance for credit losses on loans was 245.45% at June 30, 2024, compared to 436.98% at June 30, 2023.

Our estimates and assumptions used in the determination of the adequacy of the allowance could be proven incorrect in the future, and the actual amount of future provisions may exceed the amount of past provisions. Any such increase in future provisions that may be required may adversely impact our financial condition and results of operations.

Other Income. Other income information is as follows.

	Years Ended June 30,		Change
	2024	2023	Amount	Percent
	(Dollars in thousands)
Customer service fees	$683	$600	$83	13.8%
Bank owned life insurance	315	145	170	117.2%
Gain (loss) on available-for-sale securities, net	(33)	(146)	113	(77.4)%
Gain (loss) on calls on securities held to maturity	—	(7)	7	(100.0)%
Gain on marketable equity securities, net	378	199	179	90.0%
Gain on sale of fixed assets	314	3,330	(3,016)	(90.6)%
Miscellaneous	122	120	2	1.7%

Total other income	$1,779	$4,241	$(2,462)	(58.1)%

Gain on sale of fixed assets decreased in fiscal 2024 due to our sale during fiscal 2023 of a building that we held for future expansion and were using as rental property. We experienced increases in income on bank owned life insurance due to additional purchases of bank owned life insurance during the 2024 fiscal year, gain on marketable equity securities, net due to favorable market conditions during the 2024 fiscal year, and customer service fees due to the reinstatement of our insufficient funds program in May 2023.

Operating Expense. Operating expense information is as follows.

	Year Ended June 30,		Change
	2024	2023	Amount	Percent
	(Dollars in thousands)
Salaries and employee benefits	$9,554	$9,196	$358	3.9%
Occupancy and equipment, net	1,513	1,204	309	25.7%
Data processing	1,131	964	167	17.3%
Deposit insurance	472	283	189	66.8%
Marketing and advertising	376	404	(28)	(6.9)%
Net periodic pension and post-retirement cost (benefit), less service costs	(723)	568	(1,291)	(227.3)%
Other	2,562	2,352	210	8.9%

Total operating expense	$14,885	$14,971	$(86)	(0.6)%

The decrease in net periodic pension and post-retirement cost was due to no settlement accounting expense for the year ended June 30, 2024, compared to $851,000 of settlement accounting expense recognized in the prior year due to lump-sum payments being made to those retirees who elected such payments in lieu of receiving annuity payments in retirement. Salaries and employee benefits expense increased due to higher benefit costs.

Income Taxes. Income taxes decreased by $1.5 million to a benefit of $32,000 for the year ended June 30, 2024, compared to a provision of $1.5 million the year ended June 30, 2023. The decrease in the income tax provision was due primarily to a $4.9 million, or 86.6% decrease in pretax income. Specifically, the tax benefit was due to a significant portion of our consolidated income being taxed at lower rates, combined with our recognizing a loss through direct operations of Winchester Savings Bank. The effective tax rates were (4.2)% and 26.0% for the years ended June 30, 2024 and 2023, respectively.

Average Balance Sheets

The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are daily average balances, and the average balance of loans includes non-accrual loans. The yields set forth below include the effect of deferred fees/costs, discounts, and premiums that are amortized or accreted to interest income. Deferred loan fees for the three months ended September 30, 2024 and 2023 and the years ended June 30, 2024 and 2023 were not material.

	For the Three Months Ended September 30,
	2024			2023
	Average Outstanding Balance	Interest	Average Yield/Rate (1)	Average Outstanding Balance	Interest	Average Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans	$700,691	$9,015	5.15%	$613,912	$6,968	4.54%
Securities available for sale	29,752	273	3.67%	26,595	182	2.74%
Securities held to maturity	55,823	494	3.54%	44,362	274	2.47%
Interest-bearing deposits and other	33,057	449	5.43%	28,886	373	5.17%

Total interest-earning assets	819,323	10,231	4.99%	713,735	7,797	4.37%
Noninterest-earning assets	27,443			26,505
Allowance for credit losses on loans	(3,430)			(5,532)

Total assets	$843,336			$734,708

Interest-bearing liabilities:
NOW and demand deposits	$60,827	123	0.81%	$72,539	98	0.54%
Savings accounts	167,105	1,071	2.56%	168,673	910	2.16%
Money market accounts	89,889	818	3.64%	53,815	212	1.58%
Certificates of deposit	270,327	2,997	4.43%	233,158	2,002	3.43%

Total interest-bearing deposits	588,148	5,009	3.41%	528,185	3,222	2.44%
Borrowings	128,009	1,454	4.54%	79,955	809	4.05%

Total interest-bearing liabilities	716,157	6,463	3.61%	608,140	4,031	2.65%

Other noninterest-bearing liabilities	47,410			53,185

Total liabilities	763,567			661,325
Surplus	79,769			73,383

Total liabilities and surplus	$843,336			$734,708

Net interest income		$3,768			$3,766

Net interest rate spread (2)			1.39%			1.72%
Net interest-earning assets (3)	$103,166			$105,595

Net interest margin (4)			1.84%			2.11%
Average interest-earning assets to interest-bearing liabilities	114.41%			117.36%

(1)	Annualized.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

	For the Years Ended June 30,
	2024			2023
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$644,711	$30,643	4.75%	$536,953	$21,417	3.99%
Securities available for sale	28,084	904	3.22%	28,267	672	2.38%
Securities held to maturity	48,898	1,447	2.96%	46,877	1,133	2.42%
Interest-bearing deposits and other	34,240	1,869	5.46%	44,412	1,649	3.71%

Total interest-earning assets	755,933	34,863	4.61%	656,509	24,871	3.79%
Noninterest-earning assets	24,194			25,652
Allowance for credit losses on loans	(3,691)			(4,739)

Total assets	$776,436			$677,422

Interest-bearing liabilities:
NOW and demand deposits	$71,008	578	0.81%	$77,705	28	0.04%
Savings accounts	168,498	3,947	2.34%	122,976	934	0.76%
Money market accounts	64,689	1,782	2.75%	107,975	779	0.72%
Certificates of deposit	241,168	9,637	4.00%	190,809	3,639	1.91%

Total interest-bearing deposits	545,363	15,944	2.92%	499,465	5,380	1.08%
Borrowings	103,309	4,545	4.40%	52,553	1,742	3.31%

Total interest-bearing liabilities	648,672	20,489	3.16%	552,018	7,122	1.29%

Other noninterest-bearing liabilities	50,073			53,221

Total liabilities	698,745			605,239
Surplus	77,691			72,183

Total liabilities and surplus	$776,436			$677,422

Net interest income		$14,374			$17,749

Net interest rate spread (1)			1.45%			2.50%
Net interest-earning assets (2)	$107,261			$104,491

Net interest margin (3)			1.90%			2.70%
Average interest-earning assets to interest-bearing liabilities	116.54%			118.93%

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume. There were no out-of-period items or adjustments required to be excluded from the table below.

	Three Months Ended September 30, 2024 vs. 2023			Years Ended June 30, 2024 vs. 2023
	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate		Volume	Rate
	(In thousands)
Interest-earning assets:
Loans	$1,050	$997	$2,047	$4,720	$4,506	$9,226
Securities available for sale	24	67	91	(4)	236	232
Securities held to maturity	82	138	220	51	263	314
Interest-bearing deposits and other	56	20	76	(209)	429	220

Total interest-earning assets	1,212	1,221	2,434	4,558	5,434	9,992

Interest-bearing liabilities:
NOW and demand deposits	(12)	37	25	(2)	552	550
Savings accounts	(9)	170	161	454	2,559	3,013
Money market accounts	205	401	606	(166)	1,169	1,003
Certificates of deposit	354	641	995	1,190	4,808	5,998
Borrowings	144	501	645	2,094	709	2,803

Total interest-bearing liabilities	682	1,750	2,432	3,570	9,797	13,367

Change in net interest income	$530	$(529)	$2	$988	$(4,363)	$(3,375)

Management of Market Risk

General. The majority of our assets and liabilities are monetary in nature. Consequently, our most significant form of market risk is interest rate risk. Our assets, consisting primarily of mortgage loans, have longer maturities than our liabilities, consisting primarily of deposits. As a result, a principal part of our business strategy is to manage the impact of changes in market interest rates on net interest income and capital. We have an Asset/Liability Committee that is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the board of trustees. The Committee establishes and monitors the volume, maturities, pricing and mix of assets and funding sources with the objective of managing assets and funding sources to provide results that are consistent with liquidity, growth, risk limits and profitability goals.

As part of our ongoing asset-liability management, we use the following strategies to manage our interest rate risk:

•	emphasizing the marketing of our non-interest-bearing demand, money market, savings and demand accounts;

•	investing in short- to medium-term repricing and/or maturing investment securities whenever the market allows;

•	maintaining capital levels that exceed those required for well-capitalized status under federal banking regulations;

•	maintaining prudent levels of liquidity;

•	managing our utilization of wholesale funding with borrowings and brokered deposits; and

•	continuing to diversify our loan portfolio by adding more commercial-related loans and consumer loans, which typically have shorter maturities.

We do not engage in hedging activities, such as engaging in futures, options or interest rate swap transactions, nor invest in high-risk mortgage derivatives, such as collateralized mortgage obligation residual interests, real estate mortgage investment conduit residual interests or stripped mortgage-backed securities.

Net Interest Income. We analyze our sensitivity to changes in interest rates through a net interest income model. Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest we pay on our interest-bearing liabilities, such as deposits and borrowings. We estimate what our net interest income would be for a 12-month period. We then calculate what the net interest income would be for the same period under the assumptions that the United States Treasury yield curve increases or decreases instantaneously by up to 300 basis points, with changes in interest rates representing immediate and permanent, parallel shifts in the yield curve. A basis point equals one-hundredth of one percent, and 100 basis points equals one percent. An increase in interest rates from 2% to 3% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below.

The tables below sets forth, as of September 30, 2024 and June 30, 2024 the calculation of the estimated changes in our net interest income that would result from the designated instantaneous changes in the United States Treasury yield curve.

At September 30, 2024
Change in Interest Rates (Basis Points) (1)	Net Interest Income Year 1 Forecast	Year 1 Change From Level
(Dollars in thousands)
+300	$11,822	(31.9)%
+200	13,918	(19.8)%
+100	15,911	(8.3)%
Level	17,360	—
-100	17,915	3.2%
-200	18,223	5.0%
-300	18,465	6.4%

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.

At June 30, 2024
Change in Interest Rates (Basis Points) (1)	Net Interest Income Year 1 Forecast	Year 1 Change From Level
(Dollars in thousands)
+300	$10,385	(34.9)%
+200	12,304	(22.8)%
+100	14,189	(11.0)%
Level	15,940	—
-100	16,959	6.4%
-200	17,367	8.9%
-300	17,778	11.5%

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.

The tables above indicate that at September 30, 2024, in the event of an instantaneous parallel 200 basis point increase in interest rates, we would have experienced a 19.8% decrease in net interest income, and in the event of an instantaneous parallel 200 basis point decrease in interest rates, we would have experienced a 5.0% increase in net interest income and at June 30, 2024, in the event of an instantaneous parallel 200 basis point increase in interest rates, we would have experienced a 22.8% decrease in net interest income, and in the event of an instantaneous parallel 200 basis point decrease in interest rates, we would have experienced a 8.9% increase in net interest income. At June 30, 2023, in the event of an instantaneous parallel 200 basis point increase in interest rates, we would have experienced a 13.4% decrease in net interest income, and in the event of an instantaneous parallel 200 basis point decrease in interest rates, we would have experienced an 8.8% increase in net interest income.

Economic Value of Equity. We also compute amounts by which the net present value of our assets and liabilities (economic value of equity, or “EVE”) would change in the event of a range of assumed changes in market interest rates. This model uses a discounted cash flow analysis and an option-based pricing approach to measure the interest rate sensitivity of net portfolio value. The model estimates the economic value of each type of asset, liability and off-balance sheet contract under the assumptions that the United States Treasury yield curve increases or decreases instantaneously by up to 300 basis points, with changes in interest rates representing immediate and permanent, parallel shifts in the yield curve.

The tables below sets forth, as of September 30, 2024 and June 30, 2024, the calculation of the estimated changes in our EVE that would result from the designated immediate changes in the United States Treasury yield curve.

At September 30, 2024
Change in Interest Rates (Basis Points) (1)	Estimated EVE (2)			EVE as a Percentage of Present Value of Assets (3)
		Estimated Increase (Decrease) in EVE		EVE Ratio (4)	Increase (Decrease) (Percent)
		Amount	Percent
(Dollars in thousands)
+300	$26,278	$(33,990)	(56.4)%	3.5%	(52.7)%
+200	39,626	(20,642)	(34.3)%	5.1%	(31.1)%
+100	51,296	(8,972)	(4.9)%	6.4%	(13.5)%
—	60,268	—	—	7.4%	—
-100	65,801	5,533	9.2%	7.8%	5.4%
-200	64,287	4,019	6.7%	7.4%	—
-300	63,582	3,314	5.5%	7.2%	2.7%

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	EVE Ratio represents EVE divided by the present value of assets.

At June 30, 2024
Change in Interest Rates (Basis Points) (1)	Estimated EVE (2)			EVE as a Percentage of Present Value of Assets (3)
		Estimated Increase (Decrease) in EVE		EVE Ratio (4)	Increase (Decrease) (Percent)
		Amount	Percent
(Dollars in thousands)
+300	$30,105	$(39,142)	(56.5)%	4.2%	(52.2)%
+200	46,018	(23,229)	(33.5)%	6.1%	(29.4)%
+100	59,554	(9,693)	(14.0)%	7.7%	(11.5)%
—	69,248	—	—	8.7%	—
-100	77,981	8,763	12.6%	9.5%	9.2%
-200	75,905	6,657	9.6%	9.0%	4.1%
-300	75,835	6,587	9.5%	8.8%	1.8%

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	EVE Ratio represents EVE divided by the present value of assets.

The tables above indicate that at September 30, 2024, in the event of an instantaneous parallel 200 basis point increase in interest rates, we would have experienced a 34.3% decrease in EVE, and in the event of an instantaneous parallel 200 basis point decrease in interest rates, we would have experienced a 6.7% increase in EVE, and at June 30, 2024, in the event of an instantaneous parallel 200 basis point increase in interest rates, we would have experienced a 33.5% decrease in EVE, and in the event of an instantaneous parallel 200 basis point decrease in interest rates, we would have experienced a 9.6% increase in EVE. At June 30, 2023, in the event of an instantaneous parallel 200 basis point increase in interest rates, we would have experienced a 27.9% decrease in EVE, and in the event of an instantaneous parallel 200 basis point decrease in interest rates, we would have experienced a 2.0% increase in EVE.

At September 30, 2024, all estimated changes described above with respect to net interest income and EVE with respect to potential increases in market interest rates were not in compliance with the current policy limits established by the board of trustees. We have determined that selling assets to comply with our internal policies would result in a significant loss that would deplete capital and, as a result, restrict future growth, while providing limited benefit during a period of declining market interest rates, as has begun in the latter half of 2024.

Certain shortcomings are inherent in the methodologies used in the above interest rate risk measurements. Modeling changes require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the changes in net interest income and net economic value tables presented assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the tables provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates, and actual results may differ. Furthermore, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Additionally, certain assets, such as adjustable-rate loans, have features that restrict changes in interest rates both on a short-term basis and over the life of the asset. In the event of changes in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the tables.

Interest rate risk calculations also may not reflect the fair values of financial instruments. For example, decreases in market interest rates can increase the fair values of our loans, deposits and borrowings.

Liquidity and Capital Resources

Liquidity is our ability to meet current and future financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities and proceeds from maturities and calls of securities. We also have the ability to borrow from the Federal Home Loan Bank of Boston. At September 30, 2024, we had $142.9 outstanding in advances from the Federal Home Loan Bank of Boston. At September 30, 2024, we had the ability to borrow $105.9 million in additional Federal Home Loan Bank of Boston advances. At September 30, 2024, we had a $5.3 million line of credit with the Federal Home Loan Bank of Boston, $4.9 million of which was drawn at September 30, 2024. Additionally, at September 30, 2024, we had a $9.5 million secured line of credit through the Federal Reserve Borrower in Custody program. At that date, there were no amounts outstanding.

While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and cash equivalents. The levels of these assets depend on our operating, financing, lending, and investing activities during any given period.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities. Net cash provided by (used in) operating activities was ($334,000), $1.5 million, $231,000 and $437,000 for the three months ended September 30, 2024 and 2023 and the fiscal years ended June 30, 2024 and 2023, respectively. Net cash used by investing activities, which consists primarily of disbursements for loan originations and the purchase of investment securities, offset by principal collections on loans and proceeds from maturing securities and pay downs on securities, was $27.1 million, $30.2 million, $105.2 million and $121.8 million for the three months ended September 30, 2024 and 2023 and the fiscal years ended June 30, 2024 and 2023, respectively. Net cash provided by financing activities was $20.5 million, $14.3 million, $96.9 million and $110.3 million for the three months ended September 30, 2024 and 2023 and the fiscal years ended June 30, 2024 and 2023, respectively.

We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments based on our current strategy to increase loans with an increase in core deposits and the continued use of Federal Home Loan Bank of Boston advances, as needed.

At September 30, 2024, Winchester Savings Bank exceeded its applicable regulatory capital requirement, and was considered “well capitalized” under regulatory guidelines. See “Historical and Pro Forma Regulatory Capital Compliance.”

The net proceeds from the offering will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net offering proceeds are used for general corporate purposes, including funding loans. Our financial condition and results of operations will be enhanced by the net proceeds from the offering, which will increase our net interest-earning assets and net interest income. However, due to the increase in equity resulting from the net proceeds, as well as other factors associated with the offering, our return on equity will be lower immediately following the offering. See “Risk Factors—Risks Related to the Offering—The capital we raise in the offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.”

Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see note 1 of the notes to our consolidated financial statements beginning on page F-1 of this prospectus. As an emerging growth company, we have elected to use the extended transition period to delay the adoption of new or re-issued accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies.

Impact of Inflation and Changing Prices

The financial statements and related data presented herein have been prepared in accordance with GAAP, which requires the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF WINCHESTER BANCORP, MHC

Winchester Bancorp, MHC will be formed as the Massachusetts-chartered mutual holding company of Winchester Bancorp, Inc. in connection with the reorganization of Winchester Savings Bank into the “two-tier” mutual holding company form of organization. Upon completion of the reorganization and offering, Winchester Bancorp, MHC will own 55% of Winchester Bancorp, Inc.’s common stock. As a mutual holding company, Winchester Bancorp, MHC will be a non-stock company that that will be required by law to own a majority of the outstanding voting stock of Winchester Bancorp, Inc. for so long as Winchester Bancorp, MHC remains in existence.

BUSINESS OF WINCHESTER BANCORP, INC.

Winchester Bancorp, Inc. is a Maryland corporation that was incorporated in December 2024. The offering of common stock by means of this prospectus is being made by Winchester Bancorp, Inc. in connection with the reorganization of Winchester Savings Bank into the “two-tier” mutual holding company form of organization.

Winchester Bancorp, Inc. will become the bank holding company for Winchester Savings Bank by owning all the outstanding shares of capital stock of Winchester Savings Bank. To date, Winchester Bancorp, Inc. has engaged in organizational activities only. Following the reorganization and offering, Winchester Bancorp, Inc.’s primary business activity will be to own all the outstanding shares of capital stock of Winchester Savings Bank, and Winchester Bancorp, Inc. will be authorized to engage in any other business activities that are permissible for bank holding companies under Massachusetts and federal law.

Upon completion of the reorganization and offering, Winchester Bancorp, MHC will own 55% and public stockholders will own 43% of Winchester Bancorp, Inc.’s common stock. In addition, the charitable foundation will own 2% of Winchester Bancorp, Inc.’s common stock.

Following the reorganization and offering, our cash flows will depend on earnings from the investment of the net offering proceeds and from any dividends we receive from Winchester Savings Bank. Initially, Winchester Bancorp, Inc. will not own or lease any property, but instead will pay a fee to Winchester Savings Bank for the use of its premises, furniture and equipment. We intend to employ as officers of Winchester Bancorp, Inc. only persons who are officers of Winchester Savings Bank. However, we will use the support staff of Winchester Savings Bank from time to time. We will pay a fee to Winchester Savings Bank for the time devoted to Winchester Bancorp, Inc. by employees of Winchester Savings Bank; however, these individuals will not be separately compensated by Winchester Bancorp, Inc. Winchester Bancorp, Inc. may hire additional employees, as appropriate, to the extent it expands its business in the future.

Winchester Bancorp, Inc.’s website address will be www.winchestersavings.com. Information on our website is not and should not be considered a part of this prospectus.

BUSINESS OF WINCHESTER SAVINGS BANK

General

Winchester Savings Bank is a Massachusetts-chartered savings bank headquartered in Winchester, Massachusetts. Winchester Savings Bank was originally chartered in 1871, and operates from its main office and four full-service branch offices in eastern Massachusetts, located in Arlington, Danvers and Woburn.

Winchester Savings Bank’s subsidiaries are Sachem Holdings, Inc., Aberjona Holdings, Inc., 1871 Company, LLC, and Wedgemere Holdings, LLC. Sachem Holdings, Inc. and Aberjona Holdings, Inc. are Massachusetts security corporations established to hold investment securities. 1871 Company, LLC’s principal activity is the holding of bank premises. Wedgemere Holdings, LLC’s principal activity is the holding of properties acquired in settlement of loans.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate loans, multi-family residential real estate loans, construction loans, commercial real estate loans, home equity loans and lines of credit, commercial business loans and consumer loans, as well as in investment securities.

Winchester Savings Bank is subject to comprehensive regulation and examination by the Massachusetts Commissioner of Banks and the FDIC.

At September 30, 2024, we had total assets of $872.9 million, total deposits of $642.3 million and total surplus of $80.2 million. We had a net loss of $632,000 and net income of $786,000 and $4.2 million for the three months ended September 30, 2024 and the fiscal years ended June 30, 2024 and 2023, respectively.

Winchester Savings Bank’s corporate office is located at 661 Main Street, Winchester, Massachusetts 01890, and our telephone number is (781) 729-2130. Winchester Savings Bank’s website address is www.winchestersavings.com. Information on our website is not and should not be considered a part of this prospectus.

Market Area

Winchester Savings Bank operates from its main office in Winchester, Massachusetts and four full-service branch offices in eastern Massachusetts, located in Arlington, Danvers and Woburn. Our main office and three of our branch offices are located in Middlesex County, Massachusetts, while one of our branch offices is located in Essex County, Massachusetts. Middlesex and Essex Counties are considered suburbs of Boston, Massachusetts.

We consider Middlesex County and, to a lesser extent, Essex County, as our primary market area for gathering deposits. We consider Middlesex County as well as the surrounding counties located in Massachusetts as our primary market area for lending.

Based on the 2020 United States census, the Boston metropolitan area is the tenth largest metropolitan area in the United States. The Boston metropolitan area benefits from a highly diversified economic base, including the presence of numerous institutions of higher learning, medical care and research centers and the corporate headquarters of several significant multinational corporations. Eastern Massachusetts also has many technology companies employing personnel with specialized skills. These factors affect the demand for residential homes, multifamily apartments, office buildings, shopping centers, industrial warehouses and other commercial properties.

The following presents information with respect to our market areas, the Commonwealth of Massachusetts and the United States as a whole.

	Unemployment Rate as of September 2024 (Not Seasonally Adjusted)	Median Household Income as of September 2024	2025 Population	Square Miles	Population Density (Per Square Mile)	Projected Population Growth 2025 to 2030
Middlesex County, MA	3.3%	$123,061	1,631,199	818	1,994	1.28%
Essex County, MA	2.9	95,594	814,204	493	1,653	1.64
Massachusetts	3.7	98,170	7,022,045	7,799	900	1.04
United States	2.9	78,770	337,643,652	3,523,316	96	2.40

As of December 2022, there were 190,508, 92,158 and 763,925 businesses operating in Middlesex County, Essex County and the Commonwealth of Massachusetts, respectively.

Competition

We face significant competition within our market both in making loans and attracting deposits. Our market area has a high concentration of financial institutions, including large money center and regional banks, community banks and credit unions. Some of our competitors offer products and services that we currently do not offer, such as online account opening and automated wire transfers. Our competition for loans and deposits comes principally from commercial banks, savings institutions, mortgage banking firms, consumer finance companies and credit unions. We face additional competition for deposits from short-term money market funds, brokerage firms, mutual funds and insurance companies.

As of June 30, 2024 (the latest date for which information is available), our market share was 0.72% of total deposits in Middlesex County, Massachusetts, making us the 26th largest financial institution by deposits out of 48 financial institutions operating in Middlesex County. As of June 30, 2024, our market share was 0.12% of total deposits in Essex County, Massachusetts, making us the 34th largest financial institution by deposits out of 36 financial institutions operating in Essex County.

Lending Activities

Our loan portfolio consists primarily of one- to four-family residential real estate loans, multi-family real estate loans, commercial real estate loans and construction loans. To a lesser extent, we originate home equity loans and lines of credit, commercial business loans and consumer loans.

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated. We had no loans held for sale at any of the dates indicated.

	At September 30, 2024		At June 30,
			2024		2023
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
Residential real estate	$349,075	49.1%	$338,903	49.5%	$325,136	54.1%
Commercial real estate	86,650	12.2	85,402	12.5	79,434	13.2
Multi-family real estate	132,516	18.6	124,843	18.2	107,789	17.9
Construction	110,667	15.6	101,413	14.8	57,686	9.6
Home equity loans and lines of credit	26,063	3.7	26,697	3.9	25,003	4.2
Commercial	5,131	0.9	6,591	1.0	5,447	0.9
Consumer and other	403	0.1	520	0.1	487	0.1

Total gross loans	710,505	100.0%	684,369	100.0%	600,982	100.0%

Net deferred loan costs and fees	1,075		1,033		929
Allowance for credit losses	(3,359)		(3,451)		(5,519)

Loans, net	$708,221		$681,951		$596,392

Contractual Maturities. The following tables set forth the contractual maturities of our total loan portfolio at September 30, 2024. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. The tables present contractual maturities and do not reflect repricing or the effect of prepayments. Actual maturities may differ.

	Residential Real Estate	Commercial Real Estate	Multi-Family Real Estate	Construction
	(In thousands)
Amounts due in:
One year or less	$5,652	$434	$661	$40,626
After one through five years	2,719	24,251	17,446	54,073
After five through 15 years	43,234	9,915	2,252	—
More than 15 years	297,470	52,050	112,157	15,968

Total	$349,075	$86,650	$132,516	$110,667

	Home Equity Loans and Lines of Credit	Commercial	Consumer	Total
	(In thousands)
Amounts due in:
One year or less	$8	$966	$50	$48,397
After one through five years	714	1,521	168	100,892
After five through 15 years	7,688	2,644	—	65,733
More than 15 years	17,653	—	185	495,483

Total	$26,063	$5,131	$403	$710,505

The following table sets forth our fixed and adjustable-rate loans at September 30, 2024 that are contractually due after September 30, 2025.

	Due After September 30, 2025
	Fixed	Adjustable	Total
	(In thousands)
Mortgage loans:
Residential real estate	$171,257	$172,166	$343,423
Commercial real estate	8,540	77,676	86,216
Multi-family real estate	18,247	113,608	131,855
Construction	19,663	50,378	70,041
Home equity loans and lines of credit	1,702	24,353	26,055
Commercial	3,808	357	4,165
Consumer	168	185	353

Total loans	$223,385	$438,723	$662,108

One- to Four-Family Residential Real Estate Lending. Our historical primary lending activity has been the origination of one- to four-family, owner-occupied, first mortgage loans, virtually all of which are secured by properties located in our market area. At September 30, 2024, one- to four-family residential real estate loans totaled $349.1 million, or 49.1% of our total loan portfolio. The average principal loan balance of our one- to four-family residential real estate loans was $428,000 at September 30, 2024. At that date, 76.9% of our one- to -four family residential real estate loans were owner-occupied, while 23.1% were rental properties

We currently offer one- to four-family residential real estate loans with terms of up to 30 years. Historically, we have retained the significant majority of the one- to four-family residential real estate loans we have originated. We originate fixed-rate and adjustable-rate one- to four-family residential real estate loans. One- to four-family residential real estate loans often remain outstanding for shorter periods than their contractual terms because borrowers have the right to refinance or prepay their loans. We generally limit the loan-to-value ratios of our mortgage loans without private mortgage insurance to 80% of market value. Loans where the borrower obtains private mortgage insurance may be made with loan-to-value ratios of up to 95%, while loans for affordable and first-time homebuyer programs may be made with loan-to-value ratios of up to 97%.

Our adjustable-rate one- to four-family residential real estate loans carry terms to maturity ranging from five to 30 years and generally have fixed rates for initial terms of three, five, or seven years, and adjust thereafter for periods of between one and five years, plus a margin, which in recent years has been tied to the one-year U.S. Treasury rate. The maximum amount by which the interest rate may be increased or decreased is generally 2.75% for the first adjustment period and 2.00% per adjustment period thereafter, with a lifetime interest rate cap of generally 6% over the initial interest rate of the loan and a floor of 2.75%.

We have not offered but may offer “interest only” mortgage loans on permanent one- to four-family residential real estate loans (where the borrower only pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also have not offered and will not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We have not offered “Alt-A” loans (i.e., loans that generally target borrowers with better credit scores who borrow with alternative documentation such as little or no verification of income).

We generally require title insurance on all of our one- to four-family residential real estate mortgage loans, and we also require that borrowers maintain fire and extended coverage casualty insurance (and, if appropriate, flood insurance) in an amount at least equal to the lesser of the loan balance or the replacement cost of the improvements. We do not conduct environmental testing on residential real estate mortgage loans unless specific concerns for hazards are identified by the appraiser used in connection with the origination of the loan. If we identify an environmental problem on land that will secure a loan, the environmental hazard must be remediated before the closing of the loan.

When underwriting residential real estate loans, we review and verify each loan applicant’s employment, income and credit history and, if applicable, our experience with the borrower. Our policy is to obtain credit reports and financial statements on all borrowers and guarantors. We require independent appraisals for all one- to four-family residential real estate loans in amounts of $250,000 or greater, as well as for all such loans originated for sale on the secondary market in amounts between $25,000 and $249,000. We use a third party for appraisal review. All appraisals, whether for loans sold on the secondary market or retained, are input into Fannie Mae’s Desktop Underwriter for reasonableness prior to origination. In addition, subsequent to loan origination, our loan quality control process may utilize an independent third party to conduct appraisal reviews.

Commercial Real Estate Lending. At September 30, 2024, we had $86.7 million in commercial real estate loans, representing 12.2% of our total loan portfolio.

We originate commercial real estate loans with rates that adjust after an initial fixed-rate period of generally one to five years. We currently originate these loans with the rate tied to Federal Home Loan Bank five-year classic advance rate plus a margin. We also originate commercial real estate loans with fixed rates with terms of three or five years and a balloon payment due at the end of the term. Our commercial real estate loans generally have amortization terms of 30 years. The maximum loan-to-value ratio of our commercial real estate loans is generally 75%. Our commercial real estate loans are typically secured by offices and warehouses, or other commercial properties. Our commercial real estate loans also include loans that were originated as construction loans and have since converted to permanent financing. The majority of our commercial real estate loans are non-owner-occupied. At September 30, 2024, the average principal loan balance of our outstanding commercial real estate loans was $996,000, and the largest of such loans was a $9.0 million loan secured by an industrial building. This loan was performing in accordance with its terms at September 30, 2024.

Set forth below is information regarding our commercial real estate loans at September 30, 2024.

Type of Loan	Number of Loans	Balance
		(In thousands)
Office	30	$21,119
Retail	20	9,389
Industrial	16	27,896
Other commercial real estate	21	28,246

Total	87	$86,650

We consider a number of factors in originating commercial real estate loans. We evaluate the qualifications and financial condition of the borrower, including project-level and global cash flows, credit history, and management expertise, as well as the value and condition of the property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service). We generally seek a debt service ratio of at least 1.20x. Generally, commercial real estate loans are appraised by outside independent appraisers; however, if the principal balance of the loan is less than $500,000, we may utilize third-party evaluations in lieu of formal appraisals, which are subsequently reviewed by our credit department.

Personal guarantees are generally obtained from the principals of commercial real estate loan borrowers, although this requirement may be waived in limited circumstances depending upon the loan-to-value ratio and the debt service ratio associated with the loan. We require property, casualty and title insurance and flood insurance if the property is in a flood zone area.

Multi-family Residential Real Estate Lending. At September 30, 2024, we had $132.5 million in multi-family residential real estate loans, representing 18.7% of our total loan portfolio. Our multi-family loans are secured primarily by five-or-more unit residential buildings. The terms of and underwriting guidelines for our multi-family residential real estate loans are generally the same as for our commercial real estate loans, described above, including the use of personal guarantees. At September 30, 2024, the average principal loan balance of our outstanding multi-family residential real estate loans was $1.8 million, and the largest of such loans was a $16.0 million loan secured by a 91-unit property. This loan was performing in accordance with its terms at September 30, 2024.

Construction Loans. At September 30, 2024, we had $110.7 million in construction and land loans, representing 15.6% of our total loan portfolio, nearly all of which consisted of commercial construction loans. Our construction loans are structured as straight construction or construction/permanent loans where after the initial construction period the loan converts to a permanent commercial mortgage loan. Our commercial construction loans are underwritten to the same guidelines for commercial mortgage loans, including the use of personal guarantees as well as corporate guarantees.

Commercial construction loans generally can be made with a maximum loan-to-value ratio of 75% of the estimated appraised market value upon completion of the project. Before making a commitment to fund a construction loan, we require an appraisal of the property by an independent licensed appraiser. We also generally require inspections of the property before disbursements of funds during the term of the construction loan.

Our construction loans are based upon estimates of costs and values associated with the completed project. Underwriting is focused on the borrowers’ financial strength, credit history and demonstrated ability to produce a quality product and effectively market and manage their operations.

Loan Underwriting Risks

Commercial Real Estate Loans and Multi-Family Real Estate Loans. Loans secured by commercial real estate and multi-family real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential real estate loans. The primary concern with these types of lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the underlying business. Payments on loans secured by income producing properties often depend on the successful operation and management of the properties. As a result, repayment of such loans may be subject, to a greater extent than residential real estate loans, to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we require borrowers and loan guarantors to provide quarterly, semi-annual or annual financial statements, depending on the size of the loan. In reaching a decision on whether to make a commercial real estate loan or a multi-family real estate loan, we consider and review a global cash flow analysis of the borrower and consider the net operating income of the property, the borrower’s expertise, credit history and profitability and the value of the underlying property. An environmental phase one report is obtained when the possibility exists that hazardous materials may have existed on the site, or the site may have been impacted by adjoining properties that handled hazardous materials.

If we foreclose on a commercial real estate loan or a multi-family real estate loan, the marketing and liquidation period to convert the real estate asset to cash can be lengthy with substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Changes in economic conditions that are not in the control of the borrower or lender could also affect the value of the collateral for the loan or the future cash flow of the property. Additionally, any decline in real estate values may be more pronounced for commercial or multi-family real estate than single-family residential properties, and we may require additional paydowns to enhance the loan-to-value position. Depending on the individual circumstances, initial charge-offs and subsequent losses on these types of loans can be unpredictable and substantial.

Construction Loans. Construction lending involves additional risks when compared with permanent lending because funds are advanced upon the security of the project, which is of uncertain value before its completion. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. In addition, generally during the term of a construction loan, interest may be funded by the borrower or disbursed from an interest reserve set aside from the construction loan budget. These loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project and the ability of the borrower to sell or lease the property or obtain permanent take-out financing, rather than the ability of the borrower or guarantor to repay principal and interest. If the appraised value of a completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project and may incur a loss. Land loans have substantially similar risks.

Adjustable-Rate One- to Four-Family Residential Real Estate Loans. Although adjustable-rate mortgage loans may reduce, to an extent, our vulnerability to changes in market interest rates because they periodically re-price, as interest rates increase the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower. At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by our maximum periodic and lifetime rate adjustments. Moreover, the interest rates on most of our adjustable-rate loans do not adjust for up to five years after origination. As a result, the effectiveness of adjustable-rate mortgage loans in compensating for changes in market interest rates may be limited.

Originations, Sales, Participations and Purchases of Loans

Most of our loan originations are generated by our loan personnel and from referrals from existing customers, real estate brokers, accountants and other professionals. All loans we originate are underwritten pursuant to our policies and procedures. While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon relative borrower demand and pricing levels established by competing banks, thrifts, credit unions, and mortgage banking companies. Our volume of loan originations is influenced significantly by market interest rates, and, accordingly, the volume of our loan originations can vary from period to period. Historically, we have sold limited amounts of the loans we originate.

From time to time, we purchase loan participations where we are not the lead lender. In this situation, we follow our customary loan underwriting and approval policies. At September 30, 2024, the outstanding balances of our loan participations where we are not the lead lender totaled $62.6 million, or 8.8% of our loan portfolio, and consisted of nine borrower relationships secured by real estate. For the three months ended September 30, 2024 and the fiscal years ended June 30, 2024 and 2023, we purchased $0, $3.9 million and $56.0 million of loans, respectively. We used excess cash during the fiscal year ended June 30, 2023, to grow our loan portfolio. At September 30, 2024, all such loans were performing in accordance with their original terms. We occasionally sell participations to remain within our loans-to-one-borrower limits. For the three months ended September 30, 2024 and the fiscal years ended June 30, 2024 and 2023, we participated out $0, $0 and $4.0 million of portions of loans, respectively. We did not purchase any whole loans during these periods.

Loan Approval Procedures and Authority

The maximum amount that Winchester Savings Bank may lend to one borrower and the borrower’s related entities is generally limited, by statute, to 20% of capital, which is defined under Massachusetts law as the sum of capital stock, surplus account and undivided profits. At September 30, 2024, this regulatory limit on loans-to-one borrower was $16.5 million. We generally establish our internal loans-to-one borrower limits as $1.0 million for residential second mortgage loans, $2.5 million for residential first mortgage loans, and $10.0 million for other extensions of credit. At September 30, 2024, we had three loans outstanding with principal balances of $10.0 million or above. At September 30, 2024, Winchester Savings Bank’s largest loan relationship with one borrower was for $16.0 million and was collateralized by a 91-unit multi-family real estate loan. This amount represents our 38.8% participation interest in the entire loan. This loan was performing in accordance with its original terms on that date. Our regulatory loans-to-one borrower limit would increase as a result of the capital raised in the offering, and we may increase our internal loans-to-one borrower limit as a result.

Winchester Savings Bank’s lending is subject to uniform written underwriting standards and origination procedures. Decisions on loan applications are made on the basis of detailed information submitted by the prospective borrower, credit histories that we obtain, and property valuations (consistent with our appraisal policy) prepared by outside independent licensed appraisers approved by our board of trustees or internal evaluations, where permitted by regulations.

All loan approval amounts are based on the proposed loan to the individual borrower. Certain of our executive officers can approve unsecured commercial loans in amounts up to $200,000, and secured commercial loans up to $2.0 million, while our management loan review committee, consisting of designated executive officers, can approve unsecured commercial loans in amounts up to $250,000, and secured commercial loans up to $5.0 million. With respect to residential mortgage loan authority, certain of our executive officers can approve loans in amounts up to $1.3 million, while our management loan review committee can approve such loans in amounts up to $1.4 million. Loans in excess of these amounts require approval of a board-level committee that serves as a credit committee.

Delinquencies and Non-Performing Assets

Delinquency Procedures. A late notice is sent to a borrower between the 16th and 18th day after a loan is past due. When the loan is 30 days past due, we mail the borrower a letter reminding the borrower of the delinquency, and attempt to contact the borrower personally to determine the reason for the delinquency. If necessary, at 45 days past due, additional contact will be made with the borrower, which usually includes an in-person meeting and the account will be monitored on a regular basis thereafter. When the loan reaches the 60th day of delinquency, we will send the borrower a letter informing the borrower of their rights and our intent to proceed with further collection efforts, including foreclosure, if the loan default is not cured within 90 days. A property will be inspected between the 30th and 90th day of delinquency. At the end of the 90-day cure period, a decision will be made whether to begin foreclosure proceedings. Loans are charged off when we believe that the recovery of principal is improbable. A summary report of all delinquency ratios and all non-accrual loans is provided to the board of trustees each quarter.

Loans Past Due and Nonperforming Assets. Loans are reviewed on a regular basis. Management determines that a loan is non-performing when it is probable at least a portion of the loan will not be collected in accordance with the original terms due to a deterioration in the financial condition of the borrower or the value of the underlying collateral if the loan is collateral dependent. Non-accrual loans are loans for which collectability is questionable and, therefore, interest on such loans will no longer be recognized on an accrual basis. All loans that become 90 days or more delinquent are placed on non-accrual status unless the loan is well secured and is in the process of collection. When loans are placed on non-accrual status, unpaid accrued interest is fully reversed, and further income is recognized only to the extent received on a cash basis or cost recovery method. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time (at least six consecutive months) and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

When we acquire real estate as a result of foreclosure, the real estate is classified as real estate owned. The real estate owned is recorded at fair value, less estimated costs to sell. Soon after acquisition, we order a new appraisal, or evaluation when acceptable, to determine the current market value of the property. Any excess of the recorded value of the loan satisfied over the market value of the property is charged against the allowance for credit losses, or, if the existing allowance is inadequate, charged to expense, in either case during the applicable period of such determination. After acquisition, all costs incurred in maintaining the property are expensed. Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

Delinquent Loans. The following table sets forth our loan delinquencies by type and amount at the dates indicated.

	At September 30, 2024			At June 30,
				2024			2023
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due
	(In thousands)
Mortgage loans:
Residential real estate	$550	$—	$—	$—	$—	$—	$—	$—	$—
Commercial real estate	—	—	1,166	—	—	1,251	—	285	966
Multi-family real estate	—	—	—	—	—	—	—	—	—
Construction	—	—	—	—	—	—	—	—	—
Home equity loans and lines of credit	—	—	—	—	—	—	60	—	—
Commercial	—	—	—	—	—	—	—	—	—
Consumer	—	—	—	—	—	—	—	—	—

Total	$550	$—	$1,166	$—	$—	$1,251	$60	$285	$966

Non-Performing Assets. The following table sets forth information regarding our non-performing assets at the dates indicated.

	At September 30, 2024	At June 30,
		2024	2023
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
Residential real estate	$153	$155	$—
Commercial real estate	1,166	1,251	1,251
Multi-family real estate	—	—	—
Construction	—	—	—
Home equity loans and lines of credit	—	—	12
Commercial	320	—	—
Consumer	—	—	—

Total non-accrual loans	1,639	1,406	1,263

Accruing loans past due 90 days or more	—	—	—

Total non-performing loans	$1,639	$1,406	$1,263

Foreclosed assets	$—	$—	$—

Total non-performing assets	$1,639	$1,406	$1,263

Total non-performing loans to total loans	0.23%	0.21%	0.21%
Total non-accrual loans to total loans	0.23%	0.21%	0.21%
Total non-performing assets to total assets	0.19%	0.16%	0.17%

Classified Assets. Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by applicable regulations to be of lesser quality, as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.

We may evaluate individually any credits that exhibit any of these weaknesses. A loan is considered individually evaluated when the borrower is experiencing financial difficulty and repayment, both principal and interest, is expected to be provided substantially through the operation or sale of the collateral.

In accordance with our loan policies, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations. Loans are listed on the “watch list” initially because of emerging financial weaknesses even though the loan is currently performing as agreed, or if the loan possesses weaknesses although currently performing. If a loan deteriorates in asset quality, the classification is changed to “special mention,” “substandard,” “doubtful” or “loss” depending on the circumstances and the evaluation. Generally, loans 90 days or more past due are placed on non-accrual status and classified “substandard.” Management reviews the status of each loan on our watch list on a quarterly basis.

On the basis of this review of our assets, our classified loans and special mention loans at the dates indicated were as follows:

	At September 30, 2024	At June 30,
		2024	2023
	(In thousands)
Substandard loans	$818	$1,994	$1,760
Doubtful loans	1,486	—	—
Loss loans	—	—	—

Total classified loans	$2,304	$1,994	$1,760

Special mention loans	$418	$422	$394

Allowance for Credit Losses for Loans

The allowance for credit losses is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. Such allowance is based on losses expected to arise over the life of the asset (contractual term). The allowance for credit losses on loans is established through a provision for credit losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for credit losses is evaluated on a regular basis by management. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

We measure the allowance for credit losses using the SCALE method, which is a simple, spreadsheet-based method developed by the Federal Reserve Board to assist community banks in calculating a CECL compliant allowance for credit losses using proxy expected lifetime loss rates. The SCALE tool is a template designed for smaller community banks with total assets of less than $1 billion. It uses publicly available data to derive the initial proxy lifetime loss rates. Management uses judgment to further adjust the proxy expected lifetime loss rates with qualitative factors to reflect the facts and circumstances of our internal loss history and credit risk factors for each loan segment. The allowance for credit losses is measured on a collective (pool) basis when similar characteristics exist. We segment our loan portfolio to correspond to call report classification to make peer data more useful.

Loans that do not share risk characteristics are evaluated on an individual loan basis. Loans evaluated individually are not also included in the collective evaluation. For loans that are collateral dependent, that is, when the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the operation or sale of the collateral, expected credit losses are based on fair value of the collateral at the reporting date, adjusted for selling costs as appropriate.

An unallocated component may be maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated portion of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating collectively and individually evaluated loans in the portfolio.

Prior to July 1, 2023, we calculated the allowance for loan losses under the probable incurred methodology. Using this methodology, the analysis had two components, specific and general allowances. The specific percentage allowance was for unconfirmed losses related to loans that were determined to be impaired. Impairment was measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses. If the fair value of the loan was less than the loan’s carrying value, a charge was recorded for the difference.

No assurances can be given that the level of allowance for credit losses will cover all of the losses on the loans or that future adjustments to the allowance for credit losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for credit losses. A large loss could deplete the allowance and require increased provisions to replenish the allowance, which would adversely affect earnings.

As an integral part of their examination process, the Massachusetts Commissioner of Banks and the FDIC periodically review our allowance for credit losses, and as a result of such reviews, we may have to adjust our allowances for loan losses.

The following table sets forth activity in our allowance for credit losses for the periods indicated.

	At or For the Three Months Ended September 30,		At or For the Years Ended June 30,
	2024	2023	2024	2023
	(Dollars in thousands)
Allowance for credit losses at beginning of period	$3,451	$5,519	$5,519	$4,123
Change in accounting principle	—	(2,810)	(2,810)	—
Provision for credit losses	1,273	217	742	1,396
Charge-offs:
Mortgage loans:
Residential real estate	—	—	—	—
Commercial real estate	(85)	—	—	—
Multi-family real estate	—	—	—	—
Construction	—	—	—	—
Home equity loans and lines of credit	—	—	—	—
Commercial	(1,280)	—	—	—
Consumer	—	—	—	—

Total charge-offs	(1,365)	—	—	—
Total recoveries	—	—	—	—

Net (charge-offs) recoveries	(1,365)	—	—	—

Allowance at end of period	$3,359	$2,926	$3,451	$5,519

Allowance to non-performing loans	204.94%	202.77%	245.45%	436.98%
Allowance to total loans outstanding at the end of the period	0.47%	0.46%	0.50%	0.92%
Net (charge-offs) recoveries to average loans outstanding during the period (1)	(0.78)%	—%	—%	—%

(1)	Annualized for the three-month periods.

The increase in chargeoffs for the three months ended September 30, 2024 was due to our charging off approximately 80% of a $1.6 million commercial loan as of September 30, 2024 due to the borrower’s filing for bankruptcy protection and terminating operations of the underlying business.

The following table sets forth additional information with respect to charge-offs by category for the periods indicated.

	For the Three Months Ended September 30, (1)		For the Years Ended June 30,
	2024	2023	2024	2023
Net (charge-offs) recoveries to average loans outstanding during the period:
Mortgage loans:
Residential real estate	—%	—%	—%	—%
Commercial real estate	(0.39)%	—%	—%	—%
Multi-family real estate	—%	—%	—%	—%
Construction	—%	—%	—%	—%
Home equity loans and lines of credit	—%	—%	—%	—%
Commercial	(99.79)%	—%	—%	—%
Consumer	—%	—%	—%	—%

(1)	Annualized

Allocation of Allowance for Credit Losses. The following table sets forth the allowance for credit losses allocated by loan category and the percent of the allowance in each category to the total allocated allowance at the dates indicated. The allowance for credit losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

				At June 30,
	At September 30, 2024			2024			2023
	Allowance for Credit Losses on Loans	Percent of Allowance in Each Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans	Allowance for Credit Losses on Loans	Percent of Allowance in Each Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans	Allowance for Credit Losses on Loans	Percent of Allowance in Each Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)
Mortgage loans:
Residential real estate	$1,349	40.6%	49.0%	$1,292	37.8%	49.5%	$932	16.9%	54.1%
Commercial real estate	444	13.3	12.2	485	14.2	12.5	1,640	29.7	13.2
Multi-family real estate	680	20.4	18.6	710	20.8	18.2	2,226	40.3	17.9
Construction	720	21.6	15.5	778	22.8	14.8	507	9.2	9.6
Home equity loans and lines of credit	101	3.0	3.7	102	3.0	3.9	88	1.6	4.2
Commercial	30	0.9	0.9	39	1.1	1.0	116	2.1	0.9
Consumer	5	0.2	0.1	9	0.3	0.1	10	0.2	0.1

Total allocated allowance	3,329	100.0%	100.0%	3,415	100.0%	100.0%	5,519	100.0%	100.0%
Unallocated	30			36			—

Total	$3,359			$3,451			$5,519

Investment Activities

General. Winchester Savings Bank has established an investment policy that governs our investment activities. The objectives of our investment policy are: (1) to assist in liquidity planning by purchasing and laddering securities that can be converted into liquid funds in times of increased loan demand or deposit outflows; (2) to optimize interest income within our overall asset/liability management; and (3) to assist in reducing our tax liability to a practical minimum when appropriate. All purchase and sale transactions are reviewed and ratified by the board of investments, which is a committee of our board of trustees.

Our board of trustees reviews our securities activities on a quarterly basis to ensure that such activities are consistent with our investment policy. The board has delegated to our President and Chief Executive Officer and our Chief Financial Officer the authority to engage in single investment transactions of up to $3.0 million without prior approval of the board of trustees or a committee of the board.

Our current investment policy authorizes us to invest in various types of investment grade investment securities and liquid assets, including U.S. treasury bills, notes, and bonds, U.S. government agency and government-sponsored agency obligations, federally insured certificates of deposit, corporate bonds and notes, government sponsored agency mortgage-backed securities and agency-supported collateralized mortgage obligations, marketable equity securities, mutual funds, managed funds, subordinated debt investments grade securities, U.S. government agency and government-sponsored agency structured notes, federal funds and municipal securities. We do not engage in any investment hedging activities or trading activities, nor do we purchase any high-risk mortgage derivative products, corporate junk bonds, or certain types of structured notes.

GAAP requires that, at the time of purchase, we designate a debt security as held-to-maturity, available-for-sale, or trading, depending on our ability and intent to hold such security. Debt securities designated as available for sale are reported at fair value, while debt securities designated as held to maturity are reported at amortized cost.

At September 30, 2024, we had allocated no portion of the allowance for credit losses with respect to investment securities.

Portfolio Maturities and Yields. The composition and maturities of the investment securities portfolio at September 30, 2024 are summarized in the following table. The table excludes equity securities, which totaled $2.3 million at September 30, 2024. Maturities are based on the final contractual payment dates, and do not reflect the effect of scheduled principal repayments, prepayments, or early redemptions that may occur. The weighted average yield is calculated based on the yield to maturity weighted for the size of each debt security over the entire portfolio of debt securities. No tax-equivalent yield adjustments have been made, as the effects would be immaterial.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
Securities held to maturity:
U.S. government and U.S. government-sponsored enterprise	$496	4.33%	$19,224	2.18%	$4,500	5.14%	$11,000	5.55%	$35,220	$34,053	3.64%
U.S. Government agency and U.S. government-sponsored enterprise residential mortgage-backed securities	—	—%	132	2.50%	1,300	4.31%	9,530	5.42%	10,962	10,905	5.26%
Corporate bonds and obligations	—	—%	3,755	1.82%	5,628	1.91%	—	—%	9,383	8,307	1.87%
Municipal bonds	533	0.70%	1,390	1.57%	590	1.43%	—	—%	2,513	2,663	1.35%

Total	$1,029	2.40%	$24,501	2.10%	$12,018	3.36%	$20,530	5.49%	$58,078	$55,928	3.56%

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
Securities available for sale:
U.S. government and U.S. government-sponsored enterprise	$—	—%	$—	—%	$2,667	5.74%	$—	—%	$2,667	$2,668	5.74%
U.S. Government agency and U.S. government-sponsored enterprise residential mortgage-backed securities	—	—%	—	—%	93	4.76%	7,254	5.78%	7,347	7,354	5.77%
Corporate bonds and obligations	—	—%	10,746	1.96%	7,410	1.98%	—	—%	18,156	16,662	1.97%
Municipal bonds	1,884	1.23%	—	—%	—	—%	—	—%	1,884	1,872	1.23%

Total	$1,884	1.23%	$10,746	1.96%	$10,170	3.00%	$7,254	5.78%	$30,054	$28,556	3.19%

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also use borrowings, primarily Federal Home Loan Bank of Boston advances, to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds. In addition, we receive funds from scheduled loan payments, loan prepayments, maturities, pre-payments and calls of securities, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposits. Our deposits are generated primarily from residents within our primary market area. We offer a selection of deposit accounts, including non-interest-bearing checking accounts, interest-bearing checking accounts, money market accounts, savings accounts and certificates of deposit. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. At September 30, 2024, our core deposits, which are deposits other than certificates of deposit, were $358.8 million, representing 55.9% of total deposits at that date.

Interest rates, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. Our ability to gather deposits is impacted by the competitive market in which we operate, which includes numerous financial institutions of varying sizes offering a wide range of products. We believe that deposits are a stable source of funds, but our ability to attract and maintain deposits at favorable rates will be affected by market conditions, including competition and prevailing interest rates.

The following table sets forth the distribution of total deposits by account type at the dates indicated.

				At June 30,
	At September 30, 2024			2024			2023
	Amount	Percent	Average Rate	Amount	Percent	Average Rate	Amount	Percent	Average Rate
	(Dollars in thousands)
Noninterest-bearing demand	$48,353	7.6%	—%	$52,442	8.2%	—%	$50,687	8.8%	—%
NOW and demand deposits	52,681	8.2	0.03%	66,786	10.5	0.82%	75,482	13.1	0.04%
Savings accounts	164,401	25.6	2.55%	168,513	26.5	2.54%	165,036	28.6	2.02%
Money market accounts	93,355	14.5	3.65%	85,453	13.5	3.62%	58,363	10.1	1.40%
Certificates of deposit	283,489	44.1	4.36%	262,199	41.3	4.41%	226,792	39.4	3.20%

Total	$642,279	100.0%	3.11%	$635,393	100.0%	3.07%	$576,360	100.0%	1.98%

As of September 30, 2024, June 30, 2024 and June 30, 2023, the aggregate amount of deposits we had in excess of $250,000, which is the maximum amount for federal deposit insurance, was $170.4 million, $157.3 million and $128.3 million, respectively. In addition, as of September 30, 2024, the aggregate amount of all our certificates of deposit in excess of $250,000 was $111.9 million.

The following table sets forth the maturity of our certificates of deposit in excess of $250,000 as of September 30, 2024.

At September 30, 2024
(In thousands)
Maturity Period:
Three months or less	$24,449
Over three through six months	34,834
Over six through twelve months	44,641
Over twelve months	8,007

Total	$111,931

All of our deposits are fully insured due to the additional insurance provided to a Massachusetts savings bank, such as Winchester Savings Bank, under the DIF, a private industry-sponsored insurance fund in Massachusetts that insures all deposits at Winchester Savings Bank above FDIC limits, and we expect that coverage under the DIF will continue after consummation of the reorganization and offering.

Borrowed Funds. We may obtain advances from the Federal Home Loan Bank of Boston upon the security of our capital stock in the Federal Home Loan Bank of Boston and certain of our mortgage loans. Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. We use such advances to supplement our deposits. To the extent such borrowings have different terms to repricing than our deposits, they can change our interest rate risk profile. At September 30, 2024, we had $142.9 million outstanding in advances from the Federal Home Loan Bank of Boston. At September 30, 2024, we had the ability to borrow $105.9 million in additional Federal Home Loan Bank of Boston advances. At September 30, 2024, we also had a $5.3 million line of credit with the Federal Home Loan Bank of Boston, $4.9 million of which was drawn at September 30, 2024. Additionally, at September 30, 2024, we had a $9.5 million secured line of credit through the Federal Reserve Borrower in Custody (BIC) program. At that date, there were no amounts outstanding.

Properties

Winchester Savings Bank operates from its main office in Winchester, Massachusetts and four full-service branch offices in eastern Massachusetts, located in Arlington, Danvers and Woburn. As of September 30, 2024, the net book value of our real properties, including land buildings and building improvements, was $6.8 million.

Subsidiary Activities

Winchester Savings Bank’s subsidiaries are Sachem Holdings, Inc., Aberjona Holdings, Inc., 1871 Company, LLC, and Wedgemere Holdings, LLC. Sachem Holdings, Inc. and Aberjona Holdings, Inc. are Massachusetts security corporations established to hold investment securities. 1871 Company, LLC’s principal activity is the holding of bank premises. Wedgemere Holdings, LLC’s principal activity is the holding of properties acquired in settlement of loans.

Legal Proceedings

We are not involved in any pending legal proceedings as a plaintiff or defendant other than routine legal proceedings occurring in the ordinary course of business, and at September 30, 2024, we were not involved in any legal proceedings, the outcome of which would be material to our financial condition or results of operations.

Personnel

As of September 30, 2024, we had 68 full-time and nine part-time and seasonal employees. Our employees are not represented by any collective bargaining group. Management believes that we have a good working relationship with our employees.

TAXATION

We are subject to federal and state income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal and state taxation is intended only to summarize material income tax matters and is not a comprehensive description of the tax rules applicable to Winchester Bancorp, MHC, Winchester Bancorp, Inc. and Winchester Savings Bank.

Our federal and state tax returns have not been audited for the past five years.

Federal Taxation

Method of Accounting. For federal income tax purposes, Winchester Bancorp, Inc. and Winchester Savings Bank will file a consolidated federal income tax return, and will report income and expenses on the accrual method of accounting and use a tax year ending June 30 for filing their federal income tax returns. We currently utilize the specific charge-off method under Section 166(a) of the Internal Revenue Code.

Net Operating Loss Carryovers. Effective with the passage of the Tax Cuts and Jobs Act, net operating loss carrybacks are no longer permitted, and net operating losses are allowed to be carried forward indefinitely. Net operating loss carryforwards arising from tax years beginning after January 1, 2018 are limited to offset a maximum of 80% of a future year’s taxable income.

Capital Loss Carryovers. Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to which carried and is used to offset any capital gains. Any loss remaining after the five-year carryover period that has not been deducted is no longer deductible. At September 30, 2024, Winchester Savings Bank had no capital loss carryovers.

Corporate Dividends. Winchester Bancorp, Inc. may generally exclude from its income 100% of dividends received from Winchester Savings Bank as a member of the same affiliated group of corporations.

State Taxation

Financial institutions in Massachusetts are required to file combined income tax returns. The Massachusetts excise tax rate for savings banks is currently 9.0% of federal taxable income, adjusted for certain items. Taxable income includes gross income as defined under the Internal Revenue Code, plus interest from bonds, notes and evidences of indebtedness of any state, including Massachusetts, less deductions, but not the credits, allowable under the provisions of the Internal Revenue Code, except for those deductions relating to dividends received and income or franchise taxes imposed by a state or political subdivision. Carryforwards and carrybacks of net operating losses and capital losses are not allowed.

A financial institution or business corporation is generally entitled to special tax treatment as a “security corporation” under Massachusetts law provided that: (a) its activities are limited to buying, selling, dealing in or holding securities on its own behalf and not as a broker; and (b) it has applied for, and received, classification as a “security corporation” by the Commissioner of the Massachusetts Department of Revenue. A security corporation that is also a bank holding company under the Internal Revenue Code must pay a tax equal to 0.33% of its gross income. A security corporation that is not a bank holding company under the Internal Revenue Code must pay a tax equal to 1.32% of its gross income. Our subsidiaries that engage in securities transactions on their own behalf, are qualified as security corporations. As such, each has received security corporation classification by the Massachusetts Department of Revenue; and does not conduct any activities deemed impermissible under the governing statutes and the various regulations, directives, letter rulings and administrative pronouncements issued by the Massachusetts Department of Revenue.

As a Maryland business corporation, Winchester Bancorp, Inc. is required to file an annual report with and pay franchise taxes to the state of Maryland.

SUPERVISION AND REGULATION

General

Winchester Savings Bank is a Massachusetts-chartered stock savings bank. Our deposits are insured up to applicable limits by the FDIC and by the Depositors Insurance Fund for amounts in excess of the FDIC insurance limits. We are subject to extensive regulation by the Massachusetts Commissioner of Banks, as our chartering agency, and by the FDIC, as our primary federal regulator and primary deposit insurer. We are required to file reports with, and are periodically examined by, the FDIC and the Massachusetts Commissioner of Banks concerning our activities and financial condition and must obtain regulatory approvals prior to entering into certain transactions, including, but not limited to, mergers with or acquisitions of other financial institutions. Winchester Savings Bank is a member of the Federal Home Loan Bank of Boston.

The regulation and supervision of Winchester Savings Bank establish a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of depositors and borrowers and, for purposes of the FDIC, the protection of the insurance fund and not for the protection of investors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.

As bank holding companies, Winchester Bancorp, Inc. and Winchester Bancorp, MHC will be required to comply with the rules and regulations of the Federal Reserve Board. Each will be required to file certain reports with the Federal Reserve Board and will be subject to examination by and the enforcement authority of the Federal Reserve Board. Winchester Bancorp, Inc. will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in applicable laws or regulations, whether by the Massachusetts Commissioner of Banks, the FDIC, the Federal Reserve Board, the Commonwealth of Massachusetts or Congress, could have a material adverse impact on the operations and financial performance of Winchester Bancorp, Inc. and Winchester Savings Bank. In addition, Winchester Savings Bank is affected by the monetary and fiscal policies of various agencies of the United States Government, including the Federal Reserve Board. In view of changing conditions in the national economy and in the money markets, it is impossible for management to accurately predict future changes in monetary policy or the effect of such changes on the business or financial condition of Winchester Bancorp, Inc. and Winchester Savings Bank.

Set forth below is a brief description of material regulatory requirements that are or will be applicable to Winchester Savings Bank, Winchester Bancorp, Inc. and Winchester Bancorp, MHC. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Winchester Savings Bank, Winchester Bancorp, Inc. and Winchester Bancorp, MHC.

Massachusetts Banking Laws and Supervision

Winchester Savings Bank is regulated and supervised by the Massachusetts Commissioner of Banks. The Massachusetts Commissioner of Banks is required to regularly examine each state-chartered financial institution. The approval of the Massachusetts Commissioner of Banks is required to establish or close branches, to merge with another bank, to issue stock and to undertake many other activities. Any Massachusetts financial institution that does not operate in accordance with the regulations, policies and directives of the Massachusetts Commissioner of Banks may be sanctioned. The Massachusetts Commissioner of Banks may suspend or remove directors or officers of a financial institution who have violated the law, conducted a financial institution’s business in a manner that is unsafe, unsound or contrary to the depositors’ interests, or been negligent in the performance of their duties. In addition, the Massachusetts Commissioner of Banks has the authority to appoint a receiver or conservator if it is determined that the financial institution is conducting its business in an unsafe or unauthorized manner, and under certain other circumstances.

The powers that Massachusetts-chartered savings banks can exercise under these laws include, but are not limited to, the following.

Lending Activities. A Massachusetts-chartered savings bank may make a wide variety of mortgage loans including fixed-rate loans, adjustable-rate loans, variable-rate loans, participation loans, graduated payment loans, construction and development loans, condominium and co-operative loans, second mortgage loans and other types of loans that may be made in accordance with applicable regulations. Commercial loans may be made to corporations and other commercial enterprises with or without security. Consumer and personal loans may also be made with or without security.

Insurance Sales. Massachusetts savings banks may engage in insurance sales activities if the Massachusetts Commissioner of Banks has approved a plan of operation for insurance activities and the bank obtains a license from the Massachusetts Division of Insurance. A savings bank may be licensed directly or indirectly through an affiliate or a subsidiary corporation established for this purpose. Winchester Savings Bank does not offer insurance products.

Investment Activities. In general, Massachusetts-chartered savings banks may invest in preferred and common stock of any corporation organized under the laws of the United States or any state provided such investments do not involve control of any corporation and do not, in the aggregate, exceed 4.0% of the bank’s deposits. Massachusetts-chartered savings banks may in addition invest an amount equal to 1.0% of their deposits in stocks of Massachusetts corporations or companies with substantial employment in the Commonwealth which have pledged to the Massachusetts Commissioner of Banks that such monies will be used for further development within the Commonwealth. At the present time, Winchester Savings Bank has the authority to invest in equity securities. However, such investment authority is constrained by federal law. See “—Federal Bank Regulation—Investment Activities” for such federal restrictions.

Dividends. A Massachusetts stock bank may declare from net profits cash dividends not more frequently than quarterly and non-cash dividends at any time. No dividends may be declared, credited or paid if the bank’s capital stock is impaired. A Massachusetts savings bank with outstanding preferred stock may not, without the prior approval of the Commissioner of Banks, declare dividends on the common stock without also declaring dividends on the preferred stock. The approval of the Massachusetts Commissioner of Banks is required if the total of all dividends declared in any calendar year exceeds the total of its net profits for that year combined with its retained net profits from the preceding two years, less any required transfer to surplus or a fund for the retirement of any preferred stock. For this purpose, net profits means the remainder of all earnings from current operations plus actual recoveries on loans and investments and other assets after deducting current operating expenses, actual losses, accrued dividends on preferred stock, if any, and all federal and state taxes.

Protection of Personal Information. Massachusetts has adopted regulatory requirements intended to protect personal information. The requirements are similar to existing federal laws such as the Gramm-Leach-Bliley Act, discussed below under “—Federal Bank Regulation—Privacy Regulations.” They require organizations to establish written information security programs to prevent identity theft. The Massachusetts regulations also contain technology system requirements, especially for the encryption of personal information sent over wireless or public networks or stored on portable devices.

Parity Approval. A Massachusetts savings bank may, in accordance with Massachusetts law, exercise any power and engage in any activity that has been authorized for national banks, federal thrifts or state banks in a state other than Massachusetts, provided that the activity is permissible under applicable federal law and not specifically prohibited by Massachusetts law. Such powers and activities must be subject to the same limitations and restrictions imposed on the national bank, federal thrift or out-of-state bank that exercised the power or activity. A Massachusetts savings bank may exercise such powers and engage in such activities by providing 30 days’ advanced written notice to the Massachusetts Commissioner of Banks.

Loans to One Borrower Limitations. Massachusetts banking law grants broad lending authority. However, with certain limited exceptions, total obligations of one borrower to a savings bank may not exceed 20% of the bank’s total capital, which is defined under Massachusetts law as the sum of capital stock, surplus account and undivided profits.

Loans to a Bank’s Insiders. Massachusetts law provides that a Massachusetts financial institution shall comply with Regulation O of the Federal Reserve Board, which generally requires that extensions of credit to insiders:

•

be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

•

not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of the Massachusetts financial institution’s capital.

Regulatory Enforcement Authority. Any Massachusetts bank that does not operate in accordance with the regulations, policies and directives of the Massachusetts Commissioner of Banks may be subject to sanctions for non-compliance, including seizure of the property and business of the bank and suspension or revocation of its charter. The Massachusetts Commissioner of Banks may, under certain circumstances, suspend or remove officers or directors who have violated the law, conducted the bank’s business in a manner which is unsafe, unsound or contrary to the depositors’ interests or been negligent in the performance of their duties. In addition, upon finding that a bank has engaged in an unfair or deceptive act or practice, the Massachusetts Commissioner of Banks may issue an order to cease and desist and impose a fine on the bank concerned. Massachusetts consumer protection and civil rights statutes applicable to Massachusetts savings banks permit private individual and class action lawsuits and provide for the rescission of consumer transactions, including loans, and the recovery of statutory and punitive damage and attorney’s fees in the case of certain violations of those statutes.

Depositors Insurance Fund. Winchester Savings Bank is a member of the Depositors Insurance Fund, a corporation that insures Massachusetts savings bank deposits in excess of federal deposit insurance coverage. The Depositors Insurance Fund is authorized to charge savings banks a risk-based assessment on deposit balances in excess of the amounts insured by the FDIC.

Massachusetts has other statutes and regulations that are similar to the federal provisions discussed below.

Federal Bank Regulation

Capital Requirements. Federal regulations require FDIC-insured depository institutions to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio of 4.5%, a Tier 1 capital to risk-based assets ratio of 6.0%, a total capital to risk-based assets ratio of 8%, and a Tier 1 capital to average assets leverage ratio of 4%.

For purposes of the regulatory capital requirements, common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and, for institutions that made such an election regarding the treatment of Accumulated Other Comprehensive Income (“AOCI”), up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Institutions that have not exercised the AOCI opt-out have AOCI incorporated into common equity Tier 1 capital (including unrealized gains and losses on available-for-sale-securities). Winchester Savings Bank has exercised the opt-out and therefore does not include AOCI in its regulatory capital determinations. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations.

In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk weight factor assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. For example, a risk weight of 0% is assigned to cash and U.S. government securities, a risk weight of 50% is generally assigned to prudently underwritten first lien one- to four-family residential mortgages, a risk weight of 100% is assigned to commercial and consumer loans, a risk weight of 150% is assigned to certain past due loans and a risk weight of between 0% to 600% is assigned to permissible equity interests, depending on certain specified factors.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted asset above the amount necessary to meet its minimum risk-based capital requirements. However, the capital conservation buffer does not apply to institutions who have opted into the community bank leverage ratio, described below.

The federal banking agencies, including the FDIC, are required to establish a “community bank leverage ratio” of between 8% to 10% of average total consolidated assets for qualifying institutions with assets of less than $10 billion. Institutions with capital meeting the specified requirements and electing to follow the alternative framework are deemed to comply with the applicable regulatory capital requirements, including the risk-based requirements. A qualifying institution may opt in and out of the community bank leverage ratio on its quarterly call report.

The current optional community bank leverage ratio has been established at 9%. The CBLR framework includes a two-quarter grace period for an institution that ceases to meet any qualifying criteria, provided that the institution’s leverage ratio falls no more than one percentage point below the applicable CBLR requirement. As of September 30, 2024, Winchester Savings Bank had opted into the CBLR framework and exceeded the current regulatory community bank leverage ratio requirement.

The FDIC, along with the other federal banking agencies, adopted a regulation providing that the agencies will take into account the exposure of a bank’s capital and economic value to changes in interest rate risk in assessing a bank’s capital adequacy. The FDIC also has authority to establish individual minimum capital requirements in appropriate cases upon determination that an institution’s capital level is, or is likely to become, inadequate in light of the particular circumstances.

Standards for Safety and Soundness. As required by statute, the federal banking agencies have adopted final regulations and guidelines to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit system, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The agencies have also established standards for safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order and/or the imposition of civil money penalties.

Investment Activities. All state-chartered FDIC insured banks, including savings banks, are generally limited in their activities as principal and equity investments to activities and equity investments of the type and in the amount authorized for national banks, notwithstanding state law, subject to certain exceptions. For example, state-chartered banks may, with FDIC approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange and in shares of an investment company registered under applicable regulations, or the maximum amount permitted by Massachusetts law, whichever is less.

In addition, the FDIC is authorized to permit a state-chartered bank to engage in state-authorized activities or investments not permissible for national banks (other than non-subsidiary equity investments) if it meets all applicable capital requirements and it is determined that such activities or investments do not pose a significant risk to the DIF. The FDIC has adopted procedures for institutions seeking approval to engage in such activities or investments. In addition, a state nonmember bank may control a subsidiary that engages in activities as principal that would only be permitted for a national bank to conduct in a “financial subsidiary” if the bank meets specified conditions and deducts its investment in the subsidiary for regulatory capital purposes.

Interstate Banking and Branching. Federal law permits well capitalized and well managed bank holding companies to acquire banks in any state, subject to Federal Reserve Board approval, certain concentration limits and other specified conditions. Interstate mergers of banks are also authorized, subject to regulatory approval and other specified conditions. In addition, amendments made by the Dodd-Frank Act permit banks to establish de novo branches on an interstate basis to the extent that branching is authorized by the law of the host state for the banks chartered by that state.

Prompt Corrective Regulatory Action. Federal law requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

The FDIC has adopted regulations to implement the prompt corrective action legislation. An institution is deemed to be “well capitalized” if it has a CBLR leverage ratio of 9.0% or greater, or a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0% or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%. As of September 30, 2024, Winchester Savings Bank was a “well capitalized” institution under the FDIC regulations.

At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. Based upon its capital levels, a bank that is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including but not limited to an order by the FDIC to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

The previously referenced rulemaking to establish a “community bank leverage ratio” adjusted the referenced categories for qualifying institutions that opt into the alternative framework for regulatory capital requirements. Institutions that exceed the community bank leverage ratio would be considered to have met the capital ratio requirements to be “well capitalized” for the agencies’ prompt corrective rules.

Transaction with Affiliates and Regulation W of the Federal Reserve Regulations. Transactions between banks and their affiliates are governed by federal law. An affiliate of a bank is any company or entity that controls, is controlled by or is under common control with the bank. In a holding company context, the parent bank holding company and any companies which are controlled by such parent holding company are affiliates of the bank (although subsidiaries of the bank itself, except financial subsidiaries, are generally not considered affiliates). Generally, Section 23A of the Federal Reserve Act and the Federal Reserve Board’s Regulation W limit the extent to which the bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10% of such institution’s capital stock and surplus, and with all such transactions with all affiliates to an amount equal to 20% of such institution’s capital stock and surplus. Section 23B applies to “covered transactions” as well as to certain other transactions and requires that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term “covered transaction” includes the making of loans to, purchase of assets from, and issuance of a guarantee to an affiliate, and other similar transactions. Section 23B transactions also include the provision of services and the sale of assets by a bank to an affiliate. In addition, loans or other extensions of credit by the financial institution to the affiliate are required to be collateralized in accordance with the requirements set forth in Section 23A of the Federal Reserve Act.

Sections 22(h) and (g) of the Federal Reserve Act place restrictions on loans to a bank’s insiders, i.e., executive officers, directors and principal stockholders. Under Section 22(h) of the Federal Reserve Act, loans to a director, an executive officer and to a greater-than-10% stockholder of a financial institution, and certain affiliated interests of these, together with all other outstanding loans to such person and affiliated interests, may not exceed specified limits. Section 22(h) of the Federal Reserve Act also requires that loans to directors, executive officers and principal stockholders be made on terms and conditions substantially the same as offered in comparable transactions to persons who are not insiders and also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a financial institution to insiders cannot exceed the institution’s unimpaired capital and surplus. Section 22(g) of the Federal Reserve Act places additional restrictions on loans to executive officers.

Enforcement. The FDIC has extensive enforcement authority over insured state savings banks. The enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations, breaches of fiduciary duty and unsafe or unsound practices. The FDIC is required, with certain exceptions, to appoint a receiver or conservator for an insured state savings bank if that bank was “critically undercapitalized” on average during the calendar quarter beginning 270 days after the date on which the institution became “critically undercapitalized.” The FDIC may also appoint itself as conservator or receiver for an insured state savings bank under specified circumstances, including: (1) insolvency; (2) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (3) existence of an unsafe or unsound condition to transact business; (4) insufficient capital; or (5) the incurrence of losses that will deplete substantially all of the institution’s capital with no reasonable prospect of replenishment without federal assistance.

Federal Insurance of Deposit Accounts. Winchester Savings Bank is a member of the Deposit Insurance Fund, which is administered by the FDIC. Deposit accounts in Winchester Savings Bank are insured up to a maximum of $250,000 for each separately insured depositor.

The FDIC imposes an assessment for deposit insurance on all depository institutions. Under the FDIC’s risk-based assessment system, insured institutions deemed less risky of failure pay lower assessments.

Assessment rates (inclusive of possible adjustments) for most banks with less than $10 billion of assets are based on a formula using financial data and supervisory ratings, and currently range from 2.5 to 32 basis points of each institution’s total assets less tangible capital.

The FDIC has authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Winchester Savings Bank. Future insurance assessment rates cannot be predicted.

Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule order or regulatory condition imposed in writing. We do not know of any practice, condition or violation that might lead to termination of deposit insurance.

Privacy Regulations. FDIC regulations generally require that we disclose our privacy policy, including identifying with whom we share a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. In addition, we are required to provide our customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. We currently have privacy protection policies in place and believe that such policies are in compliance with the regulations.

Cyber Security. The federal banking agencies have adopted rules providing for notification requirements for banking organizations and their service providers for significant cybersecurity incidents. A banking organization is required to notify its primary federal regulator as soon as possible, and no later than 36 hours after the banking organization determines that a “computer-security incident” rising to the level of a “notification incident” has occurred. Notification is required for incidents that have materially affected or are reasonably likely to materially affect the viability of a banking organization’s operations, its ability to deliver banking products and services, or the stability of the financial sector. Service providers are required under the rule to notify affected banking organization customers as soon as possible when the provider determines that it has experienced a computer-security incident that has materially affected or is reasonably likely to materially affect the banking organization’s customers for four or more hours.

Community Reinvestment Act. Under the Community Reinvestment Act, or CRA, as implemented by FDIC regulations, a savings bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA does require the FDIC, in connection with its examination of a bank it regulates, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications to acquire branches and other financial institutions. The CRA requires the FDIC to provide a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. Winchester Savings Bank’s latest FDIC CRA rating was “Satisfactory.”

In October 2023, the federal banking agencies jointly issued a final rule to revise the regulations implementing the CRA. The final rule took effect on April 1, 2024, with staggered compliance dates; the applicability date for most of the provisions is January 1, 2026. The changes are designed to encourage financial institutions to expand access to credit, investment and banking services in low and moderate income communities, adapt to changes in the banking industry including mobile and internet banking, provide greater clarity and consistency in the application of the CRA regulations and tailor CRA evaluations and data collection to bank size and type. The final rule implements a revised regulatory framework that, like the current framework, is based on asset size and business model. Under the final rule, a new “Retail Lending Test” will be established for financial institutions generally with total assets of $600 million or more, which evaluates a financial institution’s record of helping to meet the credit needs of its community through the origination and purchase of residential mortgage, multi-family, small business, small farm and, in certain cases, automobile loans. Financial institutions of all sizes will maintain the option to elect to be evaluated under a strategic plan with the final rule updating the standards for obtaining approval for such plan. The final rule continues the current approach of requiring financial institutions to delineate specific “facility-based assessment areas,” which comprise the areas around a financial institution’s main office, branches, and deposit-taking remote service facilities (e.g., ATMs). The final rule allows financial institutions to receive CRA credit for any qualified community development activity, regardless of location.

Massachusetts has its own statutory counterpart to the CRA which is also applicable to Winchester Savings Bank. The Massachusetts version is generally similar to the CRA but utilizes a five-tiered descriptive rating system. Massachusetts law requires the Massachusetts Commissioner of Banks to consider, but not be limited to, a bank’s record of performance under Massachusetts law in considering any application by the bank to establish a branch or other deposit-taking facility, to relocate an office or to merge or consolidate with or acquire the assets and assume the liabilities of any other banking institution. Winchester Savings Bank’s most recent rating under Massachusetts law was “Satisfactory.”

Consumer Protection and Fair Lending Regulations. Massachusetts financial institutions are subject to a variety of federal and Massachusetts statutes and regulations that are intended to protect consumers and prohibit discrimination in the granting of credit. These statutes and regulations provide for a range of sanctions for non-compliance with their terms, including imposition of administrative fines and remedial orders, and referral to the Attorney General for prosecution of a civil action for actual and punitive damages and injunctive relief. Certain of these statutes authorize private individual and class action lawsuits and the award of actual, statutory and punitive damages and attorneys’ fees for certain types of violations.

Bank Secrecy Act, USA PATRIOT Act and Anti-Money Laundering Regulations. Winchester Savings Bank is subject to federal anti-money laundering and anti-terrorist financing laws, including the Bank Secrecy Act (“BSA”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT ACT”) and those laws’ implementing regulations issued by the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN). The USA PATRIOT Act provides federal agencies the power to address money laundering and terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. By way of amendments to the BSA, Title III of the USA PATRIOT Act implemented measures intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Together, the BSA and USA PATRIOT Act impose affirmative obligations on a broad range of financial institutions, including banks, thrifts. brokers, dealers, credit unions, money transfer agents and parties registered under the Commodity Exchange Act. The BSA and the USA PATRIOT Act, and their implementing regulations also require banks to: establish anti-money laundering compliance programs that include policies, procedures and internal controls, the appointment of an anti-money laundering compliance officer, a training program, independent testing, and customer due diligence; file certain reports with FinCEN and law enforcement that are designed to assist in the direction and prevention of money laundering and terrorist financing activities; establish programs specifying procedures for obtaining and maintaining certain records from customers seeking to open new accounts, including verifying the identity of customers; in certain circumstances, comply with enhanced due diligence policies, procedures and controls designed to detect and review for certain high risk customers or accounts. The USA PATRIOT Act also includes prohibitions on correspondent accounts for foreign shell banks and requires compliance with record keeping obligations with respect to correspondent accounts of foreign banks.

Other Laws and Regulations

Interest and other charges collected or contracted for by financial institutions are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:

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Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

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Real Estate Settlement Procedures Act, requiring that borrowers for mortgage loans for one- to four-family residential real estate receive various disclosures, including good faith estimates of settlement costs, lender servicing and escrow account practices, and prohibiting certain practices that increase the cost of settlement services;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Practices Act, governing the manner in which consumer debts may be collected;

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Massachusetts Debt Collection Regulations, establishing standards, by defining unfair or deceptive acts or practices, for the collection of debts from persons within the Commonwealth of Massachusetts and the General Laws of Massachusetts, Chapter 167E, which governs our lending powers; and

•	Rules and regulations of the various federal and state agencies charged with the responsibility of implementing such federal and state laws.

Our deposit operations also are subject to, among others, the:

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Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

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Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

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Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services; and

•	General Laws of Massachusetts, Chapter 167D, which governs deposit powers.

Federal Home Loan Bank System

Winchester Savings Bank is a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. Each Federal Home Loan Bank provides a central credit facility primarily for member institutions. Members of the Federal Home Loan Bank are required to acquire and hold shares of capital stock in the Federal Home Loan Bank. We were in compliance with this requirement at September 30, 2024. Based on redemption provisions of the Federal Home Loan Bank of Boston, the stock has no quoted market value and is carried at cost. We review Federal Home Loan Bank stock for impairment based on the ultimate recoverability of its cost basis. As of September 30, 2024, no impairment has been recognized.

At its discretion, the Federal Home Loan Bank of Boston may declare dividends on their stock. The Federal Home Loan Banks are required to provide funds for certain purposes including, for example, contributing funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. In 2023, the Federal Home Loan Bank of Boston paid dividends equal to an annual yield of 7.67%. There can be no assurance that such dividends will continue in the future.

Holding Company Regulation

General. Upon completion of the reorganization, Winchester Bancorp, Inc. and Winchester Bancorp, MHC will be subject to examination, regulation, and periodic reporting under the Bank Holding Company Act, as administered by the Federal Reserve Board. Winchester Bancorp, Inc. and Winchester Bancorp, MHC will be required to obtain the prior approval of the Federal Reserve Board to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior Federal Reserve Board approval would be required for Winchester Bancorp, Inc. or Winchester Bancorp, MHC to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after such acquisition, it would, directly or indirectly, own or control more than 5% of any class of voting shares of the bank or bank holding company. In addition to the approval of the Federal Reserve Board, prior approval may also be necessary from other agencies having supervisory jurisdiction over the bank to be acquired before any bank acquisition can be completed.

Permissible Activities. A bank holding company is generally prohibited from engaging in non-banking activities, or acquiring direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking are: (i) making or servicing loans; (ii) performing certain data processing services; (iii) providing discount brokerage services; (iv) acting as fiduciary, investment or financial advisor; (v) leasing personal or real property; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings and loan association whose direct and indirect activities are limited to those permitted for bank holding companies.

The Gramm-Leach-Bliley Act authorized a bank holding company that meets specified conditions, including being “well capitalized” and “well managed,” to opt to become a “financial holding company” and thereby engage in a broader array of financial activities than previously permitted. Such activities can include insurance underwriting and investment banking. We do not expect to opt into financial holding company status.

Stock Repurchases. A bank holding company is generally required to give the Federal Reserve Board prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. There is an exception to this approval requirement for well-capitalized bank holding companies that meet certain other conditions.

Capital Distributions. The Federal Reserve Board has issued a policy statement regarding capital distributions, including dividends, by bank holding companies. In general, the Federal Reserve Board’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve Board’s policies also require that a bank holding company serve as a source of financial strength to its subsidiary bank by standing ready to use available resources to provide adequate capital funds to the bank during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary bank where necessary. The Dodd-Frank Act codified the source of strength doctrine. Under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. In addition, the Federal Reserve Board has issued guidance that requires consultation with the agency prior to a bank holding company’s payment of dividends or repurchase of stock under certain circumstances. These regulatory policies could affect the ability of Winchester Bancorp, Inc. to pay dividends, repurchase its stock or otherwise engage in capital distributions.

Massachusetts Holding Company Regulation. Under Massachusetts banking laws, a company owning or controlling two or more banking institutions, including a savings bank, is regulated as a bank holding company. The term “company” is defined by the Massachusetts banking laws similarly to the definition of “company” under the Bank Holding Company Act. Each Massachusetts bank holding company: (i) must obtain the approval of the Massachusetts Board of Bank Incorporation before engaging in certain transactions, such as the acquisition of more than 5% of the voting stock of another banking institution; (ii) must register, and file reports, with the Massachusetts Commissioner of Banks; and (iii) is subject to examination by the Massachusetts Commissioner of Banks.

Capital. Bank holding companies are subject to consolidated regulatory capital requirements, which have historically been similar to, though less stringent than, those of the FDIC for Winchester Savings Bank. Federal legislation, however, required the Federal Reserve Board to promulgate consolidated capital requirements for depository institution holding companies that are no less stringent, both quantitatively and in terms of components of capital, than those applicable to institutions themselves. As a result, consolidated regulatory capital requirements identical to those applicable to the subsidiary banks generally apply to bank holding companies. However, the Federal Reserve Board has provided a “small bank holding company” exception to its consolidated capital requirements, and subsequent legislation and the related issuance of regulations by the Federal Reserve Board have increased the threshold for the exception to $3.0 billion of consolidated assets. Consequently, bank holding companies with less than $3.0 billion of consolidated assets are not subject to the consolidated holding company regulatory capital requirements unless otherwise directed by the Federal Reserve Board. As a result, Winchester Bancorp, Inc. will not be subject to the capital requirements until such time as its consolidated assets exceed $3.0 billion or unless otherwise directed by the Federal Reserve Board.

Source of Strength. The Federal Reserve Board has issued regulations requiring that all bank holding companies serve as a source of financial and managerial strength to their subsidiary depository institutions.

Waivers of Dividends by Winchester Bancorp, MHC. Winchester Bancorp, Inc. may pay dividends on its common stock to public stockholders. If it does, it is also required to pay dividends to Winchester Bancorp, MHC, unless Winchester Bancorp, MHC elects to waive the receipt of dividends. Current Federal Reserve Board policy restricts a mutual holding company that is regulated as a bank holding company from waiving the receipt of dividends paid by its subsidiary holding company. Accordingly, it is unlikely that Winchester Bancorp, MHC would be able to waive the receipt of dividends paid by Winchester Bancorp, Inc.

Change in Control Regulations

Under the Change in Bank Control Act, no person, or group of persons acting in concert, may acquire control of a bank holding company such as Winchester Bancorp, Inc. unless the Federal Reserve Board has been given 60 days’ prior written notice and not disapproved the proposed acquisition. The Federal Reserve Board considers several factors in evaluating a notice, including the financial and managerial resources of the acquirer and competitive effects. Control, as defined under the applicable regulations, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as will be the case with Winchester Bancorp, Inc., the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control of a bank holding company without the prior approval of the Federal Reserve Board. Control, as defined under the Bank Holding Company Act and Federal Reserve Board regulations, means ownership, control or power to vote 25% or more of any class of voting stock, control in any manner over the election of a majority of the company’s directors, or a determination by the Federal Reserve Board that the acquiror has the power to exercise, directly or indirectly, a controlling influence over the management or policies of the company. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board. Relevant factors concerning when a company exercises a controlling influence over a bank or bank holding company include the company’s voting and nonvoting equity investment in the bank or bank holding company, director, officer and employee overlap and the scope of business relationships between the company and bank or bank holding company. In addition, a bank holding company must obtain Federal Reserve Board approval before acquiring ownership or control of 5% or more of any class of voting stock of a bank or another bank holding company.

Federal Securities Laws

Winchester Bancorp, Inc. common stock will be registered with the Securities and Exchange Commission after the offering. Winchester Bancorp, Inc. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in the offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Winchester Bancorp, Inc. may be resold without registration. Shares purchased by an affiliate of Winchester Bancorp, Inc. will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Winchester Bancorp, Inc. meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Winchester Bancorp, Inc. that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Winchester Bancorp, Inc., or the average weekly volume of trading in the shares during the preceding four calendar weeks.

Sarbanes-Oxley Act

The Sarbanes-Oxley Act is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. Upon completion of the reorganization, Winchester Bancorp, Inc. will adopt policies, procedures and systems that are designed to comply with these regulations.

Emerging Growth Company Status

Winchester Bancorp, Inc. is an “emerging growth company.” For as long as it continues to be an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, Winchester Bancorp, Inc. also will not be subject to Section 404(b) of the Sarbanes-Oxley Act, which would require that its independent auditors review and attest as to the effectiveness of its internal control over financial reporting. Winchester Bancorp, Inc. has also elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Such an election is irrevocable during the period a company is an emerging growth company. Accordingly, its financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

A company loses emerging growth company status on the earlier of: (1) the last day of the fiscal year of the company during which it had total annual gross revenues of $1.235 billion or more; (2) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the company pursuant to an effective registration statement under the Securities Act of 1933; (3) the date on which such company has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (4) the date on which such company is deemed to be a “large accelerated filer” under Securities and Exchange Commission regulations (generally, at least $700 million of voting and non-voting equity held by non-affiliates).

MANAGEMENT

Our Directors

The board of directors of Winchester Bancorp, Inc. consists of 13 members. Directors serve three-year staggered terms so that approximately one-third of the directors will be elected at each annual meeting of stockholders. Because Winchester Bancorp, MHC will own a majority of our outstanding common stock, we will be a “controlled company” within the meaning of the Nasdaq Stock Market corporate governance guidelines. As a “controlled company,” we will be exempt from certain requirements, including that a majority of our board of directors be independent under those standards, and that executive compensation and director nominations be overseen by independent directors.

The following sets forth certain information regarding the members of our board of directors, and executive officers who are not directors, including the terms of office of board members. Except as indicated herein, there are no arrangements or understandings between any director and any other person pursuant to which the director was selected. Age information is as of June 30, 2024.

With respect to directors, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the board of directors to determine that the person should serve as a director.

All of our directors are long-time residents of the communities we serve and many of such individuals have operated, or currently operate, businesses located in such communities. As a result, each of our directors has significant knowledge of the businesses that operate in our market area, an understanding of the general real estate market, values and trends in such communities and an understanding of the overall demographics of such communities. As the holding company for community banking institutions, we believe that the local knowledge and experience of our directors assists us in assessing the credit and banking needs of our customers, in developing products and services to better serve our customers and in assessing the risks inherent in our lending operations. As local residents, our directors are also exposed to the advertising, product offerings and community development efforts of competing institutions which, in turn, assists us in structuring our marketing efforts and community outreach programs.

Directors with terms ending following the year ending June 30, 2025:

John A. Carroll is our President and Chief Executive Officer, having joined Winchester Savings Bank in January 2022. Mr. Carroll was employed by East Boston Savings Bank from 2012 to December 2021, including as Executive Vice President and Chief Operating Officer. Mr. Carroll has over 20 years’ experience in the banking industry. His positions as President and Chief Executive Officer foster clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full board of directors, and alignment on corporate strategy. Trustee since 2022. Age 57.

Deborah A. Carson has been a certified public accountant since 1988, most recently serving as Finance Manager at Barrett Sotheby’s International Realty since 2020 and Chief Financial Officer at Waterfield Sotheby’s International Realty from 2010 to 2020. Ms. Carson has also operated her own accounting firm since 1991, and previously worked with large accounting firms from 1986 to 1991. Her educational and work experience provide the board of directors with extensive insight into accounting matters, and qualifies her as an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission. Trustee since 1994. Age 61.

Geoffrey A. Curtis has served as an attorney at Curtis Law Office in Woburn, Massachusetts since 1994, focusing on real estate, business and estate planning matters. His experience as a small business owner gives him extensive insight into the customers who live in our market areas as well as both the economic developments affecting the communities in which we operate and the challenges facing small businesses in our market areas, and also provides us with particular expertise in the areas of real estate and estate law. Trustee since 2014. Age 63.

Alan G. Macdonald had nearly 50 years of work experience until his retirement in 2018, including as President and Chief Executive Officer of Melrose, Wakefield, Malden, and Medford Hallmark Health System from 2012 to 2018, and Executive Director and President Emeritus of the Massachusetts Business Roundtable from 1989 to 2011. He previously served as Treasurer of the Massachusetts Department of Transportation. His extensive experience in senior leadership positions and business acumen provides valuable insight into economic development, budget and accounting matters, corporate governance and organizational management. Trustee since 1991. Age 80.

Sara Perkins Salehpour has been a practicing dentist since 2006, most recently at Porter Square Family Dental in Cambridge, Massachusetts and Perkins Family Dental in Arlington, Massachusetts. Dr. Perkins’s business experience gives us direct knowledge of the challenges facing small business owners and health matters facing our customers. Trustee since 2023. Age 45.

Directors with terms ending following the year ending June 30, 2026:

Paula Cotter has over 30 years’ experience in the banking industry, including 20 years at East Boston Savings Bank, first as a Vice President of Deposit Operations and then as Senior Vice President of Deposit Operations for 16 years until East Boston Savings Bank’s sale to Rockland Trust Company in 2021. Her long-term experience with community banking institutions provides additional banking management experience to the Board, particularly with respect to operations. Trustee since 2023. Age 67.

Neal J. Harte is a Certified Public Accountant who founded an accounting firm in 1976, which he owned until his retirement. His prior experience also includes auditing financial institutions. His educational and work experience provide the board of directors with extensive insight into accounting matters, and qualifies him as an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission. Trustee since 2005. Age 80.

William P. Hood is the Owner & President of Hood Coatings, headquartered in Georgetown, Massachusetts, which has provided specialty coatings for a variety of industries for over 40 years. Mr. Hood’s business experience gives us direct knowledge of the challenges facing small business owners as well as their customers. Mr. Hood is the father of David P. Hood. Trustee since 1989. Age 77.

Edward Merritt served as Executive Vice President, Business Development and Community Reinvestment, as well as a director, of East Boston Savings Bank beginning in 2010 in connection with East Boston Savings Bank’s acquisition of Mt. Washington Co-operative Bank, until East Boston Savings Bank’s sale to Rockland Trust Company in 2021. Prior to joining East Boston Savings Bank, Mr. Merritt served as the President and Chief Executive Officer and a director of Mt. Washington Cooperative Bank for over 11 years. Mr. Merritt’s long-term experience with managing the day-to-day operations of a community banking institution provides additional banking management experience to the Board, including with respect to credit management and corporate governance. Trustee since 2024. Age 64.

Directors with terms ending following the year ending June 30, 2027:

Stephen H. Boodakian is Principal of MERA Consulting Group, LLC, a firm he co-founded in 2005 that provides strategic product training, sales consulting and motivational sales training for medium to large firms as well as community and industry trade organizations. Mr. Boodakian has also served as a partner of Artisan Rug Restoration Co., specializing in rug sales and servicing, since 2009. Mr. Boodakian’s experience as a business owner and entrepreneur offers a valuable perspective on developing and operating a successful company. Trustee since 2003. Age 72.

Carole A. Pierce Connolly is co-owner of John A. Pierce Insurance Company, Inc., located in Winchester, Massachusetts, an over 100 year-old family-owned agency where she has worked since 1981. Her experience provides the board of directors with a unique perspective in addressing the insurance requirements of Winchester Savings Bank and its customers. Trustee since 2013. Age 66.

David P. Hood is the Senior Director, Marketing Strategy at Mimecast, located in Lexington, Massachusetts, where he has worked since 2015. Previously he was Vice President and General Manager of Data Services at Connotate, and has held senior positions in marketing and product marketing at various entities. Mr. Hood provides the board with extensive management, executive marketing and cyber security experience. Mr. Hood is the son of William P. Hood. Trustee since 2012. Age 49.

John I. Snow, III is a private equity investor and has served as the Managing Director of Quabbin Capital, a sponsor of lower middle market private equity investments, located in Boston, Massachusetts since 1989. Since 2007, Mr. Snow has also served as a director of Advanced Duplication Systems, a multi-media development and distribution company, and has served as a director of Itaconix, headquartered in Stratham, New Hampshire, which develops plant-based ingredients. Mr. Snow provides the board with extensive experience in and knowledge of business investment analysis and the capital markets. His educational and work experience also qualifies him as an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission. Trustee since 2005. Trustee since 2019. Age 63.

Executive Officers Who Are Not Directors

The following sets forth information regarding our executive officers who are not directors. Age information is as of June 30, 2024. Our executive officers are elected annually.

Elda Heller is our Executive Vice President, Chief Financial Officer and Treasurer, a position she held since April 2022. In this role, Ms. Heller assists our Chief Executive Officer in the general oversight of Winchester Savings Bank and the implementation of our strategic direction. Prior to joining Winchester Savings Bank in 2014, Ms. Heller spent a decade serving in the credit union industry, holding roles of increasing responsibility including Vice President of Finance at Metro Credit Union. Age 41.

Paul V. Cheremka is our Senior Vice President and Senior Lender, having joined Winchester Savings Bank in July 2022. Mr. Cheremka previously served as a Vice President and Commercial Lender at each of North Shore Bank, Reading Cooperative Bank, East Boston Savings Bank and Bank of New England. Age 46.

Board Independence

The board of directors has determined that all of our directors, except for Mr. Carroll, are considered independent under the Nasdaq Stock Market corporate governance listing standards. In determining the independence of our directors, the board of directors considered relationships between Winchester Savings Bank and our directors that are not required to be reported under “ —Transactions With Certain Related Persons,” below, consisting of loans and deposit accounts that our directors maintain at Winchester Savings Bank. In addition, Winchester Savings Bank utilizes the services of the Curtis Law Office for certain real estate transactions. Total legal fees paid to the Curtis Law Office were $3,250 for the fiscal year ended June 30, 2024.

Transactions With Certain Related Persons

Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as Winchester Savings Bank, to their executive officers and trustees in compliance with federal banking regulations. At June 30, 2024, all of our loans to trustees and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Winchester Savings Bank and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original repayment terms at June 30, 2024, and were made in compliance with federal banking regulations.

Other than as described above with respect to loans, Winchester Savings Bank has not entered into any transactions since July 1, 2022 in which the amount involved exceeded $120,000 and in which any related persons had or will have a direct or indirect material interest.

Committees of the Board of Directors

We conduct business through meetings of our board of directors and its committees. The board of directors of Winchester Bancorp, Inc. has established standing committees, including an Audit Committee. Each of these committees will operate under a written charter, which will govern its composition, responsibilities and operations. Winchester Savings Bank also has standing committees of its board of directors.

Our Audit Committee will initially consist of Directors Macdonald, Harte and Snow, each of whom is considered an independent director under Nasdaq Stock Market and Securities and Exchange Commission rules with respect to service on the Audit Committee. The board of directors has determined that each of Directors Harte and Snow will qualify as an “audit committee financial expert” as such term is defined by the rules and regulations of the Securities and Exchange Commission. Our Nominating Committee will initially consist of Directors David Hood, Pierce Connolly and Carson, and our Compensation Committee will initially consist of Directors Merritt, Macdonald, Cotter, David Hood and Perkins Salehpour.

Executive Compensation

The following information is furnished for our President and Chief Executive Officer and the two most highly compensated executive officers (other than the principal executive officer) whose total compensation exceeded $100,000 for the fiscal year ended June 30, 2024. These individuals, together with the President and Chief Executive Officer, are sometimes referred to in this prospectus as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)(1)	Total ($)
John A. Carroll President and Chief Executive Officer	2024	404,000	60,680	218,072	682,752
Elda Heller Executive Vice President, Chief Financial Officer and Treasurer	2024	253,750	33,825	80,804	368,379
Paul V. Cheremka Senior Vice President, Senior Lender	2024	206,290	25,523	8,023	239,836

(1)	The compensation set forth in the “All Other Compensation” column for the named executive officers is detailed in the following table:

	401(k) Plan Matching Contributions ($)	Automobile Allowance ($)	Life Insurance ($)(a)	Deferred Compensation Contribution ($)(b)	Total All Other Compensation ($)
John A. Carroll	6,462	12,000	595	199,015	218,072
Elda Heller	8,474	6,000	98	66,232	80,804
Paul V. Cheremka	7,923	—	100	—	8,023

(a)	Represents the amount of the imputed income attributable to the executive’s life insurance coverage on an annual basis.
(b)	Represents contributions made to an executive deferred compensation agreement entered into with each of Mr. Carroll and Ms. Heller.

Employment Agreements. Winchester Bancorp, Inc. and Winchester Savings Bank entered into amended and restated employment agreements with each of Mr. Carroll and Ms. Heller on December 6, 2024, effective as of January 1, 2025. The initial term of each employment agreement commenced as of January 1, 2025 and ends on December 31, 2027. Commencing on or before December 31, 2025 (the “Renewal Date”) and continuing on each anniversary of the Renewal Date thereafter, Winchester Bancorp, Inc. and Winchester Savings Bank may extend the term of the agreements for one additional year, so that the remaining term is three years, unless the executive elects not to renew the agreement by giving written notice. The Executive’s performance will be reviewed annually by the joint Compensation Committee of the Boards of Directors of Winchester Savings Bank and Winchester Bancorp, Inc. (“Compensation Committee”) for purposes of determining whether to extend the term.

The employment agreements specify the base salaries of Mr. Carroll and Ms. Heller, which initially will be $440,000 and $275,000, respectively, for 2025. The executive’s base salary may be increased, but not decreased, except for across-the-board salary reductions affecting all executive officers of Winchester Bancorp, Inc. and Winchester Savings Bank. In addition to base salary, the agreements provide that each executive will have the opportunity to earn an annual cash bonus pursuant to the terms of Winchester Savings Bank’s then-applicable incentive plan, which may be based on the achievement of annual performance goals established by the Compensation Committee. Each executive is entitled to a monthly automobile allowance in an amount no less than $1,000 for Mr. Carroll and $500 for Ms. Heller. Each executive is also entitled to participate in all employee benefit plans, programs and arrangements on the same basis as other executive officers of Winchester Bancorp, Inc. and Winchester Savings Bank and the reimbursement of reasonable travel and other business expenses incurred in the performance of their duties for Winchester Bancorp, Inc. and Winchester Savings Bank. Winchester Savings Bank will also maintain life insurance coverage in an amount not less than two times the executive’s base salary, subject to any cap noted in the coverage, and participation in a non-qualified executive deferred compensation agreement.

Winchester Bancorp, Inc. or Winchester Savings Bank may terminate the executive’s employment, at any time with or without cause, or the executive may resign from his or her employment, at any time with or without good reason. In the event Winchester Bancorp, Inc. or Winchester Savings Bank terminates an executive’s employment without “cause” (as such term is defined in the agreements) or the executive voluntary resigns for “good reason” (as such term is defined in the agreements) or Winchester Bancorp, Inc. or Winchester Savings Bank delivers a notice of non-renewal of the term of the employment agreement to the executive, Winchester Bancorp, Inc. or Winchester Savings Bank will pay the executive a severance payment equal to: (i) the executive’s annual base salary, payable in substantially equal installments over the remaining term, (ii) a monthly cash payment for 18 months equal to the monthly COBRA premium, and (iii) any unpaid annual bonus for the completed fiscal year preceding the fiscal year in which the termination date occurs, in a lump sum on the date on which the annual bonus would have been paid but for the executive’s termination of employment, provided, in each case, the executive executes and does not revoke a release of legal claims in favor of Winchester Bancorp, Inc. and Winchester Savings Bank.

In the event Winchester Bancorp, Inc. or Winchester Savings Bank terminates an executive’s employment without cause or the executive voluntary resigns for “good reason” within 24 months following a “change in control” (as defined in the agreement), the executive would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to: (i) three times the sum of the executive’s annual base salary, at the greater of the annual base salary in effect on the date of the change in control or the date of termination, plus the highest annual bonus paid to the executive during the three year period prior to the year in which the executive terminates employment with Winchester Bancorp, Inc. or Winchester Savings Bank, payable in a lump sum within 30 days following the date of termination, (ii) an amount equal to 24 months of the monthly COBRA premium, payable in a lump sum within 30 days following the date of termination, and (iii) any unpaid annual bonus for the completed fiscal year preceding the fiscal year in which the termination date occurs, in a lump sum on the date on which the annual bonus would have been paid but for the executive’s termination of employment. In the event payments and benefits provided to the executive become subject to Sections 280G and 4999 of the Internal Revenue Code, the payments will be reduced if the reduction would leave the executive financially better off on an after-tax basis than if the executive received the entire payment and was obligated to pay the excise tax due under Section 4999 of the Internal Revenue Code.

The employment agreements terminate upon the executive’s death or disability. Upon termination of employment (other than a termination in connection with a change in control), the executive will be required to adhere to one-year non-solicitation restrictions set forth in his or her employment agreement.

Change in Control Agreement. Winchester Bancorp, Inc. and Winchester Savings Bank entered into a change in control agreement with Paul Cheremka on December 6, 2024, effective as of January 1, 2025. The initial term of the agreement commenced on January 1, 2025 and expires on the second anniversary of such date, unless otherwise extended. On or before the first anniversary of the effective date, and each anniversary of such date thereafter, the Compensation Committee may extend the term of the agreement for one additional year, so that the remaining term becomes two years from the applicable anniversary date, unless the executive elects not to extend the term of the agreement by giving written notice at least 30 days prior to the applicable anniversary date.

In the event Winchester Savings Bank terminates Mr. Cheremka’s employment without cause within 12 months following a “change in control” (as defined in the agreement), Mr. Cheremka would be entitled to a severance payment equal to two times his annual base salary, at the greater of the annual base salary in effect on the date of the change in control or the date of termination, payable in a lump sum within five days following the date of termination, and if Mr. Cheremka elects to continue his group health insurance coverage pursuant to COBRA, Winchester Savings Bank shall pay him the COBRA payments on a monthly basis commencing with the first month following his date of termination and continuing to the earlier of: the 18th month following his date of termination; such time that Mr. Cheremka first becomes eligible for health insurance coverage with another employer; or his death. The severance benefits under the agreement may be reduced if the severance benefits under the change in control agreement or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code.

Executive Deferred Compensation Agreements. Winchester Savings Bank has entered into an Executive Deferred Compensation Agreement with Mr. Carroll and Ms. Heller, dated as of April 12, 2023, as amended and restated effective January 1, 2025 (together, the “Deferred Compensation Agreement”). Under the Deferred Compensation Agreement, each year Winchester Savings Bank will credit a contribution of: (x) at least $199,015.00 to an account for the benefit of Mr. Carroll, over 11 years, for a total of $2,189,165, and (y) at least $66,232 for the benefit of Ms. Heller, over 24 years, for a total of $1,589,568. The amounts credited to the account will earn an annual rate interest equal to 3% compounded annually. The executive vests in his or her account under the Deferred Compensation Agreement at the rate of 10% per year from January 1, 2022 until 100% vested. In addition, the executive shall become 100% vested immediately in his or her account under the Deferred Compensation Agreement upon the first to occur of the following: (i) involuntary separation from service without “cause” (as defined in the Deferred Compensation Agreement) or termination for “good reason” (as defined in the Deferred Compensation Agreement) prior to executive’s 67th birthday (65th birthday for Ms. Heller), (ii) disability prior to executive’s 67th birthday (65th birthday for Ms. Heller), or (iii) the executive’s death. The executive generally will become entitled to a lump sum distribution of the vested portion of his or her account under the Deferred Compensation Agreement within 30 days following a separation from service. If the executive dies prior to receiving a distribution from the Deferred Compensation Agreement, his or her beneficiary will be entitled to receive the account balance in a single lump sum payment. The Deferred Compensation Agreement also provides the executive with the opportunity to earn a “supplemental ESOP benefit” (as defined in the Deferred Compensation Agreement) and a “supplemental savings benefit” (as defined in the Deferred Compensation Agreement) in the event certain benefits under the Winchester Savings Bank Employee Stock Ownership Plan and Winchester Savings Bank 401(k) Plan are reduced due to the Internal Revenue Code limits on compensation. The expense recognized in connection with the Deferred Compensation Agreements totaled $426,000 for the fiscal year ended June 30, 2024.

Discretionary Bonuses. Winchester Savings Bank maintains a discretionary hybrid bonus program for all full-time employees of Winchester Savings Bank that sets forth certain performance objectives for purposes of determining annual bonuses. Messrs. Carroll and Cheremka have target bonus opportunities of 18.5% and 15% of their respective base salaries for calendar year 2024 and Ms. Heller has a target bonus opportunity of 16.5% of her base salary for calendar year 2024. The Board of Trustees of Winchester Savings Bank has discretion to determine the actual amount of the annual bonuses based on Winchester Savings Bank and individual performance. Winchester Savings Bank intends to implement a formal annual incentive compensation plan for the 2025 fiscal year with the assistance of its independent compensation consultant. For the year ended June 30, 2024, Mr. Carroll, Ms. Heller and Mr. Cheremka received an annual incentive plan payment of $60,680, $33,825 and $25,523, respectively. The expense recognized in connection with the discretionary hybrid bonus program totaled approximately $468,000 for the fiscal year ended June 30, 2024.

Split Dollar Life Insurance Plan. Winchester Savings Bank maintains the Winchester Savings Bank Endorsement Split Dollar Life Insurance Plan, as amended and restated as of April 16, 2024, which covers Mr. Carroll, Ms. Heller and Mr. Cheremka. Winchester Savings Bank purchased life insurance policies on the life of each executive in an amount sufficient to provide for the benefits under the plan. Under the plan, each executive’s designated beneficiary is entitled to share in the proceeds under a life insurance policy owned by Winchester Savings Bank in the event of the executive’s death. If the executive’s death occurs while employed with Winchester Savings Bank, the death benefit payable to the executive’s designated beneficiary is equal to the lesser of: (1) $500,000 for Mr. Carroll, $250,000 for Ms. Heller, and $100,000 for Mr. Cheremka; or (2) the net death proceeds, which is an amount equal to the proceeds of the applicable life insurance policy (or policies) minus the greater of (i) the cash surrender value, or (ii) the aggregate premiums paid by Winchester Savings Bank. In addition, Winchester Savings Bank will impute the economic benefit to the executive on an annual basis.

401(k) Plan. Winchester Savings Bank participates in the SBERA 401(k) Plan as adopted by Winchester Savings Bank, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan on the same terms as other eligible employees of Winchester Savings Bank. Eligible employees become participants in the 401(k) Plan after having worked 250 hours in a three month period and attaining age 21.

Under the 401(k) Plan, a participant may elect to defer, on a pre-tax basis, the maximum amount of compensation permitted by the Internal Revenue Code, to the extent that amount does not exceed 75% of their compensation. For 2024, the salary deferral contribution limit is $23,000, provided, however, that a participant over age 50 may contribute an additional $7,500 to the 401(k) Plan for a total of $30,500. In addition to salary deferral contributions, Winchester Savings Bank may make matching contributions. Effective January 1, 2025, Winchester Savings Bank will make matching contributions to the 401(k) Plan equal to 50% of the amount deferred on the first 10% of the participant’s plan compensation.

A participant is always 100% vested in his or her salary deferral contributions and matching contributions. Generally, a participant’s account balance will be distributed following the participant’s termination of employment. However, participants may take in-service withdrawals from the 401(k) Plan in certain circumstances, including for loans. The expense recognized in connection with the 401(k) Plan totaled approximately $175,000 for the fiscal year ended June 30, 2024.

Pension Plan. Winchester Savings Bank maintains a single employer defined benefit pension plan (the “Pension Plan”). Effective as of October 31, 2022, the Pension Plan was amended so that no new employees would become eligible to participate in the plan (often referred to as a “soft freeze”). Effective as of October 31, 2024, the Pension Plan was amended so that the annual benefit provided to employees under the Pension Plan was frozen (often referred to as a “hard freeze”). During the year ended June 30, 2024, Winchester Savings Bank recognized $582,000 as Pension Plan income.

Employee Stock Ownership Plan. In connection with the offering, Winchester Savings Bank intends to adopt an employee stock ownership plan for eligible employees. The named executive officers will be eligible to participate in the employee stock ownership plan just like other eligible employees of Winchester Savings Bank. Eligible employees will begin participation in the employee stock ownership plan on the later of January 1, 2025 or upon the first entry date commencing on or after the eligible employee’s completion of one year of service (in which he or she completes 1,000 hours of service) and attainment of age 21.

The employee stock ownership plan trustee is expected to purchase, on behalf of the employee stock ownership plan, 8% of the aggregate of the number of shares of common stock sold in the offering and contributed to the charitable foundation. We anticipate the employee stock ownership plan will fund its stock purchase with a loan from Winchester Bancorp, Inc. equal to the aggregate purchase price of the common stock. The loan will be repaid principally through contributions from Winchester Savings Bank to the employee stock ownership plan and any dividends paid on common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to equal the prime rate, as published in The Wall Street Journal, on the closing date of the offering. See “Pro Forma Data.”

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the trustee repays the loan. The trustee will allocate the shares released among participants based on each participant’s proportional share of compensation (relative to all participants). A participant will vest in his or her account balance based on his or her years of service with Winchester Savings Bank, so that a participant will be fully vested after completing three years of credited service (and will be zero percent vested prior to completing three years of credited service). Participants who were employed by Winchester Savings Bank immediately before the reorganization and offering will receive credit for vesting purposes for years of service before adoption of the employee stock ownership plan. Participants also will become fully vested automatically upon normal retirement age (age 65), death, disability, change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon their termination of employment in accordance with the terms of the plan document. The employee stock ownership plan will reallocate any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan will permit participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee will vote unallocated shares and allocated shares for which participants do not timely provide instructions or abstain from voting on any matter in the same ratio as those shares for which participants provide timely instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Winchester Savings Bank will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in the earnings of Winchester Bancorp, Inc.

Trustees’ Compensation

The following table sets forth for the year ended June 30, 2024 certain information as to the total remuneration we paid to the non-employee trustees of Winchester Savings Bank. Mr. Carroll does not receive separate fees for service as a trustee.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)		Total ($)
Stephen H. Boodakian	20,000	—		20,000
Deborah A. Carson	40,000	38	(1)	40,038
Carole A. Pierce Connolly	8,450	—		8,450
Paula Cotter	6,150	—		6,150
Geoffrey A. Curtis	11,450	—		11,450
Judson D. Hale, Jr. (2)	10,150	—		10,150
Neal J. Harte	10,800	—		10,800
David P. Hood	4,500	—		4,500
William P. Hood	20,000	—		20,000
Alan G. Macdonald	15,450	—		15,450
Edward Merritt	2,967	—		2,967
Sara Perkins Salehpour	4,550	—		4,550
Richard L. Sampson, Jr. (2)	5,200	—		5,200
John I. Snow, III	7,800	—		7,800
James R. Willing (3)	20,000	—		20,000

(1)	Represents imputed income attributable to life insurance premiums.
(2)	Each of Messrs. Hale and Sampson will serve as directors of Winchester Savings Bank (but not Winchester Bancorp, Inc.) following the completion of the reorganization and stock offering.
(3)	Mr. Willing retired from the board of trustees, effective September 25, 2024.

Trustee Fees The following table sets forth information with respect to fees we paid our trustees for the year ended December 31, 2024 and proposed fees for the year ending December 31, 2025. Board meetings are currently held quarterly.

	Year Ended December 31, 2024	Year Ending December 31, 2025
Chairperson of the Board	$20,000 per year	$25,000 per year
Clerk of the Board	$800 per meeting	$1,000 per meeting
Member of the Board	$650 per meeting	$750 per meeting
Member of the Board of Investments	$20,000 per year	$20,000 per year
Chair of the Audit Committee	$1,200 per meeting	$1,500 per meeting
Member of the Audit Committee	$700 per meeting	$800 per meeting
Chair of the Nominating and Compensation Committees	$1,000 per meeting	$1,200 per meeting
Member of the Nominating, Compensation and Community Reinvestment Act Committees	$650 per meeting	$700 per meeting

Split Dollar Life Insurance Plan. Winchester Savings Bank maintains the Winchester Savings Bank Endorsement Split Dollar Life Insurance Plan, as amended and restated as of April 16, 2024. Ms. Carson is the only trustee covered by the plan. Winchester Savings Bank purchased a life insurance policy on the life of Ms. Carson in an amount sufficient to provide for the benefits under the plan. Under the plan, Ms. Carson’s designated beneficiary is entitled to share in the proceeds under a life insurance policy owned by Winchester Savings Bank in the event of the Ms. Carson’s death. If Ms. Carson’s death occurs while serving as a director of Winchester Savings Bank, the death benefit payable to Ms. Carson’s designated beneficiary is equal to the lesser of (1) $100,000; or (2) the net death proceeds, which is an amount equal to the proceeds of the applicable life insurance policy (or policies) minus the greater of (i) the cash surrender value, or (ii) the aggregate premiums paid by Winchester Savings Bank. In addition, Winchester Savings Bank will impute the economic benefit to Ms. Carson on an annual basis.

Benefits to be Considered Following Completion of the Offering

Stock-Based Benefit Plan. Following the offering, we intend to adopt a stock-based benefit plan that will provide for grants of stock options, restricted stock awards and restricted stock units. In accordance with applicable regulations, we anticipate that the plan will authorize a number of stock options and a number of shares of restricted stock awards (and/or restricted stock units), not to exceed 10% and 4%, respectively, of the aggregate number of shares sold in the offering and contributed to the charitable foundation. These limitations may not apply if the plan is implemented more than one year after the completion of the reorganization and offering, subject to any applicable regulatory approvals.

The stock-based benefit plan will not be established sooner than six months after the reorganization and offering and, if adopted within one year after the reorganization and offering, the plan must be approved by a majority of the votes eligible to be cast by our stockholders, as well as a majority of the votes eligible to be cast by our stockholders other than Winchester Bancorp, MHC. If the stock-based benefit plan is established more than one year after the reorganization and offering, the plan must be approved by a majority of votes cast by our stockholders, as well as a majority of votes cast by our stockholders other than Winchester Bancorp, MHC.

Certain additional restrictions would apply to our stock-based benefit plan if adopted within one year after the reorganization and offering, including:

•	non-employee directors in the aggregate may not receive more than 30% of the options and shares of restricted common stock authorized under the plan;

•	no individual non-employee director may receive more than 5% of the options and restricted stock awards authorized under the plan;

•	any individual (other than a non-employee director) may not receive more than 25% of the options and restricted stock awards authorized under the plan;

•	the options and shares of restricted common stock may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Winchester Bancorp, MHC, Winchester Bancorp, Inc. or Winchester Savings Bank.

We have not yet determined whether we will present a stock-based benefit plan for stockholder approval within one year following the completion of the reorganization and offering or whether we will present a plan for stockholder approval more than one year after the completion of the reorganization and offering. In the event of changes in applicable regulations or policies regarding stock-based benefit plan, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plan by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares of restricted common stock awarded under the stock-based benefit plan would be based on the price of our common stock at the time the shares are awarded. The following table presents the total value of all shares of restricted common stock to be available for award and issuance under the stock-based benefit plan, assuming the shares are awarded in a range of market prices for our common stock from $8.00 per share to $14.00 per share.

Share Price	109,286 Shares Awarded at Minimum of Offering Range	128,571 Shares Awarded at Midpoint of Offering Range	147,857 Shares Awarded at Maximum of Offering Range	170,036 Shares Awarded at Adjusted Maximum of Offering Range
(In thousands, except share price information)
$8.00	$874	$1,029	$1,183	$1,360
$10.00	$1,093	$1,286	$1,479	$1,700
$12.00	$1,311	$1,543	$1,774	$2,040
$14.00	$1,530	$1,800	$2,070	$2,381

The grant-date fair value of the options granted under the stock-based benefit plan will be based in part on the price of shares of our common stock at the time the options are granted. The value will also depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plan, using a Black-Scholes option pricing model, and assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Market/Exercise Price	Grant-Date Fair Value Per Option	273,214 Options at Minimum of Offering Range	321,429 Options at Midpoint of Offering Range	369,643 Options at Maximum of Offering Range	425,089 Options at Adjusted Maximum of Offering Range
(Dollars in thousands, except market/exercise price and fair value information)
$8.00	$4.06	$1,109	$1,305	$1,501	$1,726
$10.00	$5.07	$1,385	$1,630	$1,874	$2,155
$12.00	$6.08	$1,661	$1,954	$2,247	$2,585
$14.00	$7.10	$1,940	$2,282	$2,624	$3,018

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors.”

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding intended common stock subscriptions by each of our directors and executive officers and their associates, and by all directors, executive officers and their associates as a group. There can be no assurance that any such person or group will purchase any specific number of shares of our common stock. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. Directors and executive officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering. Purchases by directors, executive officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering. The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. Our directors and executive officers will be subject to the same minimum purchase requirements and purchase limitations as other participants in the offering.

Name	Number of Shares	Aggregate Purchase Price	Percent of Outstanding Shares at Minimum of Offering Range (1)
Stephen H. Boodakian	6,000	$60,000	*	%
John A. Carroll	50,000	500,000	*
Deborah A. Carson	75,000	750,000	1.2
Carole A. Pierce Connolly	75,000	750,000	1.2
Paula Cotter	2,500	25,000	*
Geoffrey A. Curtis	5,000	50,000	*
Neal J. Harte	5,000	50,000	*
David P. Hood	5,000	50,000	*
William P. Hood	70,000	700,000	1.2
Alan G. Macdonald	20,000	200,000	*
Edward Merritt	20,000	200,000	*
Sara Perkins Salehpour	75,000	750,000	1.2
John I. Snow, III	25,000	250,000	*
Elda Heller	20,000	200,000	*
Paul V. Cheremka	20,000	200,000	*

All directors and executive officers as a group (15 persons)	473,500	$4,735,000	7.8%

*	Less than 1.0%.
(1)	Includes shares to be sold to the public and owned by Winchester Bancorp, MHC.

THE REORGANIZATION AND OFFERING

On December 4, 2024, Winchester Savings bank’s board of trustees unanimously adopted the plan of mutual holding company reorganization and plan of stock issuance (the “plan of reorganization”). We have filed applications and notices with respect to the reorganization and offering with the Federal Reserve Board, the FDIC and the Massachusetts Commissioner of Banks. The final approvals and non-objections of the Federal Reserve Board, the FDIC and the Massachusetts Commissioner of Banks are required before we can consummate the offering. Any approval by the Federal Reserve Board, the FDIC or the Massachusetts Commissioner of Banks does not constitute a recommendation or endorsement of the plan of reorganization.

General

Pursuant to the plan of reorganization, Winchester Savings Bank will reorganize into the “two-tier” mutual holding company form of organization whereby Winchester Bancorp, Inc. will become the mid-tier stock holding company of Winchester Savings Bank and Winchester Bancorp, MHC will become the top-tier mutual holding company. After the reorganization and offering, purchasers in the offering will own 43% of the outstanding shares of common stock of Winchester Bancorp, Inc. and Winchester Bancorp, MHC will own 55% of the outstanding shares of common stock of Winchester Bancorp, Inc. We will also contribute 2% of our outstanding shares of common stock and cash to a charitable foundation that we are forming in connection with the reorganization and offering.

Pursuant to the plan of reorganization, we will offer shares of common stock for sale in the subscription offering to our eligible account holders, our tax-qualified employee benefit plans (specifically, our employee stock ownership plan that we are establishing in connection with the reorganization), and our employees, officers, trustees, directors and corporators. In addition, we may offer common stock for sale in a community offering to members of the general public, with a preference given to natural persons (including trusts of natural persons) residing in the Massachusetts cities and towns of Arlington, Beverly, Danvers, Lexington, Lynn, Malden, Medford, Melrose, Peabody, Reading, Salem, Saugus, Stoneham, Wakefield, Winchester, and Woburn.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin concurrently with, during, or promptly after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended with any required approval of the Federal Reserve Board, the FDIC and the Massachusetts Commissioner of Banks. See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicated offering in which Raymond James will be sole manager. See “—Syndicated Offering” herein.

The offering will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of reorganization.

We intend to retain between $9.6 million and $13.4 million of the net proceeds of the offering (or $15.6 million at the adjusted maximum of the offering range) and to invest between $12.1 million and $16.8 million of the net proceeds in Winchester Savings Bank (or $19.4 million at the adjusted maximum of the offering range).

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of Winchester Bancorp, Inc. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the reorganization and offering and is qualified in its entirety by reference to the provisions of the plan of reorganization. A copy of the plan of reorganization is available for inspection at each branch office of Winchester Savings Bank. The plan of reorganization is also filed as an exhibit to our applications and notices filed with respect to the reorganization and offering, of which this prospectus is a part, copies of which may be obtained from the Federal Reserve Board and the FDIC, or inspected at the Massachusetts Division of Banks. The plan of reorganization is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part. Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Reorganization and Offering

The primary purpose of the reorganization, in which a holding company will be established and Winchester Savings Bank will convert to the stock form of ownership, is to compete and grow more effectively in the financial services marketplace. The stock form of ownership is the corporate form used by commercial banks, most major businesses and a large number of savings institutions.

The reorganization will permit us to issue and sell capital stock, which is a source of capital not available to mutual savings institutions. This will enable customers, employees, management and directors to have an equity ownership interest in our company. Management believes that this will enhance the long-term growth and performance of Winchester Savings Bank and Winchester Bancorp, Inc. by enabling us to attract and retain qualified employees who have a direct interest in our financial success. It may also generate greater customer interest in the performance of Winchester Savings Bank. The reorganization also will give us greater flexibility to structure and finance the expansion of our operations and increase our capital to support future growth and profitability, including the potential acquisition of other financial service businesses, financial institutions and branch offices, and to diversify into other financial services. The reorganization and the capital raised in the offering are expected to increase our lending capacity by providing us with additional capital to support the origination and purchase of new loans and higher lending limits, support the growth of our banking franchise, provide an additional cushion against unforeseen risk and increase our asset base. Lastly, the reorganization will enable us to better manage our capital by providing broader investment opportunities through the holding company structure. Although the reorganization and offering will create a stock savings bank and stock holding company, only a minority of our common stock will be offered for sale in the offering. As a result, our mutual form of ownership and our ability to provide community-oriented financial services will be preserved through the mutual holding company structure.

Our board of directors believes that the advantages of the mutual holding company structure outweigh the potential disadvantages of the mutual holding company structure to minority stockholders, including the inability of stockholders other than Winchester Bancorp, MHC to own a majority of the common stock of Winchester Bancorp, Inc. A majority of our voting stock will be owned by Winchester Bancorp, MHC, which will be controlled by its board of trustees and corporators. Winchester Bancorp, MHC will be able to elect all the members of Winchester Bancorp, Inc.’s board of directors, and will be able to control the outcome of nearly all matters presented to our stockholders for resolution by vote. No assurance can be given that Winchester Bancorp, MHC will not take action adverse to the interests of stockholders other than Winchester Bancorp, MHC. For example, Winchester Bancorp, MHC could prevent the sale of control of Winchester Bancorp, Inc., or defeat a candidate for the board of directors of Winchester Bancorp, Inc. or other proposals put forth by stockholders.

Since we will not be offering all of our common stock for sale in the offering, the reorganization will result in less capital being raised in comparison to a standard mutual-to-stock conversion. We are not undertaking a standard mutual-to-stock conversion at this time because we do not believe we could effectively deploy in the near term the additional capital that would be raised in a standard conversion. The reorganization, however, will allow us to raise additional capital in the future because a majority of our common stock will be available for sale in the event of a conversion of Winchester Bancorp, MHC to stock form. Our board of directors has determined that offering a minority of our outstanding shares of common stock for sale in the offering will allow us to reinvest the net proceeds over the next several years.

The reorganization does not preclude the future conversion of Winchester Bancorp, MHC from the mutual to stock form of organization. We cannot assure you when, if ever, Winchester Bancorp, MHC would convert to stock form or what conditions the Federal Reserve Board, the Massachusetts Commissioner of Banks or other regulatory agencies may impose on such a transaction. See “Summary—Possible Conversion of Winchester Bancorp, MHC to Stock Form.”

Effects of Reorganization on Depositors and Borrowers

Continuity. While the reorganization is being accomplished, our normal business of accepting deposits and making loans will continue without interruption. Winchester Savings Bank will continue to be subject to regulation by Massachusetts Commissioner of Banks and the FDIC. After the reorganization, we will continue to offer existing services to depositors, borrowers and other customers. The trustees serving Winchester Savings Bank at the time of the completion of the reorganization will be the directors of Winchester Savings Bank after the reorganization. The officers of Winchester Savings Bank at the time of the reorganization will retain their positions after the reorganization.

Effect on Deposit Accounts. Pursuant to the plan of reorganization, each depositor of Winchester Savings Bank at the time of the reorganization will automatically continue as a depositor after the reorganization, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the reorganization. Each such account will be insured by the FDIC and the DIF, without interruption, to the same extent as before the reorganization. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from Winchester Savings Bank will be affected by the reorganization, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed before the reorganization.

Effect on Voting Rights of Corporators. In Winchester Savings Bank’s current mutual form, the right to elect members of the board of trustees is vested exclusively in its board of corporators. After the reorganization, Winchester Savings Bank will be under the direction of its board of directors, who will be elected by Winchester Bancorp, Inc., as the sole stockholder of Winchester Savings Bank, and will have the authority to vote on all matters of Winchester Savings Bank requiring stockholder approval. The common stockholders of Winchester Bancorp, Inc., including Winchester Bancorp, MHC, will have exclusive voting rights with respect to Winchester Bancorp, Inc. After the reorganization, Winchester Savings Bank corporators will continue to have the same voting rights in Winchester Bancorp, MHC as they had in Winchester Savings Bank before the reorganization.

Tax Effects. We have received opinions of counsel and our tax advisors with regard to the federal and state income tax consequences of the reorganization to the effect that the reorganization will not be taxable for federal or state income tax purposes to Winchester Savings Bank or its depositors. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor of Winchester Savings Bank, in its present form, has a deposit account in Winchester Savings Bank and a pro rata ownership interest in the net worth of Winchester Savings Bank based upon the deposit balance of his or her account. This interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the unlikely event of a complete liquidation of Winchester Savings Bank. Any depositor who opens a deposit account obtains a pro rata ownership interest in Winchester Savings Bank without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all, respectively, of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Winchester Savings Bank, which is lost to the extent that the balance in the account is reduced or closed. Consequently, depositors in a mutual savings bank normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that the institution is completely liquidated. If this occurs, the depositors of record at that time would share pro rata in any residual surplus and reserves of Winchester Savings Bank after all other claims of creditors, including claims of depositors to the amounts of their deposits, are paid, subject to the right to garnish such assets under Massachusetts law.

Following the reorganization, all holders of deposit accounts with Winchester Savings Bank will have a pro rata ownership interest in the net worth of Winchester Bancorp, MHC based upon their deposit balances and will have liquidation rights with respect to Winchester Bancorp, MHC to the same extent that depositors currently have liquidation rights in Winchester Savings Bank, subject to the rights of eligible account holders in the liquidation account established as part of the reorganization and offering. In each case, no person who ceases to be the holder of a deposit account with Winchester Savings Bank will have any liquidation rights with respect to Winchester Bancorp, MHC.

As part of the reorganization, a liquidation account in Winchester Bancorp, Inc. will be established for the benefit of the eligible account holders. In the unlikely event of a complete liquidation of (i) Winchester Savings Bank or (ii) Winchester Savings Bank and Winchester Bancorp, Inc., each eligible account holder, who continues to maintain a deposit account at Winchester Savings Bank, would have a claim to a pro-rata interest in the liquidation account after payment of all creditors but prior to any payment to Winchester Bancorp, Inc., as the sole stockholder of Winchester Savings Bank’s capital stock. See “—Liquidation Account.”

How We Determined the Stock Pricing and the Number of Shares to be Issued

The plan of reorganization and applicable regulations require that the aggregate purchase price of the common stock sold in the offering be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial to prepare an independent valuation appraisal. For its services in preparing the initial valuation, RP Financial will receive a fee of $90,000. RP Financial will receive $10,000 for each appraisal update, and will be reimbursed for its expenses up to $7,500. We have paid RP Financial no other fees during the previous three years. We have agreed to indemnify RP Financial and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence, bad faith or willful misconduct.

The independent valuation was prepared by RP Financial in reliance upon the information contained in this prospectus, including our consolidated financial statements. RP Financial also considered the following factors, among others:

•	our present results and financial condition and our projected results and financial condition;

•	the economic and demographic conditions in our existing market area;

•	a comparative evaluation of our operating and financial characteristics with those of other publicly traded savings institutions;

•	the effect of the offering on our stockholders’ equity and earnings potential;

•	our proposed dividend policy; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of publicly traded bank holding companies and savings and loan holding companies that RP Financial considered comparable to us under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of 10 peer group companies are selected from the universe of all publicly traded financial institutions and financial institution holding companies with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as the Nasdaq Stock Market or the New York Stock Exchange). The peer group companies selected also consisted of fully converted stock institutions that were not subject to an actual or rumored acquisition and that had been in fully converted form for at least one year. In addition, RP Financial limited the peer group companies to the following two selection criteria: (i) New England and Mid-Atlantic institutions with assets between $425 million and $2.0 billion, tangible equity-to-assets ratios of greater than 7.50% and positive reported and/or core earnings; and (ii) Midwest, Southeast and Southwest institutions with assets between $425 million and $2.0 billion, tangible equity-to-assets ratios of greater than 7.50% and positive reported and/or core earnings.

In applying each of the valuation methods, RP Financial considered adjustments to the pro forma market value based on a comparison of Winchester Bancorp, Inc. with the peer group. RP Financial advised the board of directors that the valuation conclusion included the following adjustments relative to the peer group. RP Financial made a moderate downward adjustment for profitability, growth and viability of earnings and a slight downward adjustment for dividends. RP Financial made a slight upward adjustment for asset growth and made no adjustments for financial condition, liquidity of the shares, marketing of the issue, management, primary market area, and effect of government regulations and regulatory reform. The downward adjustment for profitability, growth and viability of earnings took into consideration Winchester Bancorp, Inc.’s less favorable efficiency ratio and lower pro forma returns as a percent of assets and equity relative to the comparable peer group measures. The downward adjustment for dividends took into consideration the mutual holding company ownership structure and dividend waiver restrictions for mutual holding companies that impact minority ownership ratios, in comparison to the fully-converted peer group companies. The upward adjustment for asset growth took into consideration Winchester Bancorp, Inc.’s stronger historical asset growth which was facilitated by stronger loan growth relative to the comparable peer group measures.

Included in RP Financial’s independent valuation were certain assumptions as to the pro forma earnings of Winchester Bancorp, Inc. after the offering that were used in determining the appraised value. These assumptions included estimated offering expenses, an assumed after-tax rate of return of 2.69% (the tax-adjusted yield on the one-year U.S. Treasury as of September 30, 2024) on the net offering proceeds and purchases in the open market of common stock by the stock-based benefit plan at the $10.00 per share purchase price in the offering. See “Pro Forma Data” for additional information concerning the assumptions included in the independent valuation and used in preparing the pro forma data. The use of different assumptions may yield different results.

The independent valuation indicates that as of November 6, 2024, the estimated pro forma market value of the common stock, assuming we were selling a minority of our shares in the offering, was $71.4 million. Based on applicable regulations, this forms a midpoint of a valuation range with a minimum of $60.7 million and a maximum of $82.1 million. Our board of directors determined to offer the shares of common stock in the offering at the purchase price of $10.00 per share and that 43% of our outstanding shares should be held by purchasers in the offering, 55% of our outstanding shares should be held by Winchester Bancorp, MHC and 2% of our outstanding shares should be contributed to the charitable foundation. Based on the estimated valuation range and the purchase price of $10.00 per share, the total number of shares of common stock that Winchester Bancorp, Inc. will issue will range from 6,071,428 to 8,214,286 shares, with a midpoint of 7,142,857 shares (including in each case shares issued to Winchester Bancorp, MHC), and the number of shares sold in the offering will range from 2,610,715 shares to 3,532,143 shares, with a midpoint of 3,071,429 shares.

Following commencement of the subscription offering, the maximum of the estimated valuation range may be increased by up to 15%, to up to $94.5 million and the maximum number of shares that will be outstanding immediately following the offering may be increased up to 15% to up to 9,446,429 shares. Under such circumstances the number of shares sold in the offering will be increased to up to 4,061,964 shares and the number of shares held by Winchester Bancorp, MHC will be increased to up to 5,195,536 shares. The increase in the valuation range may occur to reflect demand for the shares or changes in market conditions, without the resolicitation of subscribers.

Our board of directors reviewed the independent valuation and considered:

•	our financial condition and results of operations;

•	a comparison of financial performance ratios to other financial institutions; and

•	stock market conditions generally and, in particular, for financial institutions.

All of these factors are set forth in the independent valuation. Our board of directors also reviewed the methodology and the assumptions used by RP Financial in preparing the independent valuation. The estimated valuation range may be amended with the approval of the FDIC, the Massachusetts Commissioner of Banks and the Federal Reserve Board, if required, as a result of subsequent developments in our financial condition or market conditions generally. In the event the independent valuation is updated to amend our pro forma market value to less than $60.7 million or more than $94.5 million, the updated appraisal will be filed with the Securities and Exchange Commission by means of a post-effective amendment to our registration statement.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial did not independently verify the financial statements and other information we provided, nor did RP Financial independently value our assets or liabilities. The independent valuation considers Winchester Bancorp, Inc. as a going concern and should not be considered as an indication of its liquidation value. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing shares in the offering will thereafter be able to sell such shares at prices at or above the $10.00 per share purchase price.

The independent valuation will be updated at the time of the completion of the offering. If the update to the independent valuation at the conclusion of the offering results in an increase in the pro forma market value of the common stock to more than $94.5 million or a decrease in the pro forma market value to less than $60.7 million, then we will return all funds promptly, with interest at 0.10% per annum on all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board, we may terminate the offering. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take such other actions as may be permitted by the Federal Reserve Board, the FDIC, the Massachusetts Commissioner of Banks and FINRA to complete the offering. In the event that a resolicitation is commenced due to a change in the independent valuation, purchasers will be given the opportunity to place a new order for a specified period of time. A resolicitation, if any, following the conclusion of the subscription and community offerings, would not extend beyond [final extension date], unless an extension is granted by the Federal Reserve Board, the FDIC and the Massachusetts Commissioner of Banks.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and Winchester Bancorp, Inc.’s pro forma earnings and stockholders’ equity on a per share basis while decreasing pro forma earnings and increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares of common stock to be issued in the offering would increase both a subscriber’s ownership interest and Winchester Bancorp, Inc.’s pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma net income and decreasing stockholders’ equity on an aggregate basis.

Copies of the independent valuation appraisal report of RP Financial and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of reorganization and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Subject to the maximum purchase limitations, each depositor with aggregate deposit balances of $50 or more at Winchester Savings Bank as of the close of business on November 30, 2023 will receive non-transferable subscription rights to subscribe for up to the greater of $250,000 of common stock, 0.10% of the total number of shares of common stock sold in the offering, or 15 times the product of the total number of shares of common stock to be sold in the offering multiplied by a fraction, the numerator of which is the amount of the qualifying deposit of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders.

If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each eligible account holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining eligible account holder whose subscription remains unfilled in the same proportion that the amount of his or her qualifying deposit bears to the total amount of qualifying deposits of all subscribing eligible account holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more eligible account holders, the excess shall be reallocated among those eligible account holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on November 30, 2023. Failure to list an account, or providing incorrect information, could result in fewer shares being allocated than if all accounts had been properly disclosed. In the event of an oversubscription, the subscription rights of eligible account holders who are also our directors, trustees, corporators or officers, or who are associates of such persons, will be subordinated to the subscription rights of other eligible account holders to the extent attributable to their increased deposits in the one year preceding November 30, 2023.

Priority 2: Tax-Qualified Employee Plans. The plan of reorganization provides that our tax-qualified employee plans, such as our employee stock ownership plan, will receive non-transferable subscription rights to purchase up to 10% of the aggregate number of shares of common stock sold in the offering and issued to the charitable foundation. The employee stock ownership plan intends to purchase 8% of the aggregate number of shares sold in the offering and issued to the charitable foundation. If eligible account holders subscribe for all of our shares of common stock being sold in the offering, no shares will be available for our tax-qualified employee benefit plans. In this case, in the judgement of its trustees, the employee stock ownership plan may elect to purchase shares in the open market following the completion of the offering, subject to the prior approval of the Federal Reserve Board, the FDIC and the Massachusetts Commissioner of Banks.

Priority 3: Employees, Officers, Directors, Trustees and Corporators. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by eligible account holders and tax-qualified plans, each employee, officer, director, trustee and corporator of Winchester Savings Bank at the time of the offering who is not eligible in the first priority category will receive, without payment therefor, subject to the overall purchase limitations, non-transferable subscription rights to purchase up to $250,000 of common stock; provided, however, that the aggregate number of shares of common stock that may be purchased by employees, officers, directors, trustees and corporators in the offering shall be limited to 25% of the total number of shares of common stock sold in the offering (including shares purchased by employees, officers, directors, trustees and corporators under this priority and under the preceding priority categories, but not including shares purchased by the employee stock ownership plan). In the event that persons in this category subscribe for more shares of stock than are available for purchase by them, shares will be allocated among such subscribing persons on an equitable basis, such as by giving weight to the period of service, compensation, position of the individual subscriber and the amount of the order.

Expiration Date. The subscription offering will expire at 12:00 noon, Eastern Time, on [expiration date], unless extended by us for up to 45 days following the expiration of the subscription offering or such additional periods with any required approval of the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint, maximum or adjusted maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock has been sold in the offering. If at least the minimum number of shares has not been sold in the offering by [extension date] and we have not received any required approval of the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board with respect to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at 0.10 per annum for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If we receive any required regulatory approval of the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board for an extension beyond [extension date], we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares in Subscription and Community Offerings—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of eligible account holders, our tax-qualified employee stock benefit plans and employees, officers, directors, trustees and corporators, we will offer shares pursuant to the plan of reorganization to members of the general public in a community offering. Shares will be offered in the community offering with the following preferences:

•

natural persons (including trusts of natural persons) residing in the Massachusetts cities and towns of Arlington, Beverly, Danvers, Lexington, Lynn, Malden, Medford, Melrose, Peabody, Reading, Salem, Saugus, Stoneham, Wakefield, Winchester, and Woburn; and

•	other members of the general public.

Subject to the maximum purchase limitations, these persons may purchase up to $250,000 of common stock. See “—Additional Limitations on Common Stock Purchases.” The opportunity to order shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part, either at the time of receipt of an order or as soon as practicable thereafter.

If we do not have sufficient shares of common stock available to fill the orders of natural persons (including trusts of natural persons) residing in the Massachusetts cities and towns of Arlington, Beverly, Danvers, Lexington, Lynn, Malden, Medford, Melrose, Peabody, Reading, Salem, Saugus, Stoneham, Wakefield, Winchester, and Woburn whose orders are accepted, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares ordered by such person. Thereafter, unallocated shares will be allocated among natural persons living in those cities and towns whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of members of the general public, the allocation procedures described above will apply to the stock orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus with respect to the community means any person who occupies a dwelling within the local community, has an intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is not merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. A community offering may begin concurrently with, during or promptly after the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended with any required approval of the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board. We may decide to extend the community offering for any reason. We are not required to give purchasers notice of any such extension unless such period extends beyond [extension date], in which event we will resolicit purchasers.

Syndicated Offering

If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock

If a syndicated offering is held, Raymond James will act as sole manager. In such capacity, Raymond James may form a syndicate of other brokers-dealers who are member firms of FINRA. Neither Raymond James nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated offering; however, Raymond James has agreed to use its best efforts in the sale of shares in any syndicated offering. We have not selected any particular broker-dealers to participate in a potential syndicated offering and will not do so until prior to the commencement of a syndicated offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.

In the event of a syndicated offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of stock order forms and the submission of funds directly to Winchester Bancorp, Inc. for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at Winchester Savings Bank or wire transfers). See “—Procedure for Purchasing Shares.”

A syndicated offering must terminate by [extension date], unless extended by us, with any required approval of the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board.

If for any reason we cannot effect a syndicated offering of shares of common stock not purchased in the subscription and community offerings, or if there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares. The Federal Reserve Board, the FDIC, the Massachusetts Commissioner of Banks and FINRA must approve any such arrangements.

Additional Limitations on Common Stock Purchases

The plan of reorganization includes the following additional limitations on number of shares of common stock that may be purchased in the offering:

•	No individual, or individuals exercising subscription rights through a single qualifying deposit account held jointly, may purchase more than $250,000 (25,000 shares) in the offering;

•

Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $750,000 (75,000 shares) of common stock in all categories of the offering combined;

•

Tax qualified employee benefit plans, including our employee stock ownership plan, may purchase in the aggregate up to 10% of the shares of common stock sold in the offering and contributed to the charitable foundation, including shares issued in the event of an increase in the offering range of up to 15%;

•	No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase;

•

The aggregate number of shares of common stock that may be purchased in all categories of the offering by officers, directors, trustees and corporators of Winchester Savings Bank and their associates may not exceed 25% of the total shares sold in the offering;

•

The aggregate amount of outstanding common stock owned or controlled by persons other than Winchester Bancorp, MHC at the close of the offering must be less than 50% of Winchester Bancorp, Inc.’s total outstanding common stock;

•

The aggregate amount of common stock acquired in the offering by any nontax-qualified employee plan or any insider and his or her associates, exclusive of any stock acquired by such plan or insider and his or her associates in the secondary market, must not exceed 10% of the outstanding shares of common stock, or 10% of the stockholders’ equity of Winchester Bancorp, Inc., held by persons other than Winchester Bancorp, MHC at the close of the offering. In calculating the number of shares held by any insider or associate, shares held by any tax-qualified employee plan or nontax-qualified employee plan that are attributable to such person shall not be counted;

•

The aggregate amount of common stock acquired in the offering by any one or more tax-qualified employee plans, exclusive of any stock acquired by such plans in the secondary market, must not exceed 10% of the outstanding shares of common stock held by persons other than Winchester Bancorp, MHC at the closing of the offering and must not exceed 4.9% of the outstanding shares of common stock at the closing of the offering;

•

The aggregate amount of stock, whether common or preferred, acquired in the offering by any one or more tax-qualified employee plans, exclusive of any stock acquired by such plans in the secondary market, must not exceed 10% of the stockholders’ equity of Winchester Bancorp, Inc. held by persons other than Winchester Bancorp, MHC at the closing of the offering and must not exceed 4.9% of the stockholders’ equity of Winchester Bancorp, Inc. at the closing of the offering;

•

The aggregate amount of common stock acquired in the offering by all nontax-qualified employee plans, insiders and associates of insiders, exclusive of any stock acquired by such plans, insiders, and associates in the secondary market, must not exceed 25% of the outstanding shares of common stock held by persons other than Winchester Bancorp, MHC at the close of the offering. In calculating the number of shares held by insiders and their associates, shares held by any tax-qualified employee plan or nontax-qualified employee plan that are attributable to such persons shall not be counted;

•

The aggregate amount of stock, whether common or preferred, acquired in the offering by all nontax-qualified employee plans, insiders and associates of insiders, exclusive of any stock acquired by such plans, insiders and associates in the secondary market, shall not exceed 25% of the stockholders’ equity of Winchester Bancorp, Inc. held by persons other than Winchester Bancorp, MHC at the close of the offering. In calculating the number of shares held by insiders and their associates, shares held by any tax-qualified employee plan or nontax-qualified employee plan that are attributable to such persons shall not be counted; and

•

The aggregate amount of common stock acquired by all stock benefit plans of Winchester Bancorp, Inc. and Winchester Savings Bank, other than employee stock ownership plans, shall not exceed 25% of the outstanding common stock held by persons other than Winchester Bancorp, MHC at the closing of the offering.

Depending on market or financial conditions, our board of directors, with regulatory approval, may increase or decrease the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their orders up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. In the event that the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.

The term “associate” of a person (which includes an entity) means:

•

any corporation or organization (other than Winchester Savings Bank, Winchester Bancorp, Inc. or Winchester Bancorp, MHC or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

•	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity;

•

any relative or spouse of such person, or any relative of such spouse, who either has the same home as the person or who is a director, trustee or officer of Winchester Savings Bank, Winchester Bancorp, Inc. or Winchester Bancorp, MHC; and

•	any person deemed “acting in concert” with the persons listed above.

The following relatives of directors, trustees and officers will be considered “associates” of these individuals regardless of whether they share a household with the director, trustee or officer: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. This also includes adoptive relationships.

The term “acting in concert” means persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. When persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is acting in concert shall be made solely by us and may be based on any evidence upon which we choose to rely, including, without limitation, joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies; provided, however, that the determination of whether a group is acting in concert remains subject to review by the Massachusetts Commissioner of Banks. Persons who have the same address, whether or not related, will be deemed to be acting in concert unless we determine otherwise. Our directors and trustees are not treated as associates of each other solely because of their membership on the board of directors or trustees.

Shares of common stock purchased in the offering will be freely transferable except for shares of common stock purchased by directors, trustees and certain officers of Winchester Savings Bank or Winchester Bancorp, Inc. and except as described below. Any purchases made by any associate of Winchester Savings Bank or Winchester Bancorp, Inc. for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under FINRA guidelines, members of FINRA and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of offering and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after the Offering” and “Restrictions on Acquisition of Winchester Bancorp, Inc.”

Plan of Distribution; Selling Agent Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Raymond James, which is a broker-dealer registered with FINRA. In its role as marketing agent, Raymond James will assist us on a best efforts basis in:

•	assessing the financial and securities market implications of the plan of reorganization;

•	structuring and in communicating the terms of the plan of reorganization and the offerings;

•

preparing documents related to the execution of the plan of reorganization, including the prospectus, stock order and certification form and all marketing materials (we are responsible for the preparation and filing of such documents);

•	analyzing proposals from outside vendors in connection with the plan of reorganization, as needed;

•	assisting us in scheduling and preparing for meetings with potential investors and/or other broker-dealers in connection with the offering;

•	scheduling and preparing for meetings with potential investors and/or other broker-dealers related to the offering, as necessary;

•	establishing a stock information center at Winchester Savings Bank’s headquarters to assist with investor inquiries;

•	training of our personnel for interaction with customers during the offering period; and

•	such other financial advisory and investment banking services in connection with the offering as may be agreed upon by Raymond James and us.

For these services, Raymond James will receive a management fee of $25,000 and will receive a success fee of 1.15% of the aggregate dollar amount of shares sold in the subscription and community offering, subject to a minimum success fee of $400,000. No fee will be payable to Raymond James with respect to shares purchased by or on behalf of officers, trustees, corporators, employees or the immediate family of such persons (which for these purposes includes the spouse, parents, siblings and children who live in the same house as the individual), or trusts of or companies controlled by such persons, and qualified and non-qualified employee benefit plans or issued to any charitable foundation we establish in connection with the reorganization. The management fee, to the extent actually paid at or before the closing of the reorganization, will be credited against the aggregate success fee.

Syndicated Offering. In the event shares of common stock are sold in a syndicated offering, we will pay fees of 6.00% of the aggregate dollar amount of shares of common stock sold in the syndicated offering to Raymond James and any other broker-dealers included in the syndicated offering. All fees payable with respect to a syndicated offering will be in addition to fees payable with respect to the subscription and community offerings.

Expenses. Raymond James also will be reimbursed for reasonable out-of-pocket accountable expenses not to exceed $25,000. Raymond James will also be reimbursed for fees and expenses of its counsel not to exceed $75,000. In the event unusual circumstances arise or a delay or resolicitation occurs (including but not limited a delay in the offering that would require an update of the financial information in tabular form to reflect a period later than that set forth in the original filing of the offering documents), such expense caps may be increased by additional amounts, not to exceed an additional $10,000 in the case of additional out-of-pocket expenses of Raymond James and an additional $25,000 in the case of additional fees and expenses of Raymond James’s legal counsel. Regardless of whether the offering occurs or closes, Raymond James will receive reimbursement for its reasonable out-of-pocket expenses.

Records Agent Services

We have also engaged Raymond James to provide records agent services in connection with the offering. In this role, Raymond James will assist us in the offering in:

•	processing our customer account records for each record date required by the plan of reorganization;

•	consolidating eligible customer accounts by ownership and creating a central file for determination of subscription rights;

•	reporting customers by state (support for any required state securities law filings);

•	identifying subscription priorities;

•	household sorting of customer records and coordination with our financial printer for all required subscriber and customer mailings;

•	processing stock order forms received at the stock information center;

•	daily and ad-hoc status reporting to our management;

•	mailing order acknowledgment letters to subscribers;

•	allocating shares to qualifying subscribers if the offering is oversubscribed;

•	producing a charter shareholder list and other final subscription reports (account withdrawals, all orders received, etc.);

•	coordinating with our transfer agent for stock issuance; and

•	performing interest and refund calculations and providing necessary files to enable us or our transfer agent to generate required interest/refund checks and tax reporting.

Raymond James will receive a fee of $25,000 for these services, all of which has been paid as of the date of this prospectus.

Indemnification

We will indemnify Raymond James against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as well as certain other claims and litigation arising out of Raymond James’ engagement with respect to the offering.

Solicitations of Offers by Officers and Directors

Our directors and executive officers may participate in the solicitation of offers to purchase shares of common stock in the offering. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees may participate in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Raymond James. No offers or sales may be made by tellers or at teller stations. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 of the Securities Exchange Act of 1934, and sales of common stock will be conducted within the requirements of such rule, so as to permit officers, directors and employees to participate in the sale of shares of common stock. No officer, director or employee will be compensated in connection with their participation in the offering.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Expiration Date. The subscription and community offerings will expire at 12:00 noon, Eastern Time, on [expiration date], unless we extend one or both for up to 45 days, with any required approval of the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. This extension may be approved by us, in our sole discretion, without notice to purchaser in the offering. Any extension of the subscription and/or community offering beyond [extension date] would require regulatory approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.10% and/or cancel your deposit account withdrawal authorization. The offering must be completed by [final extension date], unless an extension is granted by the Federal Reserve Board, the FDIC and the Massachusetts Commissioner of Banks.

Subject to the receipt of applicable regulatory approvals, we reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.10% from the date of processing as described above.

Prospectus Delivery. To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver a prospectus any later than two days prior to that date. We are not obligated to deliver a prospectus or order form by means other than U.S. Mail. Execution of an order form will confirm receipt of delivery of a prospectus in accordance with Rule 15c2-8. Stock order forms will be distributed only if preceded or accompanied by a prospectus.

In a syndicated offering, a prospectus and order form in electronic format may be made available on Internet sites or through other online services maintained by Raymond James or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the syndicate member, prospective investors may be allowed to place orders online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Raymond James or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.

Use of Stock Order Forms in the Subscription and Community Offerings. In order to purchase shares of common stock, you must properly complete an original stock order form and remit full payment. We are not required to accept incomplete stock order forms, unsigned stock order forms, or orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received, not postmarked, prior to 12:00 noon, Eastern Time, [expiration date]. We are not required to accept stock order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms. We have the right (but are not required) to waive or permit the correction of incomplete or improperly executed stock order forms. We do not represent, however, that we will do so, and we have no affirmative duty to notify any prospective purchaser of any such defect.

You may submit your stock order form and payment by overnight delivery to the address listed on the stock order form or by regular mail using the stock order reply envelope provided. You may also hand-deliver stock order forms to the Stock Information Center, which is located at 661 Main Street, Winchester Massachusetts. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time, and will be closed on bank holidays. Hand-delivered stock order forms will be accepted only at the Stock Information Center. We will not accept stock order forms at Winchester Savings Bank’s other offices. Do not mail stock order forms to the offices of Winchester Savings Bank.

Once tendered, an order form cannot be modified or revoked without our consent unless the offering is terminated or is extended beyond [extension date], or the number of shares of common stock to be sold is increased to more than 4,061,964 shares or decreased to less than 2,610,715 shares. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of reorganization. Our interpretation of the terms and conditions of the plan of reorganization and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Winchester Savings Bank, the FDIC, the federal government or the DIF, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed stock order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

•	personal check, bank check or money order, payable to Winchester Bancorp, Inc.;

•	authorization of withdrawal from the types of Winchester Savings Bank deposit account(s) designated on the stock order form; or

•	cash.

Cash will only be accepted at our main office, located at 661 Main Street, Winchester Massachusetts, and will be converted to a bank check. Please do not submit cash by mail.

Appropriate means for designating withdrawals from deposit accounts at Winchester Savings Bank are provided on the stock order form. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the applicable deposit account rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificates of deposit will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be cancelled at the time of withdrawal without penalty, and the remaining balance will earn interest at the rate of 0.10% subsequent to the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders will be immediately cashed and placed in a segregated account at Winchester Savings Bank and will earn interest at a rate of 0.10% from the date payment is processed until the offering is completed.

You may not use a check drawn on a Winchester Savings Bank line of credit or any type of third-party check (a check written by someone other than you, including a check payable to you and endorsed over to Winchester Bancorp, Inc.). You may not designate on your stock order form a direct withdrawal from a Winchester Savings Bank retirement account. See “—Using Retirement Account Funds” for information on using such funds. If permitted by the Massachusetts Commissioner of Banks, the FDIC and the Federal Reserve Board, in the event we resolicit large purchasers, as described above in “—Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. We may accept wire transfers at our sole discretion; no wire transfer will be accepted without our prior approval.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.10% per annum or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.

Regulations prohibit Winchester Savings Bank from lending funds or extending credit to any person to purchase shares of common stock in the offering.

We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the offering. This payment may be made by wire transfer.

Our employee stock ownership plan will not be required to pay for any shares purchased in the offering until completion of the offering, provided there is a loan commitment from either an unrelated financial institution or Winchester Bancorp, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase at the time of the expiration of the subscription offering.

Using Retirement Account Funds. If you are interested in using funds in your individual retirement account (“IRA”) or other retirement account to purchase shares of common stock in the offering, you must do so through an account offered by a custodian that can hold common stock. By regulation, Winchester Savings Bank retirement accounts are not capable of holding common stock. Therefore, if you wish to use funds that are currently in a retirement account held at Winchester Savings Bank, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, which offers the type of retirement accounts that can hold common stock. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. A one-time and/or annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at Winchester Savings Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks before the [expiration date] offering deadline. You may select the independent trustee or custodian of your choice. However, processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock. All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the offering. We expect trading in the stock to begin on the business day following the completion of the offering. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they purchased, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of FINRA, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any stock order if an opinion is not timely furnished.

In addition, we are not required to offer shares of common stock to any person who resides in a foreign country or in a state of the United States with respect to which any of the following apply:

•	a small number of persons otherwise eligible to subscribe for shares under the plan of reorganization reside in such state;

•

the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in the state; or

•	such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Federal and state regulations prohibit any person with subscription rights, specifically the eligible account holders and employees, officers, directors, trustees and corporators, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of reorganization or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. On the order form, you cannot add the names of others for joint stock registration unless they are also named on the qualifying deposit account, and you cannot delete names of others except in the case of certain orders placed through an IRA, Keogh, 401(k) or similar plan, and except in the event of the death of a named eligible depositor. Doing so may jeopardize your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We intend to pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights. In addition, eligible subscribers who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have questions regarding the offering, please call our Stock Information Center at [stock center number]. The Stock Information Center is open Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Establishment of Liquidation Account

The plan of reorganization provides for the establishment, upon the completion of the offering, of a liquidation account by Winchester Bancorp, Inc. for the benefit of eligible account holders in an amount equal to the percentage of the shares of common stock issued in the offering to persons other than Winchester Bancorp, MHC multiplied by the net worth of Winchester Savings Bank as of the date of the latest consolidated statement of financial condition contained in this prospectus.

In the unlikely event of a complete liquidation of (i) Winchester Savings Bank or (ii) Winchester Savings Bank and Winchester Bancorp, Inc., all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of Winchester Savings Bank or Winchester Bancorp, Inc. above that amount.

Pursuant to the plan of reorganization, after two years from the date of the offering and upon the written request of the Federal Reserve Board and, if necessary, the FDIC and the Massachusetts Commissioner of Banks, Winchester Bancorp, Inc. will transfer the liquidation account and the depositors’ interests in such account to Winchester Savings Bank.

Each eligible account holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Winchester Savings Bank as of the close of business on November 30, 2023 equal to the proportion that the balance of such account holder’s deposit account as of the close of business on November 30, 2023 bears to the balance of all deposit accounts of all eligible account holders in Winchester Savings Bank on such dates.

If, however, on any June 30 annual closing date commencing after the effective date of the offering, the amount in any such deposit account is less than the amount in the deposit account as of the close of business on November 30, 2023, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of eligible account holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of eligible account holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the reorganization is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the offering to Winchester Savings Bank, Winchester Bancorp, Inc., Winchester Bancorp, MHC, eligible account holders, employees, officers, directors, trustees and corporators. Unlike private letter rulings, an opinion of counsel or a tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and those authorities may disagree with the opinion. In the event of such disagreement, there can be no assurance that Winchester Savings Bank, Winchester Bancorp, Inc. or Winchester Bancorp, MHC would prevail in a judicial proceeding.

Winchester Savings Bank, Winchester Bancorp, Inc. and Winchester Bancorp, MHC have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the reorganization, which includes the following:

1.	The conversion of the de novo bank, to be formed to facilitate the reorganization, into Winchester Bancorp, MHC should qualify as a tax-free reorganization.

2.

The merger of Winchester Savings Bank in mutual form into Winchester Savings Bank in stock form (“Stock Bank”) and the transfer of the depositors’ equity interest in Winchester Savings Bank to Winchester Bancorp, MHC in exchange for equity interests in Winchester Bancorp, MHC should qualify as a tax-free reorganization.

3.

Winchester Savings Bank should recognize no gain or loss upon the transfer of substantially all its assets to Stock Bank solely in exchange for equity interests (i.e., liquidation rights) in Winchester Bancorp, MHC and Stock Bank’s assumption of its liabilities, if any.

4.

Neither Stock Bank nor Winchester Bancorp, MHC should recognize gain or loss upon the receipt by Stock Bank of substantially all of the assets of Winchester Savings Bank in exchange for equity interests in Winchester Bancorp, MHC and Stock Bank’s assumption of Winchester Savings Bank’s liabilities.

5.	Winchester Bancorp, MHC’s basis in the stock of Stock Bank should increase by an amount equal to Winchester Savings Bank’s net basis in the property transferred to Stock Bank.

6.	Stock Bank’s basis in the property received from Winchester Savings Bank will be the same as the basis of such property in the hands of Winchester Savings Bank immediately prior to the reorganization.

7.	Stock Bank’s holding period for the property received from Winchester Savings Bank should include the period during which such property was held by Winchester Savings Bank.

8.

No gain or loss will be recognized by the depositors of Winchester Savings Bank on the receipt of equity interests with respect to Winchester Bancorp, MHC in exchange for their equity interests in Winchester Savings Bank.

9.

Each depositor’s aggregate basis, if any, in the Winchester Bancorp, MHC equity interest received in the exchange will equal the aggregate basis, if any, of each depositor’s equity interest in Winchester Savings Bank.

10.

The holding period of Winchester Bancorp, MHC equity interests received by the depositors of Winchester Savings Bank will include the period during which Winchester Savings Bank equity interests surrendered in exchange therefor were held.

11.	Winchester Bancorp, MHC will recognize no gain or loss upon the transfer of Stock Bank stock to Winchester Bancorp, Inc. in exchange for stock of Winchester Bancorp, Inc.

12.	Winchester Bancorp, Inc. will recognize no gain or loss upon its receipt of property from Winchester Bancorp, MHC in exchange for common stock of Winchester Bancorp, Inc.

13.	Winchester Bancorp, MHC will increase its basis in its shares of Winchester Bancorp, Inc. common stock by Winchester Bancorp, MHC’s basis in its Stock Bank stock.

14.

No gain or loss shall be recognized by eligible account holders upon the issuance to them of withdrawable deposit accounts in Stock Bank plus liquidation rights with respect to Winchester Bancorp, MHC, in exchange for their deposit accounts in Winchester Savings Bank or to the other depositors on the issuance to them of withdrawable deposit accounts. In addition, eligible account holders will not recognize gain or loss upon receipt of an interest in the liquidation account in Winchester Bancorp, Inc. in exchange for their ownership interests (i.e., liquidation rights) in Winchester Savings Bank.

15.

It is more likely than not that the fair market value of the interest in the liquidation account will be zero. Accordingly, it is more likely than not that eligible account holders will not recognize taxable income in connection with the receipt of an inchoate interest in the liquidation account.

16.

It is more likely than not that the fair market value of the subscription rights to purchase shares of common stock is zero. Accordingly, no gain or loss will be recognized by eligible account holders or employees, officers, trustees and corporators upon the distribution to them of the nontransferable subscription rights to purchase shares of common stock. Gain realized, if any, by the eligible account holders, and employees, officers, trustees and corporators on the distribution to them of nontransferable subscription rights to purchase shares of common stock will be recognized but only in an amount not in excess of the fair market value of such subscription rights. Eligible account holders, and employees, officers, trustees and corporators will not realize any taxable income as a result of the exercise by them of the nontransferable subscription rights.

17.

The basis of the deposit accounts in the Stock Bank to be received by eligible account holders will be the same as the basis of their deposit accounts in Winchester Savings Bank surrendered in exchange therefor. The basis of the interests in the liquidation rights in Winchester Bancorp, MHC to be received by eligible account holders shall be zero, which is the cost of such interests to such persons.

18.

It is more likely than not that the basis of the common stock to its stockholders will be the purchase price thereof. The holding period of the common stock purchased pursuant to the exercise of subscription rights shall commence on the date on which the right to acquire the stock was exercised.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to Winchester Savings Bank, Winchester Bancorp, Inc., Winchester Bancorp, MHC and persons receiving subscription rights. With respect to item 16, above, Luse Gorman noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Luse Gorman further noted that RP Financial has issued a letter indicating that the subscription rights have no ascertainable value. Based on the foregoing, Luse Gorman, PC believes that it is more likely than not that the non-transferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the non-transferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those eligible account holders, employees, officers, directors, trustees and corporators who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible account holders, employees, officers, directors, trustees and corporators are encouraged to consult with their own tax advisors as to the tax consequences if subscription rights are deemed to have an ascertainable value.

The opinion as to the basis in the liquidation account set forth in Item 15 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation of a solvent bank (other than as set forth below); (ii) the interests in the liquidation account are not transferable; (iii) the amounts due under the liquidation account with respect to each eligible account holder will be reduced as their deposits in Winchester Savings Bank are reduced as of June 30 of every year following the completion of the reorganization; and (iv) holders of an interest in a liquidation account have received payments of their interests in very few instances

(out of hundreds of transactions involving mergers, acquisitions and the purchase of assets and assumption of liabilities of holding companies and subsidiary banks) and these instances involved the purchase and assumption of a converted bank’s assets and liabilities by a credit union. If such rights are subsequently found to have an economic value as of the effective time of the reorganization, income may be recognized by each eligible account holder in the amount of such fair market value as of the date of the reorganization.

The opinion of Luse Gorman, PC, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from Wolf & Company, P.C. that the Massachusetts income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to Winchester Bancorp, Inc.’s registration statement.

Restrictions on Purchase or Transfer of Our Shares After the Offering

All shares of common stock purchased in the offering by a director, trustee, corporator or certain officers of Winchester Bancorp, MHC, Winchester Bancorp, Inc. or Winchester Savings Bank generally may not be sold for a period of one year following the closing of the offering, except in the event of the death or substantial disability of the individual as determined by the Massachusetts Commissioner of Banks. Each statement of ownership for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any record or ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split or otherwise with respect to the restricted stock will be similarly restricted. The directors and executive officers of Winchester Bancorp, Inc. also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, trustees, corporators, certain officers and their associates during the three-year period following the closing of the offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board, the FDIC and the Massachusetts Commissioner of Banks. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock, or to purchases of our common stock by one or more tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any stock-based benefit plans.

Federal regulations prohibit Winchester Bancorp, Inc. from repurchasing its shares of common stock during the first year following the offering unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been approved by stockholders (with regulatory approval) or tax-qualified employee stock benefit plans. In addition, the repurchase of shares of common stock is subject to Federal Reserve Board policy related to repurchases of shares by financial institution holding companies. Massachusetts regulations prohibit Winchester Bancorp, Inc. from repurchasing shares of our common stock during the first three years following the completion of the offering except to fund tax-qualified or nontax-qualified employee stock benefit plans, or except in amounts not greater than 5% of our outstanding shares of common stock where compelling and valid business reasons are established to the satisfaction of the Massachusetts Commissioner of Banks.

THE CHARITABLE FOUNDATION

General

In furtherance of our commitment to the communities in our market area, the plan of reorganization provides that we will contribute shares of common stock and a portion of the net proceeds to Winchester Savings Bank Charitable Foundation, a charitable foundation we are organizing as part of the reorganization and offering. By further enhancing our visibility and reputation in the communities within our market area, we believe that the charitable foundation will enhance the long-term value of our community banking franchise. The reorganization and offering present us with a unique opportunity to provide an additional benefit to our communities through Winchester Savings Bank Charitable Foundation.

Purpose of the Charitable Foundation

In connection with the closing of the reorganization and offering, we intend to contribute $400,000 in cash and we intend to contribute a number of shares up to 2% of our outstanding shares of common stock (including shares issued to Winchester Bancorp, MHC) to the charitable foundation.

The purpose of the charitable foundation is to provide financial support to charitable organizations in our market area. The charitable foundation will be dedicated completely to community activities and the promotion of charitable causes. The charitable foundation will also support our ongoing obligations to the community under the Community Reinvestment Act.

Funding the charitable foundation with shares of common stock will enable the communities that we serve to share in our potential growth and success following the offering, because the charitable foundation will benefit directly from any increases in the value of our shares of common stock. In addition, the charitable foundation will maintain close ties with Winchester Savings Bank, thereby forming a partnership within the communities in which we operate.

Structure of the Charitable Foundation

The charitable foundation will be incorporated under Delaware law as a non-stock, nonprofit corporation. The certificate of incorporation of the foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. The certificate of incorporation of the foundation will further provide that no part of the net earnings of the charitable foundation will inure to the benefit of, or be distributable to, its members, directors or officers or to private individuals.

Winchester Savings Bank Charitable Foundation’s board of directors will consist of John A. Carroll, Elda Heller and Anne Spry. At least one member of the board of directors is not one of our officers or trustees and who has experience with local charitable organizations and grant making. Ms. Spry satisfies these requirements. For five years after the offering, one seat on each charitable foundation’s board of directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our officers, directors or employees, and at least one seat on the charitable foundation’s board of directors will be reserved for one of our directors.

The board of directors of the charitable foundation will be responsible for establishing grant and donation policies, consistent with the purposes for which the foundation was established. As directors of a nonprofit corporation, directors of the charitable foundation will at all times be bound by their fiduciary duty to advance the charitable foundation’s charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the charitable foundation is established. The directors are also responsible for directing the activities of the charitable foundation. However, as required by applicable regulations, all shares of our common stock held by the charitable foundation must be voted in the same ratio as all other shares of our common stock on all proposals considered by our stockholders.

To the extent applicable, we comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and Massachusetts banking regulations governing transactions between Winchester Savings Bank and the charitable foundation.

As a private foundation under Section 501(c)(3) of the Internal Revenue Code, the charitable foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets.

Tax Considerations

We believe that the charitable foundation will qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. We believe that our contribution of shares of common stock and cash to the charitable foundation should not constitute an act of self-dealing and that we should be entitled to a deduction in the amount of the contribution. We are permitted to deduct for charitable purposes only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to the charitable foundation. We estimate that all of the contribution should be deductible over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period), although we may not have sufficient earnings to be able to use the deduction in full. Any such decision to continue to make additional contributions to the charitable foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the foundation.

As a private foundation, earnings and gains, if any, from the sale of assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 1%. Our charitable foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year, and will be required to make these annual returns available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant.

Regulatory Requirements Imposed on the Charitable Foundation

Applicable regulations require that, before our board of trustees adopted the plan of reorganization, the board of trustees had to identify its members that will serve on the charitable foundation’s board, and these trustees could not participate in our board’s discussions concerning contributions to the charitable foundation, and could not vote on the matter. Our board of trustees complied with this regulation in adopting the plan of reorganization.

Applicable regulations further provide that the Federal Reserve Board and FDIC will generally not object if a well-capitalized financial institution contributes to a charitable foundation an aggregate amount of 8% or less of the shares or proceeds issued in a stock offering. Winchester Savings Bank qualifies as a well-capitalized financial institution for purposes of this limitation, and the contribution to the charitable foundation will not exceed this limitation.

Federal Reserve Board, FDIC and Massachusetts Commissioner of Banks regulations impose the following additional requirements on the funding of the charitable foundation:

•	the charitable foundation’s primary purpose must be to serve and make grants in our local community;

•	our banking regulators may examine the charitable foundation at the foundation’s expense;

•	the charitable foundation must comply with all supervisory directives imposed by our banking regulators;

•	the charitable foundation must provide annually to our banking regulators a copy of the annual report that the charitable foundation submits to the Internal Revenue Service;

•	the charitable foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy;

•	the charitable foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

•	the charitable foundation must vote its shares of our common stock in the same ratio as all of the other shares voted on each proposal considered by our stockholders.

RESTRICTIONS ON THE ACQUISITION OF WINCHESTER BANCORP, INC. AND WINCHESTER SAVINGS BANK

The following discussion is a general summary of the material provisions of federal and Massachusetts law and regulations, Winchester Bancorp, Inc.’s articles of incorporation and bylaws and certain other provisions that may be deemed to have an “anti-takeover” effect. The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. Winchester Bancorp, Inc.’s articles of incorporation and bylaws are included as part of Winchester Savings Bank’s applications/notices filed with the Massachusetts Commissioner of Banks and the FDIC, Winchester Bancorp, Inc.’s bank holding company application filed with the Federal Reserve Board and its registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Mutual Holding Company Structure

Winchester Bancorp, MHC will own a majority of the outstanding common stock of Winchester Bancorp, Inc. after the offering and, through its board of trustees, will be able to exercise voting control over virtually all matters put to a vote of stockholders. For example, Winchester Bancorp, MHC may exercise its voting control to prevent a sale or merger transaction or to defeat a stockholder nominee for election to the board of directors of Winchester Bancorp, Inc. It will not be possible for another entity to acquire Winchester Bancorp, Inc. without the consent of Winchester Bancorp, MHC. Winchester Bancorp, MHC, as long as it remains in the mutual form of organization, will control a majority of the voting stock of Winchester Bancorp, Inc.

Articles of Incorporation and Bylaws of Winchester Bancorp, Inc.

Winchester Bancorp, Inc.’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Winchester Bancorp, Inc. more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of the board of directors. The bylaws establish qualifications for board members, including restrictions on affiliations with competitors of Winchester Savings Bank, restrictions based upon prior legal or regulatory violations and a residency requirement. The bylaws also impose a restriction on eligibility for election, re-election, appointment or re-appointment to the board of directors (excluding the current directors) if, at the time of such election, re-election, appointment or re-appointment, such person has reached the age of 80. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the submission of proposals by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Evaluation of Offers. The articles of incorporation of Winchester Bancorp, Inc. provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Winchester Bancorp, Inc. (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Winchester Bancorp, Inc. and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon Winchester Bancorp, Inc.’s stockholders, including stockholders, if any, who do not participate in the transaction;

•

the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Winchester Bancorp, Inc. and its subsidiaries and on the communities in which it and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Winchester Bancorp, Inc.;

•	whether a more favorable price could be obtained for Winchester Bancorp, Inc.’s stock or other securities in the future;

•

the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Winchester Bancorp, Inc. and its subsidiaries;

•	the future value of the stock or any other securities of Winchester Bancorp, Inc. or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•

the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•

the ability of Winchester Bancorp, Inc. to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally-insured financial institution(s) under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Restrictions on Calling Special Meetings. The bylaws provide that special meetings of stockholders can be called only by the President, the Chief Executive Officer, the Chairperson of the board of directors, a majority of the total number of directors that Winchester Bancorp, Inc. would have if there were no vacancies on the board of directors, or the Secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person, other than Winchester Bancorp, MHC, who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. The 10% limit shall not apply if, before the stockholder acquires shares in excess of the 10% limit, the acquisition is approved by a majority of the directors who are not affiliated with the holder and who were members of the board of directors before the time of the acquisition (or who were chosen to fill any vacancy of an otherwise unaffiliated director by a majority of the unaffiliated directors). This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”), voting together as a single class.

Stockholder Nominations and Proposals. The bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of stockholders must submit written notice to Winchester Bancorp, Inc. at least 90 days before and not earlier than 100 days before the anniversary date of the proxy statement relating to the previous year’s annual meeting. However, if less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and the date of the annual meeting is advanced by more than 30 days from the anniversary date of the preceding year’s annual meeting then stockholders must submit written notice to us no later than 10 days following the day on which public disclosure of the date of the meeting is first made. These requirements are in addition to any requirements under the federal securities laws.

Authorized but Unissued Shares. After the reorganization and offering, we will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of Winchester Bancorp, Inc.” The articles of incorporation authorize 20,000,000 shares of common stock and 5,000,000 shares of serial preferred stock. Winchester Bancorp, Inc. is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares. In addition, the articles of incorporation provide that a majority of the total number of directors that Winchester Bancorp, Inc. would have if there were no vacancies on the board of directors may, without action by the stockholders, amend the articles of incorporation to increase or decrease the aggregate number of shares of stock of any class or series that Winchester Bancorp, Inc. has the authority to issue. In the event of a proposed merger, tender offer or other attempt to gain control of Winchester Bancorp, Inc. that the board of directors does not approve, it would be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Winchester Bancorp, Inc. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Except as provided under “—Authorized but Unissued Shares,” above, regarding the amendment of the articles of incorporation by the board of directors to increase or decrease the number of shares authorized for issuance, or as otherwise allowed by law, any amendment to the articles of incorporation must be approved by our board of directors and also by two-thirds of the outstanding shares of our voting stock (or a majority of the outstanding shares of our voting stock if the amendment is approved by two-thirds of our board of directors); provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	the limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	the division of the board of directors into three staggered classes;

(iii)	the ability of the board of directors to fill vacancies on the board;

(iv)	the requirement that at least two-thirds of the voting power of the stockholders must vote to remove directors, and can only remove directors for cause;

(v)	the ability of the board of directors to amend and repeal the bylaws and the required stockholder vote to amend or repeal the bylaws;

(vi)	the ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Winchester Bancorp, Inc.;

(vii)	the authority of the board of directors to provide for the issuance of preferred stock;

(viii)	the validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	the number of stockholders constituting a quorum or required for stockholder consent;

(x)	the advance notice requirements for stockholder proposals and nominations;

(xi)	the indemnification of current and former directors and officers, as well as employees and other agents, by Winchester Bancorp, Inc.;

(xii)	the limitation of liability of officers and directors to Winchester Bancorp, Inc. for money damages;

(xiii)	the inability of stockholders to cumulate their votes in the election of directors;

(xiv)	the requirement that the forum for certain actions or disputes will be a state or federal court located within the State of Maryland; and

(xiii)

the provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation set forth in (i) through (xiv) of this list and the provisions related to amendment of the articles of incorporation.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of the total number of directors that Winchester Bancorp, Inc. would have if there were no vacancies on the board of directors or by the stockholders by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”).

Purpose and Anti-Takeover Effects of Winchester Bancorp, Inc.’s Articles of Incorporation and Bylaws. Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. We believe these provisions are in the best interests of Winchester Bancorp, Inc. and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of Winchester Bancorp and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of Winchester Bancorp, Inc. and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Winchester Bancorp, Inc. and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of Winchester Bancorp, Inc.’s articles of incorporation and bylaws, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Maryland Corporate Law

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of a corporation’s voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of the corporation at any time after the date on which the corporation had 100 or more beneficial owners of its stock who, within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Federal Regulations

Federal Reserve Board regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person prior to completion of its stock offering. Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares, or actually acquire shares, of Winchester Savings Bank or Winchester Bancorp, Inc. for a period of three years from the date of the completion of the reorganization if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company. However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Massachusetts Regulations

Massachusetts regulations provide that, without prior written notice to us and the prior written approval of the Massachusetts Commissioner of Banks, no person may directly or indirectly offer to acquire the beneficial ownership of more than 10% of any class of our equity securities for a period of three years from the date of the completion of the reorganization. Where a person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of our equity securities, without prior written notice to us and the prior written approval of the Massachusetts Commissioner of Banks, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to stockholders for a vote, and the Massachusetts Commissioner of Banks may take any further action he may deem appropriate. The regulation provides for civil penalties for a violation of this regulation.

Change in Control Law and Regulations

Under the Change in Bank Control Act, no person, or group of persons acting in concert, may acquire control of a bank holding company such as Winchester Bancorp, Inc. unless the Federal Reserve Board has been given 60 days’ prior written notice and not disapproved the proposed acquisition. The Federal Reserve Board considers several factors in evaluating a notice, including the financial and managerial resources of the acquirer and competitive effects. Control, as defined under the Change in Bank Control Act and applicable regulations, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as will be the case with Winchester Bancorp, Inc., the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control of a bank holding company without the prior approval of the Federal Reserve Board. Control, as defined under the Bank Holding Company Act and Federal Reserve Board regulations, means ownership, control or power to vote 25% or more of any class of voting stock, control in any manner over the election of a majority of the company’s directors, or a determination by the Federal Reserve Board that the acquiror has the power to exercise, directly or indirectly, a controlling influence over the management or policies of the company. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board. Relevant factors concerning when a company exercises a controlling influence over a bank or bank holding company include the company’s voting and nonvoting equity investment in the bank or bank holding company, director, officer and employee overlap and the scope of business relationships between the company and bank or bank holding company. In addition, a bank holding company must obtain Federal Reserve Board approval before acquiring ownership or control of 5% or more of any class of voting stock of a bank or another bank holding company.

Benefit Plans

In addition to the provisions of Winchester Bancorp, Inc.’s articles of incorporation and bylaws described above, benefit plans of Winchester Bancorp, Inc. and Winchester Savings Bank that may authorize the issuance of equity to its board of directors, officers and employees adopted in connection with or following the offering contain or may contain provisions which also may discourage hostile takeover attempts which the board of directors of Winchester Bancorp, Inc. might conclude are not in the best interests of Winchester Bancorp, Inc., Winchester Savings Bank or Winchester Bancorp, Inc.’s stockholders.

DESCRIPTION OF CAPITAL STOCK OF WINCHESTER BANCORP, INC.

General

Winchester Bancorp, Inc. is authorized to issue 20,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of serial preferred stock, par value $0.01 per share. Each share of Winchester Bancorp, Inc.’s common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock in accordance with the plan of reorganization, all of the stock will be duly authorized, fully paid and nonassessable. Presented below is a description of the features of Winchester Bancorp, Inc.’s capital stock that are deemed material to an investment decision with respect to the offering.

The common stock of Winchester Bancorp, Inc. will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC, the DIF or any other government agency.

Winchester Bancorp, Inc. currently expects that it will have a maximum of up to 9,446,429 shares of common stock outstanding after the completion of the offering, of which up to 4,061,964 shares will be held by persons other than Winchester Bancorp, MHC. Our board of directors can, without stockholder approval, issue additional shares of common stock, although Winchester Bancorp, MHC, so long as it is in existence, must own a majority of Winchester Bancorp, Inc.’s outstanding shares of common stock. Winchester Bancorp, Inc.’s issuance of additional shares of common stock could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. Winchester Bancorp, Inc. has no present plans to issue additional shares of common stock other than pursuant to the stock benefit plans previously discussed.

Common Stock

Dividends. Winchester Bancorp, Inc. can generally pay dividends on its common stock if, after giving effect to such distribution, (i) it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business and (ii) its total assets exceed the sum of its liabilities and the amount needed, if it were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution. The holders of common stock of Winchester Bancorp, Inc. will be entitled to receive and share equally in dividends as may be declared by the board of directors out of funds legally available therefor. If Winchester Bancorp, Inc. issues shares of preferred stock, the holders of preferred stock may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the reorganization and offering, the holders of common stock of Winchester Bancorp, Inc. will have exclusive voting rights in Winchester Bancorp, Inc. They will elect its board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person other than Winchester Bancorp, MHC who beneficially owns more than 10% of the then-outstanding shares of Winchester Bancorp, Inc.’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Winchester Bancorp, Inc. issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Amendments to the articles of incorporation generally require a two-thirds vote, and certain amendments require an 80% stockholder vote.

Corporate powers and control of Winchester Savings Bank in stock form will be vested in its board of directors, who will elect officers and fill any vacancies on the board of directors. Voting rights of Winchester Savings Bank will be vested exclusively in the owners of the shares of capital stock of Winchester Savings Bank, which is Winchester Bancorp, Inc., and voted at the direction of Winchester Bancorp, Inc.’s board of directors. Consequently, the holders of the common stock of Winchester Bancorp, Inc. will not have direct control of Winchester Savings Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of Winchester Savings Bank, Winchester Bancorp, Inc., as the holder of all of Winchester Savings Bank’s capital stock, would be entitled to receive all assets of Winchester Savings Bank available for distribution, after payment or provision for payment of all debts and liabilities of Winchester Savings Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to eligible account holders. In the event of liquidation, dissolution or winding up of Winchester Bancorp, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Winchester Bancorp, Inc. available for distribution, after distribution of the balance in the liquidation account to eligible account holders. If preferred stock is issued by Winchester Bancorp, Inc., the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights; Redemption. Holders of the common stock of Winchester Bancorp, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued, unless such preemptive rights are approved by the board of directors. The common stock is not subject to redemption.

Preferred Stock

No shares of Winchester Bancorp, Inc.’s authorized preferred stock will be issued as part of the reorganization and offering. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Forum Selection for Certain Stockholder Lawsuits

The articles of incorporation of Winchester Bancorp, Inc. provide that, unless Winchester Bancorp, Inc. consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Winchester Bancorp, Inc., (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Winchester Bancorp, Inc. to Winchester Bancorp, Inc. or Winchester Bancorp, Inc.’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. This exclusive forum provision does not apply to claims arising under the federal securities laws. Under the articles of incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Winchester Bancorp, Inc. shall be deemed to have notice of and consented to the exclusive forum provision of the articles of incorporation. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with Winchester Bancorp, Inc. and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both. See “Risk Factors—Risks Related to the Offering— Our articles of incorporation provide that, subject to limited exception, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholders litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.”

TRANSFER AGENT AND REGISTRAR

_______________________, _________, ________ will act as the transfer agent and registrar for the common stock.

LEGAL AND TAX MATTERS

The legality of the common stock and the federal income tax consequences of the reorganization and offering have been passed upon for Winchester Savings Bank and Winchester Bancorp, Inc. by the firm of Luse Gorman, PC, Washington, D.C. The Massachusetts income tax consequences of the reorganization and offering have been passed upon for Winchester Savings Bank and Winchester Bancorp, Inc. by Wolf & Company, P.C., Boston, Massachusetts. Luse Gorman, PC and Wolf & Company, P.C. have consented to the references in this prospectus to their opinions. Certain legal matters will be passed upon for Raymond James by Silver, Freedman, Taff & Tiernan LLP, Washington, DC.

EXPERTS

The financial statements of Winchester Savings Bank as of June 30, 2024 and 2023 and for each of the years in the two-year period ended June 30, 2024, have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in its report thereon and included in this prospectus and registration statement in reliance upon such report of such firm as experts in accounting and auditing.

RP Financial has consented to the publication in this prospectus of the summary of its report to Winchester Bancorp, Inc. setting forth its opinion as to the estimated pro forma market value of the common stock upon the completion of the offering and its letter with respect to subscription rights.

WHERE YOU CAN FIND MORE INFORMATION

Winchester Bancorp, Inc. has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. The registration statement also is available through the Securities and Exchange Commission’s website on the internet at http://www.sec.gov. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete but do contain all material information regarding the documents; each statement is qualified by reference to the contract or document.

Winchester Savings Bank has filed applications for approval of the reorganization and the offering with the Massachusetts Commissioner of Banks, and has filed a notice of intent to convert with the Federal Deposit Insurance Corporation. Winchester Bancorp, Inc. and Winchester Bancorp, MHC have filed a joint bank holding company application with the Federal Reserve Board. The applications filed with the Massachusetts Commissioner of Banks may be inspected, without charge, at the offices of the Massachusetts Division of Banks, 1000 Washington Street, 10th Floor, Boston, Massachusetts. To obtain a copy of the application filed with the Federal Reserve Board, you may contact Prabal Chakrabarti, Executive Vice President and Community Affairs Officer of the Federal Reserve Bank of Boston, at (617) 973-3959. The non-confidential sections of the notice filed by Winchester Savings Bank with the Federal Deposit Insurance Corporation may be inspected at 15 Braintree Hill Office Park, Braintree, Massachusetts 02184.

The plan of reorganization is available, upon request, at each office of Winchester Savings Bank. A copy of the articles of incorporation and bylaws of Winchester Bancorp, Inc. is available without charge from Winchester Bancorp, Inc.

REGISTRATION REQUIREMENTS

In connection with the offering, Winchester Bancorp, Inc. will register its common stock with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934. Upon this registration, Winchester Bancorp, Inc. and the holders of its shares of common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of reorganization, Winchester Bancorp, Inc. has undertaken that it will not terminate this registration for a period of at least three years following the offering.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OF

WINCHESTER SAVINGS BANK

Winchester Savings Bank and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	September 30, 2024	June 30, 2024
	(In thousands)
Assets
Cash and due from banks	$6,530	$3,183
Interest-bearing deposits	30,685	40,931

Total cash and cash equivalents	37,215	44,114
Securities available for sale, at fair value	28,556	31,090
Marketable equity securities, at fair value	2,283	2,112
Securities held to maturity, at amortized cost	58,078	55,548
Federal Home Loan Bank stock, at cost	5,923	5,763
Loans, net of allowance for credit losses of $3,359 at September 30, 2024 and $3,451 at June 30, 2024	708,221	681,951
Bank owned life insurance	10,577	10,459
Premises and equipment, net	6,832	6,981
Accrued interest receivable	3,071	3,165
Other assets	12,097	11,785

	$872,853	$852,968

Liabilities and Surplus
Non-interest-bearing deposits	$48,353	$52,442
Interest-bearing deposits	593,926	582,951
Federal Home Loan Bank advances	142,926	129,469
Mortgagors’ escrow accounts	1,798	1,642
Net deferred tax liability	234	70
Accrued expenses and other liabilities	5,383	6,106

Total liabilities	792,620	772,680

Surplus	81,462	82,094
Accumulated other comprehensive loss	(1,229)	(1,806)

Total surplus	80,233	80,288

	$872,853	$852,968

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Winchester Savings Bank and Subsidiaries

Consolidated Statements of Net Income (Loss) (Unaudited)

Three Months Ended September 30, 2024 and 2023

	Three Months Ended September 30,
	2024	2023
	(In thousands)
Interest and dividend income:
Interest and fees on loans	$9,015	$6,968
Interest and dividends on securities	898	545
Interest on federal funds sold and other interest-bearing deposits	318	284

Total interest and dividend income	10,231	7,797

Interest expense:
Interest on deposits	5,009	3,222
Interest on Federal Home Loan Bank advances	1,454	809

Total interest expense	6,463	4,031

Net interest income	3,768	3,766
Provision for credit losses	1,162	63

Net interest income, after provision for credit losses	2,606	3,703

Other income:
Customer service fees	188	173
Income on bank owned life insurance	117	66
Gain (loss) on marketable equity securities, net	171	(92)
Miscellaneous	25	44

Total other income	501	191

Operating expenses:
Salaries and employee benefits	2,263	2,214
Occupancy and equipment, net	377	348
Data processing	347	261
Deposit insurance	221	92
Marketing and advertising	96	82
Other general and administrative	633	640

Total operating expenses	3,937	3,637

Income (loss) before income taxes	(830)	257
Provision (benefit) for income taxes	(198)	44

Net income (loss)	$(632)	$213

The accompanying notes are an integral part of these unaudited consolidated financial statements

Winchester Savings Bank and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

Three Months Ended September 30, 2024 and 2023

	Three Months Ended September 30,
	2024	2023
	(In thousands)
Net income (loss)	$(632)	$213

Other comprehensive income (loss):
Securities available for sale:
Unrealized holding gains (losses)	744	(300)
Tax effect	(167)	67

Net-of-tax amount	577	(233)

Comprehensive income (loss)	$(55)	$(20)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Winchester Savings Bank and Subsidiaries

Consolidated Statements of Changes in Surplus (Unaudited)

Three Months Ended September 30, 2024 and 2023

	Surplus	Accumulated Other Comprehensive Income (Loss)	Total Surplus
	(In thousands)
Balance at June 30, 2024	$82,094	$(1,806)	$80,288
Comprehensive income (loss)	(632)	577	(55)

Balance at September 30, 2024	$81,462	$(1,229)	$80,233

Balance at June 30, 2023	$80,304	$(3,258)	$77,046
Cumulative effect of change in accounting principle (1)	1,004	—	1,004
Comprehensive income (loss)	213	(233)	(20)

Balance at September 30, 2023	$81,521	$(3,491)	$78,030

(1)

Represents adjustment needed to reflect cumulative impact on surplus pursuant to the Bank’s adoption of Accounting Standard Update 2016-13. The adjustment presented includes a $2,810,000 ($2,023,000, net of tax) reduction in the allowance for credit losses related to loans, and a $1,416,000 ($1,019,000, net of tax) increase in the reserve for off-balance sheet credit exposures resulting from the Bank’s adoption of the standard.

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Winchester Savings Bank and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

Three Months Ended September 30, 2024 and 2023

	Three Months Ended September 30,
	2024	2023
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(632)	$213
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for credit losses	1,162	63
Net amortization of securities	94	114
Depreciation and amortization	209	167
Increase in cash surrender value of bank owned life insurance	(117)	(66)
Accreation of net deferred loan origination costs	(41)	(29)
Loss (gain) on marketable equity securities, net	(171)	92
Net change in:
Accrued interest receivable	94	(228)
Other assets	(209)	(1,902)
Accrued expenses and other liabilities	(723)	3,105

Net cash provided by (used in) operating activities	(334)	1,529

Cash flows from investing activities:
Activity in securities available for sale:
Maturities, calls and prepayments	9,714	1,010
Purchases	(6,500)	(2,497)
Activity in securities held to maturity:
Maturities, calls and prepayments	2,442	676
Purchases	(5,000)	—
Purchase of Federal Home Loan Bank stock	(160)	(88)
Loan originations, net of principal payments	(27,501)	(28,167)
Purchase of premises and equipment, net	(60)	(1,100)

Net cash used in investing activities	(27,065)	(30,166)

(continued)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Winchester Savings Bank and Subsidiaries

Consolidated Statements of Cash Flows (Concluded) (Unaudited)

Three Months Ended September 30, 2024 and 2023

	Three Months Ended September 30,
	2024	2023
	(In thousands)
Cash flows from financing activities:
Net increase in deposits	6,886	7,579
Net change in short-term Federal Home Loan Bank advances	3,457	8,548
Proceeds from long-term Federal Home Loan Bank advances	15,000	57,000
Repayment of long-term Federal Home Loan Bank advances	(5,000)	(59,000)
Net increase in mortgagors’ escrow accounts	157	129

Net cash provided by financing activities	20,500	14,256

Net change in cash and cash equivalents	(6,899)	(14,381)
Cash and cash equivalents at beginning of year	44,114	52,178

Cash and cash equivalents at end of year	$37,215	$37,797

Supplemental cash flow information:
Interest paid on deposits	$5,112	$3,169
Interest paid on Federal Home Loan Bank advances	1,812	847
Income taxes paid, net of (refunds)	15	465

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited consolidated financial statements of the Bank have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial information. Accordingly, they do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In the opinion of management, all normal recurring adjustments necessary for a fair presentation of the financial condition and results of operations for the periods have been included.

For additional information and disclosures required under U.S. GAAP, refer to the Bank’s Consolidated Financial Statements for the year ended June 30, 2024.

Certain previously reported amounts have been reclassified to conform to the current period’s presentation.

In preparing these consolidated financial statements, the Company evaluated the events and transactions that occurred after September 30, 2024 through December 10, 2024, the date these consolidated financial statements were issued.

Basis of consolidation and presentation

The consolidated financial statements include the accounts of Winchester Savings Bank (the “Bank”) and its wholly-owned subsidiaries, Sachem Holdings, Inc., Aberjona Holdings, Inc., 1871 Company, LLC, and Wedgemere Holdings, LLC. Sachem Holdings, Inc. and Aberjona Holdings, Inc. function as Massachusetts security corporations. 1871 Company, LLC’s principal activity is the holding of bank premises. Wedgemere Holdings, LLC’s principal activity is the holding of properties acquired in settlement of loans. All significant intercompany balances and transactions have been eliminated in consolidation. 611 Main Street Corporation, a previously inactive subsidiary, has been dissolved.

Business

The Bank provides a variety of financial services to individuals and small businesses through its offices in Winchester, Woburn, Danvers and Arlington, Massachusetts. Its primary deposit products are checking, savings and term certificate accounts and its primary lending products are residential and commercial real estate loans.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Reorganization

On December 4, 2024, the Board of Trustees of the Bank adopted a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Plan of Stock Issuance (the “Plan”). The Plan is subject to the approval of the Federal Deposit Insurance Corporation and the Massachusetts Division of Banks, and the reorganization must also be approved by the Board of Governors of the Federal Reserve System. The Plan must also be approved by corporators of the Bank at a special meeting. Pursuant to the Plan, the Bank proposes to reorganize into a mutual holding company form of ownership. The Bank will become a stock savings bank and issue all of its outstanding stock to a new holding company, which will be named Winchester Bancorp, Inc. Pursuant to the Plan, the new holding company will sell stock to the public, with the total offering value and number of shares of common stock based on an independent appraiser’s valuation. Winchester Bancorp, Inc. will be organized as a corporation under the laws of the State of Maryland and will offer 45% of its common stock to be outstanding to the Bank’s eligible depositors, the Bank’s employee stock ownership plan being formed in connection with the reorganization, a charitable foundation and certain other persons. Winchester Bancorp, MHC will be organized as a mutual holding company under the laws of the Commonwealth of Massachusetts and will own 55% of the common stock of Winchester Bancorp, Inc. to be outstanding upon completion of the reorganization and stock issuance.

The costs of the reorganization and the stock issuance will be deferred and deducted from the sales proceeds of the offering. If the reorganization is unsuccessful, all deferred costs will be charged to operations. As of September 30, 2024, $295,000 of reorganization costs had been incurred.

Use of estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses and post-retirement benefit liabilities.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accrued Interest Receivable

The Bank elected not to measure an allowance for credit losses for accrued interest receivable and instead elected to reverse interest income on loans or securities that are placed on nonaccrual status, which is generally when the instrument is 90 days past due, or earlier if the Bank believes the collection of interest is doubtful. The Bank has concluded that this policy results in the timely reversal of uncollectible interest.

Allowance for Credit Losses-Loans

Prior to July 1, 2023, the allowance for loan losses was based on an incurred loss methodology and represented the estimate of the risk of loss inherent in the loan portfolio as of the balance sheet date. Effective July 1, 2023, the allowance for credit losses is based on the Current Expected Credit Loss (CECL) methodology.

The allowance for credit losses is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. Such allowance is based on losses expected to arise over the life of the asset (contractual term). The allowance for credit losses on loans is established through a provision for credit losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for credit losses is evaluated on a regular basis by management. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Collectively evaluated loans

The Bank measures the allowance for credit losses using the SCALE method, which is a simple, spreadsheet-based method developed by the Federal Reserve to assist community banks in calculating a CECL compliant allowance for credit losses using proxy expected lifetime loss rates. The SCALE tool is a template designed for smaller community banks with total assets of less than $1 billion. It uses publicly available data from Schedule RI-C of the Call Report to derive the initial proxy lifetime loss rates. Management used judgment to further adjust the proxy expected lifetime loss rates with qualitative factors to reflect the facts and circumstances of the Bank’s internal loss history and credit risk factors for each loan segment. The allowance for credit losses is measured on a collective (pool) basis when similar characteristics exist. The Bank segmented its loan portfolio to correspond to call report classification to make peer data more useful.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for Credit Losses-Loans (continued)

The qualitative factors are determined based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows:

Residential real estate and home equity loans and lines of credit– The Bank generally does not originate loans with a loan-to-value ratio greater than 80 percent at origination and does not generally grant loans that would be classified as subprime upon origination. The Bank generally has 1st and 2nd liens on property securing equity lines of credit. All loans in this segment are collateralized by owner-occupied residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

Commercial real estate and multi-family– Loans in this segment are primarily income-producing properties. The underlying cash flows generated by the properties can be adversely impacted by a downturn in the economy as evidenced by increased vacancy rates, which in turn, could have an effect on the credit quality in this segment. Management obtains rent rolls annually and continually monitors the cash flows of these loans.

Commercial – Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer spending, could have an effect on the credit quality in this segment.

Construction – Loans in this segment include both owner-occupied and speculative real estate development loans for which payment is derived from sale of the property. Credit risk is affected by cost overruns, time to sell at an adequate price, and market conditions.

Consumer – Loans in this segment include loans secured by personal property or savings and unsecured loans. Repayment is dependent on the credit quality of the individual borrower.

Individually Evaluated Loans

Loans that do not share risk characteristics are evaluated on an individual loan basis. Loans evaluated individually are not also included in the collective evaluation. For loans that are collateral dependent, that is, when the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the operation or sale of the collateral, expected credit losses are based on fair value of the collateral at the reporting date, adjusted for selling costs as appropriate.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

Allowance for Credit Losses-Loans (concluded)

Unallocated component

An unallocated component may be maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated portion of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating collectively and individually evaluated loans in the portfolio.

Allowance for Credit Losses- Off-Balance Sheet Credit Exposures

The Bank has off-balance sheet financial instruments, which include commitments to extend credit, standby letters of credit and commercial letters of credit. The Bank estimates expected credit losses over the contractual period in which the Bank is exposed to risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Bank.

The Bank’s allowance for credit losses on off-balance sheet credit exposures is recognized as a liability in accrued expenses and other liabilities on the consolidated balance sheets, with adjustments to the reserve recognized in the provision for credit losses in the consolidated statements of net income. The estimate of credit loss incorporates assumptions for both the likelihood and amount of funding over the estimated life of the commitments, for the risk of loss, and current conditions and expectations. Management periodically reviews and updates the assumptions.

Recent accounting pronouncements

Management has not identified any Accounting Standards Updates that have been issued but are not yet effective and could have a significant impact on the Bank’s financial reporting or disclosure requirements.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2.	SECURITIES

The amortized cost and fair value of available for sale and held to maturity securities, at September 30, 2024 and June 30, 2024, with gross unrealized gains and losses, follows:

	September 30, 2024
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
		(In thousands)
Securities Available for Sale
U.S. Government agency and U.S. Government-sponsored enterprise obligations	$2,667	$1	$—	$2,668
U.S. Government agency and U.S. Government-sponsored enterprise residential mortgage-backed securities	7,347	19	(12)	7,354
Corporate bonds and obligations	18,156	—	(1,494)	16,662
Municipal bonds	1,884	—	(12)	1,872

Total securities available for sale	$30,054	$20	$(1,518)	$28,556

Securities Held to Maturity
U.S. Government and U.S. Government-sponsored enterprise obligations	$35,220	$11	$(1,178)	$34,053
U.S. Government agency and U.S. Government-sponsored enterprise residential mortgage-backed securities	10,962	117	(174)	10,905
Corporate bonds and obligations	9,383	—	(1,076)	8,307
Municipal bonds	2,513	258	(108)	2,663

Total securities held to maturity	$58,078	$386	$(2,536)	$55,928

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SECURITIES (continued)

	June 30, 2024
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
		(In thousands)
Securities Available for Sale
U.S. Government and U.S. Government-sponsored enterprise obligations	$10,333	$—	$(19)	$10,314
U.S. Government agency and U.S. Government-sponsored enterprise residential mortgage-backed securities	2,894	—	(75)	2,819
Corporate bonds and obligations	18,211	—	(2,123)	16,088
Municipal bonds	1,894	—	(25)	1,869

Total securities available for sale	$33,332	$—	$(2,242)	$31,090

Securities Held to Maturity
U.S. Government and U.S. Government-sponsored enterprise obligations	$32,220	$—	$(1,806)	$30,414
U.S. Government agency and U.S. Government-sponsored enterprise residential mortgage-backed securities	11,396	44	(321)	11,119
Corporate bonds and obligations	9,406	—	(1,405)	8,001
Municipal bonds	2,526	251	(156)	2,621

Total securities held to maturity	$55,548	$295	$(3,688)	$52,155

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SECURITIES (continued)

The amortized cost and fair value of debt securities by contractual maturity at September 30, 2024 are shown as follows. Expected maturities may differ from contractual maturities because the issuers, in certain instances, have the right to call or prepay obligations with or without call or prepayment penalties.

	Available for Sale		Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
		(In thousands)
Within 1 year	$1,884	$1,872	$1,029	$1,024
Over 1 year through 5 years	10,746	10,046	24,369	23,228
Over 5 years through 10 years	10,077	9,284	10,718	9,781
Over 10 years	—	—	11,000	10,990

	22,707	21,202	47,116	45,023
U.S. Government agency and U.S. Government-sponsored enterprise residential mortgage-backed securities	7,347	7,354	10,962	10,905

	$30,054	$28,556	$58,078	$55,928

There were no realized losses on securities for the three months ended September 30, 2024 and 2023.

Allowance for Credit Losses-Securities

Available for sale (AFS) and held to maturity (HTM) securities, which are issued by the United States Treasury or are guaranteed by government agencies do not currently have an allowance for credit loss as the Bank determined these securities are either backed by the full faith and credit of the U.S. government and/or there is an unconditional commitment to make interest payments and to return the principal investment in full to investors when a debt security reaches maturity. In assessing the Bank’s investments in government-sponsored and U.S. government guaranteed mortgage-backed securities and government-sponsored enterprise obligations, the contractual cash flows of these investments are guaranteed by the respective government-sponsored enterprise. Accordingly, it is expected that the securities would not be settled at a price less than the par value of the Bank’s investments. The Bank will evaluate this position no less than annually, however, certain items which may cause the Bank to change this methodology include legislative changes that reduce or eliminate the U.S. government’s implicit guarantee on such securities. Any expected credit losses would be presented as an allowance for credit loss. For corporate and municipal bonds, whether they are AFS or HTM, a probability of default and a loss given default analysis is performed to determine

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SECURITIES (continued)

whether an allowance for credit losses is needed. There was no allowance for credit losses established on AFS or HTM securities during the three months ended September 30, 2024.

Information pertaining to securities with gross unrealized losses at September 30, 2024 and June 30, 2024, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
		(In thousands)
September 30, 2024
Securities Available for Sale
U.S. Government and U.S. Government-sponsored enterprise obligations	$—	$—	$—	$—
U.S. Government agency and U.S. Government-sponsored enterprise residential mortgage-backed securities	—	—	12	2,678
Corporate bonds and obligations	—	—	1,494	16,662
Municipal bonds	—	—	12	1,872

Total temporarily impaired securities available for sale	$—	$—	$1,518	$21,212

Securities Held to Maturity
U.S. Government and U.S. Government-sponsored enterprise obligations	$3	$2,997	$1,175	$22,048
U.S. Government agency and U.S. Government-sponsored enterprise residential mortgage-backed securities	—	—	174	3,788
Corporate bonds and obligations	—	—	1,076	8,307
Municipal bonds	—	—	108	1,663

Total temporarily impaired securities held to maturity	$3	$2,997	$2,533	$35,806

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SECURITIES (continued)

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
		(In thousands)
June 30, 2024
Securities Available for Sale
U.S. Government and U.S. Government-sponsored enterprise obligations	$15	$8,985	$4	$1,329
U.S. Government agency and U.S. Government-sponsored enterprise residential mortgage-backed securities	—	—	75	2,785
Corporate bonds and obligations	—	—	2,123	16,089
Municipal bonds	—	—	25	1,869

Total temporarily impaired securities available for sale	$15	$8,985	$2,227	$22,072

Securities Held to Maturity
U.S. Government and U.S. Government-sponsored enterprise obligations	$18	$6,986	$1,788	$21,436
U.S. Government agency and U.S. Government-sponsored enterprise residential mortgage-backed securities	—	—	321	4,251
Corporate bonds and obligations	—	—	1,405	8,001
Municipal bonds	—	—	156	1,621

Total temporarily impaired securities held to maturity	$18	$6,986	$3,670	$35,309

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SECURITIES (concluded)

The Bank monitors the credit quality of securities through the use of credit ratings. Management evaluates debt securities for impairment at least quarterly, and more frequently when economic or market concerns warrant such evaluation.

At September 30, 2024, 146 debt securities have unrealized losses with aggregate depreciation of 6.33% of the Bank’s amortized cost basis. The decline in market value is attributable to changes in interest rates and not to credit quality, and the Bank currently does not believe it is probable that it will be unable to collect all amounts due according to the contractual terms of the investments. Therefore, it is expected that the securities would not be settled at a price less than the par value of the investment. Because the Bank does not intend to sell the securities and it is not “more likely than not” that the Bank will be required to sell the securities before recovery of their amortized cost bases, which may be maturity, the Bank does not consider these securities to be impaired at September 30, 2024.

Accrued Interest Receivable

The Bank elected not to measure an allowance for credit losses for accrued interest receivable and instead elected to reverse interest income on securities that are placed on nonaccrual status, which is generally when the instrument is 90 days past due, or earlier if the Bank believes the collection of interest is doubtful. The Bank has concluded that this policy results in the timely reversal of uncollectible interest. There were no write offs during the three months ended September 30, 2024 and the year ended June 30, 2024. The balance of accrued interest receivable on investments was $746,000 and $813,000 at September 30, 2024 and June 30, 2024, respectively.

Marketable equity securities

At September 30, 2024, marketable equity securities include common stock securities in industry sectors related to technology, consumer staples, financial services, aerospace and other. Net realized and unrealized gains (losses) recognized in earnings during the three months ended September 30, 2024 and 2023 were $171,000 and ($92,000), respectively. As of September 30, 2024 and June 30, 2024, the net unrealized gain on marketable equity securities is $1,221,000 and $1,050,000, respectively.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

3.	LOANS

A summary of the balances of loans follows:

	September 30,	June 30,
	2024	2024
	(In thousands)
Mortgage loans:
Residential real estate	$349,075	$338,903
Commercial real estate	86,650	85,402
Multi-family	132,516	124,843
Construction	110,667	101,413
Home equity loans and lines-of-credit	26,063	26,697

Total mortgage loans	704,971	677,258
Commercial loans	5,131	6,591
Consumer loans	403	520

Total loans	710,505	684,369
Allowance for credit losses	(3,359)	(3,451)
Net deferred loan origination costs	1,075	1,033

Loans, net	$708,221	$681,951

The Bank has sold mortgage loans in the secondary mortgage market and has retained the servicing responsibility and receives fees for the services provided. Total loans serviced for others at September 30, 2024 and June 30,2024 amounted to $24,510,000 and $24,764,000, respectively, and are not included on the accompanying consolidated balance sheets.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

LOANS (continued)

Activity in the allowance for credit losses, by segment, for the three months ended September 30, 2024 follows:

	Residential Real Estate	Commercial Real Estate	Multi-family	Construction	Home Equity	Commercial	Consumer	Unallocated	Total
	(In thousands)
Allowance for credit losses-loans
Balance at June 30, 2024	$1,292	$485	$710	$778	$102	$39	$9	$36	$3,451
Provision (benefit) for credit losses	57	44	(30)	(58)	(1)	1,271	(4)	(6)	1,273
Loans charged-off	—	(85)	—	—	—	(1,280)	—	—	(1,365)
Recoveries	—	—	—	—	—	—	—	—	—

Balance at September 30, 2024	$1,349	$444	$680	$720	$101	$30	$5	$30	$3,359

	Residential Real Estate	Commercial Real Estate	Multi-family	Construction	Home Equity	Commercial	Consumer	Unallocated	Total
	(In thousands)
Allowance for off balance sheet credit exposures
Balance at June 30, 2024	$47	$9	$14	$937	$4	$16	$—	$161	$1,188
Provision (benefit) for credit losses	(9)	(3)	(4)	68	(1)	(1)	—	(161)	(111)

Balance at September 30, 2024	$38	$6	$10	$1,005	$3	$15	$—	$—	$1,077

	Residential Real Estate	Commercial Real Estate	Multi-family	Construction	Home Equity	Commercial	Consumer	Unallocated	Total
	(In thousands)
September 30, 2024
Allowance for individually evaluated loans	$—	$—	$—	$—	$—	$—	— $	$—	$—
Allowance for collectivelly evaluated loans	1,349	444	680	720	101	30	5	30	3,359

Total allowance for credit losses on loans	$1,349	$444	$680	$720	$101	$30	$5	$30	$3,359

Individually evaluated loans	$—	$1,166	$—	$—	$—	$320	$—	$—	$1,486
Collectively evaluated loans	349,075	85,484	132,516	110,667	26,063	4,811	403	—	709,019

Total loans	$349,075	$86,650	$132,516	$110,667	$26,063	$5,131	$403	$—	$710,505

June 30, 2024
Allowance for individually evaluated loans	$—	$85	$—	$—	$—	$—	$—	$—	$85
Allowance for collectivelly evaluated loans	1,292	451	659	778	102	39	9	36	3,366

Total allowance for credit losses on loans	$1,292	$536	$659	$778	$102	$39	$9	$36	$3,451

Individually evaluated loans	$—	$1,251	$—	$—	$—	$—	$—	$—	$1,251
Collectively evaluated loans	338,903	84,151	124,843	101,413	26,697	6,591	520	—	683,118

Total loans	$338,903	$85,402	$124,843	$101,413	$26,697	$6,591	$520	$—	$684,369

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

LOANS (continued)

Activity in the allowance for credit losses for the three months ended September 30, 2023 follows:

	Residential Real Estate	Commercial Real Estate	Multi-family	Construction	Home Equity	Commercial	Consumer	Unallocated	Total
	(In thousands)
Allowance for credit losses-loans
Balance at June 30, 2023	$931	$1,641	$2,226	$507	$88	$115	$10	$—	$5,519
Cummulative effect of change in accounting principle	293	(1,240)	(1,683)	(124)	29	(83)	(2)	—	(2,810)
Provision (benefit) for credit losses	16	(12)	21	83	(19)	(1)	(1)	130	217
Loans charged-off	—	—	—	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—	—	—	—

Balance at September 30, 2023	$1,240	$389	$564	$466	$98	$31	$7	$130	$2,926

	Residential Real Estate	Commercial Real Estate	Multi-family	Construction	Home Equity	Commercial	Consumer	Unallocated	Total
	(In thousands)
Allowance for off balance sheet credit exposures
Balance at June 30, 2023	$—	$—	$—	$—	$—	$—	$—	$—	$—
Cummulative effect of change in accounting principle	56	14	19	1,258	6	63	—	—	1,416
Provision (benefit) for credit losses	(35)	(4)	(6)	(105)	(3)	(2)	—	—	(155)

Balance at September 30, 2023	$21	$10	$13	$1,153	$3	$61	$—	$—	$1,261

The increase in the allowance for credit losses during the three months ended September 30, 2024 was due to overall growth in the loan portfolio.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

LOANS (continued)

The following is a summary of past due and non-accrual loans at September 30, 2024 and June 30, 2024:

			Greater than
	30-59 Days Past Due	60-90 Days Past Due	90 Days Past Due	Total Past Due	Loans on Non-accrual
	(In thousands)
September 30, 2024
Residential real estate	$550	$—	$—	$550	$153
Commercial real estate	—	—	1,166	1,166	1,166
Commercial	—	—	—	—	320

Total	$550	$—	$1,166	$1,716	$1,639

			Greater than
	30-59 Days	60-90 Days	90 Days	Total	Loans on
	Past Due	Past Due	Past Due	Past Due	Non-accrual
	(In thousands)
June 30, 2024
Residential real estate	$—	$—	$—	$—	$155
Commercial real estate	—	—	1,251	1,251	1,251

Total	$—	$—	$1,251	$1,251	$1,406

There are no loans greater than 90 days past due and still accruing at September 30, 2024 and June 30, 2024. There was $30,000 of accrued interest reverse on non-accrual loans during the three months ended September 30, 2024. There was no accrued interest reverse during the three months ended September 30, 2023.

No additional funds are committed to be advanced in connection with individually evaluated loans. There were no loan modifications to borrowers experiencing financial difficulty during the three months ended September 30, 2024 and year ended June 30, 2024.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

LOANS (continued)

Credit quality information

During the fiscal year ended June 30, 2024, the Bank converted from an eight-grade internal loan rating system for commercial real estate, commercial, and construction loans to a ten-grade internal loan rating system for the same loan segments. The new rating system as follows:

Loans rated in the first six grades 1-6 are considered “pass” rated loans with low to average risk.

Loans rated 7 are considered “watch” These loans are starting to show signs of potential weakness and are being closely monitored by management.

Loans rated 8 are considered “substandard.” Generally, a loan is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligors and/or the collateral pledged. There is a distinct possibility that the Bank will sustain some loss if the weakness is not corrected.

Loans rated 9 are considered “doubtful.” Loans classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of existing facts, conditions and values, highly questionable and improbable.

Loans rated 10 are considered uncollectible (“loss”) and of such little value that their continuance as loans is not warranted.

On a periodic basis, management formally reviews the ratings on all commercial real estate, multi-family, commercial, and construction loans. Annually, the Bank engages an independent third party to review a significant portion of the loans within these segments. Management uses the results of these reviews as part of its internal review process.

Credit quality for residential real estate, home equity loans and lines-of-credit, and consumer loans is determined by monitoring delinquency reports and loan payment history, and through on-going communication with customers.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

LOANS (concluded)

Credit quality information (concluded)

The following table presents the Bank’s risk rated loans by year of origination:

	As of September 30, 2024
	Loans amortized cost basis by origination year
Rating:	2024	2023	2022	2021	2020	Prior	Total
	(In thousands)
Commercial
Real Estate:
1-6 (Pass)	$7,710	$22,270	$16,888	$2,688	$708	$34,375	$84,639
7 (Watch)	—	—	—	—	—	380	380
8 (Substandard)	—	—	—	—	—	465	465
9 (Doubtful)	—	—	—	—	—	1,166	1,166
10 (Loss)	—	—	—	—	—	—	—

Total	$7,710	$22,270	$16,888	$2,688	$708	$36,386	$86,650

Multi-family:
1-6 (Pass)	$8,036	$47,115	$31,186	$18,328	$10,092	$17,759	$132,516
7 (Watch)	—	—	—	—	—	—	—
8 (Substandard)	—	—	—	—	—	—	—
9 (Doubtful)	—	—	—	—	—	—	—
10 (Loss)	—	—	—	—	—	—	—

Total	$8,036	$47,115	$31,186	$18,328	$10,092	$17,759	$132,516

Commercial:
1-6 (Pass)	$—	$188	$2,362	$192	$1	$2,068	$4,811
7 (Watch)	—	—	—	—	—	—	—
8 (Substandard)	—	—	—	—	—	—	—
9 (Doubtful)	320	—	—	—	—	—	320
10 (Loss)	—	—	—	—	—	—	—

Total	$320	$188	$2,362	$192	$1	$2,068	$5,131

Construction:
1-6 (Pass)	$42,839	$60,346	$7,267	$—	$—	$215	$110,667
7 (Watch)	—	—	—	—	—	—	—
8 (Substandard)	—	—	—	—	—	—	—
9 (Doubtful)	—	—	—	—	—	—	—
10 (Loss)	—	—	—	—	—	—	—

Total	$42,839	$60,346	$7,267	$—	$—	$215	$110,667

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

4.	MINIMUM REGULATORY CAPITAL REQUIREMENTS

Effective January 1, 2020, the Bank elected to comply with the community bank leverage ratio framework issued by the federal banking agencies. The framework provides for a simple measure of capital adequacy, calculated as Tier 1 capital divided by average total consolidated assets, which is consistent with how the Bank currently calculates its leverage ratio. Under this framework, a bank that maintains a community bank leverage ratio of greater than 9% is considered to have satisfied the risk-based and leverage capital ratios. As of September 30, 2024 and June 30, 2024, the Bank meets the minimum requirement with a community bank leverage ratio of 9.50% and 9.92%, respectively. Management believes that the Bank’s leverage capital ratio will remain above the minimum required community bank leverage ratio.

5.	FAIR VALUES OF ASSETS AND LIABILITIES

Determination of fair value

The Bank uses fair value measurements to record fair value adjustments to certain assets. Fair value is the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in some instances, quoted market prices may not be available. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques, including collateral value. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the assets.

Assets measured at fair value on a recurring basis

Assets measured at fair value on a recurring basis are summarized below. There are no liabilities measured at fair value on recurring basis at September 30, 2024 or June 30, 2024.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

FAIR VALUES OF ASSETS AND LIABILITIES (continued)

	September 30, 2024
	Level 1	Level 2	Level 3	Total Fair Value
	(In thousands)
Debt securities available for sale	$—	$28,556	$—	$28,556
Marketable equity securities	2,283	—	—	2,283

Total assets	$2,283	$28,556	$—	$30,839

	June 30, 2024
	Level 1	Level 2	Level 3	Total Fair Value
	(In thousands)
Debt securities available for sale	$—	$31,090	$—	$31,090
Marketable equity securities	2,112	—	—	2,112

Total assets	$2,112	$31,090	$—	$33,202

The following methods and assumptions were used by the Bank in estimating fair value:

Securities available for sale and marketable equity securities – All fair value measurements are obtained from a third-party pricing service and are not adjusted by management. The marketable equity securities measured at fair value in Level 1 are based on quoted market prices in an active exchange market. Debt securities available for sale are measured at fair value in Level 2 based on pricing models that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, credit spreads and new issue data.

Assets measured at fair value on a non-recurring basis

The Bank may also be required, from time to time, to measure certain other assets and liabilities at fair value on a non-recurring basis in accordance with generally accepted accounting principles. These adjustments to fair value usually result from application of lower-of-cost-or-market accounting or write-downs of individual assets. There are no assets or liabilities measured at fair value on a non-recurring basis at September 30, 2024 or June 30, 2024.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Concluded)

FAIR VALUES OF ASSETS AND LIABILITIES (continued)

Summary of Fair Values of Financial Instruments

The estimated fair values, and related carrying amounts, of the Bank’s financial instruments are as follows. Certain financial instruments and all nonfinancial instruments are exempt from disclosure requirements. Accordingly, the aggregate fair value amounts presented herein do not represent the underlying fair value of the Bank.

	Carrying	Fair Value
	Amount	Level 1	Level 2	Level 3
	(In Thousands)
September 30, 2024
Financial assets:
Cash and cash equivalents	$37,215	$37,215	$—	$—
Securities available for sale and marketable equity securities	30,839	2,283	28,556	—
Securities held to maturity	58,078	—	—	55,928
Federal Home Loan Bank stock	5,923	—	—	5,923
Loans, net	708,221	—	—	666,210
Accrued interest receivable	3,071	—	—	3,101

Financial liabilities:
Deposits	642,279	—	—	618,465
Federal Home Loan Bank advances	142,926	—	—	143,634
Mortgagors’ escrow accounts	1,798	—	—	1,433
Accrued interest payable	465	—	—	465

June 30, 2024
Financial assets:
Cash and cash equivalents	$44,114	$44,114	$—	$—
Securities available for sale and marketable equity securities	33,202	2,112	31,090	—
Securities held to maturity	55,548	—	—	52,155
Federal Home Loan Bank stock	5,763	—	—	5,763
Loans, net	681,951	—	—	639,804
Accrued interest receivable	3,165	—	—	3,165

Financial liabilities:
Deposits	635,393	—	—	599,463
Federal Home Loan Bank advances	129,469	—	—	129,155
Mortgagors’ escrow accounts	1,642	—	—	1,270
Accrued interest payable	927	—	—	927

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Winchester Savings Bank:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Winchester Savings Bank and subsidiaries (the Company) as of June 30, 2024 and 2023, the related consolidated statements of net income, comprehensive income (loss), changes in surplus, and cash flows for the years then ended and the related notes (collectively, “the financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 1 to the financial statements, during the year ended June 30, 2024, the Company has changed its method of accounting for credit losses due to the adoption of ASC Topic 326, Financial Instruments—Credit Losses. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2000.

Boston, MA

September 30, 2024

Winchester Savings Bank and Subsidiaries

Consolidated Balance Sheets

June 30, 2024 and 2023

	2024	2023
	(In thousands)
Assets
Cash and due from banks	$3,183	$15,944
Interest-bearing deposits	40,931	36,234

Total cash and cash equivalents	44,114	52,178
Securities available for sale, at fair value	31,090	26,969
Marketable equity securities, at fair value	2,112	1,733
Securities held to maturity, at amortized cost	55,548	44,686
Federal Home Loan Bank stock, at cost	5,763	3,974
Loans, net of allowance for credit losses of $3,451 in 2024 and $5,519 in 2023	681,951	596,392
Bank owned life insurance	10,459	6,145
Premises and equipment, net	6,981	6,100
Accrued interest receivable	3,165	2,258
Net deferred tax asset	—	665
Other assets	11,785	9,534

	$852,968	$750,634

Liabilities and Surplus
Non-interest-bearing deposits	$119,196	$126,148
Interest-bearing deposits	516,197	450,212
Federal Home Loan Bank advances	129,469	91,701
Mortgagors’ escrow accounts	1,642	1,558
Net deferred tax liability	70	—
Accrued expenses and other liabilities	6,106	3,969

Total liabilities	772,680	673,588

Commitments and contigencies (see Note 11)
Surplus	82,094	80,304
Accumulated other comprehensive loss	(1,806)	(3,258)

Total surplus	80,288	77,046

	$852,968	$750,634

The accompanying notes are an integral part of these consolidated financial statements.

Winchester Savings Bank and Subsidiaries

Consolidated Statements of Net Income

Years Ended June 30, 2024 and 2023

	2024	2023
	(In thousands)
Interest and dividend income:
Interest and fees on loans	$30,643	$21,417
Interest and dividends on securities	2,788	2,028
Interest on federal funds sold and other interest-bearing deposits	1,432	1,426

Total interest and dividend income	34,863	24,871

Interest expense:
Interest on deposits	15,944	5,380
Interest on Federal Home Loan Bank advances	4,545	1,742

Total interest expense	20,489	7,122

Net interest income	14,374	17,749
Provision for credit losses	514	1,396

Net interest income, after provision for credit losses	13,860	16,353

Other income:
Customer service fees	683	600
Income on bank owned life insurance	315	145
Gains (loss) on available for sale securities, net	(33)	(146)
Gain (loss) on calls of securities held to maturity	—	(7)
Gain on marketable equity securities, net	378	199
Gain on sale of fixed assets	314	3,330
Loss on sale of loans	(8)	—
Miscellaneous	130	120

Total other income	1,779	4,241

Operating expenses:
Salaries and employee benefits	9,554	9,196
Occupancy and equipment, net	1,513	1,204
Data processing	1,131	964
Deposit insurance	472	283
Marketing and advertising	376	404
Net periodic pension and post retirement cost (benefit), less service costs	(723)	568
Other general and administrative	2,562	2,352

Total operating expenses	14,885	14,971

Income before income taxes	754	5,623
Provision (benefit) for income taxes	(32)	1,463

Net income	$786	$4,160

The accompanying notes are an integral part of these consolidated financial statements.

Winchester Savings Bank and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

Years Ended June 30, 2024 and 2023

	2024	2023
	(In thousands)
Net income	$786	$4,160

Other comprehensive income (loss):
Securities available for sale:
Unrealized holding gains (losses)	693	(353)
Reclassification adjustment for losses realized in income (1)	33	146

Net unrealized gains (losses)	726	(207)
Tax effect	(160)	46

Net-of-tax amount	566	(161)

Defined benefit pension plan:
Actuarial gain arising during the year	1,289	3,218
Prior service cost	—	1,411
Settlement cost	—	851
Reclassification adjustment for actuarial loss amortized through expense (2)	90	337
Amortization of prior service cost (2)	(158)	(106)

Net unrealized gain	1,221	5,711
Tax effect	(342)	(1,605)

Net-of-tax amount	879	4,106

Post-retirement benefit plan:
Actuarial gain (loss) arising during the year	7	(4)
Reclassification adjustment for actuarial loss amortized through expense	21	21
Reclassification adjustment for amortization of prior service cost	(19)	(21)

Net unrealized gains	9	(4)
Tax effect	(2)	1

Net-of-tax amount	7	(3)

Total other comprehensive income	1,452	3,942

Comprehensive income	$2,238	$8,102

(1)

Amounts are included in gains (loss) on available for sale securities, net in the consolidated statements of net income. Income tax benefits associated with the reclassification was $9,000 and $41,000 for the years ended June 30, 2024 and 2023, respectively.

(2)

Amounts are included in net periodic pension and post-retirement cost (benefit), less service costs in the consolidated statements of net income. Income tax provision (benefit) associated with the reclassification adjustments amounted to $19,000 and ($65,000) for the years ended June 30, 2024 and 2023, respectively.

The accompanying notes are an integral part of these consolidated financial statements.

Winchester Savings Bank and Subsidiaries

Consolidated Statements of Changes in Surplus

Years Ended June 30, 2024 and 2023

	Surplus	Accumulated Other Comprehensive Income (Loss)	Total Surplus
	(In thousands)
Balance at June 30, 2022	$76,144	$(7,200)	$68,944
Comprehensive income	4,160	3,942	8,102

Balance at June 30, 2023	80,304	(3,258)	77,046
Cumulative effect of change in accounting principle (1)	1,004	—	1,004
Comprehensive income	786	1,452	2,238

Balance at June 30, 2024	$82,094	$(1,806)	$80,288

(1)

Represents adjustment needed to reflect cumulative impact on surplus pursuant to the Bank’s adoption of Accounting Standard Update 2016-13. The adjustment presented includes a $2,810,000 ($2,023,000, net of tax) reduction in the allowance for credit losses related to loans, and a $1,416,000 ($1,019,000, net of tax) increase in the reserve for off-balance sheet credit exposures resulting from the Bank’s adoption of the standard.

The accompanying notes are an integral part of these consolidated financial statements.

Winchester Savings Bank and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended June 30, 2024 and 2023

	2024	2023
	(In thousands)
Cash flows from operating activities:
Net income	$786	$4,160
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	514	1,396
Net amortization of securities	410	526
Depreciation and amortization	750	640
Gain on sale of fixed assets	(314)	(3,330)
Increase in cash surrender value of bank owned life insurance	(315)	(145)
Amortization of net deferred loan origination costs	(117)	122
Losses on debt securities, net	33	153
Gain on marketable equity securities, net	(378)	(199)
Deferred tax benefit	(160)	(530)
Loans originated for sale	651	—
Principal balance of loans sold	(651)	—
Net change in:
Accrued interest receivable	(907)	(607)
Other assets	(3,439)	(5,164)
Accrued expenses and other liabilities	3,368	3,415

Net cash provided by operating activities	231	437

Cash flows from investing activities:
Activity in securities available for sale:
Maturities, calls and prepayments	3,217	2,218
Sales	2,072	5,286
Purchases	(9,000)	(4,990)
Activity in securities held to maturity:
Maturities, calls and prepayments	6,493	4,606
Purchases	(17,483)	(3,889)
Purchase of bank-owned life insurance	(4,000)	(6,000)
Purchase of Federal Home Loan Bank stock	(1,788)	(3,261)
Loan originations, net of principal payments	(83,374)	(120,021)
Sales (purchase) of premises and equipment, net	(1,317)	4,299

Net cash used by investing activities	(105,180)	(121,752)

(continued)

The accompanying notes are an integral part of these consolidated financial statements.

Winchester Savings Bank and Subsidiaries

Consolidated Statements of Cash Flows (Concluded)

Years Ended June 30, 2024 and 2023

	2024	2023
	(In thousands)
Cash flows from financing activities:
Net increase in deposits	59,033	26,656
Net change in short-term Federal Home Loan Bank advances	(3,232)	19,701
Proceeds from long-term Federal Home Loan Bank advances	190,000	112,000
Repayment of long-term Federal Home Loan Bank advances	(149,000)	(48,000)
Net increase (decrease) in mortgagors’ escrow accounts	84	(43)

Net cash provided by financing activities	96,885	110,314

Net change in cash and cash equivalents	(8,064)	(11,001)
Cash and cash equivalents at beginning of year	52,178	63,179

Cash and cash equivalents at end of year	$44,114	$52,178

Supplemental cash flow information:
Interest paid on deposits	$15,845	$5,379
Interest paid on Federal Home Loan Bank advances	4,319	1,209
Income taxes paid, net of (refunds)	(478)	2,504

The accompanying notes are an integral part of these consolidated financial statements.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended June 30, 2024 and 2023

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of consolidation and presentation

The consolidated financial statements include the accounts of Winchester Savings Bank (the “Bank”) and its wholly-owned subsidiaries, Sachem Holdings, Inc., Aberjona Holdings, Inc., 611 Main Street Corporation, 1871 Company, LLC, and Wedgemere Holdings, LLC. Sachem Holdings, Inc. and Aberjona Holdings, Inc. function as Massachusetts security corporations. 611 Main Street Corporation’s and 1871 Company, LLC’s principal activity is the holding of bank premises. Wedgemere Holdings, LLC’s principal activity is the holding of properties acquired in settlement of loans. All significant intercompany balances and transactions have been eliminated in consolidation.

Business

The Bank provides a variety of financial services to individuals and small businesses through its offices in Winchester, Woburn, Danvers and Arlington, Massachusetts. Its primary deposit products are checking, savings and term certificate accounts and its primary lending products are residential and commercial real estate loans.

Use of estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses and post-retirement benefit liabilities.

Fair value hierarchy

The Bank groups its assets and liabilities measured at fair value in three levels, based on the markets in which the assets are traded and the reliability of the assumptions used to determine fair value.

Level 1 – Valuation is based on quoted prices in active markets for identical assets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value hierarchy (concluded)

Level 2 – Valuation is based on observable inputs other than Level 1 prices, such as quoted prices for similar assets; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets.

Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets. Level 3 assets include financial instruments whose value is determined using unobservable inputs to pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

Defined benefit pension plan investments in hedge funds are measured using the net asset value per share (or its equivalent) as a practical expedient and have not been classified in the fair value hierarchy.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, interest bearing deposits and federal funds sold which mature within ninety days. The Bank may from time to time have deposits in financial institutions which exceed the federally insured limits. At June 30, 2024 and 2023, the Bank had a concentration of cash on deposit at the Federal Reserve Bank amounting to $40,929,000 and $36,232,000, respectively.

Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Debt securities not classified as held to maturity are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss), net of tax effects.

Marketable equity securities are measured at fair value with changes in fair value reported on the Bank’s consolidated statements of net income as a component of other non-interest income, regardless of whether such gains and losses are realized.

Purchase premiums and discounts are amortized to income using the interest method over the terms of the securities, with the exception of callable debt securities, whose premiums are amortized to the earliest call date. Gains and losses on securities available for sale are recorded on the trade date and are determined using the specific identification method.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Securities (concluded)

Each reporting period, the Bank evaluates all securities available for sale with a decline in fair value below the amortized cost of the investment, to determine whether an allowance for credit losses should be recorded. The Bank first assesses if there’s intent to sell, or if it more likely than not the Bank will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through a provision for credit losses charged to earnings. For debt securities available for sale that the Bank intends to hold, management evaluates whether the decline in fair value has resulted from credit losses or other factors. The Bank considers both qualitative and quantitative factors in making this assessment. Credit loss is measured based on discounted cash flow analysis and recorded in a valuation allowance. The allowance is limited by the amount that the fair value is less than the amortized cost basis. Impairment that has not been recorded through an allowance for credit losses shall be recorded through other comprehensive income, net of applicable taxes. Changes in allowance shall be recorded in the period of the change as a credit loss expense (or reversal of the credit loss expense).

The Bank measures expected credit losses on held to maturity securities on a collective basis by major security type in accordance with the Current Expected Credit Loss (CECL) methodology and any credit losses are recognized as part of an allowance for credit losses.

Debt securities are placed on nonaccrual status at the time any principal of interest payments become 90 days delinquent. Interest accrued but not received for a security placed on nonaccrual is reversed against interest income.

Dividends are recorded in income when declared. Gains and losses on the sale of marketable equity securities are recorded on the trade date and are determined using the specific identification method.

Federal Home Loan Bank stock

The Bank, as a member of the Federal Home Loan Bank (“FHLB”) system, is required to maintain an investment in capital stock of the FHLB of Boston. Based on the redemption provisions of the FHLB, the stock has no quoted market value and is carried at cost. At its discretion, the FHLB may declare dividends on the stock. The Bank reviews for impairment based on the ultimate recoverability of the cost basis in the FHLB stock. As of June 30, 2024 and 2023, no impairment has been recognized.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accrued Interest Receivable

The Bank elected not to measure an allowance for credit losses for accrued interest receivable and instead elected to reverse interest income on loans or securities that are placed on nonaccrual status, which is generally when the instrument is 90 days past due, or earlier if the Bank believes the collection of interest is doubtful. The Bank has concluded that this policy results in the timely reversal of uncollectible interest.

Loans

The Bank’s loan portfolio includes residential real estate, commercial real estate, construction, home equity and lines of credit, commercial and consumer segments.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for credit losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on all loans is discontinued at the time a loan is 90 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Credit Losses-Loans

Prior to July 1, 2023, the allowance for loan losses was based on an incurred loss methodology and represented the estimate of the risk of loss inherent in the loan portfolio as of the balance sheet date. Effective July 1, 2023, the allowance for credit losses is based on the Current Expected Credit Loss (CECL) methodology.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for Credit Losses-Loans (continued)

The allowance for credit losses is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. Such allowance is based on losses expected to arise over the life of the asset (contractual term). The allowance for credit losses on loans is established through a provision for credit losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for credit losses is evaluated on a regular basis by management. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Collectively evaluated loans

The Bank measures the allowance for credit losses using the SCALE method, which is a simple, spreadsheet-based method developed by the Federal Reserve to assist community banks in calculating a CECL compliant allowance for credit losses using proxy expected lifetime loss rates. The SCALE tool is a template designed for smaller community banks with total assets of less than $1 billion. It uses publicly available data from Schedule RI-C of the Call Report to derive the initial proxy lifetime loss rates. Management used judgment to further adjust the proxy expected lifetime loss rates with qualitative factors to reflect the facts and circumstances of the Bank’s internal loss history and credit risk factors for each loan segment. The allowance for credit losses is measured on a collective (pool) basis when similar characteristics exist. The Bank segmented its loan portfolio to correspond to call report classification to make peer data more useful.

The qualitative factors are determined based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows:

Residential real estate – The Bank generally does not originate loans with a loan-to-value ratio greater than 80 percent at origination and does not generally grant loans that would be classified as subprime upon origination. The Bank generally has 1st and 2nd liens on property securing equity lines of credit. All loans in this segment are collateralized by owner-occupied residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for Credit Losses-Loans (concluded)

Commercial real estate – Loans in this segment are primarily income-producing properties. The underlying cash flows generated by the properties can be adversely impacted by a downturn in the economy as evidenced by increased vacancy rates, which in turn, could have an effect on the credit quality in this segment. Management obtains rent rolls annually and continually monitors the cash flows of these loans.

Commercial – Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer spending, could have an effect on the credit quality in this segment.

Construction – Loans in this segment include both owner-occupied and speculative real estate development loans for which payment is derived from sale of the property. Credit risk is affected by cost overruns, time to sell at an adequate price, and market conditions.

Consumer – Loans in this segment include loans secured by personal property or savings and unsecured loans. Repayment is dependent on the credit quality of the individual borrower.

Individually Evaluated Loans

Loans that do not share risk characteristics are evaluated on an individual loan basis. Loans evaluated individually are not also included in the collective evaluation. For loans that are collateral dependent, that is, when the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the operation or sale of the collateral, expected credit losses are based on fair value of the collateral at the reporting date, adjusted for selling costs as appropriate.

Unallocated component

An unallocated component may be maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated portion of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating collectively and individually evaluated loans in the portfolio.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for Credit Losses- Off-Balance Sheet Credit Exposures

The Bank has off-balance sheet financial instruments, which include commitments to extend credit, standby letters of credit and commercial letters of credit. The Bank estimates expected credit losses over the contractual period in which the Bank is exposed to risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Bank.

The Bank’s allowance for credit losses on off-balance sheet credit exposures is recognized as a liability in accrued expenses and other liabilities on the consolidated balance sheets, with adjustments to the reserve recognized in the provision for credit losses in the consolidated statements of net income. The estimate of credit loss incorporates assumptions for both the likelihood and amount of funding over the estimated life of the commitments, for the risk of loss, and current conditions and expectations. Management periodically reviews and updates the assumptions.

Bank-owned Life Insurance

Bank-owned life insurance policies are reflected on the consolidated balance sheets at cash surrender value. Changes in the net cash surrender value of the policies, as well as insurance proceeds received (in excess of cash surrender value), are reflected in other income on the consolidated statement of net income and are not subject to income taxes.

Premises and equipment

Land is carried at cost. Buildings, leasehold improvements and furniture and equipment are carried at cost, less accumulated depreciation and amortization, computed on the straight-line method over the estimated useful lives of the assets, or the expected terms of the leases, if shorter. Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured. It is general practice to charge the cost of maintenance and repairs to earnings when incurred; major expenditures for betterments are capitalized and amortized.

Leases

The Bank determines if an arrangement is a lease at inception. Operating lease right-of-use (“ROU”) assets are included in other assets and operating lease liabilities are included in accrued expensed and other liabilities in the consolidated balance sheets. The Bank does not have any finance leases.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Leases (concluded)

ROU assets represent the Bank’s right to use the underlying asset for the lease term and lease liabilities represent the Bank’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Bank’s leases do not provide an implicit rate, use the Bank’s incremental borrowing rate, which is generally the Federal Home Loan Bank advance rate, based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset is net of lease incentives. The Bank’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Bank will exercise that option. For operating leases, lease expense is recognized on a straight-line basis over the lease term.

The Bank has lease agreements with lease and non-lease components, which are generally accounted for separately. The Bank has not elected the practical expedient to account for lease and non-lease components as one lease component.

Transfers of financial assets

Transfers of an entire financial asset, a group of entire financial assets, or a participating interest in an entire financial asset are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets.

Advertising costs

Advertising costs are expensed as incurred.

Defined benefit plan

The compensation cost of an employee’s defined pension benefit is recognized on the net periodic pension cost method over the employee’s approximate service period. The aggregate cost method is utilized for funding purposes.

The Bank accounts for its defined benefit pension plan using an actuarial model that allocates pension costs over the service period of employees in the plan. The Bank accounts for the over-funded or under-funded status of its defined benefit plan as an asset or liability in its consolidated balance sheets and recognizes changes in the funded status in the year in which the changes occur through other comprehensive income (loss).

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Defined benefit plan (concluded)

The compensation cost of an employee’s defined pension benefit is recognized on the net periodic pension cost method over the employee’s approximate service period. The aggregate cost method is utilized for funding purposes.

The Bank accounts for its defined benefit pension plan using an actuarial model that allocates pension costs over the service period of employees in the plan. The Bank accounts for the over-funded or under-funded status of its defined benefit plan as an asset or liability in its consolidated balance sheets and recognizes changes in the funded status in the year in which the changes occur through other comprehensive income (loss).

The Bank uses the “10% corridor” method for amortization of actuarial gains and losses within its defined benefit pension plan. Amortization of actuarial gains and losses are only recorded when the amount recorded in accumulated other comprehensive income (loss) is greater than 10% of the projected benefit obligation or the fair value of plan assets, whichever is greater.

The Bank reports the service cost component of net periodic pension cost and net periodic postretirement benefit cost within salaries and employee benefits on the consolidated statements of net income, which is the same line item as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net periodic pension cost and net periodic postretirement benefit cost are reported separately from the service cost component, and included within net periodic pension and postretirement benefit, less service costs in the consolidated statements of net income.

Income taxes

Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws in the period of the enactment.

A valuation allowance is established against deferred tax assets when, based upon the available evidence including historical and projected taxable income, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Bank does not have any uncertain tax positions at June 30, 2024 or 2023 which require accrual or disclosure. The Bank accounts for interest and penalties related to uncertain tax positions as part of its provision for federal and state income taxes. The Bank has no interest or penalties recorded for the years ended June 30, 2024 or 2023.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Bank recognizes revenue from contracts with customers when it satisfies its performance obligations. The bank’s performance obligations are generally satisfied as services are rendered and can either be satisfied at a point in time or over time. The majority of the Bank’s revenue generating transactions are not subject to Accounting Standard Codification (ASC) 606, including revenue generated from financial instruments such as loans or investments securities, as these activities are subject to other GAAP.

Revenues for the Bank subject to ASC 606 include customer service fees in the consolidated statements of net income. These fees are made up of service charges and fees on deposit accounts that are recognized at a point in time, including non-sufficient fund fees, overdraft charge fees and stop-payment fees. Such revenue is derived from transactional information and is recognized as revenue immediately as the transactions occur or upon providing the service to complete the customer’s transaction. Payment is generally received at the time the performance obligations are satisfied.

Comprehensive income/(loss)

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on securities available for sale and unrecognized pension costs and credits, are reported as a separate component of the surplus section of the consolidated balance sheet, such items, along with net income, are components of comprehensive income (loss). The components of accumulated other comprehensive loss, included in surplus, are as follows.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

Comprehensive income/(loss)-(concluded)

	June 30,
	2024	2023
	(In thousands)
Securities available for sale:
Net unrealized loss	$(2,242)	$(2,968)
Tax effect	495	655

Net-of-tax amount	(1,747)	(2,313)

Defined benefit pension plan:
Unrecognized net actuarial loss	(41)	(1,262)
Tax effect	12	354

Net-of-tax amount	(29)	(908)

Post-retirement benefit plan:
Unrecognized net actuarial loss	(49)	(77)
Unrecognized prior service credit	7	26

	(42)	(51)
Tax effect	12	14

Net-of-tax amount	(30)	(37)

	$(1,806)	$(3,258)

Recent accounting pronouncements

Management has not identified any Accounting Standards Updates that have been issued but are not yet effective and could have a significant impact on the Bank’s financial reporting or disclosure requirements.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2.	RESTRICTIONS ON CASH AND AMOUNTS DUE FROM BANKS

From time to time, the Bank is required to maintain average balances on hand or with the Federal Reserve Bank. There were no required reserve balances at June 30, 2024 and 2023.

3.	SECURITIES

The amortized cost and fair value of available for sale and held to maturity securities, at June 30, 2024 and 2023, with gross unrealized gains and losses, follows:

	June 30, 2024
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
Securities Available for Sale

U.S. Government agency and U.S. Government-sponsored enterprise obligations	$10,333	$—	$(19)	$10,314
U.S. Government agency and U.S. Government-sponsored enterprise residential mortgage-backed securities	2,894	—	(75)	2,819
Corporate bonds and obligations	18,211	—	(2,123)	16,088
Municipal bonds	1,894	—	(25)	1,869

Total securities available for sale	$33,332	$—	$(2,242)	$31,090

Securities Held to Maturity

U.S. Government and U.S. Government-sponsored enterprise obligations	$32,220	$—	$(1,806)	$30,414
U.S. Government agency and U.S. Government-sponsored enterprise residential mortgage-backed securities	11,396	44	(321)	11,119
Corporate bonds and obligations	9,406	—	(1,405)	8,001
Municipal bonds	2,526	251	(156)	2,621

Total securities held to maturity	$55,548	$295	$(3,688)	$52,155

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SECURITIES (continued)

	June 30, 2023
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
Securities Available for Sale

U.S. Government and U.S. Government-sponsored enterprise obligations	$2,000	$—	$(21)	$1,979
U.S. Government agency and U.S. Government-sponsored enterprise residential mortgage-backed securities	3,220	—	(105)	3,115
Corporate bonds and obligations	19,933	—	(2,757)	17,176
Municipal bonds	4,784	—	(85)	4,699

Total securities available for sale	$29,937	$—	$(2,968)	$26,969

Securities Held to Maturity

U.S. Government and U.S. Government-sponsored enterprise obligations	$23,716	$—	$(2,177)	$21,539
U.S. Government agency and U.S. Government-sponsored enterprise residential mortgage-backed securities	5,431	—	(329)	5,102
Corporate bonds and obligations	12,514	—	(1,712)	10,802
Municipal bonds	3,025	221	(189)	3,057

Total securities held to maturity	$44,686	$221	$(4,407)	$40,500

The amortized cost and fair value of debt securities by contractual maturity at June 30, 2024 are shown as follows. Expected maturities may differ from contractual maturities because the issuers, in certain instances, have the right to call or prepay obligations with or without call or prepayment penalties.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SECURITIES (continued)

	Available for Sale		Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Within 1 year	$13,818	$13,553	$29,349	$27,671
Over 1 year through 5 years	10,283	9,325	9,168	8,667
Over 5 years through 10 years	6,337	5,393	5,635	4,698

	30,438	28,271	44,152	41,036
U.S. Government agency and U.S. Government-sponsored enterprise residential mortgage-backed securities	2,894	2,819	11,396	11,119

	$33,332	$31,090	$55,548	$52,155

Gross realized losses on securities available for sale for the years ended June 30, 2024 and June 30, 2023, amounted to $33,000 and $146,000, respectively.

Allowance for Credit Losses-Securities

Available for sale (AFS) and held to maturity (HTM) securities, which are issued by the United States Treasury or are guaranteed by government agencies do not currently have an allowance for credit loss as the Bank determined these securities are either backed by the full faith and credit of the U.S. government and/or there is an unconditional commitment to make interest payments and to return the principal investment in full to investors when a debt security reaches maturity. In assessing the Bank’s investments in government-sponsored and U.S. government guaranteed mortgage-backed securities and government-sponsored enterprise obligations, the contractual cash flows of these investments are guaranteed by the respective government-sponsored enterprise. Accordingly, it is expected that the securities would not be settled at a price less than the par value of the Bank’s investments. The Bank will evaluate this position no less than annually, however, certain items which may cause the Bank to change this methodology include legislative changes that reduce or eliminate the U.S. government’s implicit guarantee on such securities. Any expected credit losses would be presented as an allowance for credit loss. For corporate and municipal bonds, whether they are AFS or HTM, a probability of default and a loss given default analysis is performed to determine whether an allowance for credit losses is needed. There was no allowance for credit losses established on AFS or HTM securities during the year ended June 30, 2024.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SECURITIES (continued)

Information pertaining to securities with gross unrealized losses at June 30, 2024 and 2023, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
		(In thousands)
June 30, 2024

Securities Available for Sale

U.S. Government and U.S. Government-sponsored enterprise obligations	$15	$8,985	$4	$1,329
U.S. Government agency and U.S. Government-sponsored enterprise residential mortgage-backed securities	—	—	75	2,785
Corporate bonds and obligations	—	—	2,123	16,089
Municipal bonds	—	—	25	1,869

Total temporarily impaired securities available for sale	$15	$8,985	$2,227	$22,072

Securities Held to Maturity

U.S. Government and U.S. Government-sponsored enterprise obligations	$18	$6,986	$1,788	$21,436
U.S. Government agency and U.S. Government-sponsored enterprise residential mortgage-backed securities	—	—	321	4,251
Corporate bonds and obligations	—	—	1,405	8,001
Municipal bonds	—	—	156	1,621

Total temporarily impaired securities held to maturity	$18	$6,986	$3,670	$35,309

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SECURITIES (continued)

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
		(In thousands)
June 30, 2023

Securities Available for Sale

U.S. Government and U.S. Government-sponsored enterprise obligations	$21	$1,979	$—	$—
U.S. Government agency and U.S. Government-sponsored enterprise residential mortgage-backed securities	89	2,799	16	316
Corporate bonds and obligations	—	—	2,757	17,176
Municipal bonds	3	370	82	4,329

Total temporarily impaired securities available for sale	$113	$5,148	$2,855	$21,821

Securities Held to Maturity

U.S. Government and U.S. Government-sponsored enterprise obligations	$130	$3,361	$2,047	$18,178
U.S. Government agency and U.S. Government-sponsored enterprise residential mortgage-backed securities	9	311	320	4,727
Corporate bonds and obligations	—	—	1,712	10,802
Municipal bonds	1	445	188	1,612

Total temporarily impaired securities held to maturity	$140	$4,117	$4,267	$35,319

The Bank monitors the credit quality of securities through the use of credit ratings. Management evaluates debt securities for impairment at least quarterly, and more frequently when economic or market concerns warrant such evaluation.

At June 30, 2024, 173 debt securities have unrealized losses with aggregate depreciation of 6.67% of the Bank’s amortized cost basis. The decline in market value is attributable to changes in interest rates and not to credit quality, and the Bank currently does not believe it is probable that it will be unable to collect all amounts due according to the contractual terms of the investments. Therefore, it is expected that the securities would not be settled at a price less than the par value of the investment. Because the Bank does not intend to sell the securities and it is not “more likely than not” that the Bank will be required to sell the securities before recovery of their amortized cost bases, which may be maturity, the Bank does not consider these securities to be impaired at June 30, 2024.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SECURITIES (concluded)

Marketable equity securities

At June 30, 2024, marketable equity securities include common stock securities in industry sectors related to technology, consumer staples, financial services, aerospace and other. Net realized and unrealized gains (losses) recognized in earnings during the years ended June 30, 2024 and 2023 were $378,000 and $199,000, respectively. As of June 30, 2024 and 2023, the net unrealized gain on marketable equity securities is $1,050,000 and $672,000, respectively.

4.	LOANS

A summary of the balances of loans follows:

	June 30,
	2024	2023
	(In thousands)
Mortgage loans:
Residential real estate	$338,903	$325,136
Commercial real estate	210,245	187,223
Construction	101,413	57,686
Home equity loans and lines-of-credit	26,697	25,003

Total mortgage loans	677,258	595,048
Commercial loans	6,591	5,447
Consumer loans	520	487

Total loans	684,369	600,982
Allowance for credit losses	(3,451)	(5,519)
Net deferred loan origination costs	1,033	929

Loans, net	$681,951	$596,392

The Bank has sold mortgage loans in the secondary mortgage market and has retained the servicing responsibility and receives fees for the services provided. Total loans serviced for others at June 30, 2024 and 2023 amounted to $24,764,000 and $26,490,000, respectively, and are not included on the accompanying consolidated balance sheets.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

LOANS (continued)

Activity in the allowance for credit losses, by segment, for the year ended June 30, 2024 follows:

	Residential Real Estate (1)	Commercial Real Estate	Construction	Commercial	Consumer	Unallocated	Total
				(In thousands)
Allowance for credit losses-loans

Balance at June 30, 2023	$1,019	$3,867	$507	$116	$10	$—	$5,519
Cummulative effect of change in accounting principle	322	(2,923)	(124)	(83)	(2)	—	(2,810)
Provision (credit) for credit losses	53	251	395	6	1	36	742
Loans charged-off	—	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—	—

Balance at June 30, 2024	$1,394	$1,195	$778	$39	$9	$36	$3,451

	Residential Real Estate (1)	Commercial Real Estate	Construction	Commercial	Consumer	Unallocated	Total
				(In thousands)
Allowance for off balance sheet credit exposures

Balance at June 30, 2023	$—	$—	$—	$—	$—	$—	$—
Cummulative effect of change in accounting principle	62	33	1,258	63	—	—	1,416
Provision (credit) for credit losses	(11)	(10)	(321)	(47)	—	161	(228)

Balance at June 30, 2024	$51	$23	$937	$16	$—	$161	$1,188

	Residential Real Estate (1)	Commercial Real Estate	Construction	Commercial	Consumer	Unallocated	Total
				(In thousands)
June 30, 2024
Allowance for individually evaluated loans	$—	$85	$—	$—	$—	$—	$85
Allowance for collectivelly evaluated loans	1,394	1,110	778	39	9	36	3,366

Total allowance for loan losses	$1,394	$1,195	$778	$39	$9	$36	$3,451

Individually evaluated loans	$—	$1,251	$—	$—	$—		$1,251
Collectively evaluated loans	365,600	208,994	101,413	6,591	520		683,118

Total loans	$365,600	$210,245	$101,413	$6,591	$520		$684,369

(1)	-includes home equity loans and lines of credit

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

LOANS (continued)

Activity in the allowance for credit losses for the year ended June 30, 2023 follows:

	Residential Real Estate	Commercial Real Estate	Construction	Home Equity	Commercial	Consumer	Unallocated	Total
				(In thousands)
Allowance for credit losses-loans
Balance at June 30, 2022	$903	$2,822	$214	$89	$86	$8	$1	$4,123
Provision (credit) for loan losses	29	1,044	293	(1)	30	2	(1)	1,396
Loans charged-off	—	—	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—	—	—

Balance at June 30, 2023	$932	$3,866	$507	$88	$116	$10	$—	$5,519

June 30, 2023
Allowance for impaired loans	$—	$7	$—	$—	$—	$—	$—	$7
Allowance for non-impaired loans	932	3,859	507	88	116	10	—	5,512

Total allowance for loan losses	$932	$3,866	$507	$88	$116	$10	$—	$5,519

Impaired loans	$—	$1,335	$—	$—	$—	$—		$1,335
Non-impaired loans	325,136	185,888	57,686	25,003	5,447	487		599,647

Total loans	$325,136	$187,223	$57,686	$25,003	$5,447	$487		$600,982

The decrease in the allowance for credit losses in 2024 was primarily a result of the adoption of CECL.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

LOANS (continued)

The following is a summary of past due and non-accrual loans at June 30, 2024 and 2023:

	30-59 Days Past Due	60-90 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Loans on Non-accrual
			(In thousands)
June 30, 2024
Commercial real estate	$—	$—	$1,251	$1,251	$1,251
Home equity	—	—	—	—	155

Total	$—	$—	$1,251	$1,251	$1,406

	30-59 Days Past Due	60-90 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Loans on Non-accrual
			(In thousands)
June 30, 2023
Commercial real estate	$—	$285	$966	$1,251	$1,251
Home equity	60	—	—	60	12

Total	$60	$285	$966	$1,311	$1,263

There are no loans greater than 90 days past due and still accruing at June 30, 2024 and 2023.

Individually Evaluated Loans

In connection with the adoption of ASU 2106-13, the Bank no longer provides information on impaired loans. A loan is considered individually evaluated when the borrower is experiencing financial difficulty and repayment, both principal and interest, is expected to be provided substantially through the operation or sale of the collateral. At June 30, 2024, the Bank has $1,251,000 in individual evaluated commercial real estate loans, collateralized by real estate property.

No additional funds are committed to be advanced in connection with individually assessed loans. There were no loan modifications to borrowers experiencing financial difficulty during the years ended June 30, 2024 and 2023.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

LOANS (continued)

Pre ASC 326 CECL adoption impaired loan information as of June 30, 2023 is as follows:

	June 30, 2023
	Recorded Investment	Unpaid Principal Balance	Related Allowance
		(In thousands)
Individually assessed loans without a valuation allowance:
Commercial real estate	$1,251	$1,798	$—

Individiaully assessed loans with a valuation allowance:
Commercial real estate	84	84	7

Total	$1,335	$1,882	$7

	Year Ended June 30, 2023
	Average Recorded Investment	Interest Income Recognized	Interest Income Recognized on Cash Basis
		(In thousands)
Commercial real estate	$1,380	$101	$—

Total	$1,380	$101	$—

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

LOANS (continued)

Credit quality information

During the fiscal year, the Bank converted from an eight-grade internal loan rating system for commercial real estate, commercial, and construction loans to a ten-grade internal loan rating system for the same loan segments. The new rating system as follows:

Loans rated in the first six grades 1-6 are considered “pass” rated loans with low to average risk.

Loans rated 7 are considered “watch” These loans are starting to show signs of potential weakness and are being closely monitored by management.

Loans rated 8 are considered “substandard.” Generally, a loan is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligors and/or the collateral pledged. There is a distinct possibility that the Bank will sustain some loss if the weakness is not corrected.

Loans rated 9 are considered “doubtful.” Loans classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of existing facts, conditions and values, highly questionable and improbable.

Loans rated 10 are considered uncollectible (“loss”) and of such little value that their continuance as loans is not warranted.

On a periodic basis, management formally reviews the ratings on all commercial real estate, commercial, and construction loans. Annually, the Bank engages an independent third party to review a significant portion of the loans within these segments. Management uses the results of these reviews as part of its internal review process.

Credit quality for residential real estate, home equity loans and lines-of-credit, and consumer loans is determined by monitoring delinquency reports and loan payment history, and through on-going communication with customers.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

LOANS (concluded)

Credit quality information (concluded)

The following table presents the Bank’s risk rated loans by year of origination:

	As of June 30, 2024
	Loans amortized cost basis by origination year
Rating:	2024	2023	2022	2021	2020	Prior	Total
				(In thousands)
Commercial
Real Estate:
1-6 (Pass)	$16,390	$71,527	$39,157	$22,674	$8,246	$50,284	$208,278
7 (Watch)	—	—	—	—	—	242	242
8 (Substandard)	—	—	—	—	—	1,725	1,725
9 (Doubtful)	—	—	—	—	—	—	—
10 (Loss)	—	—	—	—	—	—	—

Total	$16,390	$71,527	$39,157	$22,674	$8,246	$52,251	$210,245

Commercial:
1-6 (Pass)	$1,456	$1,648	$1,184	$—	$104	$2,199	$6,591
7 (Watch)	—	—	—	—	—	—	—
8 (Substandard)	—	—	—	—	—	—	—
9 (Doubtful)	—	—	—	—	—	—	—
10 (Loss)	—	—	—	—	—	—	—

Total	$1,456	$1,648	$1,184	$—	$104	$2,199	$6,591

Construction:
1-6 (Pass)	$28,373	$66,420	$6,380	$—	$—	$240	$101,413
7 (Watch)	—	—	—	—	—	—	—
8 (Substandard)	—	—	—	—	—	—	—
9 (Doubtful)	—	—	—	—	—	—	—
10 (Loss)	—	—	—	—	—	—	—

Total	$28,373	$66,420	$6,380	$—	$—	$240	$101,413

The following table presents the Bank’s risk rated loans as of June 30, 2023:

	June 30, 2023
Loans rated:	Commercial Real Estate	Commercial	Construction
		(In thousands)
1-6 (Pass)	$185,081	$5,447	$57,686
7 (Watch)	394	—	—
8 (Substandard)	1,748	—	—
9 (Doubtful)	—	—	—
10 (Loss)	—	—	—

	$187,223	$5,447	$57,686

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5.	PREMISES AND EQUIPMENT

A summary of the cost and accumulated depreciation and amortization of premises and equipment follows:

	June 30,		Estimated Useful Life
	2024	2023
	(In thousands)
Premises:
Land	$832	$997	N/A
Bank buildings	7,377	8,846	25 - 30 years
Leasehold improvements	2,832	1,095	5 - 10 years
Furniture and equipment	3,458	3,025	3 - 5 years

	14,499	13,963
Less accumulated depreciation and amortization	7,518	7,863

	$6,981	$6,100

Depreciation and amortization expense for the years ended June 30, 2024 and 2023 amounted to $750,000 and $640,000, respectively.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

6.	DEPOSITS

A summary of deposit balances, by type, is as follows:

	June 30,
	2024	2023
	(In thousands)
NOW and Demand deposits	$119,196	$126,148
Savings accounts	167,430	163,554
Money market accounts	86,569	59,867

Total non-certificate accounts	373,195	349,569

Term certificates less than $250,000	160,523	138,060
Term certificates of $250,000 or greater	101,675	88,731

Total term certificate accounts	262,198	226,791

Total deposits	$635,393	$576,360

A summary of term certificate accounts, by maturity, is as follows:

	June 30, 2024		June 30, 2023
	Amount	Weighted Average Rate	Amount	Weighted Average Rate
		(Dollars in thousands)
Within 1 year	$239,653	4.43%	$198,026	3.14%
Over 1 to 2 years	16,656	4.29	24,913	3.96
Over 2 to 3 years	4,723	4.25	2,368	1.47
Over 3 to 4 years	495	0.69	908	0.79
Over 4 to 5 years	608	4.00	508	0.69
Over 5 years	63	0.70	68	0.71

	$262,198	4.41%	$226,791	3.20%

At June 30, 2024, the Bank had $10,029,000 and $26,330,000 of brokered demand and term certificates, respectively. Included in total deposits are $5,000,000 and $10,991,000 of brokered demand and term certificates, respectively, at June 30, 2023.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

7.	FEDERAL HOME LOAN BANK ADVANCES

A summary of FHLB of Boston advances, by maturity, is as follows:

	June 30,		Weighted Average Rate at June 30,
	2024	2023	2024	2023
	(In thousands)
Non-amortizing advances maturing during fiscal:
2024	$—	$22,701	—%	5.32%
2025	26,469	11,000	5.20	4.01
2026	44,000	18,000	4.68	3.95
2027	24,000	2,000	4.07	1.50
2028	10,000	13,000	3.99	2.79
2029	10,000	25,000	3.84	3.07
2030	10,000	—	3.71	—
2031	5,000	—	3.70	—

Total FHLB advances	$129,469	$91,701	4.44%	3.84%

At June 30, 2024, advances totaling $109,000,000 are callable or adjustable at the FHLB of Boston’s discretion within one year.

The Bank also has a $5,310,000 available line of credit with the FHLB at an interest rate that adjusts daily. On June 30, 2024, and 2023, the Bank’s outstanding balance on the line of credit was $2,4694,000 and $4,701,000, respectively, which is included in the above table. Borrowings under the line are limited to 2% of the Bank’s total assets. All borrowings from the FHLB are secured by a blanket lien on qualified collateral, defined as 75% of the carrying value of first mortgage loans on owner-occupied residential property, and 50% of the carrying value of specifically pledged commercial real estate loans.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

8.	INCOME TAXES

Allocation of federal and state income taxes between current and deferred portions is as follows:

	Years Ended June 30,
	2024	2023
	(In thousands)
Current tax provision:
Federal	$94	$1,464
State	33	529

	127	1,993

Deferred tax provision (benefit):
Federal	(94)	(361)
State	(65)	(169)

	(159)	(530)

Total provision (benefit) for income taxes	$(32)	$1,463

The reasons for the differences between the statutory corporate federal income tax rate and the Bank’s effective tax rate are summarized as follows:

	Years Ended June 30,
	2024	2023
Statutory federal income tax	$158	$1,181
Increase (decrease) resulting from:
State taxes, net of federal tax benefit	(26)	284
Municipal income	(16)	(27)
Bank owned life insurance income	(66)	(30)
Dividends received deduction	(5)	(5)
Other, net	(77)	60

Effective tax rate	$(32)	$1,463

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

INCOME TAXES (continued)

The tax effects of each item that give rise to deferred taxes are as follows:

	June 30,
	2024	2023
	(In thousands)
Deferred tax assets:
Allowance for credit losses	$1,304	$1,551
Employee benefit plan liabilitiess recorded in accumulated other comprehensive loss	24	368
Net unrealized loss on securities available for sale	495	655
Impairment loss on marketable equity securities	8	8
Non-accrual interest	234	211
Depreciation and amortization	5	—
Accrued expenses	205	163
Other	18	5

	2,293	2,961

Deferred tax liabilities:
Other employee benefit plan assets	(2,123)	(2,073)
Depreciation and amortization	—	(67)
Unrealized gain on marketable equity securities	(240)	(156)

	(2,363)	(2,296)

Net deferred tax asset (liability)	$(70)	$665

A summary of the change in the net deferred tax asset (liability) is as follows:

	Years Ended June 30,
	2024	2023
	(In thousands)
Balance at beginning of year	$665	$1,693
Deferred tax benefit	160	530
Deferred tax effect on net unrealized gain/loss on securities available for sale	(160)	46
Adoption of ASU 2016-13	(391)	—
Deferred tax effects of pension and post-retirement benefit plans	(344)	(1,604)

Balance at end of year	$(70)	$665

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

INCOME TAXES (concluded)

The federal income tax reserve for loan losses at the Bank’s base year amounted to $3,889,000. If any portion of the reserve is used for purposes other than to absorb loan losses, approximately 150% of the amount actually used (limited to the amount of the reserve) would be subject to taxation in the fiscal year in which used. As the Bank intends to use the reserve to only absorb loan losses, a deferred income tax liability of $1,093,000 has not been provided.

The Bank’s income tax returns are subject to review and examination by federal and state taxing authorities. The Bank is currently open to audit under the applicable statutes of limitations by the Internal Revenue Service for the years ended June 30, 2021 through 2024. The years open to examination by state taxing authorities vary by jurisdiction; no years prior to 2021 are open.

9.  MINIMUM REGULATORY CAPITAL REQUIREMENTS

Effective January 1, 2020, the Bank elected to comply with the community bank leverage ratio framework issued by the federal banking agencies. The framework provides for a simple measure of capital adequacy, calculated as Tier 1 capital divided by average total consolidated assets, which is consistent with how the Bank currently calculates its leverage ratio. Under this framework, a bank that maintains a community bank leverage ratio of greater than 9% is considered to have satisfied the risk-based and leverage capital ratios. As of June 30, 2024 and 2023, the Bank meets the minimum requirement with a community bank leverage ratio of 9.92% and 11.05%, respectively. Management believes that the Bank’s leverage capital ratio will remain above the minimum required community bank leverage ratio.

10.  EMPLOYEE BENEFIT PLANS

Defined benefit pension plan

The Bank provided pension benefits for eligible employees through a defined benefit pension plan. Substantially all employees participate in the retirement plan on a non-contributing basis and are fully vested after three years of service. Employees hired after July 1, 2016 were fully vested after five years of service. During the year ended June 30, 2023, the Bank froze the plan to new participants and converted its traditional defined benefit plan into a cash balance plan whereby all employees hired prior to November 1, 2022 receive a benefit equal to 4% of their annual salary.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

EMPLOYEE BENEFIT PLANS (continued)

Defined benefit pension plan (continued)

Information pertaining to the activity in the plan is as follows:

	Years Ended June 30,
	2024	2023
	(In thousands)
Change in plan assets:
Fair value of plan assets at beginning of year	$17,934	$18,480
Actual return on plan assets	2,018	1,419
Employer contribution	—	1,000
Benefits paid	(935)	(2,965)

Fair value of plan assets at end of year	19,017	17,934

Change in benefit obligation:
Benefit obligation at beginning of year	11,071	17,459
Service cost	153	314
Interest cost	560	641
Amendments	—	(1,411)
Actuarial gain	(499)	(2,967)
Benefits paid	(935)	(2,965)

Benefit obligation at end of year	10,350	11,071

Funded status and prepaid pension cost at end of year	$8,667	$6,863

Accumulated benefit obligation at end of year	$10,350	$11,071

For the year ended June 30, 2024, the actuarial gain was $499,000, which is primarily due to an increase in the discount rate. For the year ended June 30, 2023, the actuarial gain was $2,967,000, which is primarily due to an increase in the discount rate. An additional gain of $1,411,000 was recognized as a result of the plan conversion to a cash balance plan was recognized for the year ended June 30, 2023. Subsequent to June 30, 2024, the Bank’s Board of Trustees has adopted a resolution and amended the plan to freeze it effective October 31, 2024.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

EMPLOYEE BENEFIT PLANS (continued)

Defined benefit pension plan (continued)

The assumptions used to determine the benefit obligation are as follows:

	June 30,
	2024	2023
Discount rate	5.50%	5.25%
Rate of compensation increase	3.00	3.00
Expected long-term rate of return on plan assets	7.00	7.00

The components of net periodic pension cost are as follows:

	Years Ended June 30,
	2024	2023
	(In thousands)
Interest cost	$560	$641
Expected return on plan assets	(1,227)	(1,168)
Amortization of prior service credit	(159)	(106)
Amortization of net (gain)/loss	91	336
Settlement expense	—	851

Net periodic pension cost (benefit), excluding service cost	(735)	554
Service cost	153	314

Net periodic pension cost (benefit)	$(582)	$868

During the year ended June 30, 2023, the Bank recognized settlement expense in the amount of $851,000, because of significant lump-sum benefit payments that require accelerated amortization of a portion of unrealized actuarial loss. No settlement accounting was recognized during the year ended June 30, 2024.

The actuarial assumptions used to determine net periodic pension cost were as follows:

	Years Ended June 30,
	2024	2023
Discount rate	5.25%	5.25%
Rate of compensation increase	3.00	3.00
Expected long-term rate of return on plan assets	7.00	7.00

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

EMPLOYEE BENEFIT PLANS (continued)

Defined benefit pension plan (continued)

The Bank has selected its assumption with respect to the expected long-term rate of return based on prevailing yields on high quality fixed income investments increased by a premium for equity return expectations.

The following table sets forth by level, within the fair value hierarchy, the plan’s assets at fair value. Classification within the fair value hierarchy table is based upon the lowest level of any input that is significant to fair value measurement.

	June 30, 2024
	Level 1	Level 2	Level 3	Total Fair Value
	(In thousands)
Plan assets
Collective funds	$2,319	$—	$—	$2,319
Equity securities	2,457	—	—	2,457
Mutual funds	1,939	—	—	1,939
Cash and cash equivalents	32	—	—	32

Total investments measured in the fair value hierarchy	$6,747	$—	$—	6,747

Investments measured at net asset value (a)				12,270

				$19,017

	June 30, 2023
	Level 1	Level 2	Level 3	Total Fair Value
	(In thousands)
Plan assets
Collective funds	$1,912	$—	$—	$1,912
Equity securities	3,204	—	—	3,204
Mutual Funds	2,499	—	—	2,499
Cash and cash equivalents	30	—	—	30

Total investments measured in the fair value hierarchy	$7,645	$—	$—	7,645

Investments measured at net asset value (a)				10,289

				$17,934

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

EMPLOYEE BENEFIT PLANS (continued)

Defined benefit pension plan (continued)

All plan assets are measured at fair value in Level 1 based on quoted market prices in an active exchange market, with the exception of those plan assets that are measured at net asset value.

(a)

In accordance with FASB ASC 820, Fair Value Measurements, certain investments that were measured at net asset value per share (or its equivalent), have not been classified in the fair value hierarchy. There are no unfunded commitments or redemption restrictions for these investments, which can be redeemed on a daily basis.

The following table summarizes investments for which fair value is measured using the net asset value per share practical expedient:

	June 30,
	2024	2023
	(in thousands)
Collective Funds by Category:
Equity	$5,476	$3,775
U.S. debt securities	4,435	3,677
International equities	2,132	2,037

Limited Partnerships by Category:
Emerging markets	—	563

Hedge Funds by Category:
Multi-strategy	2	3
Global opportunities	39	45
Private investment entities and/or separately managed accounts	186	189

	$12,270	$10,289

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

EMPLOYEE BENEFIT PLANS (continued)

Defined benefit pension plan (concluded)

The defined benefit plan offers a common and collective trust as the underlying investment structure for the pension plan. The target allocation mix for the common and collective trust portfolio calls for an equity-based investment deployment range from 49% to 63% of total portfolio assets. The remainder of the portfolio is allocated to fixed income, with a target range of 28% to 42%, and other investments including global asset allocation and hedge funds and limited partnerships with a target range from 3% to 15%. The overall investment objective is to diversify investments across a spectrum of investment types to limit risks from large market changes. To a limited extent, the defined benefit plan invests in hedge funds which are designed to provide higher rates of return due to the aggressive nature of the funds.

The Bank does not expect to make any contributions to its pension plan during fiscal year 2025.

Estimated future benefit payments which reflect expected future service, as appropriate, assuming employees retire at age 65 and take lump-sum payments, are as follows:

Year Ending June 30,	Amount
(In thousands)
2025	$856
2026	825
2027	774
2028	762
2029	1,557
2030 – 2034	4,774

Post-retirement benefits other than pensions

The Bank offers post-retirement medical insurance for certain retirees of the Bank hired prior to July 1, 1994. The Bank pays up to $1,700 annually for eligible employees who have attained age 65 and retire subsequent to that age. The Bank also pays retiree life insurance premiums for individuals with a date of hire prior to June 30, 2003.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

EMPLOYEE BENEFIT PLANS (continued)

Post-retirement benefits other than pensions (continued)

The actuarial liability for these post-retirement benefits, none of which has been funded, is as follows:

	June 30,
	2024	2023
	(In thousands)
Accumulated post-retirement benefit obligation:
Cost for retirees	$372	$384
Fully eligible active plan participants	18	19
Other active plan participants	11	40

Accrued liability	$401	$443

Actuarial assumptions, using the projected unit credit funding method with service pro-ration, include a discount rate of 5.18% and 4.83% for the years ended June 30, 2024 and June 30, 2023, respectively.

The components of the periodic expense for these post-retirement benefits are as follows:

	Years Ended June 30,
	2024	2023
	(In thousands)
Interest cost	$20	$19
Prior service credit amortization	(21)	(21)
Actuarial loss amortization	13	15

Net periodic post-retirement cost, excluding service cost	12	13
Service cost	1	2

Net periodic post-retirement cost	$13	$15

The Bank expects to contribute $45,000 to this post-retirement benefit plan during fiscal 2025.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

EMPLOYEE BENEFIT PLANS (concluded)

Post-retirement benefits other than pensions (concluded)

Estimated future benefit payments are as follows:

Year Ending
June 30,	Amount
(In thousands)
2025	$44
2026	42
2027	40
2028	38
2029	36
2030 - 2034	146

401(k) plan

The Bank has a 401(k) Plan (the “Plan”) whereby each employee 21 years of age or older and having completed at least 3 months of service, beginning with their date of employment, automatically becomes a participant in the Plan. Employees may contribute up to the amount allowed by law. For employees hired prior to November 1, 2022, the Bank makes matching contributions equal to 50% of the first 6% of an employee’s compensation contributed to the Plan. For employees hired on or after November 1, 2022, the Bank makes matching contributions equal to 50% of the first 10% of an employee’s compensation contributed to the Plan. All participants are fully vested. For the years ended June 30, 2024 and 2023, expense attributable to the Plan amounted to $175,000 and $134,000, respectively.

Bonus plans

The Bank has discretionary bonus plans which provide for a bonus based on Bank and/or individual performance. Expense related to the bonus plans amounted to $468,000 and $523,000 for the years ended June 30, 2024 and 2023, respectively.

Supplemental executive retirement plan

During the year ended June 30, 2023, the Bank entered into supplemental compensation agreements with certain executive officers which provide for specified payments upon retirement subject to certain limitations as set forth in the agreements. At June 30, 2024 and 2023, accrued expenses related to these agreements were $700,000 and $273,000, respectively.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

11.	COMMITMENTS AND CONTINGENCIES

In the normal course of business, there are outstanding commitments and contingencies which are not reflected in the accompanying consolidated balance sheets.

Loan commitments

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, which involve elements of credit and interest rate risk in excess of the amount recognized in the accompanying consolidated balance sheets. The contract amount of these instruments reflects the extent of involvement the Bank has in these particular classes of financial instruments.

The Bank’s exposure to credit loss is represented by the contractual amount of the instruments. The Bank uses the same credit policies in making commitments as it does for on-balance sheet instruments.

At June 30, 2024 and 2023, off-balance sheet financial instruments whose contract amounts represent credit risk consist of:

	2024	2023
	(In thousands)
Commitments to originate loans	$7,608	$6,150
Unused lines of credit	94,322	77,146
Unadvanced funds on construction loans	53,200	82,069

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Unadvanced funds on lines-of-credit have fixed expiration dates and may expire without being drawn upon. Therefore, the total commitment amount does not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. Except for commercial lines-of-credit and overdraft lines-of-credit, amounting to $8,297,000 and $10,223,000 at June 30, 2024 and 2023, respectively, these financial instruments are secured by mortgage liens on real estate.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

COMMITMENTS AND CONTINGENCIES (concluded)

Loans sold with recourse obligations

The Bank sells certain loans on a servicing-retained basis to the FHLB pursuant to contracts which include limited recourse provisions in the event a loss is incurred on the loan. At June 30, 2024 and 2023, the maximum contingent liability associated with loans sold with recourse to the FHLB is $948,000 and $930,000, respectively, which is not recorded in the consolidated financial statements.

Operating lease commitments

Pursuant to the terms of noncancelable lease agreements in effect at June 30, 2024, pertaining to premises, future minimum rent commitments are as follows:

Year Ending	Rental
June 30,	Expense
(In thousands)
2025	277
2026	274
2027	271
2028	267
2029	263
Thereafter	623

Total lease commitments	1,975
Less imputed interest	(250)

Total lease liability	$1,725

The leases contain options to extend for periods from one to five years. The cost of such rentals is not included above. Total rent expense for the years ended June 30, 2024 and 2023 amounted to $234,000 and $98,000, respectively. Total rental income for the year ended June 30, 2023 was $43,000. No rental income was recorded for the year ended June 30, 2024.

Legal contingencies

Various legal claims may arise from time to time and, in the opinion of management, these claims will have no material effect on the Bank’s consolidated financial statements.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

12.	RELATED PARTY TRANSACTIONS

The Bank has granted loans to its Trustees and executive officers and at June 30, 2024 and 2023, the amount of such loans was $10,621,000 and $11,025,000, respectively. Such loans are made in the ordinary course of business at the Bank’s normal credit terms, including interest rate and collateral requirements, and do not represent more than a normal risk of collection.

13.	FAIR VALUES OF ASSETS AND LIABILITIES

Determination of fair value

The Bank uses fair value measurements to record fair value adjustments to certain assets. Fair value is the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in some instances, quoted market prices may not be available. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques, including collateral value. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the assets.

Assets measured at fair value on a recurring basis

Assets measured at fair value on a recurring basis are summarized below. There are no liabilities measured at fair value on recurring basis at June 30, 2024 or 2023.

	June 30, 2024
				Total
	Level 1	Level 2	Level 3	Fair Value
	(In thousands)
Debt securities available for sale	$—	$31,090	$—	$31,090
Marketable equity securities	2,112	—	—	2,112

Total assets	$2,112	$31,090	$—	$33,202

	June 30, 2023
				Total
	Level 1	Level 2	Level 3	Fair Value
	(In thousands)
Debt securities available for sale	$—	$26,969	$—	$26,969
Marketable equity securities	1,733	—	—	1,733

Total assets	$1,733	$26,969	$—	$28,702

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

FAIR VALUES OF ASSETS AND LIABILITIES (continued)

The following methods and assumptions were used by the Bank in estimating fair value:

Securities available for sale and marketable equity securities – All fair value measurements are obtained from a third-party pricing service and are not adjusted by management. The marketable equity securities measured at fair value in Level 1 are based on quoted market prices in an active exchange market. Debt securities available for sale are measured at fair value in Level 2 based on pricing models that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, credit spreads and new issue data.

Assets measured at fair value on a non-recurring basis

The Bank may also be required, from time to time, to measure certain other assets and liabilities at fair value on a non-recurring basis in accordance with generally accepted accounting principles. These adjustments to fair value usually result from application of lower-of-cost-or-market accounting or write-downs of individual assets. There are no liabilities measured at fair value on a non-recurring basis at June 30, 2024 or 2023.

There were no assets measured at fair value on a non-recurring basis at June 30, 2024. At June 30, 2023, the Bank had $84,000 in impaired loans that are measured at fair value on a non-recurring basis in Level 3 of the fair value hierarchy. These impaired loans were adjusted to fair value, less costs to sell, of the underlying collateral securing these loans resulting in losses. The loss is not recorded directly as an adjustment to current earnings, but rather as a component in determining the allowance for loan losses. Fair value was measured using appraised values of collateral and adjusted as necessary by management based on unobservable inputs for specific properties. Losses on impaired loans for the year ended June 30, 2023, were $7,000.

Summary of Fair Values of Financial Instruments

The estimated fair values, and related carrying amounts, of the Bank’s financial instruments are as follows. Certain financial instruments and all nonfinancial instruments are exempt from disclosure requirements. Accordingly, the aggregate fair value amounts presented herein do not represent the underlying fair value of the Bank.

Winchester Savings Bank and Subsidiaries

Notes to Consolidated Financial Statements (Concluded)

FAIR VALUES OF ASSETS AND LIABILITIES (concluded)

Summary of Fair Values of Financial Instruments (concluded)

	Carrying	Fair Value
	Amount	Level 1	Level 2	Level 3
	(In Thousands)
June 30, 2024
Financial assets:
Cash and cash equivalents	$44,114	$44,114	$—	$—
Securities available for sale and marketable equity securities	33,202	2,112	31,090	—
Securities held to maturity	55,548	—	—	52,155
Federal Home Loan Bank stock	5,763	—	—	5,763
Loans, net	681,951	—	—	639,804
Accrued interest receivable	3,165	—	—	3,165
Financial liabilities:
Deposits	635,393	—	—	599,463
Federal Home Loan Bank advances	129,469	—	—	129,155
Mortgagors’ escrow accounts	1,642	—	—	1,270
Accrued interest payable	927	—	—	927
June 30, 2023
Financial assets:
Cash and cash equivalents	$52,178	$52,178	$—	$—
Securities available for sale and marketable equity securities	28,702	1,733	26,969	—
Securities held to maturity	44,686	—	—	40,500
Federal Home Loan Bank stock	3,974	—	—	3,974
Loans, net	596,392	—	—	552,669
Accrued interest receivable	2,258	—	—	2,258
Financial liabilities:
Deposits	576,360	—	—	527,410
Federal Home Loan Bank advances	91,701	—	—	88,169
Mortgagors’ escrow accounts	1,558	—	—	1,174
Accrued interest payable	602	—	—	602

14.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 30, 2024, which is the date the consolidated financial statements were available to be issued. There were no subsequent events that require adjustment to or disclosure in the consolidated financial statements.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Winchester Bancorp, Inc. or Winchester Savings Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Winchester Bancorp, Inc. or Winchester Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 3,532,143 shares

(Subject to Increase to up to 4,061,964 shares)

(Proposed Holding Company for Winchester Savings Bank)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

[Prospectus Date]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until ____________, 2025, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

Estimated Amount
Registrant’s Legal Fees and Expenses	$700,000
Registrant’s Accounting Fees and Expenses (Including State Tax opinion)	135,000
Marketing Agent’s Fees and Expenses	535,000
Records Management Agent’s Fees and Expenses	25,000
Independent Appraiser’s Fees and Expenses	108,000
Printing, Postage, Mailing and EDGAR Fees and Expenses	130,000
Filing Fees (FINRA, SEC, Nasdaq)	69,000
Transfer Agent’s Fees and Expenses	25,000
Business Plan Consultant’s Fees and Expenses	56,000
Other	27,000

Total	$1,810,000

(1)	Assumes 100% of the shares are sold in the subscription and community offering.

Item 14.	Indemnification of Directors and Officers

Article 10 of the Articles of Incorporation of Winchester Bancorp, Inc. (the “Corporation”) sets forth the circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they may incur in their capacities as such:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the Maryland General Corporation Law (the “MGCL”) now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances if it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination before the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise, shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F. Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 by the stockholders of the Corporation or the Board of Directors shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules

(a)	List of Exhibits

1.1	Engagement Letter between Winchester Savings Bank and Raymond James & Associates, Inc.

1.2	Form of Agency Agreement Among Winchester Savings Bank, Winchester Bancorp, Inc. and Raymond James & Associates, Inc.*

2	Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Plan of Stock Issuance

3.1	Articles of Incorporation of Winchester Bancorp, Inc.

3.2	Bylaws of Winchester Bancorp, Inc.

4	Form of Common Stock Certificate of Winchester Bancorp, Inc.

5	Opinion of Luse Gorman, PC regarding legality of securities being registered

8.1	Federal Income Tax Opinion of Luse Gorman, PC

8.2	State Income Tax Opinion of Wolf & Company, P.C.

10.1	Employment Agreement with John A. Carroll

10.2	Employment Agreement with Elda Heller

10.3	Change in Control Agreement with Paul V. Cheremka

10.4	Amended and Restated Executive Deferred Compensation Agreement with John A. Carroll

10.5	Amended and Restated Executive Deferred Compensation Agreement with Elda Heller

10.6	Amended and Restated Winchester Savings Bank Endorsement Split Dollar Life Insurance Plan

21	Subsidiaries of Winchester Bancorp, Inc.

23.1	Consent of Luse Gorman, PC (contained in Opinions included as Exhibits 5 and 8.1)

23.2	Consent of RP Financial, LC.

23.3	Consent of Wolf & Company, P.C.

24	Power of Attorney (set forth on signature page)

99.1	Engagement letter between Winchester Savings Bank and RP Financial, LC. with respect to independent appraisal services

99.2	Letter of RP Financial, LC. with respect to value of subscription rights

99.3	Appraisal Report of RP Financial, LC.

99.4	Marketing Materials

99.5	Stock Order and Certification Form

107	Filing Fees Exhibit

*	To be filed by amendment.

(b)	Financial Statement Schedules

Financial statement schedules are not filed because the required information is inapplicable or is included in the consolidated financial statements and related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Winchester, Commonwealth of Massachusetts, on December 12, 2024.

WINCHESTER BANCORP, INC.

By:	/s/ John A. Carroll
John A. Carroll
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Winchester Bancorp, Inc. (the “Corporation”) hereby severally constitute and appoint John A. Carroll as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said individual may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Corporation’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said individual shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Carroll John A. Carroll	President, Chief Executive Officer and Director (Principal Executive Officer)	December 12, 2024

/s/ Elda Heller Elda Heller	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 12, 2024

/s/ Stephen H. Boodakian Stephen H. Boodakian	Director	December 12, 2024

/s/ Deborah A. Carson Deborah A. Carson	Chairperson of the Board	December 12, 2024

/s/ Carole A. Pierce Connolly Carole A. Pierce Connolly	Director	December 12, 2024

/s/ Paula Cotter Paula Cotter	Director	December 12, 2024

/s/ Geoffrey A. Curtis Geoffrey A. Curtis	Director	December 12, 2024

/s/ Neal J. Harte Neal J. Harte	Director	December 12, 2024

/s/ David P. Hood David P. Hood	Director	December 12, 2024

/s/ William P. Hood William P. Hood	Director	December 12, 2024

/s/ Alan G. Macdonald Alan G. Macdonald	Director	December 12, 2024

/s/ Edward Merritt Edward Merritt	Director	December 12, 2024

/s/ Sara Perkins Salehpour Sara Perkins Salehpour	Director	December 12, 2024

/s/ John I. Snow, III John I. Snow, III	Director	December 12, 2024